Prospectus Supplement (Sales Report) No. 4 dated June 15, 2010 to Prospectus dated May 24, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 24, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 24, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 386950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
386950	$3,500	$3,500	15.21%	1.00%	June 15, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 386950. Member loan 386950 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	citationshares, inc.	Debt-to-income ratio:	21.19%
Length of employment:	n/a	Location:	Stratford, CT

Home town:
Current & past employers:	citationshares, inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to refinance my Prosper.com loan to get a better rate plus take care of a few odds and ends around the house. I currenlty have a prosper loan for $5000 with a high interest rate. I have made all 21 payments in a row on time on my prosper account.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	46
Revolving Credit Balance:	$4,233.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is citationshares, inc. and what do you do there?	Citationshares is a Private Jet Aircraft company. I haved worked as an aircraft dispatcher for the past 5+ years.
What rate did you get at Prosper? What is that loans grade? Thanks; Art	The rate was 25%. The grade was "E" I believe.
why did you not go on prosper again, potentially get a better rate because of your payment history there?	The best rate on prosper would of been in the mid 20's.

Member Payment Dependent Notes Series 461680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
461680	$3,600	$3,600	7.88%	1.00%	June 10, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 461680. Member loan 461680 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Select Staffing	Debt-to-income ratio:	21.08%
Length of employment:	2 years	Location:	Felton, DE

Home town:
Current & past employers:	Select Staffing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,462.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 498773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498773	$7,375	$7,375	13.98%	1.00%	June 14, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 498773. Member loan 498773 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	ernst Young	Debt-to-income ratio:	16.94%
Length of employment:	3 years	Location:	fort lauderdale, FL

Home town:
Current & past employers:	ernst Young
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,390.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes

Member Payment Dependent Notes Series 505408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
505408	$2,000	$2,000	6.39%	1.00%	June 10, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 505408. Member loan 505408 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,110 / month
Current employer:	Hennepin County	Debt-to-income ratio:	1.19%
Length of employment:	1 year	Location:	Saint Paul, MN

Home town:
Current & past employers:	Hennepin County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,205.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Hennepin County?	I am a payroll and personnel administrator.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	Before I got hired at my current job, I was a temp for 6 months with Hennepin County as my assignment. When a position opened up in the department I worked for, they were able to hire me. Prior to that I bartended part-time for 2 years and 3 months while still in college. After graduating, I still bartended but looked for work. 5 months after I graduated I started temping. I stopped bartending 3 months after I was hired to my current organization. The source of my income is salary from a local government. I am the payroll and personnel administrator for my department. I am a union member. My income is very stable. I will be receiving a raise in July and another in December. I process new hire information and benefits, assist the department director, assist a few high level managers, and am and integral part in forming new policy and implementing new software for the organization.

Member Payment Dependent Notes Series 506754

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506754	$15,500	$15,500	10.38%	1.00%	June 14, 2010	June 11, 2013	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 506754. Member loan 506754 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	VALLEYCARE MED CENTER	Debt-to-income ratio:	14.51%
Length of employment:	7 years	Location:	SAN RAMON, CA

Home town:
Current & past employers:	VALLEYCARE MED CENTER
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > WOULD LIKE TO CONSOLIDATE TWO LARGE CREDIT CARDS TO HELP DECREASE MY MONTHLY OUT LAY. THANK YOU

A credit bureau reported the following information about this borrower member on April 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1974	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,740.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	CHASE-16000.00-CREDIT CARD-19% WELLS-12000.00-CREDIT CARD-17% CITICARD-8800.00-CREDIT CARD-1 I WILL DECIDE WHICH IS MY BEST INTEREST AT THE TIME I REC THE LOAN. AT THIS TIME I'M THINKING I WILL PAY OFF CITI AND WELLS AND CONTINUE TO PAY OFF CHASE.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I DO HOLD TITLE TO MY HOME IN MY NAME ONLY, MY LOAN IS 542,000, VALUED AT ABOUT $700,000. I AM NOT INTERESTED IN A 2ND OR HOME EQUITY LINE.

Member Payment Dependent Notes Series 514286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514286	$8,675	$8,675	18.30%	1.00%	June 14, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 514286. Member loan 514286 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,467 / month
Current employer:	Sybron Implant Solutions	Debt-to-income ratio:	20.51%
Length of employment:	2 years	Location:	Orange, CA

Home town:
Current & past employers:	Sybron Implant Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > I plan to use the proceeds to payoff high interest rate credit cards. My job is very stable. I will have no problem making the monthly payments. The loan will allow my monthly payments to free up $$ for my contribution to my employee 401K. Borrower added on 05/29/10 > I plan to payoff the following debts: Capital One M/C $2600 APR 23% Dell 1500 29.99 Home Depot 600 29.99 Macy's (2 accts) 1000 26.99 New York & Co 500 22.8 Nordstrom's 1500 22.9 Sears 350 25.5 Avocado Manor HOA 3200+ Late fees Remainer to Dental needs for upcoming root canal ?? I will NOT be paying off Cap One VISA $5500 or AmeriCredit Car Pmt 12% Borrower added on 05/29/10 > I added my loan intentions detail. Not sure if it has posted properly Borrower added on 05/31/10 > The main reason for applying for the loan is due to an unexpected car repair in March, 2010 (transmission on '03 Mercedes = $3,300) My debt would not be this high.

A credit bureau reported the following information about this borrower member on May 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	27
Revolving Credit Balance:	$14,633.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My condo is in my name only.
What do you do at Sybron?	I am the Executive Administrative Assistant for Sybron Implant Solutions
How much are your monthly HOA fees? Why are you $3200 behind?	$175
Why are you $3,200 behind in your condo fees?	I was mis-informed by my mortgage company that the HOA's were going to be paid by the new government loan proceeds. I was behind due to a family emergency need and I lost my sister's assistance with household expenses(temporary)
Please verify your account and income with lending club and you will have many more investors! Thanks!	I have verified my account. LendingClub debited $ from my account on June 2nd. Thank you,
Please contact Lending Club to verify your income in order to expedite the funding of your loan. Thanks!	OK
IF LOAN DOESNT FULLY FUND WILL U TAKE PROCEEDS	I will re-evaluate the creditors and payoffs to ensure I will be saving money to accept the loan (once I see the offer) but it appears I will benefit from the loan. I hope that answers your question.

Member Payment Dependent Notes Series 516021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516021	$14,075	$14,075	7.88%	1.00%	June 10, 2010	June 8, 2013	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 516021. Member loan 516021 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	St Croix Press	Debt-to-income ratio:	9.42%
Length of employment:	7 years	Location:	Savage, MN

Home town:
Current & past employers:	St Croix Press
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Our son lost his job and we want to help him pay off some loans. We have most of what we need but are on a time crunch and need these additional funds to complete the payment. I'm in printing and my wife is a nurse practitioner. We have a stable income.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1972	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,334.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total loans that Lending Club listed for lender consideration. Lenders apreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be lender potential 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 8:15 AM ET	We did rename this loan into a debt consolidation loan. We are helping our son with debt consolidation. Though we could come up with most of the money, because of the time frame we would like to borrow the difference.
Hi. What is this loan for? Also, can you comment on your $50K of revolving credit balance. What are the sources of this debt? Thanks.	We already answered this on the last question and I was told the answers would be visible to everyone...debt consolidation.
Since this is a debt consolidation loan, please list each of the debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	We personally have no debt but a mortgage and home equity line- we are using this to help our son who, because of the economy has run into some problems.
Hi, I would like to help fund your loan. Can you tell us a bit about your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym as applicable)? Thanks for your answer to this Q	Housing, First and second mortgage 1900 Charity 700 Utilities, phones, Cable 600 Transportation gas insur, license 600 Insurances, Dues 300 Lending Club Loan 500 Medical, insurance, dues, licenses 300 Food, clothing, gifts, personal, misc 1000

Member Payment Dependent Notes Series 517073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
517073	$6,400	$6,400	16.45%	1.00%	June 11, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 517073. Member loan 517073 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,590 / month
Current employer:	Dr. Pedro Farinha	Debt-to-income ratio:	18.33%
Length of employment:	2 years	Location:	Ridgecrest, CA

Home town:
Current & past employers:	Dr. Pedro Farinha
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > This loan will be used to consolidate two credit accounts. In doing this, I will be saving a lot of money which I will be able to use towards my childrens needs. Thank you so much for considering me.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	34
Revolving Credit Balance:	$5,917.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Dr. Pedro Farinha?	I am a Medical Assistant.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $6,400 Debt Consol category loan. My questions are: Number [1] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs 3 to 4-years? Or use the full 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read the Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected answer that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 11:59 AM ET.	I do plan to pay off this loan early. I intend to pay the loan off within a 3 yr. time frame. I did select a 60 month max. term to receive a lower monthly payment. However, I do have a plan to pay this off earlier.

Member Payment Dependent Notes Series 518275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518275	$16,600	$16,600	13.98%	1.00%	June 11, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 518275. Member loan 518275 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Canadian National Railroad	Debt-to-income ratio:	12.73%
Length of employment:	10+ years	Location:	BOURBONNAIS, IL

Home town:
Current & past employers:	Canadian National Railroad
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	44
Revolving Credit Balance:	$7,330.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Canadian National RR? Number [2] Transunion Credit Report shows a $7,330 Revolving Credit Balance total debts (17.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] $25,000 loan; $7,330 Revolving Credit Balance; $17,670 is the extra cash that you will be receiving (less loan's origination fee) that is consolidating or refinancing what SPECIFIC debts that are NOT included in the Transunion Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum time allowed? Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 6:25 AM ET.	1. I'm a conductor for CN Railroad. 2. I usually pay between $200-$500 a month. Minimum payment is $74 I believe. 3. Pay off my vehicle I have a loan for thru my credit union. 4. Should be paid off in 2 years, 3 at the most. Thank you in advance for this loan. It is greatly appreciated! Have a great day.
What is your job with the Canadian National Railroad?	I am a conductor.
Hello! Your Credit History indicates a Revolving Credit Balance of $7.3K but you are requesting a loan of $25K. Please provide detailed information (lenders, balances outstanding, and interest rates) to explain this difference. Thank you.	to pay off my car loan thru my credit union. Current balance is $16200.00.
Conductor, I noticed that you live in Illinois. Did you previously work for former Illinois Central RR which operates N-S route between Chicago area to TX/LA area and was acquired by CN RR in late 1990's? Lender 505570 USMC-RETIRED 05.2010 at 3:53 PM ET	Actually i hired out right about the time the CN purchased the Illinois Central RR. They kept it IC for a bit, then CN/IC, and now just CN. We also go to Iowa, Wisconsin, Michigan, and just purchased the EJ&E RR also. Pretty good expansion in the 10+ years I've been there!
What is the APR you are paying for the car loan ?	APR is 12% thru my credit union.
Why are you paying off a 12% car loan with a 13.98% (4.5% origination fee) lending club loan ?	combined with my credit card I want to pay off, the 13.98% loan is a cheaper payment per month with a lower interest rate than the car and card interest rates combined and averaged out.
Chuck, I still don't get your math. If you just got a $7,500 loan from LC at 13.98% and kept your auto loan at 12%, you'd be paying less than what you have opted to do, i.e., paying 13.98% for refinancing the car loan in addition to the other higher-interest loans. So, before I invest in your loan, I will need a more rational explanation for why you are refinancing a 12% car loan with a 14% LC loan. Thanks!	my apologies. My loan percentage is 14.25% thru my credit union. I doubl checked this figure when I got home from work. My apologies for the wrong information!
Borrower, this email purpose is to tell you that after recent ABC News broadcast featured P2P lending, then Lending Club borrower loans listed increased from an average 150 loans to 200 loans listed per day to 500 loans to 550 loans listed per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in high-quality credit-worthy borrowers requesting primarily either the Debt Consolidation, Credit Card Refinancing or Home Improvement Project loans resulted in that most loans now listed, especially those loans in the higher $15K to $25K range, ultimately finish at approximately 70 percent funding when 14-days listing time expired. Then borrower has the option to accept either the partially funded loan or to cancel requested loan and loan will be removed from lender consideration. Another borrower option is the ability to re-list either the same or a modified loan version for another maximum 14-days time. Unless either is the number of borrowers decreases, a most unlikely event, or is the number of active lenders substantially increases, a somewhat likely event, or if combination of both the events simultaneously occurs, realistically a re-listed loan option will probably result in only the repeat performance of loan's initial listing- an approximately 70 percent funding level when a 14-days listing time expires. Your $25,000 loan currently attracted 23 percent funding in 11 full days being listed for lender consideration. Your loan has 3 days listing time remaining before the 14 days maximum listing time expires. Good news is that every loans funding pace always quickens the closer the loan comes to the 14-days maximum listing time expiration. Question: If your loan finishes at approximately either the 70 percent or hopefully much higher percentage funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining the partially funded loan and instead intend to re-list the loan later for lender consideration? The following loan related information may be beneficial to you. FYI: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments are current for 6 months, subject to Lending Clubs' borrower credit review requirements, the current borrower could list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months time. In interim time the borrower can advantageously use this lower 13.98 percent APR loan's net proceeds to partially payoff your much higher CC Revolving Credit Balance existing debts. Advance thanks for your answer to question about possibility accepting a partially funded loan. Lender 505570 USMC-RETIRED 06.07.2010 at 11:37 AM ET	yes I will accept the partially funded loan. It will be enough to pay off my credit card and I will still save money. Thank you very much for all the information you passed on to me. It is greatly appreciated!!

Member Payment Dependent Notes Series 518686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518686	$11,175	$11,175	15.95%	1.00%	June 11, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 518686. Member loan 518686 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Cooper Square Realty Inc	Debt-to-income ratio:	20.40%
Length of employment:	2 years	Location:	NEW YORK, NY

Home town:
Current & past employers:	Cooper Square Realty Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I plan to use this loan to consolidate and pay off my credit card debt. I have never missed a cc payment, however I often paid only the minimum. I was recently promoted at my current job and along with this promotion came a sizeable pay increase which now allows me the freedom to focus on getting out of debt instead of just "treading water" by making minimum payments. Borrower added on 06/10/10 > If someone would like to fund the rest of my loan before 6PM est today, it would be greatly appreciated. Thank you.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,093.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly living expenses. Thank you in advance.	My current major monthly expenditures are as follows: Rent and utilities: $900 Student Loans: $300 Credit Card Payments (minimums): $400 Health Insurance: $200 My cell phone, travel expenses, and balance of health insurance are paid by my employer. The rest of my income is spent on food, leisure, personal items, etc. Additionally, after debt consolidation I plan to review my budget and begin contributing (even if its a small amount) to a 401K.
Please list the following for each line of credit you are consolidating: balance owed, interest rate, current amount you pay monthly.	1. Credit Card (Amex): $5,300 owed, 17.5% APR, $145 monthly minium 2. Credit Card (Cap1): $5,900 owed, 17.9% APR, $150 monthly minium 3. Credit Card (Chase): $1,500 owed, 18.25% APR, $40 monthly minium 4. Credit Card (PC Richards): $1,200 owed, 26.99% APR, $40 monthly minimum
If your loan does not fully fund, will you accept the loan as funded? Thank You	At the end of the funding period, I will review the revised terms that are associated with the amount of funding I receive and then make my decision. I plan on accepting as funded, however I will not make my final determination until I review the numbers this evening.
Are you going to accept the partiually funded loan?	I previously answered this question. Yes.

Member Payment Dependent Notes Series 519200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519200	$9,650	$9,650	18.67%	1.00%	June 11, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 519200. Member loan 519200 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,422 / month
Current employer:	Park Nicollet Health Systems	Debt-to-income ratio:	14.40%
Length of employment:	2 years	Location:	EDEN PRAIRIE, MN

Home town:
Current & past employers:	Park Nicollet Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,797.00	Public Records On File:	0
Revolving Line Utilization:	96.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $24,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Park Nicolletti Health Systems? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $29,797 Revolving Credit Balance total debts (96.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum time allowed? Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 6:45 AM ET.	1. Healthcare provider in metropolitan area in MN; 2. business analyst for electronic medical records system implementation and support; 3. almost $900/month 4. yes - chose longer term for lower payment, but will be looking to pay off in under 4 years. Loan is being used to consolidate and control debt from divorce proceedings.
What is your job at Park Nicollet Health Systems?	Business analyst for electronic medical records systems implementation and support.
what is Park Nicollet Health Systems and what do you do there? What is the current interest rate on your debt?	1. Park Nicollet is a local healthcare provider in the Minneapolis area; 2. I work as a business analyst in implementing their new electronic medical records system; 3. current interest rate on my debt ranges from 14% to 22%.
On-screen loan application now indicates that Lending Club Home Office modified (reduced) loan's maximum from $24K to more manageble $15K. Question: If $15K loan fully-funds will you be acccepting loan? Or declining? Lender 505570 USMC-RETIRED 05.28.2010 at 7:41 PM ET.	Yes.
Borrower, FYI: Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan fully-funded, issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Member 505570 USMC-Retired-Lender 05.28.2010 at 7:43 PM ET	Thank you for this information - I'm trying to consolidate as much of my debt as possible. My ex took most of what I had in the divorce and I'm trying to rebuild my life to the point where it was, where I was able to pay cash for most everything and still have enough left to both save and invest.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.28.2010 @ 7:46 PM ET.	Looking forward to working with you.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. 1) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	1. CC#1 - $8000@18%=$300/month; CC#2 - $5000@22%=$275/month; CC#3 - $6000@18%=$175/month. Looking to consolidate the high-interest cards and the high-limit cards immediately. I am paying for oldest daughter's college ($300/month) along with medical expenses of $134/month as well. 2. rent is $785/month; utilities (combined) are between $85 - $135/month, depending on time of year (heating and such). My phone/internet is $147/month - currently looking at reducing that as well through employee plans right now. Insurance for renting and vehicle is $75/month; food is about $150/month. Using the Lending Club loan to reduce/eliminate high credit card debt, consolidating remaining amounts to then pay off anything else and concentrating on paying off consolidation debt within a small time frame. 3. I work in healthcare, so the job market is fairly robust at this time - job currenty is long-term. Have some family assistance and some retirement accounts that I can liquidate if financial situation does "go south" on me. But can make payments and still live.
Please verify your account and income with lending club and you will have many more investors! Thanks!	Will be doing so very quickly!
Your loan now listed for 7 days but only 21 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	Will check on this - have been off the grid for the last two days and am just getting back to emails.
Please contact Lending Club to verify your account and income in order to expedite the funding of your loan. Thanks!	I will contact them as soon as possible - today.
I hope this is not the case, but if your loan does not fully fund before expiration. What do you intend to do, accept the loan at current funding, relist, or something else? Thank You	Most likely re-list or cash out a retirement account and take the tax hit (worst case).
Good Morning, In order to accelerate the funding of your loan, please contact lending club to verify your income and account as soon as possible. Thanks!	Have that on my to-do list - now a priority!
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS 18.67 1	yes

Member Payment Dependent Notes Series 519261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519261	$6,000	$6,000	13.61%	1.00%	June 11, 2010	June 20, 2015	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 519261. Member loan 519261 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Jacobs Industrial Services	Debt-to-income ratio:	19.87%
Length of employment:	3 years	Location:	Lima, OH

Home town:
Current & past employers:	Jacobs Industrial Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > This loan is to pay off some higher interest credit cards.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,814.00	Public Records On File:	1
Revolving Line Utilization:	35.90%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. Yes, $360/month 2. In my name 3. No 4. $50,000 5. 7 years
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Could you please explain the Public Record on File? Thank you	Car Loan, Lima Superior FCU, $10,340.28, 9.05%, 279.88 I'm a Data Entry Clerk in the Planning Department. I work 40+ hours a week. I filed for bankruptcy in 2003 and have had a good payment history since then.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in my name. I owe about $25,000 and have about $20,000 equity.

Member Payment Dependent Notes Series 519674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519674	$6,200	$6,200	7.88%	1.00%	June 11, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 519674. Member loan 519674 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Norst, Inc.	Debt-to-income ratio:	9.33%
Length of employment:	3 years	Location:	MELBOURNE, FL

Home town:
Current & past employers:	Norst, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Purchasing a 2001 17' runabout boat with trailer and a 2008 Evinrude E-Tec 75hp motor. Boat hull has a lifetime warranty and motor is under warranty through 2011. Motor alone is worth $5200. My longtime girlfriend and I are purchasing this boat together from a family that has been her client for 10+ years. She is an insurance agent and has very good income. I work as a full charge bookkeeper. I graduated from college with a 3.8 GPA in business finance. I have had outstanding credit since before I could drive and have never in my life missed a payment. Never even lost a wallet. I don't get myself into things that I can not afford. This loan will not be an issue for me, let alone together with my girlfriend. Thanks so much! Borrower added on 06/01/10 > Just realized that I entered net income on the details. My actual gross income is around $3375 a month. Borrower added on 06/01/10 > Looking forward to a great first experience with LendingClub and a satisfying transaction where all parties benefit. Cannot wait to see the look on the faces of my girlfriend's two young boys when we suprise them with the boat! Thanks again and feel free to ask any questions. I will answer them promptly and honestly. Borrower added on 06/07/10 > Just some more information. Motor actually has a transferrable extended warranty through 2013. Boat, motor, and trailer will be fully insured for around $8000 as that is the agreed upon value with the insurance company. Borrower added on 06/08/10 > Just called LendingClub and it turns out my loan is still under review because they are waiting on verification of employment. I explained to them I am the one that handles all of the HR at the business so that request should have been received by me. Not sure what happened, but they are going to call back and speak with my boss to verify my employment. That is the only reason it is still under review and once that is complete it will be approved.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,506.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have 3 days left and you are still NOT approved. Can you tell us why??????	I was wondering the same thing myself. I actually have no idea. I have not been contacted for any additional information. This is my first experience with LendingClub and I assumed this was typical.

Member Payment Dependent Notes Series 520318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520318	$15,100	$15,100	13.61%	1.00%	June 14, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 520318. Member loan 520318 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Bank of America	Debt-to-income ratio:	23.81%
Length of employment:	7 years	Location:	chicago, IL

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Purpose of loan: This loan will be used to partially refinance some existing debt. I carry some credit card debt with interest rates that range from 7.00% - 19.24%. Some of these rates have been arbitrarily increased over the past six to nine months so I am hoping to refinance into a lower weighted average rate as well. I am also a Lending Club Lender and I like the idea of paying interest to other lenders with a known payment and rate. Readers should note that I do have over $41,000 invested in the market and would like to keep that in place to take advantage of the stock market's recent uptick and ongoing dividend payments. However, that could be used to repay this loan if necessary. My financial situation: I have been steadily employed by the same firm for over seven years and I have a reliable stream of income. I have never been late on any payments and, as a fellow lender, I certainly understand the value of reliable cash flow. Not including an annual discretionary bonus that typically ranges from $10,000 - $35,000, I gross about $7,150 and net about $4,500 after deducting for taxes, insurance and all retirement. I live with my girlfriend and so fixed expenses are relatively low at about $600.00 per month. This includes auto-$350.00, auto insurance-$50.00 and my share of utilities, etc.-$200.00. I do not pay rent or mortgage as I am trying to become debt free before getting married. The difference in income of $3,900 goes toward debt repayment and discretionary spending which varies month to month. Your loan would be appreciated and repaid promptly.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,975.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Bank of America?	I underwrite credit for businesses.
As an employee, what rate you are getting from BOA loan?	I wasn't aware that information about specific loans can be viewed. At any rate, I received credit from BOA before I was an employee and get no special concessions. About 15% is the rate currently.

Member Payment Dependent Notes Series 520952

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520952	$7,200	$7,200	14.72%	1.00%	June 11, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 520952. Member loan 520952 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,056 / month
Current employer:	Siemens	Debt-to-income ratio:	9.97%
Length of employment:	10+ years	Location:	Manassas, VA

Home town:
Current & past employers:	Siemens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > The purpose of the loan is to boost my credit score, the fund will be re-invested back into Lending to other borrowers from Prosper and LendingClub, thanks.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	54
Revolving Credit Balance:	$614.00	Public Records On File:	1
Revolving Line Utilization:	51.20%	Months Since Last Record:	45
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 520964

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520964	$12,000	$12,000	7.14%	1.00%	June 10, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 520964. Member loan 520964 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	American Express	Debt-to-income ratio:	8.20%
Length of employment:	9 years	Location:	PEORIA, AZ

Home town:
Current & past employers:	American Express
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,418.00	Public Records On File:	0
Revolving Line Utilization:	9.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	We ar building a pool and are looking to finance a portion of the cost. This loan is for approx one third of the cost of the project and the rest is cash. This is an alternative to other options that we have available that are more costly.

Member Payment Dependent Notes Series 521056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521056	$9,675	$9,675	11.49%	1.00%	June 10, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521056. Member loan 521056 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	wythe county community hospital	Debt-to-income ratio:	14.84%
Length of employment:	10+ years	Location:	MAX MEADOWS, VA

Home town:
Current & past employers:	wythe county community hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > I am going to combine credit card debt and do some home improvement

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	24
Revolving Credit Balance:	$2,896.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the hospital? How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	I am a registered nurse at the hospital, full time and have worked there for approximately 13 yrs. If I were to lose my job, there are nursing positions everywhere and I would be able to be employed within a few days of losing this position. I have a stable position with this facility and am the only employee doing my particular job and basically run the department myself. I would not have any difficulty finding another full time position and would not have any difficulty paying this loan.
what was that delinquency? (Listed around 24 months ago)	I'm not sure what deliquency there was 2 yrs ago, it may have been around the time my husband was laid off from work at that time, however, I am divorced now and as far as i know there have been no deliquences since then nor will there be.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	My employer is Wythe County Community Hospital where I am a full-time Registered Nurse. My monthly costs average about 1,800.00 -2000.00.. My debt is QVC, balance 1700.00 with a monthly payment of 80.00. interest rate of about 18%. Lowes balance 1100.00, payment 40.00 with interest rate of 17%. BB&T balance 1249.00, payment 40.00, interest rate 14%. Medkey medical bill 2600.00 monthly payment 80.00 interest 11%. Citifinancial 400.00 balance, interest rate 24% payment 30.00. Bank of Marion, balance 4700.00 witha payment of 161.00 interest rate 11.75%. I intend to pay off these balance, close the accounts and combine these into this loan. I have only had 1 delinquency ever and that was when my husband lost his job 2 yrs ago, there have been none since or any before. I am the sole wage earner as I have since divorced. I intend to have this account automatically withdrawn from my bank account. I am also doing a few small home improvements with this loan to add to the value of my home. I will have no problems paying this loan. My monthly income is about 2600.00 -2800.00 monthly after taxes. I will have no issues repaying this. THank you for your assistance with my loan.

Member Payment Dependent Notes Series 521079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521079	$10,475	$10,475	13.11%	1.00%	June 10, 2010	June 5, 2015	June 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521079. Member loan 521079 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Olde Towne Kolaches	Debt-to-income ratio:	19.01%
Length of employment:	7 years	Location:	RICHMOND, TX

Home town:
Current & past employers:	Olde Towne Kolaches
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,190.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 521215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521215	$10,600	$10,600	11.86%	1.00%	June 11, 2010	June 8, 2015	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521215. Member loan 521215 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	City of Austin	Debt-to-income ratio:	12.97%
Length of employment:	10+ years	Location:	Leander, TX

Home town:
Current & past employers:	City of Austin
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,975.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the City of Austin?	ITT (Security and Network Operations)
How did you accumulate $45k in revolving debt? Are you doing anything differently to prevent yourself from accumulating more debt?	Its scary how quick this happened. We accumulated the debt during a move from our old home to our current home. We received an offer for our home after being on the market for only 9 days. My realtor recommended that we pass on the offer because it was way below our asking price. To make a long story short, we had two mortgages for 7 months. We sold our old home 7 months later (next offer we received) for much lower than we planned. We did make a 15% down payment on our current home so we do have equity, but I don't believe in use home equity for anything other than a down payment for a new home. We typically do not carry this kind of debt but we do have a two year plan to become debt free. My wife does not work but we are both currently looking for part-time work to pay off our debt. We will never see this kind of debt again. We will close accounts as we pay this debt off.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the title is in my name. I made a 15% downpayment when I bought the home 2 years ago. I owe 241k my home is appraised at 274k.

Member Payment Dependent Notes Series 521334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521334	$12,000	$12,000	13.98%	1.00%	June 10, 2010	June 12, 2013	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521334. Member loan 521334 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	DRESSAGE EXTENSIONS	Debt-to-income ratio:	24.43%
Length of employment:	10+ years	Location:	Moorpark, CA

Home town:
Current & past employers:	DRESSAGE EXTENSIONS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > Worked at the same job for 10years and both my husband and myself are working to change our future finances.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,818.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is DRESSAGE EXTENSIONS and what do you do there?	Dressage Catalog specializing in tack and riding apparel for the discerning dressage rider. I do the graphics and web site.
Please list the debts you are planning to pay off and indicate how much you are currently paying each month on each loan. Thank you. What is your total monthly family income?	MONTHLY CC INFO $18.00 LOWES $592.13 $62.00 BOA $2,580.18 $41.00 target$1,352.98 $33.00 CHASE K 3499 29.24% $993.37 $108.00 CHASE T 0311 29.99% $3,372.71 $49.00 CHASE K 3977 29.99% $1,431.98 $311.00 10323.35
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	OWN MOBILE HOME, MONTHLY SPACE RENT $700, JUST WANT TO PAY OFF CREDIT CARDS. MONTHLY INCOME IS $4000.00
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	YES I OWN MY MOBILE HOME WITH MY HUSBAND. PAID IN FULL WITH A SPACE RENT $700. SO NO EQUITY.
Hi there, 1) How much do you owe on your mortgage and any HELOCs? What is the value of the house? (my main concern is if you have positive or negative equity in the home..) 2) This is a debt consolidation loan, so please list your debts and indicate which ones you will be paying off with this loan (CC1, $ outstanding, %APR, monthly payments) We only see a condensed credit report and it is showing $28,818 in Revolving debt. 2a) please list monthly expenses (mortgage, car, expenses for children, etc.), so we can see how this will fit in your budget. 3) What is Dressage Extensions and what do you do there? (I'm looking for a strong stable company that can provide you with stable employment) Thanks -LL	MOBILE HOME PAID IN FULL, SPACE RENT $700. $18.00 LOWES 17.99% $592.13 $62.00 BOA 17.65% $2,580.18 $41.00 target $1,352.98 $33.00 CHASE 29.24% $993.37 $108.00 CHASE 29.99% $3,372.71 $49.00 CHASE 29.99% $1,431.98 MIN MONTHLY $311.00 TOTAL10323.35 LOOKING TO PAY THIS OFF AND LOWER INTEREST. DRESSAGE EXT HAS BEEN IN BUSINESS FOR 26YRS CATALOG SALES AND STORE FRONT. I'M THE GRAPHICS PERSON AND DO THE WEB SITE. I'VE WORKED THEIR OVER 10YRS. HUSBAND HAS BEEN THEIR 3YRS.

Member Payment Dependent Notes Series 521428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521428	$10,025	$10,025	11.49%	1.00%	June 10, 2010	June 9, 2013	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521428. Member loan 521428 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	pwp industries	Debt-to-income ratio:	14.35%
Length of employment:	1 year	Location:	mineral wells, WV

Home town:
Current & past employers:	pwp industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/31/10 > I plan to use this loan to consolidate my credit card debt. I have never been late on my credit card payments, but the collective interest rates are higher than what I would like.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,091.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly payments on the credit cards? What is PWP Industries and what do you do there?	Just the minimum payments are right around $375, but I always pay more than the minimums. PWP Industries (http://www.pwpindustries.com/) is a manufacturer of plastic containers with 3 locations across the country. I work in the newly constructed recycling center as a process operator.

Member Payment Dependent Notes Series 521462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521462	$1,750	$1,750	13.61%	1.00%	June 14, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521462. Member loan 521462 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	Maple Shade Mazada	Debt-to-income ratio:	16.34%
Length of employment:	3 years	Location:	Gloucester, NJ

Home town:
Current & past employers:	Maple Shade Mazada
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	25
Revolving Credit Balance:	$434.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 521709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521709	$13,025	$13,025	10.38%	1.00%	June 10, 2010	June 9, 2013	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521709. Member loan 521709 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Draftfcb Chicago	Debt-to-income ratio:	5.69%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Draftfcb Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Debt consolidation. I pay all of my bills on time and always have, trying to clear my overall debt as fast as possible (the majority is left over from amessy divorce). I keep a monthly Excel spreadsheet of ALL of my expenses to keep me on track, and I have worked consistetnly in my field for 15+ years.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,539.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My fixed monthly expenses (including the weekly spending allowance I give myself and automatic savings deduction) is $4032.03. My take home pay after taxes and all payroll deductions is $4167.72. I have a detailed spreadsheet I can share, if necessary.
Hello. What do you do for Draftfcb? Also, I see that you have a revolving balance of $11,000, yet you are asking for $20,000. What are the debts you plan to consolidate with this loan? Do you have additional debts that you *will not* be paying off (HELOC, car loans, students loans, etc)? Finally, if you are consolidating credit cards, could you list the balance, minimum payment, and the actual payment you make each month? Your answers are greatly appreciated and make it much more likely that I will help fund your loan. Thanks in advance.	I am s Senior Print Production Supervisor. I have the following debt as of today: $ 5,000.00 American Express (about $1200/mo.) $ 3,035.00 Capital One Healthcare Loan ($200/mo.) $10,668.00 Chase Credit Card ($250.00/mo.) $ 1,016.00 West Elm Credit (45.00/mo.) = $19,719.00 I would use the loan to pay off all of the above. Please note: Prior to my divorce, my parents gave me a $45,000 loan to pay off all of my debt and I did in four years, never missing a payment. The debt above was incurred while starting over again (leaving my marital home and possessions) and attorney fees.

Member Payment Dependent Notes Series 521963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521963	$15,450	$15,450	15.95%	1.00%	June 10, 2010	June 9, 2013	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521963. Member loan 521963 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Bechtel	Debt-to-income ratio:	17.13%
Length of employment:	4 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Bechtel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > I plan to use the fund topay off my personal debts

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	38
Revolving Credit Balance:	$34,745.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Bechtel Corp? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $34,745 Revolving Credit Balance total debts (58.50 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e., < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.29.10 @ 6:45 AM ET.	1. Bechtel is global engineering company that is privately owned in the U.S. Bechtel builds power plants, oil refineries, LNG, water systems, and airports around the world. 2. I work as a project engineer for Bechtel. 3. I pay about $2000 per month on all RCB debts. 4. I do intent to pay off the debts as soon as possible hopefully about 2 yrs.
Please list your monthly expenses. Thanks.	Rent 800 Phone Bill 75 CC Bill 1800 Food & Gas 500 Misc 300
Borrower, purpose is to tell you that after ABC News broadcast featured P2P lending, Lending Club borrower loans increased from an average 150 loans to 200 loans listed per day to 500 loans to 550 loans listed per day. Currently there are 350 loans to 400 loans that are being listed per day. Dramatic increase in high-quality credit-worthy borrowers requesting primarily either Debt Consolidation, Credit Card Refinancing or Home Improvement Project loans result is that most loans now listed finish 70 pct to 75 percent funded when their 14-days listing time expired. Borrower has an option to accept a partially funded loan or to cancel requested loan and loan will be removed from lender consideration. Another option is that borrower can then re-list either the same or modified loan for another maximum 14-days time. You loan has 4 listing days remaining before listing time expires. Loan now 30 percent funded. Funding pace usually increases substantially during final 3 days remaining before listing time expires. Question: If your loan finishes approximately either 75 percent- or hopefully higher percent- funded when 14-days maximum listing time expires, will you be accepting the partially funded loan? Or will you be declining partially funded loan and instead intend to re-list the loan later for lender consideration? Advance thanks for answer. Read the related information that follows. Lender 505570 USMC-RETIRED 06.05.2010 10:05 AM. FYI: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months.	If I got around 75% or more I might take the loan but if below that I might have to relist my loan.

Member Payment Dependent Notes Series 521992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521992	$14,000	$14,000	15.21%	1.00%	June 14, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521992. Member loan 521992 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	United Healthcare	Debt-to-income ratio:	17.66%
Length of employment:	5 years	Location:	La Crosse, WI

Home town:
Current & past employers:	United Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > I am looking to consolidate all of my current, high interest credit cards as well as cover my student loan payments (which recently went into repayment) for one year. After 1 year of payments being made through this loan, I will be able to handle the payment amount with my monthly salary. Overall, my main goal is to give myself a reasonable amount to live on from each paycheck, make one payment (at a better interest rate) to one place and improve my credit score. Thank you very much for your consideration. I will promptly respond to any and all questions that anyone may have. Borrower added on 06/02/10 > Current Debt: - CitiBank Visa* - current balance: $3202.64, min monthly payment: $70.22, APR: 14.99%. Currently only able to make minimum monthly payment. - Capital One Visa* - current balance: $1918.38, min monthly payment: $67.00, APR: 29.40%. Currently only able to make minimum monthly payment. - Capital One Mastercard* - current balance: $460.00, min monthly payment: $15.00, APR: 0% until Dec 2010, then 24.9%. Currently only able to make minimum monthly payment. - Chase Mastercard* - current balance: $990.44, min monthly payment: $35.00, APR: 31.99%. Currently only able to make minimum monthly payment. - CareCredit card* - current balance: $670.19, min monthly payment: $25.00, APR: difficult to determine as some amounts are under a promotional period and some are not (website does not clearly indicate what APR is). Currently only able to make minimum monthly payment. - Best Buy credit card (through Household Bank)* - current balance: $1,739.68, min monthly payment: $30.00, APR: 20.99% on $431.99 of the balance, 0% until 11/8/12 on remaining $1,307.69. Currently only able to make minimum monthly payment. - Wells Fargo private student loan - current balance: $1,779.42, min monthly payment: $50.05, APR: 3.625%. Currently only able to make minimum monthly payment. - Car Lease - $223.00/month until May 2011. - Consolidated student loan (serviced through ACS) - current balance: $32,546.23, min monthly payment: $322.00, APR: 8.25% fixed. TOTAL CURRENT DEBT: $43,306.98. * To be included in requested loan of $14,000 **1 year of monthly payments ($322.00 x 12 = $3,864) to be included in requested loan as well. Other Monthly Expenses: - Gas - $50.00/month - Rent/Utilities/Groceries - $800.00/month - Amount owed to IRS for 2009 taxes - $1,707.06. This amount is to be included with this loan as well...otherwise, I would need to pay $341.42 per month until October of 2010 in order to avoid any penalties and late fees. - Doctor bill - balance: $212.86, monthly payment: $50.00 (plan to pay remaining balance off by the end of July 2010). - Misc expenses (i.e. haircuts, personal necessities, entertainment) $86.23.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	57
Revolving Credit Balance:	$5,915.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello. Please refer to my updated profile response for this information. Thank you for your time and consideration!
Please explain what you mean by your student loan "which recently went into repayment." I think that means that you are just recently having to begin paying off the loan, is that correct? Your description is not very clear to me at all. Maybe I just don't understand well, but it sounds like you will use this loan to make one years worth of payments on your student loan. Then after that, you will be able to pay all payments including the student loan. Is this correct? If so then why can you not make all payments from your monthly salary now? What will happen in a year to make it easier to make all payments from your monthly salary? 1. What is your position with your current employer and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize all debt and both minimum and actual payments ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	Yes, you are correct...my student loan was in deferment and has just gone into repayment. Because I have some high interest credit cards, I need to get the balances on these paid off or drastically reduced before I will be able to pay the full student loan payment each month. I am currently leasing my vehicle and the lease is up next May. At that point in time, I plan on driving a family member???s previous vehicle until I am able to afford something better. Without the lease payment, I will be able to cover the full student loan payment. Also, I intend on receiving my annual salary increase in March of 2011. Answers to your other questions: 1. My current position with United Healthcare is Business Development Specialist. My primary role is to develop proposals for prospective as well as current clients for their group health insurance plans and generally support our national sales team. My prior employer was La Crosse Technology - a manufacturer of weather stations and atomic clocks. I was a sales assistant with them for 2 years. Left because of the offer received from United Healthcare. 2. Stated income is only for myself. I am not married. 3. I really do not pay "rent" per se. I give my housemate $800 a month ($400 from each paycheck) to cover utilities, cell phone, cable, internet, groceries, pet expenses and to contribute to his mortgage payment. 4. Lease payment on my vehicle is currently $223.00 a month. My lease agreement will be ending in May 2011. 5. Current Debt: please refer updated profile info 6. Total of Other Expenses: please refer to updated profile info. 7. I am 100% confident that I will be able to pay back this loan. I have requested a 3 year term intentionally as I want to pay off the loan as quickly as I can to save on interest costs. Thank you so much for your time and consideration.

Member Payment Dependent Notes Series 521995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521995	$10,750	$10,750	7.88%	1.00%	June 10, 2010	June 8, 2013	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521995. Member loan 521995 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Bethany Baptist Church	Debt-to-income ratio:	1.30%
Length of employment:	5 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Bethany Baptist Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > How you plan to use the funds? I plan to use the funds to purchase a time share for my me and my family to take vacation that are affordable. What make me a good borrower? I have excellent credit and pay all my bills on time and never had a late payment. My monthly budget I have limited bills and no credit debt. How stable is your job? I have been working at my job for 5 years and it is a very stable job. Borrower added on 05/27/10 > Hi, I would like to thank all the people who have funded my loan so far. I hope my loan gets fully funded so I can pay off my time share with a low interest rate. I was offered financing with the Grand Mayan but the interest rate was over 12%. I opted to find financing that rewarded excellent credit by having lower interest rates. After some research, I found that the answer was the Lending Club. I plan to pay off this loan before the 36 month term because it is important for me to have very little debt and excellent credit. Again, thanks to all the people who have and are planning to fund my loan. I appreciate all the help :-) Borrower added on 05/30/10 > I am just writing to wish my Lending Club fam a Happy Memorial Day. I am watching my loan continue to fund and I am thankful because there is a lot of competition. I have read that the Major purchase category is 3rd hardest to fund 100pct but I hope I am able to overcome that obstacle. Borrower added on 06/02/10 > Good morning Lending Club fam, I have 5 days to fund 100 pct and I don't know if I will reach that goal because it seems to funding slow compared to many other loans. I really don't want to lose out on this low interest rate. I have other sources to receive this money but I am trying to cut out the middleman so I can save a little money while at the same time helping the average American make some money. This is a safe investment for everyone. Thanks again to all who are helping me reach my goal.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$351.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Bethany Baptist Church?	I am a maintainence worker where I am responsible for the upkeep and security of church. I am also a professional tailor for over 20 years where I make and alter clothes for my customers.
Are you buying the timeshare from the resort or through the secondary market?	Good morning sm0key1957, I am buying the timeshare directly from the resort. The interest rate at the Grand Mayan is close to 13% so I decided to find my own financing with lower interest rate. Thanks for your interest in funding my loan.

Member Payment Dependent Notes Series 521996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521996	$8,925	$8,925	7.88%	1.00%	June 10, 2010	June 8, 2013	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521996. Member loan 521996 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Sandra L Kruthoff CPA	Debt-to-income ratio:	20.33%
Length of employment:	3 years	Location:	MERCED, CA

Home town:
Current & past employers:	Sandra L Kruthoff CPA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Had an unexpected water leak under our foundation. Insurance will be covering most of the repairs, but the process to get the insurance check to us may take another month or two. Wanted to get a head start on some of these repairs and improvements so our house is livable again. Borrower added on 05/26/10 > Some of this money will be going to pay off the credit cards that we used to already purchase materials. Thank you for your help. Borrower added on 05/27/10 > Lastly, I did not include my husbands income in this loan. He makes an additional $48,000 /yr. We have NEVER been late on a payment or missed a payment. Thanks again for all of your help. Borrower added on 05/27/10 > The repairs that need to be done include: all new flooring (all had to be torn out because of water damage), drywall repair, paint, and possibly a new bathroom cabinet. Borrower added on 05/28/10 > Sorry for continuing to add descriptions, but I am new to this whole thing and I see that more detail may be beneficial. My husband and I have no dependents (except for a dog) and we easily pay our bills on time. I am in the process of becoming licensed as a CPA, and my husband is a supervisor for a beer distributor. We pay all of our bills on time and have never had a late payment. We always pay more than the minimum and our goal is to pay off this loan sooner than 3 years. If there are any other questions, please feel free to ask. Thank you for investing in us! Borrower added on 05/28/10 > I apologize for continuously updating the loan description. I am definitely new to this and it seems as though the more detail given, the better. I work for a CPA as a staff accountant which includes preparing taxes, bookkeeping, and projections for individuals, businesses, and corporations. I have worked here through college and now I am working on becoming a licensed CPA myself. My husband supervises delivery drivers for a local beer distributor. My husband and I have no dependents and we are able to make all of our payments on time and in an amount larger than the minimums. Unfortunately we did not have enough saved up in an emergency fund when this leak occurred. This leak ruined all of the flooring in our house so we are currently living on concrete floors. Thank you again for considering to help us. Please feel free to ask any additional questions.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,452.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sandra L Kruthoff CPA and what do you do there?	She is a Certified Public Accountant. I am a staff accountant getting ready to get licensed as a CPA myself at the end of this year.
I would like to fund your loan, but require the following answered. 1. Provide an itemized list of your monthly expenses, including this loan payment. 2. Provide your spouse's place of employment and length of employment. 3. Explain when you will become a licensed CPA. 4. Explain the three credit inquiries in the last six months as shown in the credit history section of your loan request.	1. Monthly Expenses include: Mortgate: 762.05 Car 563.00 Ins 170.00 Utilities & Living Expenses 445.00 C.C (which will be paid off with this loan, used for the emergency repairs) 350.00 New Loan (which will replace the CC Payment) 301.00 2. My husband works for a Distributor named Delta- Sierra Beverage. He has been employed there for three years. 3. My examination is scheduled for July and November (2 parts are going to be taken at each sitting) So, as long as I pass on the first try I will be licensed by 2011. 4. Im not 100% sure what the credit inquiries are. We set up internet and a home phone within the last six months and also purchased a vehicle in January. If you want any more details please let me know. Thank you so much for your consideration.
Thank you for your prompt response. One additional question has come to mind - How will your ability to pay this loan change should you not be successful in acquiring the CPA license?	There will be no change. My ability to pay is based off of my current pay. My promotion (when I get my license) will be with the same company and will only improve my pay significantly. But, like I said my ability to pay this loan is based on our current lifestyle with no consideration of pay raises. If there is anything else, please let me know. Thank you very much for your consideration.

Member Payment Dependent Notes Series 522000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522000	$9,000	$9,000	10.38%	1.00%	June 10, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522000. Member loan 522000 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Catholic Medical Center	Debt-to-income ratio:	14.49%
Length of employment:	3 years	Location:	Raymond, NH

Home town:
Current & past employers:	Catholic Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Credit card consolidation on high rate Discover Card. thanks to the Credit Card act recently passed by congress my credit score of 720 got me double the interest rate on my Discover Card which is now shut down.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,353.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	7757 credit card apr 23.99 percent.
What is your position (job/role) at The Catholic Medical Center?	perfusionist
Married? If so, debt & income spouse adds? Also, do you have a fixed rate mortgage? Amount financed and # of years?	fixed rate mortgage. 250000 30 years. Single.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The mortgage is in my name. The title is held by the bank. Equity in the house is none. New construction. house is valued at 250000. Balance is 248000 single mortgage. Home valuation is 2500000.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Total costs are roughly 3400 a month not covered by this loan.
If your CC balance is $7757, what will the rest of the $9K go to? Thank you!	Funneled back into the loan. There's a charge on the loan so I really only get about 8600 from that loan.

Member Payment Dependent Notes Series 522003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522003	$9,025	$9,025	7.51%	1.00%	June 10, 2010	June 8, 2013	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522003. Member loan 522003 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,833 / month
Current employer:	APTARE	Debt-to-income ratio:	6.00%
Length of employment:	< 1 year	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	APTARE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > An equipment purchase for starting a side business.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,315.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is APTARE and what do you do there? Where did you work prior to APTARE?	I have been in the software industry for the last 10 year. All of my previous employers are software companies - small and large. Thank you for your consideration.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	My last 10 years of employments are all in software companies - large and small. I've left my previous company to have a better opportunity. Here's summary of my employment history for the last 10 years: Before my current company, - Worked at a small software company for 3 years - Worked at a large software company for 2 years - Worked a start-up software company for 1 year (acquired by a large software company) - Worked at a large software company for 4 years My income has been stable...that's one of the reasons why I was able to borrow reasonable mortgage. I have an opportunity to start a side business but right now, I am short on cash. Thank you for your consideration.
What type of business are you starting?	Software applications mostly on mobile phones.

Member Payment Dependent Notes Series 522028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522028	$8,000	$8,000	16.45%	1.00%	June 10, 2010	June 8, 2015	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522028. Member loan 522028 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Specs	Debt-to-income ratio:	24.41%
Length of employment:	8 years	Location:	Kemah, TX

Home town:
Current & past employers:	Specs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > This loan is to help pay for school and reduce a few debts into a more managable monthly payment. Borrower added on 05/31/10 > I have recently restructured the budget that I was following. In order for my new budget to work and that I can continue with going back to school, I have asked for this loan to consolidate down some loans and a credit card that I have, as well as having the money to pay for the out of pocket expense that my federal funding does not provide for.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,165.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total loans that Lending Club listed for lender consideration. Lenders apreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be lender potential 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 8:15 AM ET	The loan is primarily being used for funding for schooling and to consolidate a few debts down into a more managable monthly payment.
What is Specs and what do you do there?	Spec's Family Partners is the largest family owned spirits and finer foods retail chain in the nation. Their website is www.specsonline.com, if you would like to have more history on the company. I am currently an assistant manager for one of their 70 stores.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $11,200 "Other" category loan. My questions are: If loan 100 pct funds then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? Or 1 to 3-yrs? Or utilize 3 to 5-yrs maximum time allowed? Advance thanks for expected answer that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 9:45 AM ET.	I intend to pay this off as soon as possible. I wish I could say that I would have it paid in a year, but realistically I am looking to have the majority of it paid right after the first of next year. With being able to restructure my budget in paying off some of the debts that I have incurred with this funding plus being able to fund the rest of my schooling out pocket expense, I should see a substantial difference in having money saved. I would like to see this payed in about two and a half years with the restructure.
Borrower, purpose is to tell you that after ABC News nightly broadcast featured P2P (Person-to-Person) lending, Lending Club borrower loans listed daily increased from an average 150 loans to 200 loans per day to 500 loans to 550 loans per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in borrowers requesting primarily Debt Colsolidation ad Credit Card Refinancing loans result is that most loans listed now are 70 pct to 75 pct funded when their 14-days listing time expired. Borrower has an option to accept a partially funded loan or to cancel loan request and loan will be removed from lender consideration. Borrower can then re-list the same or modified loan for another maximum 14-days time. You loan has 3 days listing remaining before time expires. Loan is 30 percent funded. Question: If your loan finishes approximately 70 percent or hopefully more funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining partially funded loan and intend to re-list the loan later lender consideration? Advance thanks for answer. Lender 505570 USMC-RETIRED 06.05.2010 5:05 PM ET. FYI: Subject: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Member 505570 USMC-Retired-Lender.	As with everything, I am hoping for 100% funding. However, if at the end of the 14-day listing, I will be more than happy with whatever funding that I can get to help. Whatever funding that I receive, I will be utilizing it to help with funding for school then I will apply the remainder for my debt consolidation.

Member Payment Dependent Notes Series 522048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522048	$11,750	$11,750	13.23%	1.00%	June 10, 2010	June 8, 2015	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522048. Member loan 522048 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	23.92%
Length of employment:	< 1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/30/10 > I will be providing services to individuals and small businesses in the way of asset protection, and will also help them with plans to pass their wealth on to future generations . In the times that we live in, one misstep can cause an individual or small business to lose everything. My business is designed to prevent that. The proceeds are needed to make sure my business starts on a solid foundation. To me, this means I need to have the appropriate resources available, appropriate exposure (website, advertising, etc.), supplies (software programs, paper, etc.), equipment (printer/copy machine) and an office space. The proceeds will also be used for prepaid expenses and to help me to meet unexpected expenses while I am building my business. Borrower added on 06/05/10 > I forgot to mention that a portion of the loan will be used to pay off a loan with a very high interest rate. This loan will only increase my actual monthly debt by approximately $50. Also, this business will not be my only source of income.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,023.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 491 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i.e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how the loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? Floor financing? Or exatcly what? Etc.) Your listing provided nothing helpful to attract lenders interest and possibly to help to fund your loan. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus the necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 08:11 AM ET	Thank you very much for your question, and guidance. It is very much appreciated. My business is a start-up. I will be providing services to individuals and small businesses in the way of asset protection, and will also help them with plans to pass their wealth on to future generations . In the times that we live in, one misstep can cause an individual or small business to lose everything. My business is designed to prevent that. The proceeds are needed to make sure my business starts on a solid foundation. To me, this means I need to have the appropriate resources available, appropriate exposure (website, advertising, etc.), supplies (software programs, paper, etc.), equipment (printer/copy machine) and an office space. The proceeds will also be used for prepaid expenses and to help me to meet unexpected expenses while I am building my business.
Employer or current source of income?	I am self-employed.

Member Payment Dependent Notes Series 522056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522056	$18,150	$18,150	16.32%	1.00%	June 10, 2010	June 8, 2013	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522056. Member loan 522056 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	City of Anaheim - Fire Department	Debt-to-income ratio:	11.72%
Length of employment:	5 years	Location:	Upland, CA

Home town:
Current & past employers:	City of Anaheim - Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > You may wonder how I put myself in this situation with making a larger than most salary. I have a brother that hasn't work in several years due to the loss his computer programming job as most technical jobs went overseas. I had expected that my brother would find a job sooner rather than later to pay off the funds loaned to him but her has not been able. Also, my mother passed away this year and I assisted with over $6,000 for the funeral costs. I am blessed with the abiltiy to honor my loving mother but out of five siblings, my sister and I paid the entire cost. In addition, my brother understands that the well is dry so to speak, and that I am being proactive in paying the debt ASAP to repair my falling credit score 843. This will help me get back on track. Thank you for your time and hopefully your loan. Borrower added on 06/02/10 > Member_595101 Asked > Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Member_595101, Thank you for your question and possible financing. To answer your questions, my home loan is in my husband and my name and is currently $127,299 with $747,00 of the $1,585 going to the principle. We have been paying on the loan for 15 years give or take a year, and refinanced mainly to lower the years of the loan. The property was last valued at $575,000 several years ago but that was before the crash. We can still get at least $300,000-$400,000 concervatively. I have set aside $900.00 in my bank account provided which is sperate from the family budget in order to pay the monthly payments. Sorry for the delay in answering your question. Have a nice day. Borrower added on 06/03/10 > In the notes section, lending club suggests to offer information regarding on how I will pay back this loan, stable employment, what makes me a good borrower, and monthly budget. Stable Employment: I started working at 15 ?? and have only been unemployed once in my life. I was laid off due to a buyout of my employer, a major financial institution. At that time it was good news since a severance package afforded me to stay home with my new baby, as well a return to college for a Microsoft Certification Program. I received my MCSE certification and began working for an IT Company where I worked for 9 ?? years. During the 9 ?? years I moved up the chain and eventually transferred to an account that supported the City. I was promoted to Network/Server Manager but transferred to my current position when there was an opening. So realistically, I have been at this current location for over 11 years. Five years doesn???t sound very creditable. Good Borrower: For years I had a credit rating of over 820-840s, and want it back. I allowed myself to be unselfish and naive to loan funds that were never repaid. I just want this debt paid off and plan to look into helping others through this type of funding. What a great opportunity. Monthly Budget: I have set aside $450.00 bi-monthly which will cover this payment. How will I use this loan: It will be used to consolidate my credit cards and I will be able to pay a lower interest rate, which can be paid off in 3 years. Thank you!!

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	24	Months Since Last Delinquency:	3
Revolving Credit Balance:	$32,169.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $25,000 Debt Con category loan. My questions are: Number [1] Current position (Job/What you do) for your employer City of Anahein Fire Dept? Number [2] Transunion Credit Report shows a $321,169 Revolving Credit Balance total debts (60.90 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? Or utilize 2 to 3-yrs maximum? FYI: Narrative says ..."to repair my falling credit score 843"...Your current Transunion Credit Score shows being in the 679 to 713 range. Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.26.10 @ 6:31 AM ET.	1. I currently handle all technology projects within the fire stations and apparatus. I also handle all administrative duties related to the budget with the Fire Chiefs to keep the budget balanced and recently all of the reductions associated with the economic crisis. Prepare presentations, variance reports, grant processing and purchasing, etc. 2. I will need to look at the revolving charge as it is not mine. My revolving charge is approximately $29,000 and pay approximately $900.00. That is scaring that you saw something in Transunion that I have not seen to date for $321,169. I paid off the smaller of my cards and left the remaining larger amounts to payoff but realize making the minimum payments is keeping me underwater. My house will be paid in 10 years and the note is less than $150,000 so I know that the $321,169 is not my mortgage. Thank you for pointing that out to me so I can look into that RCB because that is HUGE. 3. I don't believe I will be able to pay-off the Lending Club note before 2 1/2 years. By staying current on this loan, and having all other credit paid, should help to stabilize my current credit score. I am not relying on others to pay back loans, as I originally had hoped (brother), which was a tough lesson to learn. I can't extend myself out unless I can afford to pay it off myself because anyone will agree to anything (especially relatives) but getting the money back is much harder than anticipated. As I said, a tough lesson was learned. Thank you for your questions.
No reply needed, but I believe USMC - Retired actually saw $32,169 not $321,169. That is the amount I see which is much closer to your stated RCB of $29,000. I am investing in your loan and good luck getting funding!	Thank you. I started to think that might have been a typo after I reviewed my credit report. Thanks so much for the help. :)
Me again. Ooooops!. Revolving Credit Balance debt in earlier email was typo. It is NOT $321,169 as I referenced earlier; correct amount is $32,169. Am sorry for my mistake. I too would be alarmed, shocked, curious if actual amount was $321K plus. Lender 505570 USMC-RETIRED 05.26.2010 at 4:49 PM ET	I started to get NERVOUS.... Thanks for your help. Hae a great day.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.26.2010 @ 4:51 PM ET.	Thank you. I tried to get it verified twice yesterday and it went to the same area. I will try again and recheck that there are no errors to cause this problem. Thanks for your help, I didn't realize it was linked.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am on title along with my husband. The payments are $1200. I will have to look at they bill when I get home.
What does the loan title, SZ8J4F, refer to?	It was a computer generated ID#, or as they say, a unique identifier that I received from a past employe. It just stuck with me. Some friends think it means, size 8 or something of that nature. I was just hoping it would stand out.
Borrower, purpose is to tell you that after ABC News nightly broadcast featured P2P (Person-to-Person) lending, Lending Club borrower loans listed daily increased from an average 150 loans to 200 loans per day to 500 loans to 550 loans per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in QUALIFIED borrowers requesting primarily Debt Colsolidation aNd Credit Card Refinancing loans result is that most loans listed now are 70 pct to 75 pct funded when their 14-days listing time expired. The borrower has an option to accept a partially funded loan or to cancel loan request and loan will be removed from lender consideration. Borrower can then re-list the same or modified loan for another maximum 14-days time. You loan now has less than 3 days left before time expires. Loan is 49 percent funded. Question: If your loan finishes approximately 70 percent or hopefully more funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining partially funded loan and intend to re-list the loan later lender consideration? Advance thanks for your answer. Lender 505570 USMC-RETIRED 06.05.2010 AM 4:41 PM ET.	Hi, Lender 505570 USMC-RETIRED: Your posts/questions have been very interesting and knowledgeable. Yes, I am sure the TV News coverage has been impressive. That is how I came to find out about the peer-2-peer lending. I have received several debt consolidations mailers, with promises to reduce my balance by 40-60% and a total reduction to the interest rate. However, generally if it is too good to be true, then it generally is not true. Also, the Better Business Bureau and other resources have identified a majority of these companies as bad idea. I incurred this debt with my eyes wide opened, and understand I need to be accountable to repay my debt. I have been monitoring my loan percentage, hoping that the funding reaches 100%. In retrospect, I made errors that delayed responses to my loan request. I should have provided more details upfront regarding, who (me), what, when, where, why and how. Also, I didn???t realize I needed to validate the bank transaction with the dollar amount deposited until I called the help desk. That delayed my ???Approved??? status by several days. I am hoping that even though the borrowing requests have increased; that the lending side has as well. To answer your question, will I take a partial loan? I am not sure, I may repost if necessary, knowing that I am a strong return-on-your-investment, and the fact that I made errors upfront that did not allow my approval rating to register until at least 3 days after submitting my request (thanks to your advice). I am hoping that the next 3 days and 20 hours, lenders will see something in my details that would cause them to trust a total stranger. Thanks again for your question/comments. You have been very helpful. Have a great day.
Me again. I forgot to add this: Subject: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months time. Member 505570 USMC-Retired-Lender 06.04.2010 8:15 PM ET	Thank you for your information........ PLEASE PLEASE PLEASE.......2 DAYS LEFT and ONLY at 60% FUNDED..... I will NOT default on this loan!!! Thank you to all that have already committed.
69 pct funded; 14 hrs remain; probably finish 75 pct maybe more USMC-RETIRED 06.08.2010 00:04 AM ET	I am monitoring the loan. Thank you!!

Member Payment Dependent Notes Series 522062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522062	$16,025	$16,025	11.49%	1.00%	June 9, 2010	June 8, 2015	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522062. Member loan 522062 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Dept of Navy, NBHC NAS Pensacola	Debt-to-income ratio:	4.95%
Length of employment:	2 years	Location:	Pensacola, FL

Home town:
Current & past employers:	Dept of Navy, NBHC NAS Pensacola
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I am looking to do some upgrades to my home. I have pretty good value in it now but if I add some nice details to my kitchen, and my master bath and bedroom. It would increase my value by 15000.00

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,367.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Well I owe a mortgage so I wont have the title until I pay it off. But I own my home. YES My home is valued at 220k My balance is 96k So I have over 120k in value in my home. I am not putting any loans on my home because I do plan to pay it off. ( SOON!) I hope that answers your question.
Just curios about one of your previous answers, you indicate that the changes would increase your home value by over 15K, but are taking out a loan for 25K. Is there some value leakage, or are some of the improvements for your own livability?	My home is outdated certainly! I have not done any upgrades to my kitchen or my bathrooms since I bought the home. I talked to a few contractors and the best estimate I received was for 18k for both bathrooms and my kitchen. Labor, materials etc. all included. I thought about not doing it but my girlfriend is a realtor and she informed me that if I went ahead I would only gain 15k in value but I am definately paying this home off so it will be good for my convience now, and in the long run it will pay off.
Are you using this loan only to improve your house, or are there other uses of the loan?	No it's only for my home. I don't want to increase my debt for anything I can save and buy at a later date. I told the other person I received several estimates, and the best was 18k total for everything, both bathrooms and my kitchen labor materials etc. I want to make sure I have a cusion! I have done my home work... when they start to gut my kitchen, The last thing I need is to be out of funds to finish my home! That would be a disaster!

Member Payment Dependent Notes Series 522080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522080	$6,825	$6,825	15.58%	1.00%	June 10, 2010	June 8, 2015	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522080. Member loan 522080 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Finnegan Henderson	Debt-to-income ratio:	19.22%
Length of employment:	2 years	Location:	Washington, DC

Home town:
Current & past employers:	Finnegan Henderson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > Thank you for your investment. I am using the loan for home improvement. Borrower added on 06/07/10 > Thanks again for your investment. Please let me know if you have any other questions. Borrower added on 06/08/10 > Thanks again for your investment. Please continue helping to fund my loan. The home improvements I seek to make are necessary to remedy problems left by the old owners, and this loan is the key to fixing those issues in the house. I really appreciate your support. Please feel free to contact me if you have any questions. Thanks again.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,712.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $15,200 HIP category loan. My questions are: Number [1] Brief description your employer Finnegan Henderson? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $15,200 Revolving Credit Balance total debts (64.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.26.10 @ 6:23 AM ET.	Dear Lender, Below please find the answers to your questions. [1] Finnegan Henderson is an full service Intellectual Property law firm in Washington, D.C. We also do a lot of pro bono work in various areas including Veteran's Appeals, child custody, criminal law, etc. [2] I am an attorney. [3] I pay about $500 for my revolving credit balance. I pay more than the minimumbalance every month. [4] My hopes are not to use the maximum time allotted for the loan, but rather pay off the loan in 3-4 years. Please let me know if you have any other questions and thanks in advance for your help. Best regards
What were each of the recent credit inquiries for, and did they result in any new credit cards, loans, or other financial obligations?	To whom it may concern, One of the credit inquiries was for a loan similar to what I am attempting to get now, but I turned down because the interest rate was too high. The other was for my car refinicing. Please let me know if you have any other questions and thanks in advance for your help. Best regards.
Attorney, Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. (FYI: Employed professionals- Attorney, MD, PA, Dentist, Chiropractor, Veterinarian, RN, CPA, Pharmacist, Engineer, skilled healthcare techs (lab, chemotherapy, ultrasound, x-ray etc.) and federal-state-municipal Civil Service borrowers are much in demand. Your loan should fully-fund quickly.) Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.26.2010 @ 9:43 AM ET.	Great. Thank you for the tip! I will get in contact with LC Home Office Credit Review Team to speed up the credit review process.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, Thank you for your interest. Regarding your questions, the title is on my name. The house is worth about $700,000 and the balance on the mortgage is less than $600,000. I do not have an equity line of credit on the house because I only recently bought the house. Please feel free to let me know if you have any other questions, and thanks in advance for you help. Best regards.
Borrower, purpose is to tell you that after ABC News nightly broadcast featured P2P (Person-to-Person) lending, Lending Club borrower loans listed daily increased from an average 150 loans to 200 loans per day to 500 loans to 550 loans per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in borrowers requesting primarily Debt Colsolidation ad Credit Card Refinancing loans result is that most loans listed now are 70 pct to 75 pct funded when their 14-days listing time expired. Borrower has an option to accept a partially funded loan or to cancel loan request and loan will be removed from lender consideration. Borrower can then re-list the same or modified loan for another maximum 14-days time. You loan has 3 days listing remaining before time expires. Loan is 30 percent funded. Question: If your loan finishes approximately 70 percent or hopefully more funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining partially funded loan and intend to re-list the loan later lender consideration? Advance thanks for answer. Lender 505570 USMC-RETIRED 06.05.2010 5:05 PM ET. FYI: Subject: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Member 505570 USMC-Retired-Lender.	Hi USMC Retired, My plan is to accept the loan after the 14 days expire - hopefully my loan will reach 70%, or even better, 100% funding. If you think any other information would help with faster funding, please let me know. Best regards, Borrower

Member Payment Dependent Notes Series 522112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522112	$16,000	$16,000	11.12%	1.00%	June 10, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522112. Member loan 522112 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,189 / month
Current employer:	federal gov't - SSA	Debt-to-income ratio:	12.32%
Length of employment:	10+ years	Location:	HOLBROOK, NY

Home town:
Current & past employers:	federal gov't - SSA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I plan to use this money to consolodate my debts. I have worked for the Federal Government for over 19 years and have a stable and steady income.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,188.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I hold the title on my home in my own name. My home is valued at roughly 435000.00 and i owe roughly 350000.00, so the equity is aproximately 85000.00..thanks for your consideration.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My monthly costs will be aproximately 3600.00 -3700.00 per month which will include this consolidation loan payment.Thanks for your interest in my loan.
I am interested in this loan. Please explain 24k revolving credit balance and request for only 16k. Please list credit card/debt balances that this loan will pay off, rates and current monthly payments. Thank and good luck with loan.	I will be paying off 2 of my 3 credit cards. Discover card of 10000.00 @ 24.99 % with a monthly payment of about 225.00. The intrest rate was raised and the terms changed after i already had the balance. The 2nd card From chase for 6000.00 @ 14.99 with a monthly payment of about 175.00. My 3rd card i will be keeping is another Chase card @ 8000.00 with 5.9 fixed for life with a 160.00 payment so i did not see a need to consoldate this payment...Most of my CC bills were incurred for past home renovations related to my wife's disability. I did not include the receipt of my wife's 1149.00 monthly disability payments in my monthly income. Please rest assured that i have the means to repay this loan...thanks for your interest.
IF LOAN DOESNT FULLY FUND WILL U ACCPT THE PROCEEDS 1	Yes, the new rules with lending club state that if you receive at least 60% funding that your loan automaticaly is approved. i currently have funding of over 60%..thanks for your interest.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, see my prior response..thanks

Member Payment Dependent Notes Series 522129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522129	$5,000	$5,000	11.49%	1.00%	June 10, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522129. Member loan 522129 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	The Cheesecake Factory	Debt-to-income ratio:	8.33%
Length of employment:	4 years	Location:	HONOLULU, HI

Home town:
Current & past employers:	The Cheesecake Factory
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$226.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1.My current employer is The Cheesecake Factory, Honolulu, HI. I am a server at the restaurant, my responsibilities include taking care of guests, handling all cash and credit transactions, other restaurant duties while on the shift. I am also in the process of being hired for a "financial representative" position. Once the process is complete I will be receiving a signing bonus and work there full time. I will also continue to work at The Cheesecake Factory a few shifts a week. 2. My monthly costs are rent: $400 including utilities, phone bill $60, no gym membership, food costs would be approximately 200-300 dollars, a citi flex line of credit bill which is $75 /month, and another credit card with a payment of $15 dollars a month. 3. I owe citi flex line of credit approximately $600 and capital one credit card approximately $200. My citi flex line gets deducted monthly from my checking account and credit card payment is a minimum payment of $15. 4. No past delinquencies 5. No current investments 6. I am the sole wage earner in my household. 7. Emergency funds would be $1000.00.
What is it you plan on using the requested funds for?	Buying a vehicle.

Member Payment Dependent Notes Series 522162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522162	$11,700	$11,700	11.86%	1.00%	June 14, 2010	June 12, 2015	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522162. Member loan 522162 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Zurich Insurance	Debt-to-income ratio:	14.93%
Length of employment:	2 years	Location:	ELGIN, IL

Home town:
Current & past employers:	Zurich Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,524.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Zurich Insurance?	I am an Operations Manager. I manage a group of commercial raters.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Mortgage - $1265, I own my car, Utilities - $150 a month, this loan will take care of all my outstanding CC debit, Insurance - $68 a month no other loans, Phone - $70 a month, Child Support $800 a month.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My home is in my name only. I doubt I have any equity due to the current market conditions.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I work for Zurich Insurance. I am an Operations Manager, I manage a group of commercial insurance raters/underwriting assistants. My Mortgage is $1265, Utilities about $150, Car insurance $70, Phone $70, Child support $800, Food $200-$250, I own my car. I owe Capitol One - $11,710 at 17.9% (Raised from 9.9% in April 2009 for no reason) $283 a month, Citibank - $2,739.32 at 14.99% $61 a month and Chase - $3,412.49 at 15.24% $88 a month. I have NEVER been delinquent in my entire life, I pride myself on my good credit even in these enconomic conditions. I am divorced and the only wage earner. I have no savings or emergency fund at this time. I will have LC automatically withdraw from my checking account.

Member Payment Dependent Notes Series 522184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522184	$11,250	$11,250	7.88%	1.00%	June 10, 2010	June 8, 2013	June 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522184. Member loan 522184 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Martin Group	Debt-to-income ratio:	7.52%
Length of employment:	10+ years	Location:	Lake Geneva , WI

Home town:
Current & past employers:	Martin Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,627.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts are you consolidating with this loan? Also, what is Martin Group and what do you do there? Thanks.	Credit Card Lenders are the debt that I will be paying off. Martin Group is a company that sells/services office equipment. I am the Dispatch Manager/Asst. to Service Manager and have been employed there for 15yrs.
What is Martin Group and what do you do there?	I already answered this on a previous questions but will answer again - it is a company that sells/services office equipment. I'm the Dispatch Manager/Asst to Service Manager and have been employed there for 15yrs
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Discover Card $11000.00 Bank Of Amer open line of credit $2000.00 US Bank $2000.00 My other creditors are normal monthly charges that I pay promptly such as Home Depot, Lowes, Chase Visa
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	$2000 for mortgage & utilities

Member Payment Dependent Notes Series 522245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522245	$11,825	$11,825	18.67%	1.00%	June 11, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522245. Member loan 522245 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Amtrak	Debt-to-income ratio:	17.34%
Length of employment:	3 years	Location:	Old Bridge, NJ

Home town:
Current & past employers:	Amtrak
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > My job is stable. I'm a locomotive engineer for Amtrak. I plan on consolidating my car payments with my credit card just to make everything in one simple payment instead of being spread out. I'm never late on any payments.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,661.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $18,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer AMTRACK? Number [2] Transunion Credit Report shows a $23,661 Revolving Credit Balance total debts (73.90 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum time allowed? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 7:25 AM ET.	1 I am a locomotive engineer for Amtrak 2 Im using this loan to consolidate my debt. My 2 cars and my credit card. The payments on them now are $296, $75, and $200. I plan on paying the loan off in 4-5 yrs
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	I make aprox $4800/month. I am consolidating 2 car payments, $296, $75 and credit card 100 monthly. I just want to make one payment for these. rent-$940 phone-$129 car ins-$182 food-$100 motorcycle-$109 i
What interest rates are you being charged on your car loans?	10% and 12%
Your loan now listed for 11 days but only 35 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	Yes they did. I actually spoke to them today and they said all my paperwirk was good.

Member Payment Dependent Notes Series 522257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522257	$13,625	$13,625	15.58%	1.00%	June 10, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522257. Member loan 522257 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	Atascadero State Hospital	Debt-to-income ratio:	17.54%
Length of employment:	1 year	Location:	PASO ROBLES, CA

Home town:
Current & past employers:	Atascadero State Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > paying off my credit cards and I'm a registered nurse who just recently got divorced and stuck with all this debt :)

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,641.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $20,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Atascadero State Hospital ? Number [2] Current RN position (Job/What you do) for your employer- ER, ICU, Step-down Unit, etc? Number [3] Transunion Credit Report shows a $18,691 Revolving Credit Balance total debts (67.80 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.29.10 @ 6:45 AM ET.	1. Atascadero State Hsopital is a facility that provides psychiatric care for mentally ill inmates and parolees 2. I'm a Psychiatric Nurse and work on the Admissions Unit when they first come in. I'm also obtaining a second job in registry to work in acute care to keep up my skills and for extra income. 3. I'm using this loan to pay off credit cards and to get rid of them. I usually pay about 700-800 dollars a month to these debts, which is higher than the minimum payments. 4. I do intend to pay it off early, hopefully in 3 years max. I work lots of overtime, so I do intend to use this money to pay off more of the loan.
Borrower, purpose is to tell you that after ABC News broadcast featured P2P lending, Lending Club borrower loans increased from an average 150 loans to 200 loans listed per day to 500 loans to 550 loans listed per day. Currently there are 350 loans to 400 loans that are being listed per day. Dramatic increase in high-quality credit-worthy borrowers requesting primarily either Debt Consolidation, Credit Card Refinancing or Home Improvement Project loans result is that most loans now listed finish 70 pct to 75 percent funded when their 14-days listing time expired. Borrower has an option to accept a partially funded loan or to cancel requested loan and loan will be removed from lender consideration. Another option is that borrower can then re-list either the same or modified loan for another maximum 14-days time. You loan has 4 listing days remaining before listing time expires. Loan now 30 percent funded. Funding pace usually increases substantially during final 3 days remaining before listing time expires. Question: If your loan finishes approximately either 70 percent- or hopefully higher percent- funded when 14-days maximum listing time expires, will you be accepting the partially funded loan? Or will you be declining partially funded loan and instead intend to re-list the loan later for lender consideration? Advance thanks for answer. Read the related information that follows. Lender 505570 USMC-RETIRED 06.05.2010 10:05 AM. FYI: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months.	I will be cancelling the loan if it is not 100% funded
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS 5	No
IF LOAN DOESNT FULLLY FUND WILL YOU ACCEPT THE PROCEEDS	No I will not, if it is not fully funded.
Why would you refuse a partial loan?	I want the full amount so that I can pay off these credit cards and get rid of them and I want the convience of paying one bill a month, than to multiple creditors with their high interest rates.

Member Payment Dependent Notes Series 522292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522292	$10,625	$10,625	7.88%	1.00%	June 10, 2010	June 9, 2013	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522292. Member loan 522292 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	International Data Networkers	Debt-to-income ratio:	6.42%
Length of employment:	6 years	Location:	Pompano Beach, FL

Home town:
Current & past employers:	International Data Networkers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,439.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position with employer and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize all debt and both minimum and actual payments ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	1. What is your current position with employer and give a brief job description? Who was your prior employer and for how long? Why did you leave? VP of Software Development at International Data Networkers (IDN). I manage 10 software developers creating web-based software for the timeshare industry. I have been there 6 years. My previous employer was QuickQuote. I was there for 1 year. I left because IDN offered better advancement opportunities. 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? Income is from 1 wage earner. My wife is currently not employed. 3. Mortgage/ Rent payment per month is $937.45. The home was bought by my wife and the mortgage is in my wife's name. 4. Car payment(s) per month is $0. Our cars are paid off. 5. Please itemize all debt and both minimum and actual payments. Description Balance Min_Pmt Actual_Pmt B of A Card 124.57 0.00 0.00 BB&T Card 8,595.15 158.00 270.00 Discover Card 4,087.00 122.00 150.00 Chase Card 3,976.35 135.00 1500.00 Sallie Mae Loan 7,289.22 122.00 150.00 6. Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month: $1200. 7. How confident are you that you will pay this loan back? 100%
Hi. What are the sources of debt you plan to consolidate with this loan? Thanks.	I will pay off cards with the highest APR. 1. Chase Credit Card, APR 21.24%: 3976.35 2. My wife is not currently working due to illness. I will pay off her Capital One Card, APR 17.9%: 6000.00 3. BB&T Card, APR 11.5%: 6000.00

Member Payment Dependent Notes Series 522330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522330	$8,000	$8,000	11.12%	1.00%	June 10, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522330. Member loan 522330 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Towers Watson	Debt-to-income ratio:	9.80%
Length of employment:	8 years	Location:	Cleveland, OH

Home town:
Current & past employers:	Towers Watson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > I plan to consolidate my monthly credit card bills with this loan. I have a good credit score and make monthly payments on time. I do have a roommate who pays $500 a month rent, so that amount is in addition to my pay that I bring home from my job. I have been employed at my job for over 8 years and an convinced that I will be there for many more to come. Borrower added on 05/27/10 > I also need to do some major home improvements - basement waterproofing and installing some new windows. Borrower added on 05/27/10 > Also, not listed in my revolving debt are some medical bills which I need to pay off as well.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,682.00	Public Records On File:	1
Revolving Line Utilization:	14.40%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain your public record from about 8 years ago?	I choose to declare bankruptcy when I was laid off from my job.
What is your public record from 98 months ago? Thanks.	I choose to declare bankruptcy when I was laid off from my job.
what are your fixed income expeneses?	I'm not sure if I know what you are referring when you say fixed income expenses. I pay my utilities, cable, credit card bill, mortgage, insurance and car payment monthly if that is what you would like to know.

Member Payment Dependent Notes Series 522382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522382	$13,225	$13,225	11.49%	1.00%	June 10, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522382. Member loan 522382 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$32,058 / month
Current employer:	atcc	Debt-to-income ratio:	1.04%
Length of employment:	< 1 year	Location:	ashburn, VA

Home town:
Current & past employers:	atcc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Thank you so much for helping me so i can help me family asap. May i please get the loan by June 10,2010. thank you again

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,234.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$32,058 Gross Income PER M-O-N-T-H? Or is it supposed to be PER Y-E-A-R?	32 gross income per year
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. no, only $500.00 2. no l live with my parents 3.no 4.$420 5.5 years I thank you very much.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1.no i live with my parents 2. i dont know because i live there but dont know anything about the equity.
What is the emergency money for? You have been at ATCC only one year what do you do?	this is for family emergency to help my parents i am a qualilty assuarance specialist before atcc i worked at hour eyes for 7 years i was an assistant manager.
It seems like you don't own a home (in contradiction to your application). It also seems like your parents are still paying mortgage. This is misleading.	i live with my parents. they pay for the mortgage.
What is atcc?	American Type Culture Collection

Member Payment Dependent Notes Series 522425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522425	$8,800	$8,800	7.88%	1.00%	June 15, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522425. Member loan 522425 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	5.84%
Length of employment:	n/a	Location:	Scottsdale, AZ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > This loan will be used to pay off a Chase and Lowes CC that was used for 2 bathrooms remodel. My original plan was to use my HELOC line and pay that off when I sold an investment home, this house as been on the market for 4 weeks. My HELOC loan had a line of credit of $75,000.00 but has since been cancelled by the bank because of the collapse of the housing market. This is the reason my Revolving Line Utilization is at 54%. If the HELOC is removed the utilization would be at 12.8%. My new plan is to use the profits from the sale of the house to invest in other homes and pay off the HELOC over 2-3 years since the interest rate is 4%.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1979	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,907.00	Public Records On File:	1
Revolving Line Utilization:	53.90%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Total debt is 8400 at ARPs from 13.99 to 21.9%. All debt will be paid off.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	Spent twenty years with Holiday Inn as GM. Left after my time in Boston at the Crown Plaza was done. I am currently retired spenting my time flipping 3-4 homes per year with my friend
several of my friends who flipped houses got caught in the crashing RE market. What are you doing to make sure that wont happen to you? Are you currently holding any properties that are being difficult to sell? Would like to help, but have to admit, flipping houses in the market makes me a little nervous. Thank you for honest answers.	We stay within our neighborhood, we do not get greedy. We have 1 house that has been on the market for 3 weeks now. Please understand that this is more of a hobby than a business.

Member Payment Dependent Notes Series 522466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522466	$15,075	$15,075	15.21%	1.00%	June 11, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522466. Member loan 522466 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Cigna Health Care	Debt-to-income ratio:	22.21%
Length of employment:	10+ years	Location:	Peoria , AZ

Home town:
Current & past employers:	Cigna Health Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > Will be paying down WF Credit Card with proceeds.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,858.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, Could you please tell us what you do at Cigna? Also, please list out the credit card balances that you are looking to consolidate along with their current APR's (i.e. CC#1 4500 @ 30%). Thanks in advance for your answers.	I work as a Director of Employer Services. I manage teams across the united states that service employers with their Cigna Benefits. We are looking to paydown the Wells Fargo Card..currently it has a balance of 28K....the full amount of this will be applied to it. .
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Cigna Healthcare? Number [2] Transunion Credit Report shows a $29,858 Revolving Credit Balance total debts (56.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum time allowed? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.27.10 @ 10:54 AM ET.	1. Work as a Director For Cigna Healthcare. Manage teams across the united states...administer the employer benefits (financial side) of insurance administration. 2. Consolidating the 29,858 with this loan. Remainder will be paid off . 3. We may pay off the loan early. We have the abilility with my annual bonus. we want a low payment at this point with a fixed term to know that it will be paid in at least 5 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes we own our home, but we do not have available equity. Current loans on home 415K & 74K...house value aprox 390K.
Hi there, Me again. What is the interest rate on the Wells Fargo card? Thanks much!	12% Thanks
What is the current average monthly payment you're making on the Wells Fargo account? How have you budgeted and planned for this monthly payment if larger? -Thanks in advance for your response.	Current payment is $600.00 this loan would be the same and it would be paid off in 5 years (or sooner if we use bonus income) we want to remove as much credit card debt as possible.
Why in the world would you want to take out a 15.21% loan plus the LC borrowers fees of a few hundred $'s for a card that has a smaller interest rate and you pay the exact same per month now as you would with the loan?	Yes...you are correct. I thought that my by getting a consolidaton loan I would better myself than having revolving credit. I did a debt consolidation calculator and I'm better off sticking with what I have and closing the card. :) Thanks for your time, I agree with you and the smart financial move is to stick with what I have. :)

Member Payment Dependent Notes Series 522498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522498	$10,000	$10,000	15.21%	1.00%	June 10, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522498. Member loan 522498 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	target corp	Debt-to-income ratio:	4.46%
Length of employment:	2 years	Location:	Granada Hills, CA

Home town:
Current & past employers:	target corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Although my original loan amount of $25,000 was denied, Thank you for the loan $10,000 amount. It helps tremendously. Borrower added on 06/05/10 > The term is for 5 years however the loan will most likely be paid in less than 2 years.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,932.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 491 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, household appliances (refrigerator-freezer, washer-dryer, et al) because that does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.27.10 at 7:53 AM ET	It is residential corner property two lots 14,000 & 15,000 sq ft. side by side. One two bedroom structure on one lot it has no bath being sold for land value by bank. I will build a bath and live there. It is a corner lot with 6 ft concrete fence pillars with no fence. I have everything needed to make the property inhabitable, increase its value. Looking ahead I would eventually like to put a track home on the other lot.

Member Payment Dependent Notes Series 522525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522525	$7,600	$7,600	11.49%	1.00%	June 10, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522525. Member loan 522525 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Accessline Communications	Debt-to-income ratio:	1.73%
Length of employment:	5 years	Location:	Sammamish, WA

Home town:
Current & past employers:	Accessline Communications
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	20
Revolving Credit Balance:	$7,163.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? If you were to provide a loan description, what would it say?	I was involved in a civil court case, and the matter was settled for $10,000. I don't have cash on hand to make that lump sum payment to the other party; that is the reason for my loan application.
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. Your loan remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.28.10 at 08:05 AM ET	I was recently involved in a civil court case, and the matter was settled in the amount of $10,000. I don't have cash on hand to make that lump sum payment to the other party; that is the reason for my loan application.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, the remaining balance on my mortgage loan is $121,038.05. The value of my home is roughly $185,000. The title to my home is in my own name.
WHAT WAS DELIQUENCY 20 MONTHS AGO	I do not know the details of the delinquency; if there are details you have such as the name of the company that was owed, I'm sure I could provide an answer.
IF LOAN DOESNT FULLY FUND R U GOING TO TAKE THE PROCEEDS	Yes, I will take the proceeds and pay them off even if the loan doesn't fully fund.
Months Since Last Delinquency: 20 -- Please explain this delinquency. Thanks	I do not know the details of the delinquency; if there are details you have such as the name of the company that was owed, I'm sure I could provide an answer.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, if the loan doesn't fully fund I will accept the proceeds and pay off the loan.

Member Payment Dependent Notes Series 522572

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522572	$8,875	$8,875	13.23%	1.00%	June 10, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522572. Member loan 522572 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Lab Corp	Debt-to-income ratio:	23.89%
Length of employment:	5 years	Location:	Fort Lauderdale, FL

Home town:
Current & past employers:	Lab Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > consolidate my high credit card debt Borrower added on 05/27/10 > I will pay off 11,500 in debt wich will pay off the high interest debt off, which will elminate half the accounts,That would be all the high retail accounts, Macys, Northstrom, Neiman Marcus, Home Depot, Zales, Both Sears CardsCapital ,Exxon Mobil, Which will be cut up after the loan , there is a Student loan for 12,000 at 4 % that i pay which is a 89 a month payment and the other . No im like everyone around here backwards on my mortage my condo which i bought for 239000 is only worth half that right now, but at a low 4.5% rate Borrower added on 06/04/10 > Im a good borrower as i have never missed a payment?

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,073.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving balance shows $46,000. What is that debt, and how will this LC loan help you get out from under that? Thanks.	The problem is the interest rate, I have the funds to payeach month , but i cant get any savings as these rates skyrocketed in the last year most are around 25%. These are store cards that I no longer use. With this loan I can eleminate most of my credit card debt
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes title under my name. no equity on condo as it is upside down in this area,
Thanks for the reply, but you still have 2 dozen open credit lines, and $46k in debt and are asking for only a fraction of that from LC, so not clear on what disciplines you are putting in place to eliminate such a large debt load.	I will be eleminating all the reatail cards that is more then half the accounts, My new wife and I will be cutting up all the plastic .I make enough money to just pays these now want to have a out so i can put more money on the remaing accounts open
Please explain how a loan for $11,500 will eliminate "most of" $46k in credit card debt.	11500 wont eleminate all the debt but it will make it easier to to pay high interest credit cards and give me more money each month to pay down other debt. 12000 is a student loan with a payment of 89 a month
You didn't ask the prior investor's question. Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. In addition, list each debt you do not plan to pay off and the current actual monthly payment on each. How can you "eliminate most of" your credit card debt with an $11,500 loan?	High inyerest rates,they are 24.99-26.99% the loan will save me a few hundred dollars as i can put towards other credit Sears, Sears, Macys, Home depit, Zales, Northstron ,Neiman Marcus ,Exxon Mobil,capital one and a few more small ones

Member Payment Dependent Notes Series 522602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522602	$9,550	$9,550	10.75%	1.00%	June 10, 2010	June 9, 2015	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522602. Member loan 522602 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Sodexo/Regional Hospital	Debt-to-income ratio:	7.97%
Length of employment:	5 years	Location:	Paris, IL

Home town:
Current & past employers:	Sodexo/Regional Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > Money will be used to refurbish a building that will generate $1000/month rent from a financial investment firm set up in a small town. They are providing me with a copy of a 5 month lease agreement. Borrower added on 05/27/10 > Note: This is a 5 Year lease agreement. Not 5 month. Lending Club, if you can change the previous loan description to read 5 year rather than 5 month it is much appreciated.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,471.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You arer spending $10K to refurbish a building that pays $1K income per month rent in exchange for a 5 M-O-N-T-H financial services firm rental agreement? (Am I the only one missing something in this transaction?) Lender 505570 USMC-RETIRED 05.27.2010 at 07:59 AM ET	Sorry, I must resubmit. It is a 5 year agreement
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Home is mortgaged. Have approx 45k in home equity according to last appraisel
What kind of business do you plan on using this for and what are your other debts? With me being around the area(Chrisman) I am more apt to help a close friend. Thanks.	Wow..it is small world. The property however is in Princeton, Indiana. The property is simply investment income for me..It is time to do some refurbishing on it.
What are your other $ monthly costs (mortgages, car, utilities, any CC debt, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Car - 0 Utilities 200 insurance 150 phone 100 internet 55 childcare - 0 gym - 0
What is your mortgage payment? (Lending club does not share this info with the lenders.)	845

Member Payment Dependent Notes Series 522627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522627	$6,400	$6,400	10.75%	1.00%	June 11, 2010	June 9, 2013	June 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522627. Member loan 522627 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	La Barge	Debt-to-income ratio:	6.72%
Length of employment:	10+ years	Location:	Appleton, WI

Home town:
Current & past employers:	La Barge
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > to pay off credit card debt.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,170.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current source of income and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	Type your answer here.labarge 15 years incirciut tester rent 560.00 a month very cofident to pay loan back
I understand your desire to consolidate existing debt -- has anything been done to avoid accruing new debt?	Type your answer here.cut up credit cards learn to budget money better
Please be more descriptive about Loan Purpose and Description.	Type your answer here.to pay off credit card debit
I am member 631924 who asked seven questions above. You only answered two. I am interested in helping fund your loan, but am not anxious to loan to someone who will not answer basic questions which will enable me to decide about their ability to pay me back. Lenders only get the information listed above and answers you give. thank you.	no

Member Payment Dependent Notes Series 522651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522651	$16,250	$16,250	11.12%	1.00%	June 10, 2010	June 10, 2013	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522651. Member loan 522651 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:	AT&T	Debt-to-income ratio:	20.77%
Length of employment:	10+ years	Location:	Laguna Niguel, CA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > 1. I plan to use the funds to consolidate debt. Lock in at a decent fixed rate with one fixed monthly payment. Avoiding the inevitable rate increases on my current variable interest rate credit cards. 2. I am an excellent candidate for this loan because my employment is secure. I have been with the same employer for 10 plus years. Also, please consider that I have an excellent payment history by never missing or being late on any of my credit card or auto loans for the past several years. 3. My monthly budget is $3,080 (including the Lending Club loan): Rent $800; Utilities $150; Car loan $345; Gas $140; Insurance health and auto $150; Lending Club loan $655; Food $600; Misc; $200; Gym $40.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,750.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	Discover: $4,700.00, 12.99%, $200.00. BofA (AAA Auto Club): $6,100.00, 15.99%, $250.00. Well Fargo: $7,100.00, 16.65%, $250.00 Chase: $10,000.00, 12.24%, $300.00 I will pay off fully the Discover, Wells Fargo and BofA cards. The remaining $2,100.00 will pay down the Chase. The Chase card currently has a lower interest rate then the 3 year Lending Club loan. I work for AT&T; my position is secure in customer service and sales. I have a base salary of approx. $62,000; in addition I do receive small bonuses and sales commissions.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Type your answer here. Yes, the smaller loan amount will still allow me to payoff the higher interest cards fully.

Member Payment Dependent Notes Series 522684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522684	$6,300	$6,300	13.61%	1.00%	June 11, 2010	June 10, 2013	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522684. Member loan 522684 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	Aventura Hospital	Debt-to-income ratio:	9.54%
Length of employment:	3 years	Location:	MIAMI, FL

Home town:
Current & past employers:	Aventura Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	36	Months Since Last Delinquency:	6
Revolving Credit Balance:	$3,196.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please describe your two delinquencies in the last 6 months?	I am working and going to school. I made the payments following including the missing payment. I missed the date because I just forgot to make the payments on time. On one account the balance is now 0. And I guess the other account is almost a 0 balance. I make my payments usually on time. But, I messed up on those 2 payments.
Revolving Credit Balance shows only $3196 outstanding; is there another loan you're paying? Thanks and good luck	I assure you that I owe more and wish you were correct. Some accounts are closed. And others are opened. But, the amount I stated as money I owe that I am desiring to consolidate is just under what the exact figure is that I owe.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	JCP 261 OMAHA 2747 CHASE 483 MACY 362 SEARS 1081 CITI 262

Member Payment Dependent Notes Series 522686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522686	$10,175	$10,175	18.30%	1.00%	June 11, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522686. Member loan 522686 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ray Catena Motor Car	Debt-to-income ratio:	22.48%
Length of employment:	7 years	Location:	Rahway, NJ

Home town:
Current & past employers:	Ray Catena Motor Car
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I am mostly using this loan for repairs on my newly purchased home. The house is 100 years old and needs a lot of work. I need to remodel the bathroom and kitchen. I do all the work myself, so the money used would be for supplies and not for labor. This loan would just help jumpstart the renovations. I would like to use a smaller portion to pay down a high interest credit card which is an Bank of America AMEX. The other two credit cards which hold the other half of my debt are more manageable and I am making more progress paying them off because their lower interest rate. I have also received a substantial raise at my job which helps a lot with my budget. I believe my debt to income is high for a few reasons... My company gives me an allotment for a vehicle to lease. I pay about $500 per month for the car, however my company gives me 350 towards the car payment for the duration of the lease. So in reality, I only pay $150 towards the car. The lease will be up in August so it will appear that I have less debt. Every month I pay my mortgage, utilities, car payment, insurance, and credit cards. Again, I just received a raise a short time ago, so I was living on a tighter budget, now that my income is higher I will be able to make bigger payments on my credit cards. In regards to my job. I am an Master Certified Automotive Technician for Mercedes-Benz. I went to school for automotive and have stayed at Ray Catena since graduating 7 years ago. I enjoy my job very much and plan on staying at my current job. Borrower added on 06/02/10 > I have an income of about 5,000 a month 1700 goes to my mortgage. 500 towards my car and car insurance. 500 towards utilities 500 towards credit card payments. 300 towards my motorcycle payments (which is almost payed off) The rest goes towards savings and separate savings for a back up mortgage payment (in case of lost job ect) My fiancee pays phone, internet, food ect. That is a basic budget layout. If you would like more detail please let me know. I plan on paying a little less towards my savings for the monthly payment of the loan. I do have a strong relationship with both my family and my fiancee's family and I know they would help me in a pinch. Borrower added on 06/03/10 > I chose the five year plan for more flexibility and to be safe. Realistically, I would like to pay off the loan in 2.5-3 years. However, if something happens (like I lost my job or got sick) I would be able to manage the payments that come with the 5 year plan.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	45
Revolving Credit Balance:	$13,057.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected the 60-months maximum term repayment offering borrower the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Question requires the length of time answer based on borrowers current intentions. Every borrower securing a loan has an initial idea how long they will continue to pay on their loan before final payoff occurs. Please provide an approximate in-years direct answer to my direct question; that will greatly help me, and help other lenders who read borrower-lender Q-A exchanges, to decide to help fund your loan.] Advance thanks for expected answer that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.29.10 @ 11:26 AM ET.	I chose the five year plan for more flexibility and to be safe. Realistically, I would like to pay off the loan in 2.5-3 years. However, if something happens (like I lost my job or got sick) I would be able to manage the payments that come with the 5 year plan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I just bought the home. I paid 180,000 for it and the house is worth 230,000. (my girlfriend has also borrowed from the LC and was asked the same question) The deed has both of our names on it, but we do not physically hold the title because we still are making mortgage payments. Hope this answers your question!
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. 1) PLEASE detail your current monthly budgeted expenses (ex: mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 2) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	My budget breakdown: I have an income of about 5,000 a month 1700 goes to my mortgage. 500 towards my car and car insurance. 500 towards utilities 500 towards credit card payments. 300 towards my motorcycle payments (which is almost payed off) The rest goes towards savings and separate savings for a back up mortgage payment (in case of lost job ect) My fiancee pays phone, internet, food ect. That is a basic budget layout. If you would like more detail please let me know. I plan on paying a little less towards my savings for the monthly payment of the loan. I do have a strong relationship with both my family and my fiancee's family and I know they would help me in a pinch.
Please contact Lending Club to verify your income in order to expedite the funding of your loan. Thanks!	My income has been verified and is approved.

Member Payment Dependent Notes Series 522687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522687	$4,000	$4,000	11.49%	1.00%	June 10, 2010	June 10, 2013	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522687. Member loan 522687 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	pinnacle health	Debt-to-income ratio:	17.36%
Length of employment:	10+ years	Location:	BOILING SPRINGS, PA

Home town:
Current & past employers:	pinnacle health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > ok Borrower added on 05/29/10 > I am currently seeking financing to help me eliminate unwanted credit card debt. I dont have a lot, but due to a resent credit limit reduction I have been thrown dangerously close to exceeding max balance. I should make it clear that credit limit was lowered due to unuse of credit cards for about 2 years. Unfortunately not using them and trying to pay off existing balances has hurt me. I feel I am a reliable borrow and have paid off numerous bank loans and credit card balances in the past with no defaults. I have a very steady job in the healthcare industry and have been with this company for over 10 years. I prefer autodeduction as a payment plan and have been using this method for all of my loans. I make sufficent funds to cover my debt grossing about $2600 a month, however, this winter and moving expenses have added some unexpected extra monthly payments. My goal is to pay ONE monthy affordable payment and be done with it. I am very new at using this form of lending process and appreciate all of the lenders that are willing to help me in my time of need. Thank You!

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	50
Revolving Credit Balance:	$2,510.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position with employer and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize all debt and both minimum and actual payments ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	Type your answer here. I am an ER Rgistration Representative and I enter patient demographic and insurance information. I have been with current employer for over 10 years. Previous employer was for 1 1/2 year just out of high school and I left for a more stable job.
Please answer all 7 questions that the initial investor asked. Thank you.	All 7 questions you had asked are not showing on my account, I can not answer them if I do not see them. Please send them again. Thank you!
You have answered only one question from member 631924. Do you want your loan to be funded? Please answer the remaining 6 questions.	Although I feel a few of these questions are a little too invasive I understand the importance and will answer to the best of my ability. I have already answered question one. 2. single wage earner 3. rent is $650/mo 4. $298 mo/ will be paid off in less than 3 yrs 5. $2510 in revolving debt as stated in loan details total debt is around $3500. I make a total of $200 monthly payments with min. of $25 6. $37 for medical expenses i.e perscriptions, $125 for phone,internet,and cable combined. $200 biweekly for food and fuel. As I am sure you are well aware, monthly costs and expenses can change. I assure you I am able and do make my payments accordingly. Consolidating my debt will allow me to more easily manage my budget and plan for the future. I hope this has given you the information you need to make an educated decision on your willingness to fund my loan. If not, I thank you for your consideration.
I understand some questions seem invasive to you. However, as lenders we have no idea who you are other than what city you live in. None of the information you provide points to a specific identifiable person. Thus, we are loaning money to a complete stranger who we can not identify. Now, I hope you see our perspective.	Were my questions not answered to meet your needs? I am not sure what you are asking me in this specific post.
1 - Inquiries in Last 6 Months: 2 -- Did these result in more debt? Thanks	The one big thing that really led me to wanting to consolidate and pay everything off at once was a minor auto accident back in the end of February. I live in Pa and we got hit hard this winter with BIG snow accumulations. I had an unfortunate "mishap" on the ice and all the sudden I was left with big and unexpected car repair bill. It has been hard to catch up since then. I hope this answers your question. Thank you for your consideration.

Member Payment Dependent Notes Series 522721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522721	$3,250	$3,250	7.88%	1.00%	June 10, 2010	June 11, 2013	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522721. Member loan 522721 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Pandell Law Firm Inc.	Debt-to-income ratio:	20.95%
Length of employment:	4 years	Location:	ANTIOCH, CA

Home town:
Current & past employers:	Pandell Law Firm Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,701.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to fund your loan, but require the following answered. 1. Describe the purpose of this loan. 2. Provide an itemized list of your monthly expenses, including this loan payment. 3. Explain your role and responsibilities at your current place of employment.	1. Describe the purpose of this loan. This loan would be utilized to pay for a medical procedure that is not covered by my medical insurance. 2. Provide an itemized list of your monthly expenses, including this loan payment. The following are the payments I am responsible for: Net Pay per month (excluding overtime, I usually average about 10 hours of overtime per month) $3,630 Mortgage, property taxes and house insurance $2,000 Citi Bank Credit Card $250 Student Loan $263 Secured Loan $138 Best Buy Credit Card $50 Chase Credit Card $50 Car Payment $440 Car Insurance $98 Medical Loan (if approved) $100-$200 3. Explain your role and responsibilities at your current place of employment. My title is legal secretary and paralegal. I am the supervisor to all administrative assistants. I am also the office manager???s assistance. I prepare legal documents and correspondence requiring knowledge of California State Laws; I guide, train and supervise staff and/or employees performing related work. On the 15th of this month, I will have worked here for four years.

Member Payment Dependent Notes Series 522724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522724	$10,100	$10,100	7.88%	1.00%	June 10, 2010	June 10, 2013	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522724. Member loan 522724 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,711 / month
Current employer:	n/a	Debt-to-income ratio:	22.14%
Length of employment:	n/a	Location:	Hermistnon, OR

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > It is a personal reason that I am helping out a close family member Borrower added on 05/27/10 > This loan is to help out a family member in need of financial support. Borrower added on 05/27/10 > This is loan to help out an immediate family member . Borrower added on 06/02/10 > This loan will be repaid as soon as possible, possibly within 90 days Borrower added on 06/08/10 > I am willing to go for a lower amount, say $10,000 Borrower added on 06/08/10 > I will gladly accept whatever is offered to me with great thanks.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1978	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,644.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the source of your income? What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this poan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Income from Oregon Public Employees Retirement System gives me $4700 gross/ $3600 net every month. I am due for a cost of living raise in July, not sure how much though. (I am a retired teacher) Mortgage through Wells Fargo $856 (incl. prop. tax and insurance Car with Toyota Financial $376/mo Utilities (elect, water, gas,) $150/mo Car Insurance $ 70/mo Phone/internet $71/mo Cell phone $40/mo Court Club gym $35/mo Credit cards ( minimum pay) $700/mo Please let me know if you need any more information. This loan will be repaid in full within 90 days.
The loan is classified as "Renewable - Green Energy". Can you explain how the money will be used?	Type your answer here. This money will be used to help out a family member with personal needs due to a loss of personal funds. I

Member Payment Dependent Notes Series 522760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522760	$9,900	$9,900	10.38%	1.00%	June 11, 2010	June 10, 2013	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522760. Member loan 522760 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	21.89%
Length of employment:	6 years	Location:	Arlington, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > Eight years ago, I was rear-ended on an interstate highway by an uninsured driver. It badly twisted my neck, and I have been in pain and in treatment by doctors ever since. I have followed a conservative course of treatment to avoid surgery, but when I stopped improving last year, I saw a neurosurgeon and he recommended surgery if I ever wanted the pain to go away. My claim against the insurance industry is still open. I have not settled for two reasons. One, I haven't finished treatment, and two, they have offered to settle for only $70,000. That sounds like a lot, but it does not cover the financial damage of eight years of medical expenses that I have had to fund out of my own pocket. I have been putting together my final set of documentation to submit, but I???ve reached the end of my claim period and to keep the claim open, I must file suit. My claim is also against my own insurance company, whom I have been with for 30 years. In the past they have always settled claims fairly, but none of those was ever a personal injury claim. I have not been, nor am I now, represented by an attorney. I don't agree with the personal injury contingency approach to settling an accident claim. I need one now to file suit and to provide advice on a few key issues because of the push-back I???m getting. I have no intention of going to court, but I do expect to go to mediation. I believe the claim is worth at least $100,000 and perhaps more. Why do I believe that now? From the research I???ve done and because of the Neurosurgeon report that will say that the surgery is necessary. Use of funds: To cover attorney fees, filing fees, doctor's statements and mediation. Source of Repayment: When the claim settles. I will include a copy of the last offer from the insurance company to the Lending Club folks along with income information. I am also willing to have a lien placed on the claim. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1979	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$86,016.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.28.10 at 7:45 AM ET	Thank you, I appreciate your help. I jumped the gun a little should have waited to submit until I had the description written. Please see the updated description.
Employer or current source of income?	For the last five and half years I have been working for a $250 million revenue privately-held company that works with Fortune 2000 companies to help them market more profitably. I am a VP of Business Development and work with senior executives and managers at these companies.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, my wife and I hold title to our home in our names. The house appraised for $193,300 in 2009 by the county tax appraiser which typically lags somewhat to what the actual sale value is. We currently owe, as of May, $156,676.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	A few answers to your questions: 1. See previous answer. I can't disclose the company name because that could reveal my identity. 2. Our annual income is $160,000 and, after taxes, is slightly more than our expenses. The difference goes into my wife's 401K. She is a mid-level manager and has worked for the same company for 15 years. 3. I have had to pay all the accident medical expenses from savings and loans. 4. We have no past or current delinquencies and have always repaid our loans. 5. The LC loan with be automatically withdrawn from my checking account. Thank you for your consideration.

Member Payment Dependent Notes Series 522773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522773	$7,625	$7,625	7.88%	1.00%	June 14, 2010	June 11, 2013	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522773. Member loan 522773 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	T and M Associates	Debt-to-income ratio:	15.61%
Length of employment:	< 1 year	Location:	BELMAR, NJ

Home town:
Current & past employers:	T and M Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,924.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 522788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522788	$9,525	$9,525	16.32%	1.00%	June 11, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522788. Member loan 522788 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Osage of VA	Debt-to-income ratio:	15.17%
Length of employment:	4 years	Location:	Alexandria, VA

Home town:
Current & past employers:	Osage of VA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > These funds will be used to not only help in the closing but will give us some breathing room for the actual move. We will have most if not all of our "spare" cash locked up in the purchase and just need a bit of wiggle room. My job is very stable, I'm with a Fed agency as a contractor and my wife is a teacher here in Northern VA. I have talked to my client and have been assured that my position is as secure as his Fed slot. Borrower added on 06/04/10 > Please feel free to contact me with any questions or concerns.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,989.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much "Skin-In-The-Game" $$- other than the 1st mortgage- do you personally have invested in this home purchase a-n-d consequently will be at risk? (Purchase price minus 1st mortgage balance = required cash investment at closing L-E-S-S this $15.400 loan.) Lender 505570 USMC-RETIRED 05.29.2010 at 07:19 AM ET	Right at $20,000.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $15,400 Home Purchase category loan. My questions are: Number [1] Brief description your employer Osage of VA? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $9,989 Revolving Credit Balance total debts (91.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? Or 1 to 3-yrs? Or utilize 4 to 5-yrs maximum time allowed? FYI: Thanks for reply to my email. I- and most other Lending Club small lenders- am always interested to help borrowers with Home Purchase Down Payment loan or Small Business loan provided borrower actually does have some of their $$ invested in the deal too. Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 9:10 AM ET.	Ok...here goes.... 1) Osage is a small environmental consulting and planning company out of Norfolk, VA. 2) I work in DC for a Fed agency as the Geographic Information Systems Program Manager and the Cultural Resource Manager for said agency. I take care of mapping needs as well as historical issues that the agency has. 3) Right now we are paying about $700 per month on RCB debts. Our plan is that our housing payment will be lower then what we are paying in rent and that combined with the tax break will allow us to pay off this note as well as the RCB debt that much quicker. 4) We do intend to pay off this note sooner then the 5 years but wanted to give ourselves some breathing room. Thanks!
What is Osage of VA and what do you do there?	Osage is a small environmental constulting and planning firm out of Norfolk, VA. I work for a Fed agency in the District of Columbia as their Geographic Information Systems Manager and Cultural Resource Manager. Basically I handle all their mapping needs as well as any historical issue that come up due to repair and construction on historical buildings the agency is responsible for. Thanks!
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.28.2010 @ 12:35 PM ET.	Thanks for the info.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.28.2010 @ 12:35 PM ET.	Again, thanks!
Borrower, this email purpose is to tell you that after recent ABC News broadcast featured P2P lending, then Lending Club borrower loans listed increased from an average 150 loans to 200 loans listed per day to 500 loans to 550 loans listed per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in high-quality credit-worthy borrowers requesting primarily either the Debt Consolidation, Credit Card Refinancing or Home Improvement Project loans resulted in that most loans now listed, especially those loans in the higher $15K to $25K range, ultimately finish at approximately 70 percent funding when 14-days listing time expired. Then borrower has the option to accept either the partially funded loan or to cancel requested loan and loan will be removed from lender consideration. Another borrower option is the ability to re-list either the same or a modified loan version for another maximum 14-days time. Unless either the number of borrowers decreases, a most unlikely event, or the number of the active lenders substantially increases, a somewhat likely event, or if combination of both the events simultaneously occurs, realistically a re-listed loan option will probably result in only the repeat performance of loan's initial listing- an approximately 70 percent funding level at when the 14-days listing time expires. Your $15,400 loan currently attracted 21 percent funding in 11 full days being listed for lender consideration. Your loan has 3 days listing time remaining before the 14 days maximum listing time expires. Good news is that every loans funding pace always quickens the closer the loan comes to the 14-days maximum listing time expiration. Question: If your loan finishes at approximately either the 70 percent or hopefully much higher percentage funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining the partially funded loan and instead intend to re-list the loan later for lender consideration? The following loan related information may be beneficial to you. FYI: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments are current for 6 months, subject to Lending Clubs' borrower credit review requirements, the current borrower could list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months time. In interim time the borrower can advantageously use this loan's net proceeds to partially fund your home purchase required out-of-pocket costs.. Advance thanks for your answer to question about possibility accepting a partially funded loan. Lender 505570 USMC-RETIRED 06.07.2010 at 11:37 AM ET	Thanks for the info. I will be 100% honest. We will accept the loan if not fully funded. We need the "wiggle" room no matter what and we will "take" what we can get. Due to the wife being a teacher, we dont have a long window for home purchase during the year. Summer is the time for us. Hope I explained myself!!!! :)

Member Payment Dependent Notes Series 522809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522809	$16,000	$16,000	10.75%	1.00%	June 14, 2010	June 10, 2013	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522809. Member loan 522809 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	SDI	Debt-to-income ratio:	8.70%
Length of employment:	3 years	Location:	AMBLER, PA

Home town:
Current & past employers:	SDI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,638.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.28.10 at 7:45 AM ET	Purpose: To pay back the money I borrowed for my boy's college tuition.
What is SDI and what do you do there?	For SDI, please check the web: http://www.sdihealth.com/ I am bio-statistician of SDI.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, on both my wife's and my name. 2. I haven't taken any home equity loan so I do not have equity on my house. By the way, I am taking this loan for my personal financial issue, nothing related with my wife, so I prefer take this loan instead of the home equity loan with very lower rate because I do not want to this loan have any relationship with the properties that I am sharing with my wife, such as my current house. I have the ability to pay off this this within 3 years and this loan does not have prepayment penalty. This is only of the reason I am taking this loan.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	You're asking too much details. I can only given you some rough description: My share on the monthly mortgage is only under $1,100.00 (my wife has her own share). a car loan of 0 finance is $345.00. Others are changing. And my boy graduated already so I do not have to pay tuition anymore.
Do you own 25% of more of SDI? -- Why did you originally borrower funds from your son's college fund? How old is your son?	I never did that! My son did not have any college fund. As a part of my family tradition, I paid all the tuition and spending my boy needed in college.
Where are the funds borrowed from currently? What is the rate, what are other terms of loan?	from my wife, my other relatives with no interest.

Member Payment Dependent Notes Series 522820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522820	$17,825	$17,825	14.72%	1.00%	June 14, 2010	June 12, 2013	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522820. Member loan 522820 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,892 / month
Current employer:	us army	Debt-to-income ratio:	20.93%
Length of employment:	5 years	Location:	EL PASO, TX

Home town:
Current & past employers:	us army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > i'm going to use the funds to pay off 10 credit cards that i currently pay 1085 a month so 812 to one payment will be a lot easier to pay Borrower added on 06/02/10 > I'm a good borrower because im never late on a payments and i usually pay loans off ahead of time

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,016.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $23,500 CC category loan. My questions are: Number [1] If military active duty, your current U S A Rank a-n-d Pay Grade are? If you are a civilian employee, your equivilant GS Pay Grade is what? Number [2] If military enlisted, your Expiration Current Term of ServiceDate is when? Number [3] If active duty military, what are your current career intentions? Are you Extending? Reenlisting? Or what? Number [4} Transunion Credit Report shows a $14,016 Revolving Credit Balance total debts (61.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [5] $23,500 loan; $14,016 Revolving Credit Balance; $9,484 is the extra cash that you will be receiving (less loan's origination fee) that is consolidating or is refinancing what SPECIFIC debts that are NOT included in your Transunion Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum? [The Length of time question requires an answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide the approximate in-years direct answer to my direct question; the answer is helpful to me, and many lenders who read borrower-lender Q-A's, to decide to help fund your requested loan.] Advance thanks for expected SIX answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.30.10 @ 1547 AM ET.	1) Struggling O1. 2) Feb of 2012. 3) Undecided. 4)$14,016 is just the debt in my name. The additional $9,484 is in my husband's name. Currently we pay 1085/mo in RCB debts. 5) use the 2-3yr max. Thank you for your interest.
Your loan now listed for 5 days but only 23 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	thank you
Lieutenant, purpose this email is to tell you that after the ABC News broadcast featured P2P lending, the Lending Club borrower loans listed increased from an average 150 loans to 200 loans listed per day to 500 loans to 550 loans listed per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in high-quality credit-worthy borrowers requesting primarily either the Debt Consolidation, Credit Card Refinancing or Home Improvement Project loans resulted in that most loans now listed ultimately finish approximately 70 percent funded when their 14-days listing time expired. Borrower has an option to accept the partially funded loan or to cancel requested loan and loan will be removed from lender consideration. Another option is borrower can then re-list either the same or modified loan for another maximum 14-days time. Unless either the number of borrowers decreases or the number of active lenders substantially increases or combination of both events simultaneously occurs, realistically the re-listed loan can expect the repeat performance of the loan's initial listing- an approximately 70 percent funded level at 14-days listig time expiration. Your $23,000 Debt Consol loan has 6 listing days remaining before time expires. Loan now is 35 percent funded in 7 days being listed for lender consideration. Each loan's funding pace always increases the closer the loan approaches it's expiration date. Question: If your loan finishes either at approximately 70 percent or hopefully a higher percent funded when the 14-days maximum listing time expires, will you be accepting a partially funded loan? Or will you be declining a partially funded loan and instead intend to re-list the loan later for lender consideration? Advance thanks for answer. Suggest that you read the related information that follows. FYI: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments are current for 6 months, subject to Lending Clubs' borrower credit review requirements, the current borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months time. In interim time borrower can advantageously use this 14.72 percent APR loan's net proceeds to partially payoff the typically much higher 19.99 pct, 21.99 pct, 25.99 pct, 27.99 pct et al CC Revolving Credit Balance debts. Marines take care of fellow Marines- and Airman, Coasties, Sailors and Soldiers too. Semper Fidelis, Lender 505570 USMC-RETIRED MSgt, Disbursing Chief, 06.06.2010 at 7:23 PM ET	Unfortunately I need 100% of the funding to be beneficial to me. If i were to accept any less than that, it would only compound my debts.
If your loan does not fully fund, do you intend to accept the loan as funded? Thank You	No. If the loan is not fully funded, the payments would only compound my issues.
Your answer "No. If the loan is not fully funded, the payments would only compound my issues" does not make sense to me, because even if ALL of your higher % debt couldn't be replaced by LC loan, having SOME of it at lower rate is better than none at all. Therefore, can you please explain WHY having SOME of your loans be a lower interest would "compound your issues." I really need things to make sense before I invest.	it would compound the issues by add another bill and only eliminating three or four bills unlike the full amount eliminating 10 bills i want to pay one bill so i have money left over and not going paycheck to pay check

Member Payment Dependent Notes Series 522890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522890	$7,050	$7,050	16.82%	1.00%	June 11, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522890. Member loan 522890 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Lawrence Toyota	Debt-to-income ratio:	23.64%
Length of employment:	4 years	Location:	TRENTON, NJ

Home town:
Current & past employers:	Lawrence Toyota
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Been at the same job for 4yrs no plans on leaving. Just need to pay off credit card and Snap-on Tools account.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	22
Revolving Credit Balance:	$6,570.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Bank of America CC - $6500 - 15% - Pay Off Snap on Credit - $2500 - %18 - Pay Off
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $9,250 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Lawrence Toyota? Number [2] Transunion Credit Report shows a $6,570 Revolving Credit Balance total debts (87.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE per month.) Number [3] $9,250 loan; $6.570 Revolving Credit Balance; $2,680 is the extra cash that you will be receiving (less loan's origination fee) that is consolidating or refinancing what SPECIFIC debts that are NOT included in the Transunion Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Question requires the length of time answer based on borrowers current intentions. Every borrower securing a loan has an initial idea how long they will continue to pay on their loan before final payoff occurs. Please provide an approximate in-years direct answer to my direct question; that will greatly help me, and help other lenders who read borrower-lender Q-A exchanges, to decide to help fund your loan.] Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.29.10 @ 10:45 AM ET.	I am an ASE Certified tech at a toyota dealership. My credit card balance is 6500. My minumum is 250. I send 500. I also have a credit line with Snap-On tools that is at 2500. I chose 5 years to give me latitude in the payments but i do intend to pay off in 3 to 4 years maximum.

Member Payment Dependent Notes Series 522934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522934	$11,650	$11,650	10.99%	1.00%	June 11, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522934. Member loan 522934 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Briggs & Stratton Corporation	Debt-to-income ratio:	19.31%
Length of employment:	10+ years	Location:	Muskego, WI

Home town:
Current & past employers:	Briggs & Stratton Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/17/10 > Currently have the following debts I would like to consoldiate. US bank - $8,500 at 13.9% Citibank - $7,000 at 9.9% 4,000 at 0% HSBC - $1,650 at 19% Kohls - $695.00 at 19% HSBC - $400 at 0% My plan is too use this money to pay off the higher interests loans. I currently have a 2nd vehicle for sale valued $12-15,000 that will be used to pay whatever is left over as well as go towards this loan. I applied for the loan to make sure there is no issues if the car takes a little longer to sell. Thank you. Borrower added on 06/06/10 > Current monthly bills. Mortgage $1124.00 Electric/gas $150 Phone + internet $100 TV $75 Car payment $245.00 No other monthly memberships, or insurance payments.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,379.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 522993

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522993	$6,375	$6,375	11.86%	1.00%	June 14, 2010	June 10, 2015	June 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522993. Member loan 522993 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Adecco	Debt-to-income ratio:	15.22%
Length of employment:	< 1 year	Location:	Mountain View, CA

Home town:
Current & past employers:	Adecco
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1981	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,868.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Adecco and what do you do there? Where did you work prior to that?	Adecco is a temporary employment agency. I am a contract employee that works currently at Google analyzing and programming data for Google Maps operations. From 2004 until 2008, I worked for NASA at their Jet Propulsion Laboratory (JPL) and at their headquarters in DC as a systems engineer and program manager. I left in September of 2008 to start my own business with personal savings. The business took longer to start than I anticipated, and that is how I ran up credit card debt. I took the job with Adecco/Google in October 2009 to pay bills while I still got my business of the ground.
How much is your rent? How much is your car payment?	Rent is $1100 per month. I currently own my car so there is no monthly payment.
How was this debt accumulated? I ask because I want to know if you are doing something differently now to prevent yourself from accumulating more debt. If so, what's different now?	The debt was accumulated after I quit my last job to start a business in September 2008 (a month before the economic downturn). I had money saved up to start a business, but it took longer than anticipated to get it going. I accumulated the debt because I believed I was close to receiving funding for my business, and could pay off the debt with this funding. (The debt is almost purely business expenses.) When I realized that I needed more time before I was ready to raise money, I got my job with Adecco/Google and have been working on my business at night and during the weekends. This way I don't spend money I don't have and I can also work on my business at the same time.

Member Payment Dependent Notes Series 523072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523072	$15,250	$15,250	19.04%	1.00%	June 11, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523072. Member loan 523072 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Liberty Mutual	Debt-to-income ratio:	11.05%
Length of employment:	10+ years	Location:	Orlando, FL

Home town:
Current & past employers:	Liberty Mutual
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Consolidating my personal loans together with my credit cards with 24 - 29% high interest into one payment which will help my FICO to climb back up & I will pay Dad back early for helping me out when I needed it.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	38
Revolving Credit Balance:	$5,955.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I will be able to pay with this loan: Dad (pers) / $1,000 AppliedCard / $1,952 / APR 29.9% Citicard / $3,207 / APR 28.7% Citifinancial / $9,714 / APR 22.8% Credit Union / $5,608 / APR 12% I will NOT be able to pay with this loan: AMEX / $1,494 /APR 14.5% HomeDep / $ 232 / APR 28.9% will use savings to pay down these cards instead. Thank you.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $22,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Liberty Mutual? Number [2] Transunion Credit Report shows a $5,955 Revolving Credit Balance total debts (59.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE per month.) Number [3] $22,000 loan; $5,955 Revolving Credit Balance; $16,005 is the extra cash that you will be receiving (less loan's origination fee) that is consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Question requires the length of time answer based on borrowers current intentions. Every borrower securing a loan has an initial idea how long they will continue to pay on their loan before final payoff occurs. Please provide an approximate in-years direct answer to my direct question; that will greatly help me, and help the lenders who read borrower-lender Q-A exchanges, to decide to help fund your loan.] Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.29.10 @ 10:45 AM ET.	I WILL be able to pay off the following with this loan as I am currently paying much more than minimum each month and plan to pay off this consolidated loan within 2 - 3 years, but I requested set up as 5-yr term to lower monthly obligation: Dad (pers) / $1,000 Visa / $1,952 / APR 29.9% MC / $3,207 / APR 28.7% Citifinancial / $9,714 / APR 22.8% Credit Union / $5,608 / APR 12% I will NOT be able to pay the following balances with this loan: AMEX / $1,494 /APR 14.5% HomeDep / $ 232 / APR 28.9% I will use savings from this consolidation to pay off these cards over the next couple of months. Due to confidentiality policy, I will not be able to answer specifics about my job except that I plan to be there many more years through retirement. This loan will be paid off early within 2 - 3 years. I chose longer term only to lower monthly obligation. I have not been late with any payments in more than 5 years, so your investment will be placed with a responsible appreciative borrower. Thank you again for your help.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.29.2010 @ 4:46 PM ET.	I appreciate this information. Thank you.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. 1) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 2) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	1) Housing: $1617 ????Car/Insurance: $132 (car is paid, insurance/repairs only) ????Phone, cable, internet/Utilities: $390 ????Food, entertainment, Clothing, Household: $400 ?? LC loan,remaining CC pymt plus 2nd mtg: $840 I will be able to pay with this loan: Dad (pers) / $1,000 AppliedCard / $1,952 / APR 29.9% Citicard / $3,207 / APR 28.7% Citifinancial / $9,714 / APR 22.8% Credit Union / $5,608 / APR 12% I will NOT be able to pay with this loan: AMEX / $1,494 /APR 14.5% HomeDep / $ 232 / APR 28.9% will use savings to pay down cards instead. 2) I have savings and 401k as back-up, however, I plan to work several more years until retirement. I also plan to pay off this loan early within 2 - 3 years. Thank you.
Please verify your account and income with lending club and you will have many more investors! Thanks!	Awaiting deposit by LC to verify account, which should be completed within 1 business day. thank you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do not hold title to my home and due to economy, there is no equity remaining. But I am seeing signs of improvement in my community. Thank you for your help.
3 Questions 1) Purchase date of home, and do you plan to stay in it. 2) Mortgage balance and value. 3) Do you have a strategy for remaining out of debt? Thank You	I have been in my home more than 10 years and plan to stay in it for many more and with the help of this consolidation will close all but 1 cc account and continue to build emergency savings to stay out of debt. thank you.
I hope this is not the case, but if your loan does not fully fund before expiration. What do you intend to do, accept the loan at current funding, relist, or something else? Thank You	Hello, I REALLY hope that is not the case either because I need to LOWER all of my rates. In fact, with your help and the extra monthly payments I am making (more than twice the minimums due) I really should have these cards paid within 2 years. Also, I plan to apply my annual bonus to this loan that I will receive from work next year. However, you ask a realistic question - and, I will probably take the loan even if not fully funded and will pay back my Dad first and then my highest cards from 22-29% since LC's 19% rate will still save $$. Thank you very much for your help!! I promise to make good on your investment - before the end of the term!
Actually, I hope you take the full term to pay (more interest for me (grin). But on a more serious note--I will be investing in you. Thank You P.S "Pay your dad off first", my kinda guy!	Thank you Thank you Thank you! ...I will keep that in mind. by the way, my Dad is a great guy...he didn't hesitate...And yes, he will be paid first!
Oh by the way-if you don't get fully funded, you do know that you can accept the loan, and then after 6 mo. you can apply for a 2nd loan (you will have a good payment history (6 mo)) and investors would probably invest in you. Just for your own information!	I appreciate this advice. I WILL accept the loan and and establish a good history and come back if necessary.. This is my first time using LC and the service has been easy and professional support. Thank you again for your question and deciding to help me out! You will get a good return in more ways than one!
Borrower, after ABC News featured P2P lending, Lending Club loans increased from average 150 to 200 loans listed per day to 500 to 550 loans listed per day. Currently 350 to 400 loans listed per day. High-quality, credit-worthy borrowers increased demand for either Credit Card Refinance, Debt Consolidation, Home Improvement loans result is that loans listed, especially higher $15K to $25K range, end approximately 70 percent funded when 14-days time expired. One borrower option is to accept either partially funded loan or cancel loan. Another borrower option is to re-list either same or modified version loan another maximum 14-days time. Unless either volume of borrowers decreases, (unlikely), or number lenders increases, (possibility), or if combination both events simultaneously occurs, the re-listed loan option probably will result in repeat of loan's initial listing- approximately 70 percent funded when 14-days ltime expires. $22,000 loan currently 39 percent funded after 12 full days listed. 2 days time remains before 14 days maximum time expires. Good news is every loans funding pace quickens considerably closer a loan approaches 14-days maximum time expiration. Question: If loan end approximately either 70 percent or hopefully a higher percentage funded when 14-days maximum time expires, will you accept partially funded loan? Or will you decline partially funded loan and instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time".... Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. Borrower may advantageously use this information in 6 months time. In interim, borrower can advantageously use loan's net proceeds to partially payoff higher pct CC Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED 06.08.2010 at 7:45 PM	If a miracle does not happen to fully fund my request in 2 days, I will be taking the partially funded loan to pay my Dad first and then payoff my highest interest CCs. I am still hopeful. I appreciate your help and the good information above. Thanks to all of you again!!
I carefully read Q&As. As, I will not fund any loan the does not have answers to any questions. I invested 6 days ago after my own questions were answered but came back to look at newer answers to Qs. Like very much liked what I saw and tripled my investment after reading all the newer dialogue. Yep, parents get paid first.	Wow, what a nice thing to say...thank you so very much for investing in me again. I mean it. This process is much more personal than going through the bank and would make anyone want to pay back responsibly. Thank you!!!

Member Payment Dependent Notes Series 523077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523077	$25,000	$25,000	16.82%	1.00%	June 15, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523077. Member loan 523077 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	brookwarehouse.com	Debt-to-income ratio:	10.99%
Length of employment:	10+ years	Location:	somerville, NJ

Home town:
Current & past employers:	brookwarehouse.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I plan on using this money to consolidate and clean up my debt. I pay my bills on time I always have. Once I pay off the debt I will be able to budget my weekly income more easily and leave additional cash for me to spend rather then use credit cards. I do intend on cancelling a coiuple of these cards once paid. Consolidating my debt should actually help my credit score by about 20 points over a few months time. I have a good job as Vice Preident and General manager of a Public Warehousing company. I report directly to the owners of my company who are both retired. I am responsible for Operations, Customer Service and Sales. I have worked for the company since I got out of high school. I am now with my company for 34 years.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	4
Revolving Credit Balance:	$24,209.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. Balances I will pay off B.O.A. Mastercard - $11,002.74 Amex Optima - $6,244.60 B.O.A. Visa - $3,041.25 B.O.A. Line of Credit - $1,575.00 Discover - Paying $2500 of the $6,710 I owe. This has a no interest rate until November and I want to pay the balance down by then. I have a Amex gold and Green Card. Total Balances on these are $1800.00. A total Of $1375.00 are work expenses which I will pay when I receive my expense check from work. I need to eliminate the number of card payments. Once I accoplish this it would be much easier to pay dwon the debt and in a quicker time frame. There would even be money to spare left in my pocket.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. No, it is in My wife's and mine. Right now equity is about 20k to 25k. The value had dropped over the past several years from $250k to $170-$175k. My current Mortgage amount balances total $153,000.
If loan 100 pct funds then L C issues their NO prepayment penalty promissory note. Borower selected a 60-months term for loan repayment. How long do you initially intend to service this loan before final payment is received by participating lenders?, i e, Less than 1 year? 1 to 2 years? 2 to 3 years? 3 to 4 years? Or use the 4 to 5 years maximum time allowed? Thanks for expected answer. Lender 505570 USMC-RETIRED 06.03.2010 at 7:49 PM ET	Type your answer here. It does not appear that this question is directed to me. If it is I am not sure what the retired Marine is referring to.
Email was intended for you. Restated, the question is do you intend to payoff the loan early, as in Less than 1 year? Or between 1 to 2 years? Or between 2 to 3 years? Or between 3 to 4 years? Or do you intended to use the full 5 years to pay off the loan? Lender 505570 USMC-RETIRED 06.03.2010 at 8:31 PM ET	Type your answer here. Sorry I missed understood. I would like to try and pay this off in 3 or 4 years. I
What is the reason for your delinquency 4 months ago?	Type your answer here. I had relocated 2 months prior. I sent all my credtors notice of the mailing address change and all creditors made the changes correctly except Lowes. I did not realize that they had not sent me the monthly bill until almost 60 days later when they called me. I never received the monthly statement.The total amount I owed Lowes was $140. I explained what had happened to the lady from Lowes and told her I would pay the entire balance immediatly and asked not to have this reported as part of the blame laid with them. She indicated that they did not see the change of address request although I noted it on the back of the last payment slip and put a note inside the envelope that there is an address change on the back. She indicated that since I requested the address change and since I was paying the balance in full and was never previously late they would consider my request. Within a week it showed up on my credit report which was really frustrating because I am sure to make all my payments, above the minimum due and on time. It was extremly frustrating because I certainly would not jeapordize my credit rating for a $140 balance due with a minimum payment of about $5. It is unfortunate for me that this occured but I can't take it back. As you can see however there are no other late payment issues on my record.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $25,000 loan currently 50 percent funded after 13 full days listed. 1 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 16.82 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, Credit Card the Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.13.2010 at 11:00 AM ET	Type your answer here. Tough question to answer right now. Originally I had been looking for a $30k loan. I looked at this option and settled for a $25k loan which when all is said and done will probable be about $23,800 or so. I would prefer the $25k, so to answer your question I would need to look at what the partial is. It may not be benificial for me to only take a partial. The entire amount places me in a better spot financially and that is what I set out to do in the first place..

Member Payment Dependent Notes Series 523084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523084	$7,000	$7,000	13.61%	1.00%	June 15, 2010	June 11, 2013	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523084. Member loan 523084 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Netspend	Debt-to-income ratio:	11.71%
Length of employment:	1 year	Location:	AUSTIN, TX

Home town:
Current & past employers:	Netspend
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Thank you it has helped Borrower added on 06/01/10 > Getting this loan will help make one payment enough and pay for school.. Thank you for helping

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	19
Revolving Credit Balance:	$2,613.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Netspend? What is your position and responsibilities?	I work at Netspend as a partner support representative. I take care of ordering and supplying the partners with merchandise and information regarding transactions and client information as needed.. I also am starting to work as a personal assistant.
Could you please explain in more detail what you plan to use the loan for? Thank you.	Hello, I plan on consolidating my debt because the interest is soo high into one payment. After I do that I'll be able to pay for school and not take out any student loans.
Where are you going to school, and what are you majoring in?	I 'm studying Organizational Communications. It's a degree that has many ventures such as publicr relations, consulting, human resources. If all goes well I can be done with school next year.

Member Payment Dependent Notes Series 523104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523104	$9,250	$9,250	15.95%	1.00%	June 15, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523104. Member loan 523104 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Los Angeles Police Department	Debt-to-income ratio:	15.02%
Length of employment:	5 years	Location:	Chino Hills, CA

Home town:
Current & past employers:	Los Angeles Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I have a stable job and plan to pay the loan off fast. I dont have any late payments in my credit and am planning to use the money to buy a motorcycle. Thanks

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	20
Revolving Credit Balance:	$54,181.00	Public Records On File:	0
Revolving Line Utilization:	40.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
At this point, I have to think you've surely been asked some questions and have simply chosen not to answer them. If that's the case, your loan will NOT be funded - investors have many choices of where to put their money, and we want to see something that inspires confidence in your repayment. If I'm wrong, here goes - 1. Your position at LAPD? 2. Revolving credit balance $54,181.00 - is any part of that a HELOC? If so, how much? 3. What are you going to do with the money? Thanks and good luck.	Type your answer here. Im a Police Officer. I have a HELOC loan with a balance at about 30k and I plan to buy a motorcycle. Im also planning to pay it off before five years. Thanks

Member Payment Dependent Notes Series 523116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523116	$12,000	$12,000	19.41%	1.00%	June 14, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523116. Member loan 523116 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	WEst I-10 Fire Department	Debt-to-income ratio:	16.49%
Length of employment:	10+ years	Location:	KATY, TX

Home town:
Current & past employers:	WEst I-10 Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Need a new AC system and consolidate some debt. Borrower added on 06/02/10 > As indicated above my AC is shot and needs to be replaced, I am a 25 year paramedic, now an assistant chief, but just not in my income range to fix without this loan.

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	81	Months Since Last Delinquency:	25
Revolving Credit Balance:	$6,078.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Married? If so, debt / income spouse adds? Terms of your mortgage (fixed interest rate, amount, # of years financed)? Thank you.	I am single, my mortgage is a 30 year fixed FHA loan at 7% Thanks Eric
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am the only person on the title to my home, now it is mortgaged so not clear title. With the housing market my house is appraised at around 128K, so I have around 10k in equity, as my mortgage balance is aroun 118k Thanks Eric
How much of the $12,000 will be going to fix the AC and how much will be going to consolidate your debt? What is the interest rate on your current debt?	The AC is about 10k, I will take the remaining 2000 to satisfy a student loan, to help curtail having so many payments each month, The interest rate is lower, but it just helps to limit the number of debts to pay
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $12,000 Home Improvement Project (HVAC) category loan. My questions are: Number [1] Current position (Job/What you do) for this employer West I-40 Fire Department (Katy, TX)? Number [2] Transunion Credit Report shows a $6,078 Revolving Credit Balance total debts (14.90 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; the answer is helpful to me, and many lenders who read borrower-lender Q-A's, to decide to help fund your requested loan.] Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.02.10 @ 4:07 PM ET.	1. I am currently the assistant chief over the EMS division of the department 2. I usually pay minimum + 50 + interest on all rotating credit, sometimes more but never less, I dont usually like to carry balances but my home has had some major issues recently 3. It is my intention to pay this back in 3 years, requested the extra time for breathing room on the tight months Eric
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.02.2010.2010 @ 9:09 PM ET.	Thanks, how do I do the proactive credit review ?
What was the nature of your delinquency 25 months ago?	I honestly have no clue, I pay everything on time
Please contact Lending Club to verify your account and income in order to expedite the funding of your loan. Thanks!	I tired yesterday, they told me I had to wait. I Will try again today
Good Morning, In order to accelerate the funding of your loan, please contact lending club to verify your income and account as soon as possible. Thanks!	I have tried twice, they told me they will contact me, and they do not accelerate the process
Borrower, Your loan now listed for several days for lender consideration. Loan currently attracted only XX percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower employment-income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Credit Review and submitted required income verification documents then YOU need to FOLLOW-UP and ask WHY nothing accomplished to upgrade loans Review Status. Refer to bottom Home Page "CONTACT US" for Member Support Department email address and Toll Free telephone number. Good luck. Lender 505570 USMC-RETIRED 065.07.2010 10:49 AM ET.	Thanks for the help, this would be phone call # 3 today and as of the writting of this email, it still remains under review. I will keep after them tomm. Eric
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment offering lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs maximum? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected answer that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.08.10 @ 10:00 AM ET.	I actually intend to try and pay it off in 3 years or so, I choose the 5 year plan for months when things are tight I can have a smaller payment, but that will not be the norm. Thanks Eric
Borrower, After P2P lending recent media coverage, Lending Club loans 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Result is especially the $10K to $25K loans end approximately 70 percent funded when 14-days time expired. One option is to accept partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $12,000 loan currently 65 percent funded after 11 full days listed. 4 days time remains before 14-days time expires. Good news is every loans funding pace quickens closer loan approaches 14-days time expiration. Question: If loan ends approximately 75 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? (This is FD civil service employment income repayment loan. Loan may even reach 90 to 100 pct funded.) Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use partially funded loan's net proceeds to undertake required home improvements and repairs.. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED 06.11.2010 at 10:45 AM ET	I am glad to accept the loan as it funds, and if need be can apply for a further loan. I was attempting not use a CC to pay for this repair, but i am grateful for the P2P response i have received and if need be will pay the balance by CC and apply for a 2nd loan in 6 months time if needed.
R U ONE OR TWO INCOME FAMILY	I am single, so I am one income household. Eric
May I ask why you have over 80 credit lines?	Well My first credit experience was a teenager and I am 41. I took advantage of the days of zero pct and no payment financing, always paying everything before the promotion was over
IM IN	Thank you, I appreciate it

Member Payment Dependent Notes Series 523119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523119	$3,100	$3,100	15.21%	1.00%	June 14, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523119. Member loan 523119 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,690 / month
Current employer:	Centrex	Debt-to-income ratio:	21.20%
Length of employment:	2 years	Location:	Carey, OH

Home town:
Current & past employers:	Centrex
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Recovery assistance. I lost a job at the beggining of the recession. Which led to my family having to purchase everyday items, gas, groceries etc. with a high intrest loan at 25% intrest. Borrower added on 06/02/10 > Plan on using these funds to pay off higher intrest loan. Currently I am staying up to date on the payments. However this would allow for some flex room of about $125 a month. With this loans payments being that much lower I would have the option to pay the loan off quicker by adding that $125 on monthly. If I opted to pay on time the actual amount. I would still be further ahead in the long run. Projected time frame of current being 13 years. vs. 5 through this loan. My current job is very stable and in an enviroment that weathered the recession quite well. I am a very resposble borrower with full intentions of repaying this loan on time or before.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	5
Total Credit Lines:	40	Months Since Last Delinquency:	4
Revolving Credit Balance:	$7,289.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Citifinancial. Type/credit card. Balance /14,701. APR/25%. Along with loan and savings will be paid off. Thank you.

Member Payment Dependent Notes Series 523133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523133	$5,000	$5,000	13.23%	1.00%	June 10, 2010	June 14, 2013	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523133. Member loan 523133 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	CPI International, Inc.	Debt-to-income ratio:	14.37%
Length of employment:	2 years	Location:	Santa Rosa, CA

Home town:
Current & past employers:	CPI International, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > I will use this loan to consolidate the credit card debt I have, and lower my overall interest percentage on payments. If you have any questions, please don't hesitate to contact me!

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,178.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for CPI International, Inc.?	I manage all of the marketing and advertising activities for CPI International. We operate in the life science, analytical science, and semiconductor fabrication spaces. One of our major product lines is called Colitag. It is a test kit for E.coli in drinking water. We work with a variety of companies and organizations, for example, Coca-Cola and UNICEF, to municipal water facilities and huge international firms like Nestle and Veolia Water. Thank you, and if you have any more questions, please don't hesitate to ask!
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	I have two credit card balances that I will consolidate

Member Payment Dependent Notes Series 523146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523146	$10,000	$10,000	7.88%	1.00%	June 11, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523146. Member loan 523146 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	ford motor	Debt-to-income ratio:	12.17%
Length of employment:	10+ years	Location:	Excelsior Springs, MO

Home town:
Current & past employers:	ford motor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/13/10 > Hi, i plan on paying off my credit cards at a better rate and my job is very secure are plan is to pay off the amount within 2 years with income tax returns thank you for your time consolidation Borrower added on 05/28/10 > here are my monthy expenses, chase 2867.00 at 22%---walmart 3458 at 19%--- best buy 1268 at 19% ---nebraska furnature 1800 0% for 6 more month---phone and electric 300, i work for ford motor company plant as a assembler,my wife is a waitress are combined bring home is $5200,this is my second time relisting loan it was 99% funded and not granted because of a error on lending clubs half. thank you for your time. any more questions please respond.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	79
Revolving Credit Balance:	$3,876.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	i plan on paying all the credit cards off i listed above and will not have any debt left over from this loan. thanks please feel free to ask more questions.
What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	my morgage is 1096/mo---car is 608/mo/---phone/internet/electric 400/mo--- are grocery bill is around 800/mo---car insurance is 105/mo, thx for your question please feel free to ask more.
Why did you ask for a 5 year loan if you are planning to pay off in 2 years?	didnt want the higher payment in between tax time,plus you never know what could happen it could take 3 years or 4 with taxes..
What kind of "error" kept you from full funding first time?	they couldnt explain it..once the 14days ran out my acct just closed,so i called customer service and they didnt know how it happened,they investigated it and called me back with they didnt know? Now it looks like im not gonna get fully funded this time :(

Member Payment Dependent Notes Series 523157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523157	$14,600	$14,600	17.93%	1.00%	June 14, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523157. Member loan 523157 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	The Raymond Group	Debt-to-income ratio:	16.30%
Length of employment:	6 years	Location:	Carson, CA

Home town:
Current & past employers:	The Raymond Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Want to pay off my high interest credit card debt. My debt increased due to having help support 3 grown children all of whom lost jobs due to the economy in the last year and a half. 1 is now working full time, another part. 1 still looking. Loan will help with money finances and paying off more quickly. Job is secure. Almost 6 years and I assist the CEO of a large company and read contracts. I am the only employee who hanles my duties for 2 offices. Borrower added on 06/03/10 > Please feel free to ask any questions. I am happy to respond to any inquiries to help ease concerns with regard to my loan application. Thank you in advance for your assistance.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,516.00	Public Records On File:	1
Revolving Line Utilization:	90.70%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Good Morning. My plan is to pay off all of my unsecured debt completely. I have a secured car loan which I will continue to pay as I have less than a year to pay it off. Following is a list of my debts as requested: Credit Card 6,020 balance 28.24 apr 200 monthly Credit Card 2,987 balance 29.24 apr 120.00 monthly Credit Card 3,564 balance 16.9 apr 75.00 monthly Credit Card 2,214 balance 26.99 apr 75.00 monthly Credit Card 149 balance 26.99 apr 30 monthly pay (try to pay off when can) Tax debt 65 per month & 28 per month with balances of approx 3,900 Secured debt Auto Loan 4,143 balance 356.00 per month payment. Will continue to pay this until paid off. The loan amount requested exceeds my debt need as I wanted to put aside some money to have as a fall back in the event of emergency and to purchase and repair household items that are in disrepair. I hope this helps answer your question. Please let me know if you would like any additional information. Thank you for your consideration.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $23,000 Debt Concol category loan. My questions are: Number [1] Brief description your employer Raymond Corp? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $23,316 Revolving Credit Balance total debts (90.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Question requires the length of time answer based on borrowers current intentions. Every borrower securing a loan has an initial idea how long they will continue to pay on their loan before final payoff occurs. Please provide an approximate in-years direct answer to my direct question; that will greatly help me, and help other lenders who read borrower-lender Q-A exchanges, to decide to help fund your loan.] [5] Transunion Credit Report shows 1 Public Record on File 85 months ago. What was Public Record? a-n-d What was final disposition of this Public Record? Advance thanks for expected FIVE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.29.10 @ 11:18 AM ET.	Good Morning. Thank you for your consideration of my loan request. To answer your questions: 1) My employer is the Raymond Group. We are a large interior specialty contractor with 4 offices in the Western US. Our headquarters is Orange, and we have offices in Concord and San Diego, CA and Las Vegas, NV. We have been in business since 1936 with the family still in ownership. Economy has affected the company to be sure as construction is down but the company is very strong and stable financially. Great long term prospects. Website www.raymond-co.com 2) I am the assistant to the CEO of the company as well as the contract administrator for both the Orange and San Diego offices. My primary duties involve reviewing all contract documents for projects awarded as well as being pursued. I make modification recommendations, draft mod letters, obtain bonds and insurance for projects. My secondary duty is to assist the CEO. This can include schedule and set up management and BOD meetings both on and off-site, arrange travel (domestic and foreign), draft, prepare and file correspondence. My duties are varied so it would be difficult to list them all. I believe my position to be secure (as secure any can be in this economy) but I have an excellent working relationship with my boss and have worked for the company almost 6 years. 3) My revolving (unsecured) debt totals approx nineteen thousand with the payments I make totaling about six hundred dollars per month (this can fluctuate as I try to pay more than the minimum when possible). This includes some tax debt also. I have a secured auto loan with a balance of approx Four Thousand and monthly payments of Three Hundred Fifty Six. I have less than a year to pay this off so I will continue to make the payments on this loan. I plan to pay off all unsecured and tax debt and put some money aside for emergencies and to purchase and repair household items. 4) I chose the five years so my monthly payments would be less than my current payments but pay my debt off more quickly. I cannot promise an early pay-off but my hope is to try to pay off in 3-4 years. Possibility for profit sharing in my company and while the next two years do not look good for any substantial profit, I believe that the company should rebound in year 3 and any proceeds from profit sharing, would be used to reduce or pay off this loan. 5) The public record is a chapter 11. I had to file after a divorce due to credit obligations that my ex-husband defaulted ( joint ). One being a truck loan (which was repossessed and sold but left a large balance) and the other a joint credit card he was using. As he refused to pay these and to pay court ordered child support, I was forced to file to keep from having to pay his debt and some of my own. While I realize that I have gotten into credit difficulty again, as I stated in my profile, I have had 3 adult age children who all lost jobs in the last year and half. This has put a huge strain on my household budget. I have supported my family by myself for over 8 years now. I have received no child support from my since my divorce but have a child support claim outstanding. I hope that answers your questions. Please feel free to contact me with any additional questions you may have and I will be happy to answer them. I am trying very hard to get my credit back in order and appreciate your consideration of my loan.
Please verify your account and income with lending club and you will have many more investors! Thanks!	This information has now been verified. Thank you
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.02.2010.2010 @ 1:29 PM ET.	Thank you for your help and interest in funding. I have submitted the requested credit and income verification so hopefully that will be processed quickly. My goal is truly to get my debt paid as quickly as possible and get myself back on track after a very difficult year financially.
Your loan now listed for 6 days but only 12 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	Was contacted on Tuesday about providing documents. Provided them Wednesday. Unfortunately this loan process was started prior to a holiday weekend and I had no computer access until Tuesday. Thank you for your advice. Will follow up with them asap.
Borrower, after ABC News featured P2P lending, Lending Club loans increased from average 150 to 200 loans listed per day to 500 to 550 loans listed per day. Currently 350 to 400 loans listed per day. High-quality, credit-worthy borrowers increased demand for either Credit Card Refinance, Debt Consolidation, Home Improvement loans result is that loans listed, especially higher $15K to $25K range, end approximately 70 percent funded when 14-days time expired. One borrower option is to accept either partially funded loan or cancel loan. Another borrower option is to re-list either same or modified version loan another maximum 14-days time. Unless either volume of borrowers decreases, (unlikely), or number lenders increases, (possibility), or if combination both events simultaneously occurs, the re-listed loan option probably will result in repeat of loan's initial listing- approximately 70 percent funded when 14-days ltime expires. $23,000 loan currently 25 percent funded after 12 full days listed. 2 days time remains before 14 days maximum time expires. Good news is every loans funding pace quickens considerably closer a loan approaches 14-days maximum time expiration. Question: If loan end approximately either 70 percent or hopefully a higher percentage funded when 14-days maximum time expires, will you accept partially funded loan? Or will you decline partially funded loan and instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time".... Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. Borrower may advantageously use this information in 6 months time. In interim, borrower can advantageously use loans lower pct net proceeds to partially payoff higher 21.99 pct, 23 pct, 27.99 pct et al, CC Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED 06.08.2010 at 7:57 PM ET	Good Morning and thank you for your taking the time to offer advice and help. To answer your question, yes if my loan were to reach 70% funding, I would accept the lesser loan amount. I would be able to pay almost all of my unsecured debt with that amount which would reduce my monthly payment obligations and help with the month to month expenses. My initial thought was to borrow extra to have for emergencies to avoid use of credit for such and to do some repair work at home and on my vehicle. However, my main concern is to pay off my high rate credit cards so the amount funded would go to take care of those first. If I am fully funded, I have given thought to paying off my secured debt also (car loan). This would in turn free up money from my monthly expenses and in time, would allow me to take care of the other household and car items. It has been a very difficult year with the economy and family members losing jobs. This loan would allow me to reach my goal of getting back on the road to financial recovery and stability. Once again, I really want to thank you for your advice and help. This program is new to me so all your advice is greatly appreciated. If you have any other questions, please feel free to ask. Thank you.

Member Payment Dependent Notes Series 523163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523163	$4,000	$4,000	16.82%	1.00%	June 10, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523163. Member loan 523163 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Pratt & Whittany	Debt-to-income ratio:	13.71%
Length of employment:	3 years	Location:	Cataula, GA

Home town:
Current & past employers:	Pratt & Whittany
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	5
Revolving Credit Balance:	$20,804.00	Public Records On File:	0
Revolving Line Utilization:	93.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
By Pratt & Whittany do you mean Pratt & Whitney?	Yes I have bee with them 3 years and love it.

Member Payment Dependent Notes Series 523171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523171	$4,000	$4,000	16.45%	1.00%	June 14, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523171. Member loan 523171 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Southeastern Regional	Debt-to-income ratio:	15.25%
Length of employment:	5 years	Location:	Brockton, MA

Home town:
Current & past employers:	Southeastern Regional
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Home improvement. Replace old "drafty"bay window with economical flush style. Replace original wood siding (1971) with vinyl siding to complete renovation of front of house. Both projects done with the same contractor for efficiency and cost considerations.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	11
Revolving Credit Balance:	$4,885.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 523216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523216	$17,275	$17,275	14.72%	1.00%	June 14, 2010	June 12, 2013	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523216. Member loan 523216 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Texas A and M University System Office	Debt-to-income ratio:	11.36%
Length of employment:	3 years	Location:	BRYAN, TX

Home town:
Current & past employers:	Texas A and M University System Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > Pay off credit cards and have one payment Borrower added on 06/03/10 > Employment verification and stubs sent earlier this week. Should reflect in the credit review soon to complete this. Thanks for all the questions and I hope that they have been answered.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,906.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $24,250 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for employer Texas A and M Univ? Number [2] Transunion Credit Report shows a $42,016 Revolving Credit Balance total debts (61.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of time question requires an answer based on borrower current intentions. All borrowers that are securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide a approximate in-years direct answer to my direct question; the answer is helpful to me, and to many other lenders who read borrower-lender Q-A's, to decide to help fund your requested loan.] Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.30.10 @ 5:57 AM ET.	1) At TAMU System Office, I am a manager for 10 employees. We work with the other 18 TAMU members on new accounting standards, modifying the accounting software, and indirect cost accounting standards. 2) I am paying around $1,500 per month on revolving debt. 3) Yes, I intend to pay this debt off early within 2 years. We usually receive bonuses at work. I am hopeful to receive one next year. If you have any additional questions, let me know Thank you.
What do you do at Texas A and M University System Office?	At TAMU System Office I am a manager of 10 employees. We assist the other TAMU members with accounting standard implementations, modifying the accounting system and analyzing indirect cost accounting standards.
Please list each of the debts you plan to pay off and indicate how much you are currently paying each month on each debt. Thank you.	Discover $7k, paying $200. Lowes $4.5k, paying $280. Exxon $1.5k, paying $80 Capital One $9k, paying $300 Thank you.
Have you modified your spending patterns?	Yes.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. The mortgage is under my name only. 2. Equity in the house is $16k.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	All cost of living besides credit cards are 2300 per month with 2900 per month left over residual to apply towards debt. I would like to combine everything into one payment, avoid the high rates and get this debt resolved in short order. Thanks
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.02.2010.2010 @ 1:29 PM ET.	Thank you for the information, this is very helpful.
Your loan now listed for 5 days but only 21 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	Yes I have faxed to them the pay information and employment verification. Where is this Credit Review located as I can not see it on the contact information. I will contact them today as suggested. Thanks
Your loan now listed for 5 days but only 21 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	1) Yes Home Office did contact me, I sent income payroll documents on June 1st. 2) I called the home office today was transferred to the credit department. I left a message with several phone numbers. Thank you for your diligence and attention to details, it is appreciated.
Borrower, Me again. Reference is being made to your earler....."Borrower added on 06/03/10 Employment verification and stubs sent earlier this week. Should reflect in the credit review soon to complete this."..... On-screen loan application that is viewed by all lenders now shows that the Gross Income verification was completed (It is Check-marked meaning it was verified.) However "Review Status" still shows "In-Review" and NOT that your loan is "APPROVED" for issuance when 100 pct funding level acomplished or if partially funded when the time expires. Bottom line is that Credit Review stopped at HALF-WAY point in the process. This happens all too often in the Credit Review process. Someone in Credit Review stops at the half-way point and everyone else in Credit Review mistakenly thinks that the process was 100 pct completed. Loan now 29 pct funded and has 6 listing days remaining. On Monday you need to FOLLOW-UP on this HALF-WAY point completion; otherwise your loan will continue to languish behind other borrower loans that were submitted on the same day in obtaining their required funding. Lender 505570 USMC-RETIRED 06.06.2010 at 8:27 AM ET	Appreciate your input. We have called and they transfer us to the credit department, but the call goes straight to voice mail. We will keep trying. Thanks again.
If your loan does not fully fund, do you intend to accept the loan as funded? Thank You	No, our bank has loans available for a lower interest rate for amounts higher than the current funding. Thank you.
If your bank offers a better rate for more money...why did you apply here? Thanks	The bank offered a smaller loan amount, but a better rate. Lending Club does offer a larger loan amount, even though the interest rate is higher, which will still be a big help. Thank you.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT PROCEEDS	Yes however I would still prefer to get everything to one payment so the closer to the amount sought would be ideal of course. Thanks

Member Payment Dependent Notes Series 523228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523228	$6,900	$6,900	11.86%	1.00%	June 14, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523228. Member loan 523228 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	essex county dept. of corrections	Debt-to-income ratio:	19.10%
Length of employment:	2 years	Location:	maplewood, NJ

Home town:
Current & past employers:	essex county dept. of corrections
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,386.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here.pc richard card 1140.00 bank of america 4895.00 express card 1100.00 childrens place card 500.00 citi cards2000.00. the last two are my wifes cards.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Type your answer here.rent 1000, cars 850, utilities 400 food 250 phone and internet 75
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Type your answer here.1. essex county dept of corrections. title Corrections Officer. 2. $2800.00 3. no loans just credit cards. 4. no delinquencies. 5. none. 6. not sole earner, wife comined 6000.00 7. just 401k if needed and yes they can withdraw automatically from my account
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Type your answer here. if loan funds at least over 75% ill strongly consider it right it doesnt help me consolidate anything

Member Payment Dependent Notes Series 523245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523245	$8,925	$8,925	11.86%	1.00%	June 14, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523245. Member loan 523245 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Walgreens	Debt-to-income ratio:	23.53%
Length of employment:	2 years	Location:	Freeman Spur, IL

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > I am looking to consolidate several credit card with this loan. These are bills that I can currently make, but it will same me quite a bit financially to pay them off with this loan on a lower interest rate. Basically I'm just looking to clean up my finances after a divorce. My wife use to take care of all of our bills and I am now finding that things were much more scatted than I believed. Thank you to all that help fund this loan.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,566.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the house is in my name, and only my name. It was appraised in 2008 for $85,100 and it currently has a balance of $55,000.
What is your position at Walgreens?	Function Lead. I help supervise several departments at one of their distribution centers.
Please list your monthly expenses. Thanks.	Water - $45 Electricity - $135 Phone - $60 Car Insurance - $76 Trash - $23 House - $500 My car is paid off.

Member Payment Dependent Notes Series 523253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523253	$3,800	$3,800	6.39%	1.00%	June 14, 2010	June 11, 2013	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523253. Member loan 523253 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,167 / month
Current employer:	Cytec industries Inc	Debt-to-income ratio:	4.21%
Length of employment:	10+ years	Location:	somers, CT

Home town:
Current & past employers:	Cytec industries Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,876.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What are the sources of debt accrued on your credit card that you plan on refinancing? Thanks.	Piano
Current Employer: Cytec industries Inc - Your position?	Technical Servcies Manager

Member Payment Dependent Notes Series 523287

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523287	$6,000	$6,000	11.12%	1.00%	June 14, 2010	June 11, 2013	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523287. Member loan 523287 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	ANDERSON AUTOMOTIVE	Debt-to-income ratio:	4.23%
Length of employment:	< 1 year	Location:	MIDDLE RIVER, MD

Home town:
Current & past employers:	ANDERSON AUTOMOTIVE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > I will be paying off my outstanding debts to Discover, Juniper, Paypal, and Orchard Bank and closing 3 out of the 4 accounts. I have a stable job within the Automotive industry and do take my bills seriously and is why I would like to consolidate them and get rid of the higher APR's that I have. I am commited to making higher payments above my monthly minimum payment to cut the 3 year term in half. Please take this inconsideration and thank you in advance.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	76
Revolving Credit Balance:	$6,390.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	DISCOVER CARD Remaining balance of 502.49 w/ a APR of 16.9 will payoff and close account ORCHARD BANK CREDIT Remaining balance of 3823.63 w/ a APR of 0% will payoff account w/ the exception of 25.34 as remaining balance after all accounts listed paid. JUNIPER CREDIT Remaining balance of 1289.86 w/ a APR of 12.99% will pay off and close account PAYPAL CREDIT Remaining balance of 409.36 w/ a APR of 26.99% will payoff and close account
Borrowing at 11.12% to pay off Orchard at 0% doesn't seem like a very good idea. Are you sure you want to do that? If you asked to borrow a lesser amount, you would get a better LC rate. On the other hand, if that 0% is due to expire soon--I see your point!	My 0% does expire soon, Thanks for the "heads up". That's why I was trying to do it this way so I could save in the long run on finance charges.
Thanks for your reply. That makes sense. Just one last question, since nobody else has asked yet--what do you do at Anderson Automotive, and what did you do before that?	I work in the parts department, mainly handling service technicians who repair vehicles, but also retail and wholesale parts sales. Prior to this, I did the same thing but at another dealership. I worked with that company for 7 years,

Member Payment Dependent Notes Series 523291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523291	$6,000	$6,000	11.86%	1.00%	June 10, 2010	June 13, 2015	June 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523291. Member loan 523291 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Butler Toyota	Debt-to-income ratio:	3.90%
Length of employment:	< 1 year	Location:	hampton, GA

Home town:
Current & past employers:	Butler Toyota
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	68
Revolving Credit Balance:	$4,597.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Butler Toyota, and where did you work before Butler?	I am a collision repair technician. I worked at toyota south for 5 years before butler. I only left toyota south due to new management
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I currently pay a mortgage and since the housing market in my area has been hit hard I do not have equity in the home.

Member Payment Dependent Notes Series 523301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523301	$15,525	$15,525	13.98%	1.00%	June 15, 2010	June 11, 2015	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523301. Member loan 523301 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,083 / month
Current employer:	Baylor All Saints Medical Center	Debt-to-income ratio:	23.86%
Length of employment:	1 year	Location:	Fort Worth, TX

Home town:
Current & past employers:	Baylor All Saints Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Will be paying off all my credit card balances with it. My job is very very stable. As a charge nurse at a large hospital that I've worked for 1.5 years, my job is secure. Paying the loan back in 5 years does not strain my monthly budget because I take home $5600 a month. I had gotten behind on my credit cards due to increases in APR % per month. Borrower added on 05/31/10 > I have payed off a car loan in the past worth $30,000 in 2005 free in clear! I'm a year away from paying a $50,000 car loan free in clear! Both loans were 5 year loans as well. :) Please believe in me... Borrower added on 06/07/10 > Please ask me any questions you might have, I will answer them fully and truthfully... Borrower added on 06/07/10 > My job has the potential to make time & one half overtime if I work extra. Nursing is a secure job in Fort Worth; my work is always hiring nurses, so I have a stable job. I get a 3% increase at least each year raise.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,301.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Currently I have 2 Capital One, 1 Barclay, 1 Target, & 3 Chase credit cards. Capital one #1 : $4,783.00 23%APR Capital one #2: $1,217.94 12.9%APR Barclay Bank: $8,762.50 30.24%APR Target: $770.00 20.24%APR Chase Cash Plus Rewards: $6,034.05 27.24% APR Chase BP: $7501.83 19.24%APR Chase Slate: $6234.16 11.24%APR This would leave me $3976.38 of Chase BP, Chase Slate, and Capital One #2 to pay off, all of which have the lowest APR :). I also have one more year on my car loan, or $13,000 approx. or $785 a month. I will be able to handle the $550+ payment to Lending Club for the loan no problem in my montly budget.

Member Payment Dependent Notes Series 523313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523313	$9,000	$9,000	11.86%	1.00%	June 11, 2010	June 13, 2015	June 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523313. Member loan 523313 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Printmail Systems	Debt-to-income ratio:	1.25%
Length of employment:	5 years	Location:	Warminster, PA

Home town:
Current & past employers:	Printmail Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I'm asking for this loan to get my fianc?? a better interest rate on her current car loan. I'd like to pay this off for her so we can further our situation to buying a condo.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$859.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Printmail Systems and what do you do there?	we print and mail bank and hospital statements, i run and work on the machines that insert the statements.
What is it you plan on using the requested funds for?	Refinance for my fiance's car
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	My monthly costs are about 300$ that's for phone, car insurance and gas. I have no loans or any other liabilities to pay for, my income is 3300 a month, I live with my mom free and clear.

Member Payment Dependent Notes Series 523325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523325	$2,000	$2,000	18.30%	1.00%	June 11, 2010	June 11, 2013	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523325. Member loan 523325 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	3.48%
Length of employment:	n/a	Location:	Minden City, MI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Plan to pay off all three of my credit cards and my loan. That should leave me enough to just about pay my car off too. Since 2002 after basically starting over I've never missed a payment on any of my loans or credit cards. With roughly 1800 dollars a month coming in I will have it a lot easier just making 1 payment plus my rent each month.Plus It will raise my credit score. As far as my job goes I guess it's as stable as the government is. I've had no problems the past 15 yrs. I would like to thank all of you in advance for trying your best to get me this loan!

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,471.00	Public Records On File:	1
Revolving Line Utilization:	98.10%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Debt 1- revolving credit loan $4900 commercial 9% Debt 2- car loan $2700 8.5% Credit card 1- $380 18.9% Credit card 2- $400 17.25% Credit card 3- $480 11% This is the total for pay off amount I owe, which if i figured right totals $8860. The main reason for this loan is my banker said that the revolving credit loan is a commercial loan and under the law he can't combine the 2 into one payment. Also by paying off my credit cards it will raise my credit score by probably 20 to 30 points in a couple of months. I'm looking next year at buying a small house so I can build some equity instead of renting. The reason for the commercial loan was i had to go to the emergency room and was hospitalized for 3 days and my bill was almost $8900 with my insurance only paid half and since I didn't have enough equity in my car to borrow against it, my banker said that was the only way he could work it out. I hope that sheds some light of how I got to this point. Thank you for your question.
Please verify your account and income with lending club and you will have many more investors! Thanks!	Type your answer here. Thanks for the advice I want to verify my account but I can't do it until tomorrow because of the holiday weekend! As far as my income goes Lending club said it don't need proof of income. I'm ready to verify it when they needed! Thanks again for your help!

Member Payment Dependent Notes Series 523335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523335	$3,350	$3,350	14.72%	1.00%	June 11, 2010	June 12, 2013	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523335. Member loan 523335 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Focus Behavioral Health Hospital	Debt-to-income ratio:	18.72%
Length of employment:	2 years	Location:	Mandeville, LA

Home town:
Current & past employers:	Focus Behavioral Health Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,945.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 491 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.29.10 at 6:22 AM ET	I am attempting to purchase a motorcycle. It is a Honda CBR 600 RR. I need it for nursing school next semester to commute back and forth in New Orleans. I just joined the Air Force on a Air Force nursing scholarship. Next semester they will pay me to attend nursing school in addition to my grants and scholarships. Therefore, It will not be hard for me to repay this debt. I would really appreciate the much needed help. Thanks so much!
What do you do at Focus Behavioral Health Hospital?	At Focus Behavioral Health Hospital, I work as a Mental Health Technician. I aid the nurses in taking care of the patients. I keep order on the unit. In addition, I take patients vital signs, do 15 minute checks on them to make sure they are not trying to harm themselves, assist geriatric patients bathe,eat,etc, and talk through there problems with them. This covers a small spectrum of what I do as a Mental Health Tech. It is an awesome introductory job especially since I am going into nursing. I hope this helps. If you need more information, please let me know.

Member Payment Dependent Notes Series 523337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523337	$7,800	$7,800	7.51%	1.00%	June 11, 2010	June 11, 2013	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523337. Member loan 523337 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	KeyPoint Credit Union	Debt-to-income ratio:	14.32%
Length of employment:	< 1 year	Location:	Santa Clara, CA

Home town:
Current & past employers:	KeyPoint Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Looking to switch rates from 15.99% down to a lower rate. Combining 3 credit cards into 1.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,499.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thank you for your inquiry. Here's the 3 credit cards that will be paid down to 1. $4,162.12 - US Bank @ 15% $2,410.57 - Chase @ 15.99% $1,515.59 - Capital One @ 15.99% Thanks again for your inquiry as I take great pride in my credit & money management. With this help I will be debt free within the next 2 years or sooner.

Member Payment Dependent Notes Series 523439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523439	$12,150	$12,150	7.88%	1.00%	June 14, 2010	June 13, 2013	June 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523439. Member loan 523439 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	SmithAmundsen LLC	Debt-to-income ratio:	10.26%
Length of employment:	4 years	Location:	Cicero, IL

Home town:
Current & past employers:	SmithAmundsen LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/31/10 > I am planning to use the loan to pay off higher interest rate credit cards and also to have one bill instead of three. I do not have a problem paying any of my bills, it is just that I wanted to consolidate them to one bill. My place of employment is stable as they are hiring more instead of laying off employees. I have been in the field for 31 years. Borrower added on 06/10/10 > My stable employment and ability to make on time payments are qualities that make me a good person to invest in. I am close to my 60% goal to obtain the loan and I hope that in the remaining days of my funding, investors decide that I am a good investment. Borrower added on 06/13/10 > I don't have much time left, but I am hoping that the funding reaches my goal of $16,000 so that I can payoff my three credit cards with higher interest rates into one payment.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,527.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe the debt you are wanting to consolidate (student, auto, etc.)?	Type your answer here. Higher interest rate credit cards
What is SmithAmundsen LLC and what do you do there?	Type your answer here. Law firm -- secretary
Hi. What are the sources of debt that you will consolidate with this loan? Thanks.	Type your answer here. credit card debt with higher interest rates
There is only $4,527 showing on your credit card balances. How will the $16,000 be used?	There are two other credit cards, one with a balance of a little over $10,000 and the other with a balance of about $1,200
Why was the 10k cc not listed?	Type your answer here. I listed all pertinent cards that I wanted to consolidate. I am not sure why you are unable to see it.
Will you accept whatever is funded or relist or cancel loan?	Type your answer here. I need to pay off higher interest rate credit cards and even though this loan doesn't total what I actually wanted to complete my consolidation, it certainly helps a great deal, so yes, I will accept what is funded.

Member Payment Dependent Notes Series 523444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523444	$10,000	$10,000	11.86%	1.00%	June 14, 2010	June 12, 2013	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523444. Member loan 523444 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Erepublic Inc.	Debt-to-income ratio:	17.48%
Length of employment:	4 years	Location:	sacramento, CA

Home town:
Current & past employers:	Erepublic Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > I need some basic home improvements--new carpet, landscaping and repairs to my roof. I have a steady income that will increase significantly due to a promotion at work, but these are items that need to be taken care of right away. Borrower added on 06/03/10 > My mortgage is completely covered by renters--I rent 3 of my 4 bedrooms out. My mortgage is only $989 per month. Because of this, I have very few monthly bills--my car is completely paid off, renters share utilities and maintenance bills, and I live a very reasonable lifestyle. My monthly income before taxes is $4166 and will jump to $5416 starting this week.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	19
Revolving Credit Balance:	$2,517.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Erepublic Inc. and what do you do there?	Erepublic is a publisher of magazines including Government Technology and Emergency Management Magazines. I am employed in the research division and I just got promoted to VP of Research Strategy & Quality. I develop strategies to improve research capabilities and accuracy. I also assist in implementation plans. Our division is incredibly busy and we are looking to expand.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, the title is in my own name. 2. The equity that I have is minimal considering that I received an FHA loan and have owned it for one year: Loan amount $136k, currently owe $133k.
What was your delinquenies for?	I paid off a banana republic credit card but the interest for that period posted afterwards. So I thought it was completely paid off--I called the company and they removed the charge for free but were unable/unwilling to remove the blemish. Sadly, the delinquency was for approximately $2.

Member Payment Dependent Notes Series 523451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523451	$12,000	$12,000	17.93%	1.00%	June 14, 2010	June 12, 2013	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523451. Member loan 523451 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Colonial Airstream	Debt-to-income ratio:	13.08%
Length of employment:	8 years	Location:	waretown, NJ

Home town:
Current & past employers:	Colonial Airstream
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > Should be able to payoff loan early. Borrower added on 06/04/10 > To whom it may concern, All information has been verifed and loan has been approved. Borrower added on 06/05/10 > I have impeccable credit. The only reason my score is under 700 is because my equity line shows as revolving credit debt. Before my HELOC my score was 770. With my 27years experience in my field and proven track record one could not have a more secure investment with such a high return. Take advantage of this rare opportunity for an incredible return on your investment. Borrower added on 06/11/10 > I WILL EXCEPT PARTIAL FUNDING ON THIS LOAN

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$99,754.00	Public Records On File:	3
Revolving Line Utilization:	96.70%	Months Since Last Record:	67
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $16,000 Wedding Expenses category loan. My questions are: Number [1] Brief description your employer Colonial Airestream? Number [2] Current position (Job/What you do) for this employer? Number [3] Transunion Credit Report shows a $99,754 Revolving Credit Balance total debts (96.70 pct credit usage). Is any of this Revolving Credit Debt a HELOC? (Home Equity Line of Credit) if yes, HELOC $ amount and APR pct are? Number [4] What $ payments per month are now being paid on all $99.754 Revolving Credit Balance CB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 6 months? < 1-yr? 1 to 2-yrs? Or use 2 to 3-yrs maximum? [The Length of time question requires answer based on borrowers current intentions. All borrowers securing personal loans have their initial idea how long they will continue to pay on their loan before final payoff occurs. Provide an approximate in-years direct answer to my direct question; the answer is helpful to me, and many lenders who read borrower-lender Q-A's, to decide to help fund your requested loan.] Number [6] Transunion Credit Report shows 3 unidentified Public Records on File from 67 months ago. What were these 3 Public Records? a-n-d What were the final disposition of each Public Record? Advance thanks for expected SIX answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.30.10 @ 6:09 AM ET.	Good morning everyone, I've been in retail sales for 27 yrs. I am the General Manager for 8yrs of (as a direct result of myself) has been one of RV Business Top 50 RV dealers in the country with a incredible reputation with my peers and in the industry. Compensation package( stated income is correct with unlimited upside potential).Hopefully this one response will be able to answer all potential investor questions : 1.70k HELOC is the bulk of my revolving balance and most other are my Amex cards paid monthly. 2.Over 200 k invested in my property located on the Jersey Shore in last 2 years as well as my son attending SJU 48k per year is why I am currently not having the liquidity I usually have. Would refi but HELOC with Chase is locked @ 4.26% so the math just doesn't make sence. Aprox value 450k with 290k first mortgage 3. The 3 public records on my credit report are all satisfied (ex credit card and med bills)and a direct result of my divorce I went through 5 yrs ago. Thank you all potentional investors consideration. Have a great day !!!!
What is your job at Colonial Airstream? Is the Gross Income $20,833 / month in your profile correct?	I am the General manager fo 8yrs. and the income is correct.
Please explain the three public records on your file. What do you do at Colonial Airstream? Why is your revolving credit balance nearly $100,000?	See previous response
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is in my name. Owe aprox 283k with Wells Fargo on first and 62k with Chase on 2nd Heloc.
Please verify your account and income with lending club and you will have many more investors! Thanks!	They are working on verifying my income and my account will be verified once I have a deposit from Lending Club confirmed in the next day or so.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.02.2010.2010 @ 1:29 PM ET.	Thank you for your insite. To date, bank account has been verified, HR director for my company has been contacted to confirm employment,lenght of employment,income etc. but LC has still not updated my status.
Please contact Lending Club to verify your income in order to expedite the funding of your loan. Thanks!	Lending club has verified my income and approved loan.
Borrower, after ABC News featured P2P lending, Lending Club loans increased from average 150 to 200 loans listed per day to 500 to 550 loans listed per day. Currently 350 to 400 loans listed per day. High-quality, credit-worthy borrowers increased demand for either Credit Card Refinance, Debt Consolidation, Home Improvement loans result is that loans listed, especially higher $15K to $25K range, end approximately 70 percent funded when 14-days time expired. One borrower option is to accept either partially funded loan or cancel loan. Another borrower option is to re-list either same or modified version loan another maximum 14-days time. Unless either volume of borrowers decreases, (unlikely), or number lenders increases, (possibility), or if combination both events simultaneously occurs, the re-listed loan option probably will result in repeat of loan's initial listing- approximately 70 percent funded when 14-days ltime expires. $16,000 loan currently 43 percent funded after 12 full days listed. 2 days time remains before 14 days maximum time expires. Good news is every loans funding pace quickens considerably closer a loan approaches 14-days maximum time expiration. Question: If loan end approximately either 70 percent or hopefully a higher percentage funded when 14-days maximum time expires, will you accept partially funded loan? Or will you decline partially funded loan and instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time".... Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. Borrower may advantageously use this information in 6 months time. In interim, borrower can advantageously use net proceeds and return in 6-months for balance. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED 06.09.2010 at 8:41 PM ET Marines take care of fellow Marines- and Airman, Coasties, Sailors and Soldiers, too. Semper Fidelis (USMC Motto) MSgt, Finance Chief, USMC-RETIRED	Yes I will except the loan if partially funded
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes

Member Payment Dependent Notes Series 523466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523466	$4,000	$4,000	7.88%	1.00%	June 11, 2010	June 13, 2015	June 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523466. Member loan 523466 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,400 / month
Current employer:	9 West Accessories	Debt-to-income ratio:	7.33%
Length of employment:	2 years	Location:	Doylestown, PA

Home town:
Current & past employers:	9 West Accessories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/30/10 > I woud like to borrow this money to pay off a debt that I was just made aware of. A tax return from a business that I owned 7 years ago was lost and not filed on time. A judgement was past and I was not notified and now it is too late to appeal.All returns have been filed. I just need a little help to get thru this terrible time.Thank you for your help.I hope I can return this favor. Borrower added on 06/02/10 > Thank you all again for helping me. I am very grateful. Borrower added on 06/04/10 > Dear Investors, Thank you again for helping me. I must have this tax paid by June 18th in order to qualify for a special promotion that is being offered. I hope that you know how grateful I am and that I will be repaying my loan as quick as possible. At this present time I am working 3 jobs , so I hope tha you all know that I have a great work ethic and that I am very serious about this situation.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	49	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,913.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is 9 West Accessories and what do you do there?	I am a merchandise coordinator/service representative. I call on established accounts, make sure all our Accessories are on the floor, conduct product seminars, and make sure all markdowns are taken. I love my job, I travel everyday and I am in a differnt store each day.

Member Payment Dependent Notes Series 523485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523485	$6,550	$6,550	11.49%	1.00%	June 14, 2010	June 12, 2015	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523485. Member loan 523485 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Party Rental Ltd.	Debt-to-income ratio:	16.85%
Length of employment:	3 years	Location:	Hackensack, NJ

Home town:
Current & past employers:	Party Rental Ltd.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > Purchase of Horse Borrower added on 06/03/10 > I will be purchasing my first horse through my barn (I have been riding since age 7). My 2010 $26000 car has $1000 left to be fully paid off, and that is my only debt. I do have about $15000 in my savings account but prefer to take a loan out instead of using my savings.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,093.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Party Rental Ltd. and what do you do there? Do you own any other horses, or have you owned a horse previously?	Hi There, Party Rental Ltd. is a company that rents everything for events from Connecticut to Washington DC. I am the Team Lead of Account Representatives who handle their biggest catering account in NYC. This will be my first horse, however I have been riding since I was 7. Thanks for your Question, Lane
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I have a 2010 Mazda 3(purchased for $26000) which has only $1000 left to be paid off. I have no debt and have savings accounts totalling the amount of about $15000, I just prefer not to use my savings and take a small loan out instead. Monthly Costs Rent: $847.50 (total of $1700 split with roommate) Cell: $100 Cable: $55 Utilities: $50-100/month Car Insurance:$170/month Gas:$120/month Food: $400-500/month
Who are you purchasing the horse from?	I will actually be going through my barn to purchase the horse, they offer the service to find a good match as I don't want to make the wrong decision and they are experts. A horse has not been found yet, my budget depends on if this loan is approved.
You have a revolving credit balance of $7,093. You've said that your only debt is $1000 left on your Mazda 3. Am I missing something here?	That was my credit card that was just paid off
Maintaining a horse can be an expensive proposition. How do you propose to pay for ongoing expenses and pay back the loan at the same time? Will you be dipping into your savings account for routine expenses such as shoeing, vet charges, and board?	Good Question- I have factored the monthly loan into my monthly board/vet/shoeing fees and they are all in my budget- I will not be dipping into my savings unless there is an unforseen vet bill due to illness. My barn will also be giving me a big break on board for allowing use of my horse for lessons a few days a week.

Member Payment Dependent Notes Series 523499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523499	$7,000	$7,000	7.88%	1.00%	June 9, 2010	June 12, 2013	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523499. Member loan 523499 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Empire Stat	Debt-to-income ratio:	8.32%
Length of employment:	6 years	Location:	JAMAICA, NY

Home town:
Current & past employers:	Empire Stat
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > Taking this loan to pay off my bike to get the title cleared so I can sell it.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,032.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Empire Stat and what do you do there?	Empire Stat is a vendor company to insurance companies. For example, Geico has a person who was in a car accident and wants to get treatment for his injuries and wants geico to pay for the treatment. Geico sends the person to our company which we have a panel of doctos who evaluate the person and see if he is actually injured and requires treatment(if he is lying about being injured or not). The dr. evaluates him, goes over all the medical records of the person, and decides if he is actually injured and if to continue treatment or not. Geico also sends us all of the medical records of the person for the dr. to go over as he evaluates the person. My job is to organize all the medical records, making sure everything is there, delete things that shouldn't be there, and prepare them for the dr to view. Once the dr. fully evaluates the person, deciding if he is injured or not, needs to continue treatment or not, we send out the reports to geico and they decide, based on if he is injured or not and requires more treatment or not, to continure to pay his medical bills if he is injured from the accident, or to stop paying his medical bills because he was not injured and didn't need the treated.
How much do you still owe on the bike? What is the blue book or how much do you think you can sell it for?	The bike is a 2006 yamaha R1 with 3,760 miles. I can easily get a good $6,000 for it. I still owe $7,300 And I am making a $300 payment on it next week in which I will owe $7000.
What will you do with the money from selling your bike? Will you immediately repay this loan?	No I actually don't plan on immediately repaying this loan. I plan on keeping this money in a savings while lending club withdraws the monthly payments each month.

Member Payment Dependent Notes Series 523503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523503	$12,700	$12,700	10.75%	1.00%	June 14, 2010	June 12, 2013	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523503. Member loan 523503 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,012 / month
Current employer:	1199SEIU UHE	Debt-to-income ratio:	20.81%
Length of employment:	3 years	Location:	Montclair, NJ

Home town:
Current & past employers:	1199SEIU UHE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > Pay off and cancel high interest credit cards. I always make timely monthly payments, with high interest it is difficult to pay more then the minimum amount. I have been working full time for 3 years and a part-time job for 4+ years(approx $6,000 net inc). I like the 1 amount to 1 creditor which will be alot lower then what is paid now.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1975	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,711.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is 1199SEIU UHE and what do you do there?	Type your answer here.1199SEIU United Healthcare Workers East, is a hospital/nursing home workers union with over 300,000 members in NY,NJ,MD,DC, FLA. I am an assistant to the EVP and Office Manager, I have 4 administrative staff report to me. I schedule the EVP's appointments, assist with the annual budget process.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. Please see May 30th answer 2. rent 1100 utilities/phone 250 insurance/life/car 120 food 300 3. capital 1 approx 6k @18.9% 165/mo capital 1 approx 700@18.9 50/mo discover approx 6k @14.9 150/mo chase approx 2k @13.9 75/mo These are the cards I want to consolidate 5. Clorox stock approx 3k Coke-cola approx 3k Oppenheimer approx 2k 6. Sole earner 7. bkof america $700 ing 500 proponentfcu 900 Yes, I would have the loan auto withdrawn from checking.

Member Payment Dependent Notes Series 523516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523516	$7,000	$7,000	16.82%	1.00%	June 10, 2010	June 14, 2015	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523516. Member loan 523516 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,500 / month
Current employer:	Westway Feed Products	Debt-to-income ratio:	15.65%
Length of employment:	10+ years	Location:	Albany, NY

Home town:
Current & past employers:	Westway Feed Products
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I plan to use the money to purchase a Motorcycle that will be used for shows and weekend rides. I have worked for the same company now for 14 years and my job is very stable. Borrower added on 06/03/10 > I was hoping to be able to pick the motorcycle up early next week is there any other information I can supply to speed up the process. Thanks.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	29
Revolving Credit Balance:	$23,510.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan?	A Triumph Motorcycle.
What is Westway Feed Products and what do you do there?	Westway Feed Products manufactures liquid feed and also handles third party storage.
Exactly what is it you plan to purchase?	A Triumph Motorcycle.
What is the total purchase price? What are you going to use it for?	The total purchase price of the Motorcycle is $6000.00. The additional money is to cover shipping and taxes.
What are you going to use the bike for?	This bike will be used for bike shows and weekend riding.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Our house is in my wife's family's name (the house was in her family before we got married).
You were asked by CriticalMiss what you do at Westway, but didn't respond. So, what is your job there?	I am the Terminal Manager and have been employed with Westway for 14 years.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $7,000 Major Purchase category loan. My questions are: Number [1] Transunion Credit Report shows a $23,518 Revolving Credit Balance total debts (91.10 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; the answer is helpful to me, and many lenders who read borrower-lender Q-A's, to decide to help fund your requested loan.] Advance thanks for expected BOTH answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.02.10 @ 4:07 PM ET.	Type your answer here. I pay $1500.00 per month for all bills and plan tho repay the loan in under 3 years. I
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.02.2010.2010 @ 9:09 PM ET.	Type your answer here. In order for me to complete a Credit Review do I need to contact the Lending Club and if so how exactly do I do this? Thanks,
Thanks for reply. Refer to Home Page at bottom for "CONTACT US" for Member Services Dep't email address and Toll Free telephone number. Note that L C Home Office is CLOSED on Sat, Sun and all national Holidays. Tomorrow is Thursday. Call Home Office B-E-F-O-R-E Close of Business this Friday Pacific Time. Lender 505570 USMC-RETIRED at 12:49 06.03.2010	Type your answer here. Thanks.
Please provide details regarding your previous delinquency. Thank you.	I apologize for not being able to answer your question but it has been so long I do not remember.

Member Payment Dependent Notes Series 523607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523607	$7,500	$7,500	11.86%	1.00%	June 11, 2010	June 13, 2015	June 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523607. Member loan 523607 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Dade County Public Schools	Debt-to-income ratio:	5.44%
Length of employment:	5 years	Location:	Miami, FL

Home town:
Current & past employers:	Dade County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,577.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that you have a revolving credit balance of $4,577. Why are you requesting $7,500? How secure is your job over the next five years? Your answers are appreciated. Wishing you well.	Hello, to consolidate bills and my career is secure. Thanks for asking.
What is your job at Dade County Public Schools?	I am a middle school math teacher. Thanks for asknig.

Member Payment Dependent Notes Series 523724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523724	$2,000	$2,000	7.88%	1.00%	June 10, 2010	June 14, 2013	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523724. Member loan 523724 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Copy Center	Debt-to-income ratio:	12.48%
Length of employment:	< 1 year	Location:	Reno, NV

Home town:
Current & past employers:	Copy Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,100.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Copy Center, and what do you do there?	The Copy Center is a family run business. We are like a mini staples. We repair computers, make copies, ship UPS, and do webdesign all in one store front.

Member Payment Dependent Notes Series 523767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523767	$10,000	$10,000	11.49%	1.00%	June 14, 2010	June 14, 2015	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523767. Member loan 523767 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	WestStar Autoplex	Debt-to-income ratio:	13.88%
Length of employment:	2 years	Location:	Monahans, TX

Home town:
Current & past employers:	WestStar Autoplex
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > Energy effecient home improvements Borrower added on 06/10/10 > Purpose of Loan, detailed description continued, as follows: Energy Efficient Home Improvements/Whole House Weatherization-needed, including insulation, ceiling finish, doors, windows and weather-stripping/sealant. Borrower added on 06/10/10 > Energy Efficient Home Improvements/Whole House Weatherization-needed, including Air Conditioning, Insulation, Ceiling Finish, Doors, Windows and Weather-stripping/sealant; plus Kitchen & Bathroom Plumbing

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,790.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is WestStar Autoplex and what do you do there?	It is a car dealership. I am a Service Advisor
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	ANSWER: Question 1), Answer: The title to my home is under one (1) mortgage, and Yes, it is in my own name, only. Question 2), Answer: The home valuation, or Total Market Value/Total Appraised Value of my house = $43, 790.00; And the Total Balance of my mortgage = $22, 213.00

Member Payment Dependent Notes Series 523776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523776	$10,000	$10,000	11.49%	1.00%	June 14, 2010	June 14, 2015	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523776. Member loan 523776 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	Jamba Juice	Debt-to-income ratio:	17.09%
Length of employment:	3 years	Location:	Emeryville, CA

Home town:
Current & past employers:	Jamba Juice
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,258.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Jamba Juice and what do you do there?	Jamba Juice is a Quick Service Retailer with 700 plus stores across the US. We sell smoothies, and other healthy living food products. I am the Manager of Store Systems and responsible for the computer systems in all of the locations.
Hello, could you please explain, in detail, the purpose of this loan, along with a description of your monthly expenses? Thanks and good luck.	My wife is living in Thailand taking care of her father who had a stroke. We have a home in Thailand, and the truck is for my wife, it will be purchased and driven in Thailand. This is why I am not using conventional financing. My monthly expenses include rent, ($1315), lease car payment ($257.00), Phone, cable internet ($200), and credit card payments ($500). Thank you David

Member Payment Dependent Notes Series 523793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523793	$8,000	$8,000	11.12%	1.00%	June 10, 2010	June 14, 2013	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523793. Member loan 523793 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Red Lobster	Debt-to-income ratio:	19.00%
Length of employment:	1 year	Location:	Gilbertsville, PA

Home town:
Current & past employers:	Red Lobster
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > I am looking to consolidate my three credit cards to pay them off more quickly and lower my interest rate. Borrower added on 06/01/10 > I want to consolidate my three credit cards to get them paid off faster and lower my interest rate. The monthly payment for this loan would be less than my minimum card payments, and I would be out of debt much faster.

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	67
Revolving Credit Balance:	$8,826.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Red Lobster and where did you work prior to Red Lobster?	I am a server at Red Lobster. Before, I was an assistant manager at Cosi Coffee shop, and I managed at Wendy's before that. I stepped down from management to go back to school, and in 2 years I will have my degree in computer programming.

Member Payment Dependent Notes Series 523827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523827	$5,500	$5,500	18.67%	1.00%	June 9, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523827. Member loan 523827 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Royal Ambulance	Debt-to-income ratio:	7.44%
Length of employment:	3 years	Location:	Fremont, CA

Home town:
Current & past employers:	Royal Ambulance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	18
Revolving Credit Balance:	$2,459.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $2,499 Wedding Expenses category loan. My questions are: Number [1] Brief description your employer Royal Ambulance? Number [2] Current position (Job/What you do) for this employer? Number [3] Transunion Credit Report shows a $2,499 Revolving Credit Balance total debts (38.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected FIVE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.03.10 @ 8:47 AM ET.	First off I noticed that you said the loan amount of 2499, I applied for 5500, but here are the answers to your questions. [1] Brief description your employer Royal Ambulance? Royal Ambulance is a private ambulance service service alameda county and santa clara county. The company was started about 4 1/2 years ago with 3 ambulances, now with over 23 ambulances and over 100 employees we provide the highest number of BLS (Basic life support) calls in alameda county. [2] Current position (Job/What you do) for this employer? I am an Emergency Medical Technician. My job functions include providing basic life support measures to patients in emergency and non-emergency situations. Acting under the Medical Director for alameda county, I have also obtained a modified lisence to allow me to drive the ambulance. I work minimumly 2 24 hour shifts a week and normally pick up an extra 24-36 hours in a month. [3] Transunion Credit Report shows a $2,499 Revolving Credit Balance total debts (38.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty I currently pay $278 a month for credit cards and $100 a month for the corrective laser eye surgery I had a year ago.
Hello, could you please explain, in detail, the purpose of this loan, along with a description of your current employment and monthly expenses? Thanks and good luck.	I want to propose to my girlfriend, we went ring shopping and she showed me the style of ring she liked. My friend owns a jewlery store and we found something we both think she will love. We have been dating for 10 years. Also I would like to put a little twoards a commuter car. Thanks
Please contact Lending Club to verify your income in order to expedite the funding of your loan. Thanks!	I average from 2500 a month to 3200 a month
Oooooops. My typo error. I meant $5,500 Wedding Expenses loan and NOt $2,499 Wedding Expenses loan.So much for not proof reading my email before click on Submit button. Lender 505570 USMC-RETIRED 06.05.2010 10:59 AM ET	Haha no worries, Hope I answered everything appropriately
Me again. You did not answer this one remaining question: Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Thanks. Lender 505570 USMC-RETIRED 06.05.2010 at 12:47 PM	My plan was to work my butt off and pick up as much overtime as possible and pay it off quickly, but wanted to give myself a large window just to be safe, but plan to pay it off in 2 -3 years.

Member Payment Dependent Notes Series 523855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523855	$9,600	$9,600	13.61%	1.00%	June 14, 2010	June 14, 2015	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523855. Member loan 523855 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	Cast and Crew	Debt-to-income ratio:	10.25%
Length of employment:	n/a	Location:	Los Angeles, CA

Home town:
Current & past employers:	Cast and Crew
Education:

This borrower member posted the following loan description, which has not been verified:

This is a loan for finishing flight training for my private helicopter license. I'm employed in the field of special effects for a telivision show that is currently on hiatus and need the funds to finish the schooling before heading back to full time work. I have no overhead costs at the moment and will be working as of mid July. Due to an unforeseen circumstance I have run out of funding. I currently take freelance work in television which will enable me to pay the loan until I am fully employed.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	73
Revolving Credit Balance:	$6,890.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you explain the delinquency from 73 months ago? Also, could you please provide a breakdown of your budget -- estimated income and costs for the foreseeable future? Thanks.	That delinquency was due to a move where my finances got tight and the bill was missed in the move and change of address. I was living away from home and missed a payment due to mail being sent to an old apartment, I was stupid and young but it was a very long time ago. If you look at my credit record it has been on time payments from then on. My budget at the moment consists of a cell phone bill of $100 A small loan payment of $250 And thats it. I have no credit cards that are open. I have no rent costs. And my car insurance is paid in full.
What would you use your pilot training for?	This is the start of a long process getting my commercial license. I definitely don't have the time or significant investment it takes to become a professional pilot right away. I will get my commercial license the "long way" building up my hours and getting my certifications, so that I can bring my piloting skills into my movie making career. Eventually flying in films and aerial photography where I have many connections.

Member Payment Dependent Notes Series 523894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523894	$9,000	$9,000	11.12%	1.00%	June 11, 2010	June 14, 2013	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523894. Member loan 523894 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,250 / month
Current employer:	Loudoun County	Debt-to-income ratio:	17.64%
Length of employment:	< 1 year	Location:	Leeburg, VA

Home town:
Current & past employers:	Loudoun County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,596.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with Loudoun County, and what do you do in your role there?	I work full-time for the county Fire Department, teaching classes.
Can you describe your job? What was your previous job?	I currently teach classes for a county fire department. Previously, I worked part-time while I was in college.
Can you explain how you accumulated your revolving debt (listed at ~$26k) and what's different now that wil prevent you from accumulating more debt?	About half of that is from credit cards that I used in school, the other half (that I'm not looking to consolidate since it's at a lower interest rate) is school loans. Now that I've graduated (and working), I'm looking to consolidate things, eliminate the credit cards, and move forward. Having just got an extra monthly stipend at work, I figure now is the perfect time to do that.

Member Payment Dependent Notes Series 523932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523932	$16,750	$16,750	10.38%	1.00%	June 14, 2010	June 14, 2013	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523932. Member loan 523932 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Bioscrip	Debt-to-income ratio:	13.36%
Length of employment:	8 years	Location:	NETCONG, NJ

Home town:
Current & past employers:	Bioscrip
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > This loan is solely for debt consildation since we recently had bought a house and have a little baby. We can have just one single payment vs multiple little payments. Hopefully, when we pay this off we have a better savings account and deposit some money for our baby's college fund.

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,498.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Bioscrip and what do you do there?	Bioscrip is my employer and I am a medical biller supervisor.

Member Payment Dependent Notes Series 523939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523939	$2,500	$2,500	16.32%	1.00%	June 10, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523939. Member loan 523939 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	us army	Debt-to-income ratio:	14.96%
Length of employment:	9 years	Location:	FORT IRWIN, CA

Home town:
Current & past employers:	us army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,476.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Paygrade? When does your current enlistment end? Eligible to continue service? Any article 15(s) during your current enlistment? If married, debt/income spouse adds. Thank you and good luck.	My paygrade is E6. My current enlistment is up in march 2011. I hit my 10 year mark in November I will be indef
This loan is for travel?	Yes, I am going on leave and wanted a little bit of extra spending money and to pay off some bills before I go visit my family in MN.

Member Payment Dependent Notes Series 523986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523986	$8,000	$8,000	13.98%	1.00%	June 10, 2010	June 14, 2015	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523986. Member loan 523986 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Western Riverside Council of Governments	Debt-to-income ratio:	9.25%
Length of employment:	4 years	Location:	corona, CA

Home town:
Current & past employers:	Western Riverside Council of Governments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/31/10 > Credit Card debt pay off and purchase of a complete bedroom set

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,964.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan?	I plan on paying off my credit card debt which has a much higher interest rate than what is offered by LendingClub. Also, I will purchase a complete bedroom set and possibly a new sofa depending on pricing.
What is Western Riverside Council of Governments and what do you do there?	Western Riverside Council of Governments is a government agency that represents 16 cities and the County of Riverside for just the western region of the county. I am a staff analyst and I am responsible for running multiple programs for recycling and air quality issues. I assist member cities with their solid waste, used oil recycling, general recycling programs, and promote alternative fuel and technology implementation among their fleets.
Please list each of the debts you plan to pay off and your current monthly payment on each. Thank you.	Chase - (2) credit cards, combined balance of $4,100 - which I currently pay $200 a month Orchardbank - (1) credit card, balance of $900 - which I currently pay $50 a month Capitalone - (1) credit card, balance of $300 - which I pay $25 a month and lastly Kohls - (1) credit card, balance of $600 - which I pay $25 a month

Member Payment Dependent Notes Series 524022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524022	$12,000	$12,000	10.75%	1.00%	June 15, 2010	June 14, 2013	June 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524022. Member loan 524022 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,666 / month
Current employer:	pg&e	Debt-to-income ratio:	8.86%
Length of employment:	8 years	Location:	chico, CA

Home town:
Current & past employers:	pg&e
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > this loan will be used to pay the irs taxes that i owe, it will be much better for me to pay the investors of this site the the interest and fees that would other wise go to a black hole of spending.

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	34	Months Since Last Delinquency:	19
Revolving Credit Balance:	$1,112.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with pg&e?	i am a smart meter installer.
Please explain the 3 delinquencies in the last 2 years. What assurance can you give me that you will not be delinquent on my loan to you?	the 3 delinquencies where all a caused from not being on a budget and poor money management, i can assure that you will be paid on time and in full , i have just recently started the dave ramsey total money make over and have a plan to be debt free in the next two years.
How will this $12,000 be used? Way to go with Dave Ramsey!!	i will be paying off the irs back taxes that i owe.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1,pacific gas and electric company 8.5 years $4000 month take home pay 2.mortgage,utilities and food 1450 3.loan payment $283 month. $8239 balance at 12% credit card payment $2000 -/+. $6784 balance at 22% 4.started the total money make over now living on a budget and getting out of debt i will be debt free august 2011. this loan will be automatically withdrawn from bank account. this loan will be used to pay back taxes to the irs. i currently have $1000 in an emergency fund and $7000 in a 401k and ira. i am single with no kids.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	the title is in my name only. i owe $107,000 with the market correction it is only worth $80,000. no other loans attached to the propery.

Member Payment Dependent Notes Series 524049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524049	$7,000	$7,000	15.21%	1.00%	June 14, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524049. Member loan 524049 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Ecology and Environment Inc.	Debt-to-income ratio:	3.34%
Length of employment:	10+ years	Location:	TALLAHASSEE, FL

Home town:
Current & past employers:	Ecology and Environment Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > This loan will be used to consolidate some small debts and to fund the restoration of a 1967 beetle that is currently operational and used as a daily driver. Borrower added on 06/07/10 > The beetle is specifically used for business purposes, and is being restored as part of the advertising for the business. Approximate 2000 of the loan will be used to pay for previous advertising debt, and the remaining amount will replace many major functional parts and restore the exterior condition of the vehicle. Any remaining dollars will go towards a wrap to further advertise the business.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	22
Revolving Credit Balance:	$5,171.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Mortgage is currently 118,000, refinanced last November (2009) to take advantage of lower rates. Appraisal at the time was 180,000. My wife an I are co-owners.
Your "Other" category loan is 1 of 351 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.05.10 at 7:09 AM ET	Approximately 2000 of the loan will be used to consolidate small debts associated with my Computer business that were accumulated from advertising. The remainder of the loan will be used to restore the 1967 beetle that has been in my family for 25 years. It will purchase parts necessary to rebuild engine, transmission, replace floor pans, and complete body repairs and paint to original factory color. Any remaining dollars will be put towards getting a body wrap on the car to further advertise FrankenTechnologies, LLC computer service and repair.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $7,000 "Other" category loan. My questions are: Number [1] Brief description your employer Ecology and Environmental? Number [2] Current position (Job/What you do) for employer? Number [3] Transunion Credit Report shows a $5,171 Revolving Credit Balance total debts (54.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 12:09 PM ET.	I've tried to answer this once already, but get rejected on person information. 1) Ecology and Environment, is an environmental consulting and cleanup contractor. You can find more information on the company on the web. 2) I can't seem to answer this question based on personal information that keeps getting rejected by lending club. 3) I pay approximately $400/month total to my creditors. This will be reduced by half pending finalization of this loan which will cover the payments of this loan, plus the additional amount I expect to pay in addition. 4) I anticipate 3-4 years in repayment. I hope this doesn't discourage investors that are looking to get the higher return on 5 years of payments. Another point, now that I know what information investors can see. There is "Delinquencies (Last 2 yrs)" of 1 showing. This is currently being contested due to the fact that the delinquency is stated as being 22 months ago on an account that was closed in 2003. I did not discover this until I noticed it in my details here at which time I immediately check with the credit bureau to find out the details and dispute.
Received your email reply. 3 to 4 years repayment time OK. Why I ask Time Repayment Length question is because many borrowers want an ultra-short term loan, i.e., 3 months, 4 months, etc. Loan curently attracted $2,850 from 44 lenders- a $65 average per lender. Remember lenders are particiapting in loans to people that we personally do NOT know and reply only on data I mentioned in earlier email. Therefore regardless $ amount requested, loans average lender investment is $55 to $75. Although I have seen $25K loans that averaged $500 per lender investment. Borrowers were Judges- El Paso TX Federal District Court and OK Appeleate Court. Last week AZ Superior Court Administrator (Office Manager) $25K loan attracted 51 lenders- $490 average per lender. Me? I'm committing $100 now to help fund your loan. Over and out. Lender 505570 UMC-RETIRED 06.09.2010 5:27 PM ET	Regardless of your investment. Thank you for your service.

Member Payment Dependent Notes Series 524052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524052	$10,000	$10,000	11.86%	1.00%	June 11, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524052. Member loan 524052 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Borough of Tinton Falls	Debt-to-income ratio:	7.13%
Length of employment:	2 years	Location:	MIDDLETOWN, NJ

Home town:
Current & past employers:	Borough of Tinton Falls
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Loan is for small debt consolidation, new furniture and electronics for apartment that my parents own and will be allowing me to stay there Rent free. Borrower added on 06/03/10 > Over the summer hours (next 4 months) as a Police Officer there are alot of overtime and off-duty jobs. Additional Income approx 5,000.00 to 7,000.00 will be looking to pay loan off ASAP. Basically the loan is start-up for the apartment, trying to get into it asap.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,390.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Car paid off... NO utilities, one other loan payment for school $125.00 a month.... Gym at work for free....Insurance $ 200 a month... No children...Phone $50.00 a month... bring home a month after taxes $2600.00 so minus those small costs above just over $2000.00 for food, repay this loan if i get it and any other costs I may incur throughout the month......Not including any overtime and other extra income..

Member Payment Dependent Notes Series 524059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524059	$15,000	$15,000	13.98%	1.00%	June 15, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524059. Member loan 524059 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,660 / month
Current employer:	First Church of God	Debt-to-income ratio:	8.20%
Length of employment:	10+ years	Location:	Weatherford, OK

Home town:
Current & past employers:	First Church of God
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > I plan to use the money from this loan to pay of all my credit cards and to finish paying for my wedding which is this summer. I would be a good borrower because I always pay my bills on time. I have a very stable job that I have been at for over 10 years and plan on staying until I get old. I would just like to have one payment and a lessor interest rate.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,840.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thank you for your question. Here is a list of all my debts. With this loan ALL of my debts will be paid off and the money left will be used to finish paying for my wedding. I feel that with me getting married I would like to pay off all of my debt, get rid of my credit cards and have just one payment and a lower interest rate. Gap - $274.79, 22.99% Stage - $962.23, 24.99% American Eagle - $492.48, 22.80% Old Navy - $463.03, 21.90% Bill Me Later - $2100.47, 19.99% Chase - $5017.52, 22.90% Walmart - $772.38, 22.90% Thank you again.

Member Payment Dependent Notes Series 524114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524114	$12,025	$12,025	15.21%	1.00%	June 15, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524114. Member loan 524114 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Spacenet Inc.	Debt-to-income ratio:	11.55%
Length of employment:	9 years	Location:	Smyrna, GA

Home town:
Current & past employers:	Spacenet Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > This loan is to consolidate my current credit cards. I previously had a loan with lending club, and paid it off last month. This make me a very good candidate. I just want to get all my bills back into one payment, so that I can concentrate on paying it off.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,937.00	Public Records On File:	1
Revolving Line Utilization:	19.40%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit - $5147 - 26.8% Credit - $2842 - 24% Wife's Credit - $4154 - 22% Loan - $3283 - 21% Day Care - $1800 - Due by July 31st All will be paid off with loan
Please list the creditor and amount of each debt you plan to pay off plus your current monthly payment on each. Thank you.	Credit - $5147 - 26.8% Credit - $2842 - 24% Wife's Credit - $4154 - 22% Loan - $3283 - 21% Day Care - $1800 - Due by July 31st All will be paid off with loan
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is also in my wife's name. Home is $470000. We owe $369000.
I would still like to know how much you are paying each month on the loans you plan to pay off.	All combined I am paying ~1100 per month toward these bills. While paying this much, I never seem to get anywhere. At least a loan will be paid on in time.
WHAT IS YOUR TOTAL GROSS INCOME 15.21	My gross income without my wife will be ~95000 this year. My wife will make ~65000.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS 15.21	I have not decided that yet. Will see how close it gets.
DOES WIFE WORK IS HER INCOME INCLUDED IN 7500.00 IF NOT WHAT IS HER OCCUPATION AND INCOME	Yes my wife works. Her income is not included in the $7500. She is a whole sale rep. She made $85000 last year, we project ~65000 this year.
IM IN	Thank you!

Member Payment Dependent Notes Series 524185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524185	$15,000	$15,000	10.75%	1.00%	June 10, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524185. Member loan 524185 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,833 / month
Current employer:	Lockheep Martin	Debt-to-income ratio:	8.52%
Length of employment:	6 years	Location:	Haymarket, VA

Home town:
Current & past employers:	Lockheep Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Had very poor work and installation by a pool company and now have a pool that is unsafe and unstable with large voids underneath. We need to remove the pool and start all over. We need the loan to help pay for the repairs. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,872.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	We do not have title to our home. We have been in our home (new construction) for 17 months. Home valuation is approximately $650,000 and loan balance is $510,000.00. Regards and thank you for your interest in this loan opportunity.
Member 678246 (Pool repair) Please explain who owns your home. Thanks	We contracted for our home to built by a developer 17 months ago. The home is being financed. We do not own the home.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1) I work for Lockheed Martin Corporation and am a Program Management Senior Manager, responsible for a $223 Million dollar program. 2) Approximately $7,000.00 ($9,600.00 take home, salary and military retirement). 3) Mortgage is $3,700.00. Another loan is $700.00 for pool, patio and fencing we had installed on our property when we build the home 17 months ago. 4) None 5) Military Reitrement, Corporate Retirement and Savings Plans with approx $300K equity 6) Yes 7) 20K, and yes, if Lending Club offers a automatic debit from payroll and fees are in-line, I will use their service. Regards--
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Our monthly take home pay, after investments and all automatic debits and benefits costs, is $9,600.00. We have approximately $7,000.00 in mortage, insurances, utilities, etc. Regards--
Member 678246 (Pool repair) Thank you for your response about ownership of your home, but I would like to know more before I loan money to you. Please explain further: If you don???t own your property, who does: the contractor, land owner, bank? Are you occupying the property? When will you take ownership? Will you invest the proceeds from the Lending Club before or after you take ownership?	Our mortgage is held by Bank of America. We have occupied the home since our closing date of October 31, 2008.
Was a warranty included with the purchase of the pool?	Yes, but the contractor is claiming "act of god clause" and it may take a court, and/or arbitration, settlement to recoup cost.

Member Payment Dependent Notes Series 524194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524194	$15,000	$15,000	15.95%	1.00%	June 15, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524194. Member loan 524194 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,012 / month
Current employer:	n/a	Debt-to-income ratio:	13.68%
Length of employment:	n/a	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > RETIRED, VETERAN, LOOKING TO CONSOLIDATE, DEBTS, ACCRUED, AND BECOME MORE COMFORTABLE, IN MY APPROACH, TO FINANCIAL MATTER'S. AT MY AGE, I'D LIKE TO GET A BETTER CREDIT SCORE, TO LOWER MY INTEREST RATES, AND MOVE FORWARD, SLOWLY, IN PURCHASING A HOME, FOR ME. Borrower added on 06/01/10 > ALL IN ALL, THINGS ARE DONE-- WITH A "HANDS ON" APPROACH BY ME.--.I'M NOT BUSINESS SAVY, BUT I'VE NEVER MISSED A PAYMENT--NOR BEEN LATE, I BUDGET, AND DO VOLUNTEER WORK, I'M LITERATE, FUNCTIONAL, GOAL-ORIENTED, AND ALWAY'S STAY MOTIVATED AND FOCUSED. I'M DIAGNOSED WITH POST TRAUMATIC STRESS DISORDER, BY THE VETERANS ADMINISTRATION, FROM MY MILITARY SERVICE IN VIETNAM--- I LIVE SMART, AND QUIETLY. Borrower added on 06/02/10 > WHAT I UNDERSTAND-IS THAT EVERYTHING--IS A "PROCESS" ! IT'S A PROCESS,-- ACCUMULATING POSSESSIONS-AND DEBT AND IT'S A PROCESS, PAYING DEBIT OFF. SLOW--BUT SURE. Borrower added on 06/02/10 > JUST A MAN, LOOKING FOR A HAND-UP,--NOT HAND-OUT. Borrower added on 06/10/10 > AS I DAILY--COUNT MY BLESSINGS--IT'S WITH HEARTFELT, GRATITUDE--TO MY INVESTORS-- FOR YOUR FAITH, IN ME. .

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,645.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	CAR LOAN--$6,150.00---WILL VISA BAL. $3,800.00---WILL MILTARY EXCHANGE CARD--$3,200.00--WILL, (FOR VETERANS/ CARD BY CHASE). VA INSURANCE LOAN--$1,100.00---WILL., THAT'S IT--TO BE PAID OFF. THANK YOU.
Source(s) of $3,012 per month income? Is any disabilirty and tax-free? Member 505570 USMC-RETIRED 06.02.2010 at 3:19 PM ET	YES--TO MY KNOWLEDGE, BOTH MY SERVICE-CONNECTED DISABILITY (1OO%)--AND MY SOCIAL SECURITY DISABLITY--ARE "TAX FREE".
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.02.2010.2010 @ 5:09 PM ET.	RETIRED FOKS--DO NOT PAY INCOME TAX. ALL I CAN DO--IS HAVE INCOME VERIFIED/ AS PER GUIDELINES--AND BANK ACCOUNT, HAS BEEN VERIFIED. I DO "NOT" PAY TAXES.
You selected 36-months term for repayment. Do you intend to payoff this loan early?- Less than 1 year? Or 1 to 2 years? Or use maximum 2 to 3 years allowed? Thanks for answer. Lender 505570 USMC-RETIRED 06.03.2010 at 2:30 AM ET	I'LL MAKE EARLY PAYMENTS, WHICH IS IN KEEPING WITH MY PLAN, OF BECOMING DEBT-FREE, WHICH ISN'T A TOTAL REALITY CHECK! NO SMART PERSON, IS DEBT-FREE. (SOME DEBT---IS GOOD FOR YOU) BUT KEEPING CREDIT LINES--IN CHECK IS MY PLAN OF ACTION.
Borrower, After P2P lending recent media coverage, Lending Club loans 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. High-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, Home Improvement loans. Result is especially the $10K to $25K loans end approximately 70 percent funded when 14-days time expired. One option is to accept partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $15,000 loan currently 56 percent funded after 11 full days listed. 4 days time remains before 14-days time expires. Good news is every loans funding pace quickens closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 13.98 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED 06.11.2010 at 10:45 AM ET	YES, I'M NOT IN A POSITION--TO DICTATE. THIS, "IS" A "PROCESS"--AND IN LEIU OF MAKING A BAD CHOICE--IN MY PLAN OF ACTION--- BY NOT ACCEPTING LESS THAN OPTIMAL FUNDING---THE "SMART MOVE" WOULD BE------ IN MY "ESTIMATION"--TAKE WHAT'S OFFERED--AND DO THE BEST YOU CAN-- WITH WHAT'S OFFERED--AS PLANNED-- PAYING OFF/ DOWN MAJOR DEBT'S--WHILE REMAINING FOCUSED, AND PAYING OFF/DOWN REMAING DEBT'S
how is this that your first credit line is from 2005?	WELL-I DIDN'T ANTICIPATE, HAVING PHYCHOLOGICAL DAMAGE (BAGGAGE)--FROM DOING GRAVE REGISTRATION, IN NAM. I WAS 18, GREW UP IN CHURCH, AND WAS GOING TO BE A MINISTER, UNTIL, BEING YOUNG, I WANTED TO GO TO COLLEGE FOR MY SERVICE TIME / SERVED. LITTLE DID I KNOW?. I'VE HAD A MYRIAD OF WELL PAYING JOBS--WRITER, FOR A SMALL, NATIONAL PUBLICATION, IN THE 70'S, CONSTRUCTION, SALES, ETC.--JUST COULDN'T KEEP THEM. MY NIGHTMARES ,WOULDN'T LET ME GET A GOOD NIGHT OF SOUND SLEEP. I NEVER TALKED ABOUT MY PROBLEMS, IN ERR ! TRAVELED ALL ACROSS THE COUNTRY, WORKING, OR NOT. GREAT PARENTS (GOD BLESS THIER SOUL'S). FINALLY-- I'M FROM BACK EAST, AND THROUGH WORD OF MOUTH, I FOUND OUT THAT THE VA, HAD PROGRAMS TO DEAL WITH POST TRAUMATIC STRESS DISORDER,UNKOWN (NAME WISE) SO--I CAME TO , CAL. AND BEGAN CLEANSING MY MIND, RELEARNING LIFE, AND IT'S UP'S AND DOWN'S--GOOD/BAD--AND WHATEVER. AFTER A LONG TIME OF INTENSIVE RETRAINING, LEARNING COPING SKILLLS ANGER MGMT.AND HOW TO LIVE IN A WORLD, I DIDN'T "KNOW"-- I WAS ABLE TO GET COMPENSATION, FROM THE VA (100%) SERVICE-CONNECTED, FOR INJURIES, INCURED DURING MY MILITARY SERVICE, FOR OUR COUNTRY, AND ME AND I'VE BEEN STABLE,MOVING SLOWLY FORWARD, BEING COMFORTABLE, WHILE NOT KEEPING UP WITH THE "JONES" .
NO questions. Just a thank you for your service and sacrifices to our country. You "did" for us and I'm happy to now "do" for you by helping to fund your loan request. Good luck in achieving your goal.	THANK YOU--I'VE LEARNED, ALONG THE WAY, THAT YOU'VE GOT TO GIVE (LOVE) TO KEEP LOVE, IN THIS CONTEXT, I'M HUMBLY GRATEFUL TO HAVE BEEN OF SERVICE. I WOULDN'T HAVE HAD IT ANY OTHER WAY. AND I'M NO GUNG-HO MACHO MAN, BUT MY GOD-- DOES NOT MAKE UGLY. THANKS

Member Payment Dependent Notes Series 524201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524201	$1,400	$1,400	11.86%	1.00%	June 15, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524201. Member loan 524201 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$340 / month
Current employer:	ihss	Debt-to-income ratio:	13.24%
Length of employment:	< 1 year	Location:	roseville, CA

Home town:
Current & past employers:	ihss
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > just for two credit cards with 531 balence and 700 balence thanks to everyone

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,500.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	ok i have six creid cards but only two need to be payed off the rest are. ill start with the store cards. i have a target store card with a balence of 0 i have a searscard with a balence of 0 i have to capitol one cards one with a zero balence one with a balence of 531.31 that has a 25.1 apr i have a household card with a 0 balence and i have a chase card that has a 700.00 balence with a 22.0 apr hope this answers your question
I'm from Orangevale, so I'm always happy to help out a local. Just a couple of questions - What is ihss and what do you do there? Since you've been there less than a year, what did you do before that? Thanks and good luck!	hello and goodmorning. ihss is a company that helps disabled people stay in there homes. and also get money for people with disabled childeren. i am a care giver i help the disabled people with chores making food and different things like that. um before that i was a respit worker and that is someone that works with autisum childeren i am curently still doing that to. hope that answers your question
Gross Income: $340 / month>>>>>How can you pay rent, living expenses and your debt on $340.00????? Thanks	good question. my husaband pays rent and bills and thats barely i do babysitting jobs and make money that way plus i still live at home it gets done and ive never been late on anything so we make it work thanks and hope this answers your question

Member Payment Dependent Notes Series 524215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524215	$10,000	$10,000	17.93%	1.00%	June 15, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524215. Member loan 524215 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	Service Link	Debt-to-income ratio:	4.07%
Length of employment:	1 year	Location:	Donora, PA

Home town:
Current & past employers:	Service Link
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Money for tuition for my two kids to attend a catholic high school and a catholic grade school. I will have no porblem paying the monthly amount over 5 the 5 year time period. Plan to also use the remaining balance to pay off the reaminder of a $2000 Lowes bill for New Kitchen appliances. Borrower added on 06/02/10 > Need the money ASAP as tuition is due on the 15th of June.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1980	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	27
Revolving Credit Balance:	$4,621.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am currently paying a mortgage on my home and the mortgage is in my name. After my second martgage I have about $10,000 equity in my house.
L C Credit Review lowered loan maximum from $18,00 to $10,000. If loan 100 pct funds will you accept or decline?	Accept
Do you plan on keeping your kids in this school? Will a new loan be taken out each year?	Yes, and no I don't plan to take a loan each year.
You will receive an email when the borrower answers your question.	ok
Please contact Lending Club to verify your income in order to expedite the funding of your loan. Thanks!	who and how do I contact regarding this?
what is Service Link and what do you do there?	company software engineer
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	yes
R U A ONE OR TWO INCOME FAMILY AND WHAT IS UR NET INCOME	one

Member Payment Dependent Notes Series 524258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524258	$1,500	$1,500	15.21%	1.00%	June 10, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524258. Member loan 524258 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Prudential	Debt-to-income ratio:	8.45%
Length of employment:	4 years	Location:	NUTLEY, NJ

Home town:
Current & past employers:	Prudential
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Auto repair Borrower added on 06/02/10 > I am a good borrower with a good track record. The loan I am seeking is an amount that is manageable which I am very capable of paying back, on time each month. Thank you

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	32
Revolving Credit Balance:	$24,324.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 524271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524271	$12,000	$12,000	11.86%	1.00%	June 9, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524271. Member loan 524271 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Triumvirate Environmental	Debt-to-income ratio:	15.16%
Length of employment:	4 years	Location:	ASTORIA, NY

Home town:
Current & past employers:	Triumvirate Environmental
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,904.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	They are primarly Credit Cards and Lines of Credit that I built up during college and my first few years as a professional. The credit cards I have are Chase, Capital One, Bank of America and HSBC, in total I have around10 different accounts through these institutions; the balance of which is around $11,500. The APR's range from 18-29%. I plan on using this loan to pay off all of my revolving credit. Does this Answer your question?
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My Rent is $875.00 per month. My car including insurance/parking is about $800.00 per month. The gym is $63.00 per month and my utilities are ususally around $150.00 per month. I do not have a phone or internet bill, that is all paid for through work. I will usually spend around $250 per month on food and I do not have any children. My credit card payments right now are usually about $600.00 per month, but I plan on usuing this loan to pay off all of my credit cards. I hope this helps, Q

Member Payment Dependent Notes Series 524273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524273	$6,000	$6,000	17.56%	1.00%	June 15, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524273. Member loan 524273 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	The Warranty Group	Debt-to-income ratio:	8.14%
Length of employment:	2 years	Location:	Bellwood, IL

Home town:
Current & past employers:	The Warranty Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > Hi, See my responses below: 1) I???m currently an Internal Auditor. is the world's leading single-source provider for the underwriting, administration and marketing of service contracts and related benefits. With the global market intelligence of 2000 employees in 36 countries, and with 45 years of experience, we develop industry-leading solutions for manufacturers, retailers and distributors of autos, consumer electronics, medical devices, fitness equipment, power tools, appliances and home systems, as well as credit card enhancements and travel programs. 2) Create audit program work papers including test scripts, business process maps, walkthroughs and process narratives. Create and design SOX Risk Control Matrix framework. Facilitate the identification of key risks, evaluation of key controls, gathering of support documentation and test of internal control environments. Evaluate Operational, Compliance, IT and Financial reporting risks of internal and 3rd party administrators. Prepare audit reports for company management and clients. Responsible for translation of audit reports from English to Spanish as well as facilitation of engagement interview translations from English to Spanish (and vice versa). If you need for details let me know. 3) As a working professional and from knowledge on the business industry, it is best practice to pay your debt at fast as you can. My payments to the creditor are usually from $900 to $1400 per month. That being said, my intentions are to pay this balance within the next four months. 4) This current loan that I???m requesting will be paid less than the time frame of five years. The time frame is going to be between two to three years. I get a good Tax return every year and will be making that payment to this loan. I also get a 5% bonus from my salary every year and that will also be use to pay this loan. Therefore, the approximate time I expect to pay this loan is within three year or less. If you have any more question please let me know. I???m a dedicated and discipline individual that???s ready to tie the knot with my girlfriend in the next few months. Your help is much appreciated. Thank you! -Byron

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	10
Revolving Credit Balance:	$5,254.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	Planning to get engage in August. The loan is to buy the Ring and the wedding band.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $16,750 Wedding Expenses (Ring) category loan. My questions are: Number [1] Brief description your employer Warranty Group? Number [2] Current position (Job/What you do) for this employer? Number [3] Transunion Credit Report shows a $5,254 Revolving Credit Balance total debts (81.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.02.10 @ 8:33 PM ET.	See my responses on the Loan Description on my profile. Thanks.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.03.2010 @ 11:28 AM ET.	Hi, I'll accept the $6,000 loan. When do I expect the funds in my account? And when is my first payment due? Thanks, -Byron
L C Credit Review modified loan from $16,750 to $6,000. When loan 100 pct funds are you accepting? Or declining? Lender 505570 USMC-RETIRED 06.03.2010 at 11:33 AM ET	I'll accept the $6,000. Let me know what's the next step. Thanks.
Loan was reduced from 16,750 to $6,000.When loan funds are you accepting? Or declining? Subject: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan fully-funded, issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Member 505570 USMC-Retired-Lender	Okay, thanks for the info.
Borrower, Your loan now listed for several days for lender consideration. Loan currently attracted only 21 percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower employment-income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Credit Review and submitted required income verification documents then YOU need to FOLLOW-UP and ask WHY nothing accomplished to upgrade loans Review Status. Refer to bottom Home Page "CONTACT US" for Member Support Department email address and Toll Free telephone number. Good luck. Lender 505570 USMC-RETIRED 065.07.2010 10:49 AM ET.	Hi, Don't know what you're requesting? Do you need my Income verificaiton..I can provide my W-2 Form from 2009. But who do I email it to? Can you explain what is needed to proceed with this loan process, thanks. -Byron
If you intend to pay this loan off in a matter of months why didn't you go for a 3 year loan? The rate is lower. The flexibility of a 5 year loan is great, but it seems like you would have no need for that amount of flexibility. If that's the case then you are paying extra for no real benefit. Also, please fully explain the delinquency. What was if for? What was the amount? Why was it delinquent.? How was it resolved? Thanks and good luck with your loan.	Yea, you're right if the rate is lower it makes since to change it to 3 years. The delinquency was because I was a co-signer for my sister's car and she never paid the car for 5 straight months without even telling anyone until we realized that the car was repossess and you can imagine how mad I was. My parents ended up paying the five months plus any fees and got the car back. This happened about seven years ago. However, the car has already been paid off. Therefore, it shows on my credit and there???s nothing I can do because it takes 12 years before it is deleted.

Member Payment Dependent Notes Series 524380

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524380	$1,500	$1,500	17.56%	1.00%	June 14, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524380. Member loan 524380 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	First Investors Corporation	Debt-to-income ratio:	3.17%
Length of employment:	< 1 year	Location:	San Antonio , TX

Home town:
Current & past employers:	First Investors Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	37
Revolving Credit Balance:	$4,949.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 524434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524434	$8,400	$8,400	13.23%	1.00%	June 15, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524434. Member loan 524434 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	CORNELL COMPANIES	Debt-to-income ratio:	7.69%
Length of employment:	2 years	Location:	FONTANA, CA

Home town:
Current & past employers:	CORNELL COMPANIES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > I like to pay off my debts and don't like paying late. I have been at my current job for 2 years. The purpose of this loan is to get a used vehicle that is economical in gas and that I can use daily to commute.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,738.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Cornell? What was your previous job and how long were you there?	I am a detention officer, I book people that get arrested at the city jail. I take mug shots and fingerprints as well as fill out all paperwork.
What is CORNELL COMPANIES and what do you do there?	Cornell Companies provides correctional services to local, state, and federal agencies. I work for a city jail where I'm a detention officer. I do mugshots, fingerprinting, and paperwork for anyone that's arrested.
Where did you work prior to Cornell?	Prior to Cornell I worked for UPS Freight where I was a freight handler, I worked there for 2 years.
Hello, could you please explain, in detail, the purpose of this loan, along with a description of your monthly expenses? Thanks and good luck.	Sure and thanks. I am trying to purchase another vehicle that's more economical on gas that I can use on a daily basis. My monthly expenses are about $300 a month.
Hello, Could you please explain your loan delinquency?	Loan delinquency? Do you mean the late payment to Macy's? In regards to that I had given my mom the money to make the payment and I confided in her and turned out she made the payment late.
You are still not approved. Have you submitted needed info to LC? You only have 4 days left. Thanks	I believe someone from LC already called me but haven't heard anything else. What would be the next step?

Member Payment Dependent Notes Series 524462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524462	$5,700	$5,700	13.23%	1.00%	June 10, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524462. Member loan 524462 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Lurie & Co, CPA's P.C.	Debt-to-income ratio:	17.89%
Length of employment:	3 years	Location:	Amsterdam, NY

Home town:
Current & past employers:	Lurie & Co, CPA's P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,031.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 524472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524472	$14,000	$14,000	16.32%	1.00%	June 15, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524472. Member loan 524472 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,250 / month
Current employer:	KLA-Tencor	Debt-to-income ratio:	18.90%
Length of employment:	10+ years	Location:	SAN JOSE, CA

Home town:
Current & past employers:	KLA-Tencor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	49
Revolving Credit Balance:	$15,580.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $14,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer KLA Tencor? Number [2] Current position (Job/What you do) for this employer? Number [3] Transunion Credit Report shows a $15,580 Revolving Credit Balance total debts (85.10 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.03.10 @ 8:47 AM ET.	1. KLA-Tencor Corporation is the world's leading supplier of process control and yield management solutions for the semiconductor and related microelectronics industries. The company's comprehensive portfolio of products, software, analysis, services and expertise is designed to help IC manufacturers manage yield throughout the entire wafer fabrication process-from R & D to final yield analysis. Since yield improvements are key to increasing manufacturing productivity and profitability, the yield management market that KLA-Tencor leads has outperformed the semiconductor capital equipment market segment as a whole. Ranked among the world's top ten semiconductor equipment manufacturers, KLA-Tencor offers a broad spectrum of products and services that are used by every major semiconductor manufacturer in the world. These customers turn to KLA-Tencor for in-line wafer defect monitoring; reticle and photomask defect inspection; CD SEM metrology; wafer overlay; film and surface measurement; and overall yield and fab-wide data analysis. These advanced products, coupled with the company's unique yield management consulting, planning and services, allow KLA-Tencor to deliver the complete yield management solutions customers need to accelerate their yield learning rates, reduce their yield excursion risks and adopt industry-leading yield management practices. 2. Engineer 3. ~$550 4. I would like to pay off the loan in <3 years
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	CC (Master Card)=$4500 APR 23% CC(Master Card)=$3000 APR 22% CC(Visa)==$2000 APR 22% CC=(Master Card)=$1000 APR 23% CC=(Visa)=$1500=APR 22% CC=(Mastercard)=$2000 22% I will be paying off all of my visa and mastercards with this loan. I will still have a gas card, and 2 consumer credit cards that will be open with abalances of ~ $1500-$2000 still open
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.03.2010 @ 4:35 PM ET.	Thank you for the advice.
I really hope this is not the case: But--If your loan does not fully fund, do you plan to accept the loan at the funding amount or do you plan on doing something else? Thank You	I would need to fully understand the new payment structure if the loan does not fully fund but I would most likely still accept the lower amount. I would still pay off (currently 57%) of my credit card debt, it would still be at a better interest rate, and my payments would still be signifcantly lower than they are now.
Borrower, After P2P lending recent media coverage, Lending Club loans 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $14,000 loan currently 77 percent funded after 11 full days listed. 3 days time remains before 14-days time expires. Good news is every loans funding pace always quickens closer a loan approaches 14-days time expiration. Question: If loan is not 100 percent funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 16.32 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.13.2010 at 11:00 AM ET	I would currently accept the loan as it is (77% funded). I of course would hope to be fully funded but I would utilize the 77% loan to pay off the highest interest rate credit cards. My overall payments would still be lower and I would still pay off my entire credit card debt faster than my current situation. I appreciate the addtional information.
R U A ONE OR TWO INCOME FAMILY. WHAT IS YOUR MONTHLY NET	2 family income and ~9K net per month

Member Payment Dependent Notes Series 524545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524545	$1,500	$1,500	16.82%	1.00%	June 11, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524545. Member loan 524545 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	FOI	Debt-to-income ratio:	13.05%
Length of employment:	8 years	Location:	TAMPA, FL

Home town:
Current & past employers:	FOI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	42
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 524583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524583	$10,000	$10,000	10.75%	1.00%	June 14, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524583. Member loan 524583 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Progressive Insurance	Debt-to-income ratio:	9.56%
Length of employment:	9 years	Location:	LYNNWOOD, WA

Home town:
Current & past employers:	Progressive Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,794.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 524615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524615	$8,000	$8,000	7.88%	1.00%	June 14, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524615. Member loan 524615 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	FirstService Financial	Debt-to-income ratio:	12.24%
Length of employment:	< 1 year	Location:	Fort Washington, PA

Home town:
Current & past employers:	FirstService Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > The loan will be used to purchase an engagement ring. Borrower added on 06/09/10 > I am an attorney working at an investment real estate firm. My current expenses are about $2,500/month (including rent,car, student loan, and food expenses) and my take home pay is about $7,000/month. I want to use this money to help finance an engagement ring and to use this experience to help support this new and innovative form of lending

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$259.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, could you please explain, in detail, the purpose of this loan, along with a description of your current employment and monthly expenses? Thanks and good luck.	I am an attorney working at an investment real estate firm. I just began this job this week. My current expenses are about $2,500/month (including rent,car, student loan, and food expenses) and my take home pay is about $7,000/month. I want to use this money to help finance an engagement ring.

Member Payment Dependent Notes Series 524649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524649	$5,700	$5,700	11.12%	1.00%	June 10, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524649. Member loan 524649 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	n/a	Debt-to-income ratio:	24.14%
Length of employment:	n/a	Location:	Brooklyn, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > My wife is also a employed full time Borrower added on 06/08/10 > We are using this loan to "Zero Balance" and close two credit cards-that are currently at 24% and 29% interest/. Thank you.

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1980	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	47
Revolving Credit Balance:	$42,959.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. The hosue is in my wife's name. She owns it. The hosue is appraised at approx 450,000. We have a 155,000 left on the mortgage and 44,900 on a home equity loan. If you need more information please let me know.-John
Revolving Credit Balance: $42,959.00 -- How will $5700.00 help with this very large RCB??? Who is your employer and for how long? Thank You	Type your answer here.I called the Lending Club this morning to ask about that number-They said it isnt debt (I owe total on all cards about $20,000) The RCB shown is in error-I am waiting for a response form Trans Union as to how to fix this on my credit report. As soon as the correct number is entered I will advise you. I am a retired Police Sgt (31 Years-I also receive Social Security ) and I am gradually trimming down all our debt. My wife and I own our own home with about $2000-$250K in equity. Thanks. If you need more information feel free to ask.

Member Payment Dependent Notes Series 524664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524664	$10,000	$10,000	7.51%	1.00%	June 11, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524664. Member loan 524664 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	walmart	Debt-to-income ratio:	14.49%
Length of employment:	10+ years	Location:	homer city, PA

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,828.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What are the sources of debt that you plan to consolidate? Thanks.	Type your answer here.some credit cards and a loan
Your revolving credit balance is $1828. Why do you need $10,000 to consolidate debt?	Type your answer here. the loan is actually for my fiancee to pay off her bills
can you list the credit cards, amounts and interest rates you plan to pay off?	Type your answer here. chase 14% target 22% citifinancial 26%
Chris, what do you do at Wal-Mart? Please explain your job prospects and security. Also, is your fianc??e employed?	Type your answer here. I am a second shift supervisor and my job is a secure one. She works at walmart also she has been there for nine years and has a secure job also.. she earns around 25000 a tear.
Why isn't she applying for this loan in her name and under her credit?	Type your answer here. because i have a higher credit score and can a better rate

Member Payment Dependent Notes Series 524714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524714	$10,750	$10,750	15.58%	1.00%	June 11, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524714. Member loan 524714 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,642 / month
Current employer:	CitiMortgage, Inc	Debt-to-income ratio:	23.70%
Length of employment:	10+ years	Location:	Falling Waters, WV

Home town:
Current & past employers:	CitiMortgage, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Update to this prior Answer: (Home Purchased for $142,000.00, current UPB $141,700.00) Correction: Home purchased for $142,800.00, current UPB $141,588.00.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,423.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $10,750 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for this employer CitiMortgage? Number [2] Transunion Credit Report shows a $16,423 Revolving Credit Balance total debts (77.20 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.03.10 @ 8:47 AM ET.	1) I am a Team lead/Assistant Secretary-I assist in clearing Title defects on borrower Mortgages. 2) Approx $400.00, CBR does not include the Dr. or PT bills I made agreement to pay at $50.00 Month for Surgery in Sept. I am hoping to pay off alot of these for one bill. I prefer $20K to pay everything off but this is a big start. Also renting a room within the new year to co-worker so that would lead to 3) I intend to pay this loan off early yes. I do not wish to speculate that date because alot of things can happen. I will be safe to say 2-3 years. I only picked 60mo because I wish to pay the lowest per month to be safe. I can go with 36mo but that doesn't leave me breathing room for emergencies.
Mountaineer, Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.03.2010.2010 @ 10:49 AM ET.	ok
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, 1)I am the only one titled on the Mortgage/Note, Lien held by a Mortgage company. (Hoping I answered that correctly). 2) Last Appraisal amount $155,000.00 in June 2009, Home Purchased for $142,000.00, current UPB $141,700.00.
Please list the following for each line of credit you are consolidating: balance owed, interest rate, current amount paid monthly.	CapitalOne: $3391.00, 23.15%, $120.00 401K: $1373.00, 8.5%, $78.88 PhysTherapy: $450.00, 0%, $50.00 Dell: $3595.00, 21% $125.00 Kohl's: $930.00 21.90% $51.00 HSBC: $511.00 22.9% $20.00
Please list your monthly expenss.	Can you be specific? Household? Credit? Gas? Insurance? Food? Everything? And amount for each?
Yes, please detail your regular monthly expenses (mortgage, car loan, utilities, food, insurance, etc.)	Mortgage: $966.00 Car: $465.00 Fuel: $150.00 Car Ins: $150.00 Utils combined: $200.00 (estimate) Food: $250.00 (estimate) Phone/Cable/Internet: $200.00 (estimate) Entertainment: $0
IF LOAN DOESNT FULY FUND WILL U ACCEPT THE PROCEEDS 15.58 1	It looks like the loan is a few hundred away from the Fully funding. I think it will be funded 100%

Member Payment Dependent Notes Series 524737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524737	$6,000	$6,000	11.86%	1.00%	June 14, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524737. Member loan 524737 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,221 / month
Current employer:	LF USA	Debt-to-income ratio:	18.45%
Length of employment:	4 years	Location:	brooklyn , NY

Home town:
Current & past employers:	LF USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I would like to get a loan to pay off my credit cards and consolidate it into a lower monthly payment. I have a very good credit background and have always paid all my bills in a timely manner. Your investment will definitely be fully returned, possibly even sooner than expected. Thank you so much for you help and your time.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,817.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hi Critical miss, Thank you for inquiring. Here are the lists of my credit cards: Amex : 17% = $1700 Citicard: 11% = $4600 Bestbuy: $900 balance at 0% if paid by 18 months. (Wont be paid with this loan) That is all for my credit cards. I would like to consolidate it so there is a set rate for both cards. By doing this, this will make my monthly payments smaller and leaves me more room for cash savings. If you have any additional questions please let me know. Your help will be greatly appreciated.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	hi member_569427, These are my bills as stated below: Rent: $500 includes gas/electricity (shared rent,building includes internet and cable) Phone: $130 (includes my sisters line) Blockbuster: $21 Loan: $336 Total: $987 These are all my monthly bills. As you can see I do not have much to pay for and I make more than enough to cover the loan. Here below will be the balance on my CC that I want to consolidate so that there will be more cash available to me. Amex $1700 Citi $4700 Thank you for inquiring. Your investment will be surely be returned.
What is LF USA and what do you do there?	Hi 50978345, Lf Usa Inc is a private company categorized under Sportswear, Women's and Children's apparel. I have been working for Kids headquarters, which was recently purchased by LF USA, as a product development Manager. thank you for your inquiry I hope this helps.
Do you have any savings and/or contingency plans if you lose your job? If so, please list the details. Thank you!	HI LKnowlton, Currently I have savings that will last me up to 2 months of paying all my bills if unemployed. This is the reason why i am getting this loan so my savings will increase drastically. I have been working for our company for 4 years and if in an unfortunate event I get laid off then I believe unemployment can cover more than all of my bills. In addition to this, I will get two weeks severance for each year I have been with our company. I also have my 401k, however, I will not compromise my investment for situations like this since I do have a lot of job opportunities that I will not decline. I have never been unemployed so I pray it will stay that way. thank you for your inquiry. I hope this helps.

Member Payment Dependent Notes Series 524744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524744	$6,500	$6,500	13.61%	1.00%	June 11, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524744. Member loan 524744 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Township of North Bergen	Debt-to-income ratio:	8.40%
Length of employment:	9 years	Location:	Little Falls, NJ

Home town:
Current & past employers:	Township of North Bergen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > t

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,686.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Cards American Express $1,722.34 15.4% Chase $1,941.61 27.24% Capital One $952.32 11.90% Old Navy $155.00 26.24% Ford motor credit $10,000.0
What's the ford motor credit? Is that a line of credit that you owe or a credit card?	No ford motor credit is a my vehicle loan not a credit card I want to get 1 or 2 payments ahead.

Member Payment Dependent Notes Series 524771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524771	$10,800	$10,800	10.75%	1.00%	June 14, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524771. Member loan 524771 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,400 / month
Current employer:	U.S. Navy	Debt-to-income ratio:	15.32%
Length of employment:	10+ years	Location:	Jacksonville, FL

Home town:
Current & past employers:	U.S. Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I am requesting a loan for the purchase of a second vehicle, collector car. Purchase is for investment and car shows. I have been employeed with the Government for 27 years as a contract specialist. My credit score is Excellent and I have budgeted to pay off the loan in 36 months or less. Borrower added on 06/04/10 > Additional financial information is available upon request.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,675.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I own my home along with the mortage company. $168,000 value, Approximately $6000 equity on a refinanced loan approximately 16 months ago. Balance is $160,000.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I am sorry but much of the information you have requested is considered personal and will not be posted as it can be viewed by the public. With identity theft such a rampant crime I do not feel comfortable posting that information.
Member_679020, we do not know who you are - we know you only as Member_679020. Lending Club assigns the Member Numbers to maintain Borrowers and Investors anonymity. So although some questions may seem intrusive, the answers without a name associated with them, do not provide enough information for your identity to be compromised. Generally speaking you will find that the more forthcoming Borrowers are with answers (without including personally identifiable information of course), the more forthcoming Investors are with funding. I hope that clarifies things. Good luck with 100% funding quickly. ~ CriticalMiss	Apparently, the administration for LendingClub felt otherwise as the information I left was not allowed to be shown and was recommended not to show it. Guess I will have to contact them to see what they recommend.
As to Member 518623 questions: 1 - US Navy 2 - Monthly living expenses = $000.00 3 - CC#1 - $000.00 - 10% - $10.00 4 - None 5 - Savings = $10.00, 401K = $10.00 6 - No or Yes = $10.00 gross 7 - See answer 5 and answer yes or no as to auto repayment from checking account There was NOTHING to reveal identity and you would have answered all questions. We respect your privacy but lenders like to know how this new loan will fit into your budget and feel secure that our money is being invested wisely. Thank You	1-Federal Employee not sailor. 2- Car payment = $562/mo, auto ins=$129/mo, nothing else but gas, food and cable TV. Mortage payment was already given. 3-Credit card payments=1200/mo. 5-Savings=$4,500, TSP=160K+, auto loan will be automatic from checking. Gross salary for 2009 = $127K per W2s, 2010 will exceed $125K. Hope I captured everything. Thanks.
So this loan will be on top of your $25k in revolving debt bringing your total debt to about $35k is this correct?	That is correct

Member Payment Dependent Notes Series 524774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524774	$9,500	$9,500	7.14%	1.00%	June 11, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524774. Member loan 524774 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Scholastic	Debt-to-income ratio:	11.31%
Length of employment:	2 years	Location:	kent, WA

Home town:
Current & past employers:	Scholastic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > This loan is to restructure my wife's credit cards but under my credit rating. I will be responsible should there be any question in regards to payment. The one delinquency is nearly 4 years old and was a forgotten monthly payment to wells fargo. It was late by less than 30 days but reported to the credit agencies anyway. Please ask any questions you like regarding this loan.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	46
Revolving Credit Balance:	$537.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I currently work two full time jobs (yes it's 80 hour weeks.) The primary is with Scholastic as a warehouse supervisor where I've been employed for nearly 2 years. The secondary is with Beavex, a local courier where I've worked with them for nearly 2 months. Prior to working for Beavex as a dispatcher I had worked for UPS for nearly 7 years. I have held two jobs since my starting employment with Scholastic. I had to leave UPS because of scheduling conflicts between both of my "then" current jobs. Both jobs are very stable, but even if they weren't I have a good history of finding stable employment, quickly. Thank you!

Member Payment Dependent Notes Series 524778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524778	$1,800	$1,800	15.21%	1.00%	June 15, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524778. Member loan 524778 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,778 / month
Current employer:	US Navy	Debt-to-income ratio:	11.49%
Length of employment:	6 years	Location:	Sacramento, CA

Home town:
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > My son had dental surgery done, and while a lot of it was covered, there was still an amount that insurance wouldn't pay. My husband is military so he has a stable job, so paying back the loan will not be a problem.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In genera terms, could you describe what medical use you need this loan for? I can't think of a medical condition that is not covered by the Navy.	The military does cover most medical expenses, but for my sons dental surgery there was a certain amount that has to be paid by us because it was not covered.
Purpose of loan?	My son just recently had dental surgery done, and some of it was not covered by our insurance. I am in the military, but there was a certain amount that we have to pay out of pocket. I get steady paychecks and will have no problem paying off the loan.
What type of medical expenses do you have that the US Navy will not cover for you?	The military does cover most expenses. But for my sons dental surgery, there was a certain amount that wasn't covered.
Hello, could you please explain, in detail, the purpose of this loan, along with a description of your current employment and monthly expenses? Thanks and good luck.	My son just recently had dental surgery, and although I am military which helps cover medical expenses, there was a portion of the bill that insurance could not pay. I get a steady paycheck with being in the military so I will have no problem paying back the loan.

Member Payment Dependent Notes Series 524823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524823	$5,000	$5,000	11.86%	1.00%	June 10, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524823. Member loan 524823 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Victorias Secret	Debt-to-income ratio:	16.98%
Length of employment:	2 years	Location:	Richmond, VA

Home town:
Current & past employers:	Victorias Secret
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > Thank you so much for the loan! It will be used so I can successfully move across country (moving van, etc). I am starting a new life out in Los Angeles, and I have a lot of great, new opportunities for my career! I appreciate it!! Borrower added on 06/02/10 > This loan is so I can move across country successfully. I have a great career opportunity in California, I just have to find the money to make it there. I am guaranteed to make the money once I make it out there, I'm just having a hard time getting the money to get there. I appreciate any help I can get!! Thank you so much for your time. Malorie Borrower added on 06/04/10 > Thanks so much! I am very appreciative of all the amounts given so far! Thank you guys soooo much!!! I had a few questions about what opportunities I have out in LA. I have been a manager out at Victoria's Secret here for a few years, and I am moving out to LA to another store, so I will have that job already full time. On top of that, I was the first female asked to be part of a production team (whos name I may not list here because the site won't let me for privacy reasons.) I am also speaking with a commercial agent who wishes to sign me to do commercials. So, I will definitely have the money to pay back when I get to LA...but getting to California is just the dilemma I'm in right now! Thanks again!!!

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$709.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what money making opportunity is beckoning you to California?	Thanks for the great question! I was in California this past December for a bit just for a visit. I was able to market and connect with a lot of people, so I do have reassured jobs on the line. Well, first I am continuing my job with Victoria's Secret, and I will be taking my job back as a manager. (Merch Flow Supervisor- I have been one here at Regency and Virginia Center Commons, and I will be transferred). **Secondly, (this is the big one) I have been asked to be part of a production team with Bucket Head Productions (a technical production company), which makes a lot of commercials and small films. I have a definite spot on the team, and I will be compensated very well for it. I am also the first women given this opportunity, which is very exciting for me! (I will be serving like a personal assistant to the main guy.) I am also talking with a commercial agent (whos name I am not allowed to post here because the site will not allow it) I met before, and she is thinking of signing me and setting me up, as well. This is not 100% yet, though, like the other two are. It is in the making, and we are supposed to meet up on July 15th. (It looks good, though, because I am also a young model/actor here, and I have worked with Sheila before at an Actor's Connection, and she did like my work a lot.) So..I will be working all the time on the first two jobs plus (probably) another. I like having a steady, assured income, and I actually like working a lot, and both of the top two jobs up there pay very well! (I will get more money from VS for moving out to CA, too!) Thanks! Let me know if you need to know more!

Member Payment Dependent Notes Series 524835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524835	$3,600	$3,600	16.82%	1.00%	June 11, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524835. Member loan 524835 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	n/a	Debt-to-income ratio:	13.76%
Length of employment:	n/a	Location:	Syracuse NY 13204, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I can't move without a moving company truck and need to finance it. Borrower added on 06/02/10 > I'm a retired veteran who is disabled and can't walk up stairs without severe pain. Borrower added on 06/04/10 > FA/ MM DAV PRM for my military fellow questions. Borrower added on 06/04/10 > retired mm/fa navy was requested question. Borrower added on 06/06/10 > Thanks everyone for helping and If we all just invested a little to help others it means a lot.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,324.00	Public Records On File:	1
Revolving Line Utilization:	97.80%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Source(s) of reported $3,853 gross income per month are? If retired military, Branch of Service? Rank? a-n-d Pay Grade? Member 505570 USMC-RETIRED 06.04.2010 at 03:31 AM ET	I had a bankruptcy and its been discharged which is why some banks won't loan to me. I do have a new 09 Pontiac G6GT to get to the VA hospital and home and I'm on time and insured NYS.
Transunion CreditReport shows publicRecord on File 88 month ago. What was Public Record? a-n-d What was final dispostion of Public Record? Lender 505570 USMC-RETIRED 06.04.2010 at 03:35 AM ET	Bankruptcy and it's discharged that is why banks won't help me and why we bailed them out so they wouldn't go bankrupt you tell me.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $3,600 Moving-Relocation category loan. My questions are: If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 6 months? < 1-yr? 1 to 2-yrs? 2 to 3-yrs maximum? [Length of Time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected answer that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.04.10 @ 10:15 AM ET.	I possible could pay it off in less than time alloted and will atempt to resolve it in a year. I don't have any credit grantees like the ones mentioned. I just bought a car in January 09, Pontiac G6GT through Beacon Bank and that is my most recent debt. It was at half price and I jumped on the oportunity because it was a deal to get it. The dealer wanted to clear his lot since they aren't making them anymore. I used my money I had saved because I didn't have a car and relied on buses. I'm trying to reestablish my credit since a bankruptcy discharge. Most lenders I've asked won't lend to you if your bankruptcy is still showing on the credit report. I appreciate your concerns on when the loan will be paid and intend to make as fast and painless as I can for eveyone involved. I would later like to become an investor myself and help others. Your right no prepayment penalty.

Member Payment Dependent Notes Series 524851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524851	$10,200	$10,200	10.38%	1.00%	June 14, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524851. Member loan 524851 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	LPHI	Debt-to-income ratio:	20.77%
Length of employment:	5 years	Location:	New Orleans, LA

Home town:
Current & past employers:	LPHI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I am trying to pay off the last of my credit card debt. I have successfully paid off 2 of my other credit cards and car payments in the last year. Most of this cc debt was built up while I was a grad student to pay unforeseen expenses like relocation and living expenses due to flooding and hurricanes.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	52
Revolving Credit Balance:	$18,760.00	Public Records On File:	0
Revolving Line Utilization:	42.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have student loans and 3 credit card. As stated I have already paid of 2 credit cards (~$7,000 at 16-18% APR) and car payments (~$6000) within the past year. I plan on paying off the student loans (~50,000) on my own overtime, since its considered good debt and the interest rates at below 5%. This loan would be to pay off the debt remaining on my 3rd credit card. I have a ~$17,000 balance on my MasterCard that has a 14.99% APR. I chose the "debt refinancing" category only to lower my interest rates and pay off the debt quicker. I am only asking for $10K loan, which had the better APR and will raise my credit score. I am able to pay off this loan in less than the 3 year term listed.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. I am an Program Coordinator at the Louisiana Public Health Institute (LPHI). Its a independent non-profit dedicated to improving the health and quality of life in Louisiana. Following hurricane Katrina, LPHI became a major stakeholder in the rebuilding of Louisiana's communities, including the redevelopment of healthcare delivery system, rebuilding of the school system, and developing health policy that promote healthy lifestyles (i.e. statewide smoking bans). I specifically manage a national program that works public health workforce and leadership development. 2. Monthly Costs: Rent: $900 Utilities: $100 Insurance: $120 Phone: $30 Food: $200 Student Loans: $400 3. Citibank MC: Balance: $17,350 APR: 14.99% Monthly Amount Paid: $1000 Sallie Mae (Student Loans): Balance: $56,600 Interest: 4.75% Monthly Payment: $400 4. N/A 5. 403(b): ~$10K [equivalent to a 401K] 6. Sole earner 7. Savings: ~20K;' Yes, the LC loan will automatically be withdrawn from my account.

Member Payment Dependent Notes Series 524869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524869	$6,000	$6,000	7.14%	1.00%	June 10, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524869. Member loan 524869 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Ocean Spray Cranberries, Inc.	Debt-to-income ratio:	5.10%
Length of employment:	6 years	Location:	Bordentown, NJ

Home town:
Current & past employers:	Ocean Spray Cranberries, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,569.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I have a car that needs the engine rebuilt, and I need to purchase another car to drive in the mean time.
What is the composition of the $52K in revolving credit balance?	I have no idea what that means.
It means that your credit report is showing that you have $52,569.00 in debt. Do you have a lot of debt on credit cards or some other form? If not, you should check your credit report (http://www.ftc.gov/freereports).	I had a property that I owned with a friend, I no longer live at that location but am sill on the mortgage, that is the 52000. He is going to refinance and buy me out, but the property was purchased before the housing crash, so I will be getting nothing from the sale. Hope that answers the question.
How much are your monthly payments on the mortgage?	its a variable interest rate mortgage so it varies. currently I am not paying the mortgage, My friend and his wife have taken over the payments.
Hi. When you say you will get nothing from the sale, do you mean that you will get nothing beyond getting released from the mortgage? Until the sale occurs, you'll officially be on the mortgage, but not making payments, right? Thanks, and good luck.	yes that is exactly what I mean. I do not, and will not make payments while still on the mortgage.

Member Payment Dependent Notes Series 524889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524889	$9,000	$9,000	7.88%	1.00%	June 10, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524889. Member loan 524889 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,708 / month
Current employer:	central mass cardio	Debt-to-income ratio:	14.51%
Length of employment:	7 years	Location:	shirley, MA

Home town:
Current & past employers:	central mass cardio
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I would like to get this loan to start off fresh. I have a great job and make great money, but lately I feel like all of my paycheck goes to interest fees from credit cards. I am up to date on all of my credit cards, but can't seem to get ahead due to the interest rates recently increasing. I would love to start off fresh, pay off my credit card debt and stop using credit cards for good! Borrower added on 06/03/10 > I have a very stable job- I have been with the same doctor for sever years. I started off in his office as front office staff while going to nursing school and now I am his head nurse and I also help with overall run of his office. I would be a good borrower because I take bills very seriously and I am always sure to pay them on time. I am never late on my payments and my credit report shows that.

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,217.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could you give us an idea of how much you would save each month if you have this loan? Wishing you well.	We would save about 150-200 dollars a month.
Hi. What are the sources of credit card debt that you plan to consolidate? Thanks.	The credit card debt was debt from when we had bought our house we made a lot of improvements around the house and stupidly charged some of it. We were in our early twenties, newly married and just starting our careers off, so we might not have made the best financial decisions and paid less every month and charged more then what we should have.
Good Plan! - Let me help you execute - what credit cards, amounts and interest rates do you plan to pay off?	We plan to pay off an HSBC credit card for $5600 at a rate of 15% and a Discover credit card for $2700 at a rate of 16%.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	HSBC 15%-$5600-will be paid off Old Navy 20%-$200-will be paid off Discover -0%- $6400 Discover- 16%- 2700 -will be paid off Citi-0%-$3300 Bill me later-19%-$450 will be paid off
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Our mortage with taxes included is $1900/mth, car $400/mth, electricity $200/mth, childcare $400/mth, car insurance $100/mth, other CC total $300/mth

Member Payment Dependent Notes Series 524899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524899	$8,000	$8,000	15.21%	1.00%	June 14, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524899. Member loan 524899 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	Pretzel& Stouffer, Chartered	Debt-to-income ratio:	10.78%
Length of employment:	1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Pretzel& Stouffer, Chartered
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I plan to use the funding to pay off all my debts. I will then only have this loan to pay back. I have very good credit and am a reliable borrower. I have a stable full-time job which I receive paychecks on the 1st and the 15th of every month. I am also a seller on Ebay part-time. Borrower added on 06/07/10 > As stated in the Q&A section, my debts include: (1) Chase - $2800 at 15%, (2) Discover - $4000 at 0% until October then it will be 12%. (I had $4000 transferred from my Chase account because Discovery offered 0% for 6 months. The reason for the transfer in the first place was due to my Chase APR being changed from 7% to 15%. I contacted and requested it be lowered but my request was denied). (3) Empire finance - $1000 (I am not sure what the percentage is, however, I pay $120/per month and my last payment will not be until August of 2011). If this loan is funded, everything will be paid off and my life will truly be changed.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,643.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pretzel and Stouffer and what do you do there? What was your previous job and how long were you there?	It is a law firm. I am a legal secretary. Before I worked there, I was at another law firm and worked as a paralagal for a year and a half.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Chase - $2800 - 15% Discover - $4000 - (0% until October then 12%. I had $4000 of my Chase balance transferred since it was 0% for 6 months. The reason why I transferred is because Chase changed my APR from 7% to 15% and I requested it be lowered but that was denied). Empire finance - $1000 (not sure the percentage. I pay $120/per month) Everything will be paid off.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. Pretzel and Stauffer Paralegal, I am interested to help fund your $8,000 Debt Consol category loan. My questions are: Number [1] An $8,463 Revolving Credit Balance total debts (62.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected TWO answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 12:19 PM ET.	(1)The payments are actually different every single month. I am a part-time seller on Ebay and all my profits are used to pay this debt which is why every month is different depending on how much I sell and make, however, all payments are more than the minimum. -I also need to clarify the revolving credit. This loan is for $8,000 but the revolving credit is more. This is why - I tried to have another part-time job as a Mary Kay consultant. In order to buy things to sell, you can open a Mary Kay Chase card which is what I did. Things have gotten stuff and it is not working out. Mary Kay offers to buy back merchandise at 90% and it takes four to six weeks to get a check for the returned merchandise. I am currently waiting for my check and once I have it, the revolving credit will lowered as the whole check is going to the Mary Kay Chase card and will be closed as I will no longer be a consultant. (2) I plan on making extra payments any time I can. I do not want to use the full 5 years. The sooner the better. Realistically, I need at least 3 years and hope to be paid in full by 3.5 years.

Member Payment Dependent Notes Series 524905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524905	$9,000	$9,000	11.86%	1.00%	June 14, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524905. Member loan 524905 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	12.14%
Length of employment:	3 years	Location:	Oakland, CA

Home town:
Current & past employers:	Wells Fargo Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I am currently seeking an opportunity to consolidate my high interest credit cards. One credit card is charging me 15.24%APR and the other is charging me 14.98%APR.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,227.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	CriticalMiss, Here's a list of accounts I plan to payoff and close after the consolidation: Revolving credit - $5174.36 - 16.98% APR Revolving credit - $2685.13 - 15.24% APR However, I plan on keeping some accounts such as the following to keep my credit history: Revolving credit - $3190.60 - 9.24% APR Auto Loan - $1000 - 2.99% APR I hope that helps. Let me know if you have any additional questions. Thank you.
What are your other $ monthly costs (rent, car, utilities, the CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Monthly Approximate Expense $550 = Rent $300 = Utilities/Cell Phone/Internet/Cable $155 = Car $200 = CC Debt/Loans $090 = Auto Insurance $400 = Food $000 = Child Care N/A
What are your other $ monthly costs (rent, utilities, the CC debt auto loan not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Monthly Approximate Expense $550 = Rent $300 = Utilities/Cell Phone/Internet/Cable $155 = Car $200 = CC Debt/Loans $090 = Auto Insurance $400 = Food $000 = Child Care N/A
Since your CC balances are less than $8K, what will the rest of the $9K go to? Thank you!	My original interest in borrowing was only up to $8,000. However, $9000 was the closest loan amount I could select from options that were available.

Member Payment Dependent Notes Series 524910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524910	$8,000	$8,000	11.12%	1.00%	June 11, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524910. Member loan 524910 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Allstate Insurance	Debt-to-income ratio:	1.12%
Length of employment:	10+ years	Location:	lancaster, CA

Home town:
Current & past employers:	Allstate Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	12
Revolving Credit Balance:	$1,173.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I have a note on the home from Allstate Bank. I purchased the home 09/2008 at $170,00, my balance is $134000. This home was purchased as a forclosure and the current market value is between $189000 - $200,000. It has a little over 20% equity.

Member Payment Dependent Notes Series 525019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525019	$4,900	$4,900	7.88%	1.00%	June 10, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525019. Member loan 525019 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,946 / month
Current employer:	Rochester Meat co.	Debt-to-income ratio:	4.42%
Length of employment:	8 years	Location:	Rochester, MN

Home town:
Current & past employers:	Rochester Meat co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > plan to use the loan for vacation,i never try to borrow that much before because i thought i won't qualify.i know i can make the payment because i have a good and stable job.I have been working at the company for 8years. Borrower added on 06/02/10 > use the loan for vacation,don't know i could qualify for the loan. I know i could afford the monthly payment because i have a good and stable job. Borrower added on 06/03/10 > really need the money to go on vacation.almost pay off one of the credit card.i know i can make payment Borrower added on 06/04/10 > planing vacation for so long never have enough money save up.never borrow this much before,i know i can afford the payment because i have a good and stable job.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,570.00	Public Records On File:	0
Revolving Line Utilization:	34.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your monthly payments on this loan will be $153.28. Given your salary and your monthly expenses, will you be able to make the payments? Your answer is appreciated. Wishing you the best.	Type your answer here.yes i can make the payment

Member Payment Dependent Notes Series 525021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525021	$6,000	$6,000	10.38%	1.00%	June 15, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525021. Member loan 525021 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Charles Schwab & Co	Debt-to-income ratio:	12.89%
Length of employment:	4 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Charles Schwab & Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > I am confident in my job security; I was recently promoted at my job. I will have been with the the same company for 4 years in August and have been promoted 3 times. 1. This loan is to consolidate bills I have that I have been working hard at paying down. I would like to pay them off as much as possible and have one monthly payment at a lower interest rate that would enable me to put more money in savings. Having the debt consolidated at a lower rate would also allow me to pay more monthly on this loan than I could if I did a balance transfer to a credit card Borrower added on 06/12/10 > Under my profile, it states I make $3250 Gross Monthly Income; this is not the case; When asked what my gross annual salary is, the figure includes 4 quarterly bonuses. My monthly take-home is approximately $1000 less.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	45
Revolving Credit Balance:	$8,359.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Please see my responses to another lender. Thank you for your inquiry.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. This loan is to consolidate bills I have that I have been working hard at paying down. I would like to pay the off as much as possible and have one monthly payment at a lower interest rate that would enable me to put more money in savings. Have the debt consolidated at a lower rate would also allow me to pay more monthly on this loan than I could if I did a balance transfer to a credit card. 2. I work at Charles Schwab & Co and have been employed with them 4 years this August; I work in the transfer dept and was just recently promoted so I am confident in my job security. 3. I pay approximately $850/mo for living expense (including rent, utilities, car payment, insurance, food, gas, etc). 4. Contingent upon funding, I'll pay off my credit cards with the highest interest rate first and put the remaining balance on the rest. I have a store credit card with an $800 balance and a 22.99% APR. Discover Card $4800 at 17.99% APR. Medical bills this month approx $400. Approximately $1000 would not be paid off with this loan (assuming I get the full amount). 5. I have nor have I had delinquent accounts. 6. My investments are in my Roth IRA and my 401K with Charles Schwab and they are in Mutual Funds and Fixed Income. My portfolio represents long-term asset allocation goals determined by my risk tolerance and time horizon. 7. I am not the sole wage earner in my household 8. Yes, I will have LC automatically withdraw my monthly payment
Your profile shows that you have had a delinquency about 45 months ago, please explain your answer to Lender 518623's question 5. There you stated you had not had any delinquent accounts. Thank you.	I have not had any delinquencies to my knowledge. I have never seen this on my credit report and it something I will be looking into. This was almost 4 years ago, so I don't know what it could be. Thank you.

Member Payment Dependent Notes Series 525029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525029	$4,000	$4,000	11.12%	1.00%	June 10, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525029. Member loan 525029 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,721 / month
Current employer:	Alere Home Monitoring	Debt-to-income ratio:	16.35%
Length of employment:	1 year	Location:	Apopka, FL

Home town:
Current & past employers:	Alere Home Monitoring
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > This loan is for investment purposes. Borrower added on 06/04/10 > I plan to turn this small investment into a six figure trading portfolio in 5 years. Borrower added on 06/06/10 > If I succeed with this investment, I can retire early and free up a job in my community. (Orlando's unemployment rate is currently 12%) My belief is that self employment is job security and that is what this loan will help me accomplish.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,071.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1) My employer is Alere Home monitoring (formerly QAS). As a testing services associate, my duties include customer service and data entry. 2) My monthly costs are 95% of my take home pay (of $2100) 3) I prefer not go into too much details of my consumer debt because it only reflects my past errors in judgement and not my current values. I will say that 21% of my net income goes towards debt payments. 16% of that is Sallie Mae student loans and the other 5% is credit cards. 4) There are no past delinquencies. 5) I have $1200 sitting in an individual trading account and $654 in a Roth. 6) I am the sole wage earner 7) As for now, my credit cards are my emergency fund The LC loan will be automatically withdrawn from my checking account.
1 - Current Employer: Alere Home Monitoring -- Since you've been employed here just a year, where did you work prior? Why did you leave? 2 - QUOTE: "My monthly costs are 95% of my take home pay (of $2100)" and with this loan you will be adding $87.21 to your monthly output for the next 5 years. That does not leave much for emergencies or anything else, does it? Thank You	I worked at Brighthouse Networks for about 2 years before joining Alere. I originally came to Alere (formerly QAS) as a salesperson, where there was potential to double my income. However, the company went through a series of restructuring. Fortunately, I was not let go, but transferred to a different department. There is no potential to make commissions at my current position, but it's something I can do long term without getting burnt out. So, I plan to stay where I am at for a long time. To your second question...you're right. There won't be much left for emergencies or anything else when I take on this debt. However, my current expenditures support a comfortable lifestyle for me - one that I can handle for for the next 5 years without feeling deprived of anything. I have no dependents, and I will be able to cut down on certain expenses if needed.

Member Payment Dependent Notes Series 525117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525117	$4,800	$4,800	11.86%	1.00%	June 14, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525117. Member loan 525117 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	American Airlines	Debt-to-income ratio:	6.23%
Length of employment:	10+ years	Location:	Redondo Beach, CA

Home town:
Current & past employers:	American Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > I own a dating website that has been available to the public since late 2007. The funds will go to upgrade the site. Due to recent publicity from talk shows, Tyra Banks, MTV reality series, Dr. Phil, the site is growing at a rapid rate. I now have more than 20,000 active members and that increases by several hundred each day. The site has now outgrown the severs three times. This will be the fourth and final server upgrade. At this time I am not charging a membership fee to most of the members who meet said criteria. I would like to reach 50,000 active members before charging. The specifics on what upgrades will be taking place are as follows: Upgrading from a VPS to a dedicated server, upgrading the entire site code from php4 to php5, add many new features, remove outdated or useless features, correct some incorrect coding, completely remove and reinstall cutting edge media software, incorporate skype, upgrade home page with live feed comparable to facebook, secure a second merchant account, upgrade video IM and chat rooms, new/more advertising will be done as well. Thank you. Borrower added on 06/06/10 > Each member has a visible ip locater when the new profile is presented for approval. I personally verify that each new member is from a country that is listed on the site. This is to prevent scammers and fraudulent profiles. I also have a very strict spam software installed on the site to prevent dishonest members. Integrity of the site is of the utmost importance.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to do with the money? Be specific.	I own a dating website that has been available to the public since late 2007. The funds will go to upgrade the site. Due to recent publicity from talk shows, Tyra Banks, MTV reality series, Dr. Phil etc... the site is growing at a rapid rate. I now have more than 25,000 "active" members and that increases by several hundred each day. The site has now outgrown three different servers in a very short time. This will be the fourth and final server upgrade. I will now have my own server with unlimited space. At this time I am not charging a membership fee to most of the members who meet said criteria. I would like to reach 50,000 active members before charging. The specifics on what upgrades will be taking place are as follows: Upgrading from a VPS to a dedicated server, upgrading the entire site code from php4 to php5, add many new features, remove outdated or useless features, correct some incorrect coding, completely remove and reinstall cutting edge media software, incorporate skype, upgrade home page with live feed comparable to facebook, secure merchant account, upgrade video IM and chat rooms. Thank you very much for your time.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. Employer: American Airlines. I have been employed by American for 20 years this August. I am a flight attendant. 2. Rent-1195, utilities-120, citi financial 120 monthly, american general 180 monthly, living expenses-500 monthly. 3. citi financial balance approx 3000 monthly payment 120. American general balance 4800 180 monthly 4. No past delinquencies 5. 401k balance 26,000 6. I am the sole wage earner. I am single and the only person in the household. 7. credit union savings balance is approx 5,000. I would like to have the payment withdrawn directly from my checking account if I have the choice.
What is it you plan on using the requested funds for?	I own a dating website that has been available to the public since late 2007. The funds will go to upgrade the site. Due to recent publicity from talk shows, Tyra Banks, MTV reality series, Dr. Phil etc... the site is growing at a rapid rate. I now have more than 25,000 "active" members and that increases by several hundred each day. The site has now outgrown three different servers in a very short time. This will be the fourth and final server upgrade. I will now have my own server with unlimited space. At this time I am not charging a membership fee to most of the members who meet said criteria. I would like to reach 50,000 active members before charging. The specifics on what upgrades will be taking place are as follows: Upgrading from a VPS to a dedicated server, upgrading the entire site code from php4 to php5, add many new features, remove outdated or useless features, correct some incorrect coding, completely remove and reinstall cutting edge media software, incorporate skype, upgrade home page with live feed comparable to facebook, secure merchant account, upgrade video IM and chat rooms. Thank you very much for your time.
Your Small Business category loan is 1 of 414 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i..e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how their loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? Etc.) Your listing provided nothing to attract a lenders interest and for them to possibly help to fund your loan. Small Business category loans always are the H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is highest of all loan categories. Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process exist the opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.04.10 at 10:01 AM ET	Thank you so much for your advice. I really appreciate your help. I had a description and had answered questions regarding what the funds would be used for. Apparently, I gave a little too much information and my answers were not posted. My intended usage is as follows: I own a dating website that has been available to the public since late 2007. The funds will go to upgrade the site. Due to recent publicity from talk shows, Tyra Banks, MTV reality series, Dr. Phil etc... the site is growing at a rapid rate. I now have more than 25,000 "active" members and that increases by several hundred each day. The site has now outgrown three different servers in a very short time. This will be the fourth and final server upgrade. I will now have my own server with unlimited space. At this time I am not charging a membership fee to most of the members who meet said criteria. I would like to reach 50,000 active members before charging. The specifics on what upgrades will be taking place are as follows: Upgrading from a VPS to a dedicated server, upgrading the entire site code from php4 to php5, add many new features, remove outdated or useless features, correct some incorrect coding, completely remove and reinstall cutting edge media software, incorporate skype, upgrade home page with live feed comparable to facebook, secure merchant account, upgrade video IM and chat rooms. Thank you very much for your time and advice. One can never receive too much valuable advice:-)
Good evening. I would like to fund a portion of your loan and would like to know if you are going to verify your income with LC? What type of monthly service fee are you going to charge your customers going forward after the upgrade? How will you pay for this loan if you were to be laid off by your current employer? Thank you for answering my questions and good luck!	Hello and thank you for wanting to help fund my loan. I greatly appreciate it. I have sent copies of my paycheck stubs via email to LC. However, they were not in pdf format and deemed unacceptable. Today I faxed LC the original stubs for verification. The membership fees will be as follows for the new members on the site. These fees are priced below my competitors. 1 month - $9.99 3 months - $24.99 6 months - $44.99 12 months - $64.99 If I were to be laid off from my current employer, I would work for a friend who owns a accounting firm. I have taken leaves in the past and helped her when she has needed a extra hand. I work there now two days a week. That would increase to 5 days a week if I were to lose my job. Thank you again for your interest and help:-)

Member Payment Dependent Notes Series 525133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525133	$3,000	$3,000	13.23%	1.00%	June 10, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525133. Member loan 525133 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Bloomingdale	Debt-to-income ratio:	20.08%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Bloomingdale
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > Hot Dog Cart buisiness in FL with my dad already have the location my dad is runing the buisiness Borrower added on 06/02/10 > Hot Dog Cart buisiness in FL with my dad already have the location my dad is runing the buisiness

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,397.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer: Bloomingdale -- Since your employment here is less than one year, where did you work prior to this? Will you be relocating to Florida help run hot dog cart? You have a very short credit history...why did your Dad not apply for loan? Thanks	my prior employment was with Norstrodm in San Francisco. the reason I left them was in persuit of a better oportunity,and a chance of moving to a Managers position in the near future with Bloomindales. No iam not relocating,althou i am in FL on vacation will be flying to SF on wednesday, i did get a chance to see where my dad is puting our hot dog stand and i am very confident that it will be a money maker. lots of foot traffic and the location is open 24 hours.my dad has a couple of open accounts he came up the idea and we decided to become buisiness partners. Thank you for your question.

Member Payment Dependent Notes Series 525147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525147	$11,250	$11,250	13.61%	1.00%	June 11, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525147. Member loan 525147 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,625 / month
Current employer:	Brinker International	Debt-to-income ratio:	11.06%
Length of employment:	5 years	Location:	VALLEY VIEW, TX

Home town:
Current & past employers:	Brinker International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	47
Revolving Credit Balance:	$3,039.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of the debts you plan to pay off and indicate your current monthly payment on each. Thank you.	CitiFinancial $7550 - 255/mo (26.37%int) CitiCard $1084 - 34/mo min (29.99%int) Discover $1876 - 78/mo min (0%int) Old Navy $754 - 33/mo min (22.99%int)
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	*CitiFinancial (Personal Loan) $7550 @ 26.37% interest *CitiCard (Credit Card) $1084 @ 29.99% interest *Discover (Credit Card) $1876 @ 0% interest *Old Navy (Credit Card) $754 @ 22.99% interest Kohl's (Retail) $85.95 Target (Credit Card) $106 *These will be paid off with the loan
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The mortgage is not solely in my name and I do not have any equity yet
What is Brinker International and what do you do there?	Brinker International owns Chili's Grill & Bar. I am a restaurant Manager.
what's your monthly mortgage payment?	750.00
Please list your monthly expenses. Are you the sole wage earner? Thanks.	Yes, I am a divorced mother of 3! When requesting this consolidation loan, I did not include all of the personal loans. I only included one of my loans and my credit card balances because of the rate of interest. The following are a rough estimate of my monthly expenses. Naturally, it does not include doctor/dental visits, clothing expenses, school lunches, etc. If I were to consolidate all of them, I would need a loan for $17,580. I am ready to pay off my debt without having to get a 3rd job! Mortgage 750 Auto 343 Insurance 70 Home phone 21 Internet 46 Cell Phone (family plan) 150 Water 29 Trash 39 Directv 102 Electric 120-350 depending on season Personal Loan 251 Personal Loan 244 401k Loan 234 Credit Cards 203 Gas 114 Groceries 700-900 Babysitter 133-233 depending on time of year

Member Payment Dependent Notes Series 525162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525162	$10,000	$10,000	11.86%	1.00%	June 15, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525162. Member loan 525162 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,917 / month
Current employer:	Invesco	Debt-to-income ratio:	12.87%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Invesco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I am upside down on a car note and plan to combine the loan with the sale of the car to eliminate my car, insurance and parking payments that currently total $900 a month. Borrower added on 06/04/10 > I plan to pay of in 24 months or less depending on my 2010 bonus. Borrower added on 06/06/10 > My position with my employer Invesco is very stable as is my career path; I anticipate a salary increase in 2011. I have been in my career as an Executive Assistant/Notary Public for 16 years, serving 4 companies. I have been working since I was 15 and have a college degree.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	44
Revolving Credit Balance:	$14,725.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what you mean by "I am upside down on a car note." You have a decent salary, if you cannot pay that one, how do I know you can afford this one? Parking and Insurance payments are recurring. It is not a good idea to borrow money to cover recurring payments. How will you be able to pay them next year? Those things should be in your budget.	My note for my 2005 Jeep Grand Cherokee is $17,500 with 7% interest. My father had recently passed away when I purchased the vehicle and I am paying off the car and all expenses without a problem. I literally did not read the contract, I was in mourning and stupid. Should I get the 10K loan my $900 car nut is gone. This is not recurring because the car will be eliminated from the equation within days of the loan; I have a buyer ready.
Is the interest rate on your car payment 7% you said? Then why is the LendingClub loan at almost 12% better? What do you mean that you will eliminate insurance/parking payments? Are you not going to have a car anymore?	I am paying 7% on $17,500 which equals $1,225 whereas if I reduce my nut $10,000 at 12% I am paying $1,000. I am selling my Jeep which is currently costing me $860 a month (Parking=$175, Insurance=$125 and payment is $560. I live and work in downtown San Francisco and do not need a vehicle. I have a buyer ready and the loan will make up the difference. I purchased the vehicle right after my father died unexpectedly, I was not thinking clearly.

Member Payment Dependent Notes Series 525184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525184	$4,500	$4,500	7.14%	1.00%	June 10, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525184. Member loan 525184 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	n/a	Debt-to-income ratio:	9.47%
Length of employment:	< 1 year	Location:	Baltimore, MD

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > This loan will be used to help fund a startup, specifically to aid in the acquisition of IT hardware and to offset training expenses. Borrower added on 06/04/10 > Loan will be used to help fund an independent consulting startup, specifically in the acquisition of IT hardware and to offset training expenses.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	82
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 414 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i..e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how their loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? Etc.) Your listing provided nothing to attract a lenders interest and for them to possibly help to fund your loan. Small Business category loans always are the H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is highest of all loan categories. Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process exist the opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.04.10 at 10:01 AM ET	Thank you. Loan description has been updated.
Please be more descriptive about Loan Purpose and Description. I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description. 1. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 2. Describe your business. How long have you operated this business? What experience do you have in this business? 3. List the Projected Gross Income of your business for each of the next 3 years. 4. List the expected Net Income of your business for each of the next 3 years. 5. Will you be able to repay this loan if the business does not pan out as well as you anticipate?	I left my previous position (5 yrs) at an information technology consulting company to work as an independent consultant. This loan will be used to offset startup and training costs. I expect to earn over $100k yearly within the first two years. I am committed to repaying this loan regardless of the business outcome.

Member Payment Dependent Notes Series 525212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525212	$9,600	$9,600	15.21%	1.00%	June 11, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525212. Member loan 525212 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Research foundation for mental hygiene	Debt-to-income ratio:	3.88%
Length of employment:	3 years	Location:	Bronx, NY

Home town:
Current & past employers:	Research foundation for mental hygiene
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > My Plans are to consolidate a high APR debt on credit cards My salary is fix and good enough to afford the FIXED monthly payments over 3 years Borrower added on 06/04/10 > My Payments will be deducted automatically from my checking account Borrower added on 06/04/10 > Please feel free to ask me any question

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,412.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please give us details of all the debts, current monthly payments, and APRs on the debt you are looking to consolidate. Thanks and good luck!	Hi My debts are 6000$ I pay every month 500$ but 120$ are for interest So APR is about 24% Thanks for your support
Thanks for your prompt response. Since you are asking for $9,600 What is the rest of the money going towards?	the 6000$ are on high APR rate other 3000$ debt are going back to my brother who gave it to me Thanks again
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I live with family so we share all the expenses so only 1200$ for living and when i get the loan i will consolidate the cc debt which is 6000$.

Member Payment Dependent Notes Series 525230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525230	$10,000	$10,000	7.14%	1.00%	June 14, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525230. Member loan 525230 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Virginia Tech	Debt-to-income ratio:	22.50%
Length of employment:	2 years	Location:	BLACKSBURG, VA

Home town:
Current & past employers:	Virginia Tech
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I plan to consolidate my current credit card debit (2/3rds of the loan amount) and to buy a used motorcycle and new helmet (already have my license and jacket) with the rest.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,337.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	>Citi- credit card, $3,125.26 (14.990%) - pay off with loan >HRSA-best buy credit card, $242.77 (0% same as cash for 18 months, have 11 months left, paying $60/month) - not paying with loan >CFNA-firestone credit card, $108.61 - paid 6/4/2010 >Chase credit card, $972.18, (12.24%) - pay off with loan >Wachovia personal loan, $2,004.75 (14.190%)- pay off with loan >Wells Fargo car loan, $4,669.81 (10.75%) - not paying with loan >The main purpose is to consolidate my credit cards & personal loan to a loan with lower interest rate to save me money and pay the balance off quicker.I will also be buying a used motorcycle if my loan request is fully funded. >Thank you very much for your interest and for possibly helping me. Have a great day.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	>My current job, geospatial project developer, is very stable. I am grant funded but my bosses very much like the job I do and are willing to go to great lengths to keep me working. They would love for me to stay here and raise a family if I choose to do so. Currently half of my salary comes from conducting Urban Tree Canopy assessments which is funded by the state department of forestry. The other half of my funding comes from various projects such as teaching classes for the university as well as workshops for extension. Such as GIS (geospatial information systems) or GPS classes to local, state, and private industries. I also help with urban forestry research such as conducting sample tree inventories to determine the possible impacts of an invasive pest (emerald ash borer). >Prior to my current employment I was a graduate student at VT where I received my masters in Forestry. >Prior to graduate studies I worked for an OBGYN office for 1.5 years as a medical records & all around front desk person. I chose to go back to school to earn my masters so I could hopefully get a better, more fulfilling job. >Before the OBGYN I was a full time undergraduate student who also worked at least 20 hours a week. Depending on the year in college, I worked at the school library, university bookstore, or drove public transportation buses.

Member Payment Dependent Notes Series 525289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525289	$5,000	$5,000	11.86%	1.00%	June 11, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525289. Member loan 525289 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,346 / month
Current employer:	USDA Forest Service	Debt-to-income ratio:	17.90%
Length of employment:	< 1 year	Location:	Columbia, SC

Home town:
Current & past employers:	USDA Forest Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Relocation for federal employment with the United States Department of Agriculture, Forest Service. Borrower added on 06/04/10 > Since there is only me, and I have no other responsibilities; I will definitely pay the loan off early. Furthermore, 2 open unsecured loans, (First Light Federal Credit Union, [$24.00] and AG Finance, [$105.00]) will be paid in full July 1st. Consequently, increasing my monthly income by approximately 200 dollars. Borrower added on 06/06/10 > I will most definitely pay the loan off early, in that once I report for employment, my monthly income will double; combining my military retirement income and Forest Service pay.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,476.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 - Where are you moving to? 2 - Is there no relocating reimbursement? 3 - When do you 'report' for employment? Thank You	Type your answer here.I am moving to Cherokee, NC; and since I have not worked for the federal government, in an extended period, (military) I am responsible for the relocation cost, with no reimbursement. Further, my reporting date is June 21, 2010. Thank you for any consideration.

Member Payment Dependent Notes Series 525310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525310	$8,700	$8,700	7.88%	1.00%	June 14, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525310. Member loan 525310 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Bank Of America	Debt-to-income ratio:	13.38%
Length of employment:	3 years	Location:	miami, FL

Home town:
Current & past employers:	Bank Of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,568.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What are the sources of credit card debt that you will consolidate with this loan? Thanks.	Hi- The source of credit card debt are miscellaneous expenses, being the majority from School expenses such as books, etc.
Are you still in school? 1. What is your position with your current employer and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize all debt and both minimum and actual payments ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	No. I graduated from school in 2007 and since i have been working for Merrill Lynch/Bank Of America. I am a registered Client Asssociate, basically I review clients portfolios and do research for investments. My previous employer was a mortgage company, and I left b/c Merrill Lynch was a big step and opportunity for me. My annual icome is based on salary + commission ($65K-70K). My car payment os $204. Other expenses monthly (food, fuel, phone, etc): $600-$700. I am 100% confident that i will pay the loan, I will even pay more than the regular payment in order to pay back as soon as possible. Please let me know if you have other questions.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. Yes, monthly payment is $1,340. 2. Yes, I own title of my property. 3. No, i don't own a HELOC. 4. $150,000. 5. 3 years. The reason for the loan is to consolidate credit cards into one monthly payment and with a lower ineterest. I plan to pay more than the minimum payment each month. If you have access to my credit history you will notice that I have never defaulted on any of my cards, mortgage, car payment, etc. I am more than confident that I will pay back this loan.

Member Payment Dependent Notes Series 525314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525314	$15,000	$15,000	19.41%	1.00%	June 14, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525314. Member loan 525314 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Liberty Mutual Insurance	Debt-to-income ratio:	16.30%
Length of employment:	10+ years	Location:	Canby, OR

Home town:
Current & past employers:	Liberty Mutual Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Paying off credit card debt. I have a great history of paying off both secured and unsecured fixed amount loans. I work better with a monthly fixed amount vs. fluctuating credit card minimums, etc.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	40
Revolving Credit Balance:	$12,141.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please contact Lending Club to verify your account and income in order to expedite the funding of your loan. Thanks!	4 credit cards, balances to be paid are $1,000, $3,600, $6,000 , $4,400 roughly 29.99% Interest on all of them, hence me getting lower interest rate loan and one monthly payment to get ahead financially rather than paying minimums and getting nowhere..
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $15,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for employer Liberty Mutual Insurance Co? Number [2] Transunion Credit Report shows a $12,141 Revolving Credit Balance total debts (94.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.04.10 @ 8:37 AM ET.	1) I am a Premium Audit Supervisor, I've been with Liberty Mutual (Fortune 500 ranking 71) almost 10.5 years next month, 9 direct reports 2) Pay $343 on revolving car loan through Chase, 6/2013 payoff. US Bank Card is corporate credit card and this is reimbursed monthly by the company (travel/air/business expenses). For all other cards, though monthly payments can be somewhat fluctuating, I am conservatively paying $100 per card card or approximately $500 a month. Paying off the debt with this loan will put me in a better position as the loan payment is less than my current payout and it's easier to meet one due date vs. multiple. and 3) I have received $6,000 bonuses and a large tax return every year for the past 3+ years in February/March so I have intentions of making larger payments when I am able but still looking at the 3-5 year window realistically.
You have a delinquency 40 months ago, what was the nature of that? TIA	That is right around the time my first daughter was born and my wife was pregnant and had to stop working (stay at home mom). We're done having kids and we have since had a second child who is almost two. My wife will soon be going back to work after my mother in law retires and can watch the kids. This loan is going to help prepare us financially for this change by getting this debt paid off w/ a more managable and one time payment vs. multiple credit card payments. Hope this helps give perspective. Amount of debt incurred is due to being on one income for over 3 years now..
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) Yes, title is in my own name and 2) Equity is minimal due to the economy, at this point home valuation and total balance would be close to equal at $185,000, maybe a little bit of equity due to Home Depot upgrades. This is why a heloc is not an option.
Please detail your monthly expenses. Thanks.	Phone - $50 Cable/Internet - $80 Utilities/Gas - $50-$100 Mortgage - $1,300 Grocery/Meals - $200 - Coupon Clippers Vehicle Loan - $350
Please list the loans and interest rates you will pay off. Thanks.	Fred Meyers Mastercard - $1,000, Capitol One Visa - $3,600 Home Depot Consumer Credit - $6,000 Chase Amazon Visa - $4,400 29.99% Interest on all of them, hence me getting lower interest rate loan and one monthly payment to get ahead financially rather than paying minimums and getting nowhere..
IS 5833 ONE INCOME OR TWO. IF TWO WHAT IS TOTAL NET INCOME TIA	One income
WHEN IS WIFE RETURNING TO WORK. WHAT IS HER POSITION AND SALARY.	Next year, she was making 45k as an actuarial assistant..

Member Payment Dependent Notes Series 525359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525359	$10,000	$10,000	7.88%	1.00%	June 10, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525359. Member loan 525359 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Eze Castle Software	Debt-to-income ratio:	5.48%
Length of employment:	5 years	Location:	Quincy, MA

Home town:
Current & past employers:	Eze Castle Software
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I plan on using the funds to pay for my wedding (neither set of parents is in a position to help us pay). I have no debt outside of student loans and have been with the same company for 5 years in a management position. I have recieved "A" ratings on all my semi-annual reviews. My company has seen steady year-over-year growth since inception in 1995 and is currently experiencing another record year in sales.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	69
Revolving Credit Balance:	$350.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. The title of your loan includes the words "short-term". What is your plan? Do you intend to pay it off in one month, one year... Your answer is appreciated. Wishing you and your fiancee a wonderful wedding and marriage.	Thanks for your question. We'd like to pay off the loan in a year or two. We're hoping to start looking for a house in the next couple years so we'd like to have this loan paid off before doing so. Thanks for the well wsihes and please let me know if you have any other questions.
Hello. Your delinquency 69 months ago worries me that if times get a little tough you will stop paying back on this loan. Is there anything you can say to reassure me that that will not happen? Best wishes, Jeff	Thanks Jeff - the delinquincy happened almost 6 years ago while I was in college and was an unfortunate oversight and valuable lesson learned. My mail was still being sent to my parents house at the time and there was a small remaining balance on the card that I thought I'd paid in full. I realized it only a few days after I missed the 2nd payment and at that point it was too late. I can reassure you that I manage all my banking and finances online now, automate payments and deposits into my savings accounts, and have had no delinquincies since. Please let me know if you have any other questions. Thanks
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Hello - Thanks for your question. I've listed below my monthly costs. Transit pass = $60/month Rent = $825/month Renters insurance = $21/month (250/yr) Food/Dining Out = $400/month (give or take) Student Loans = $450/month Cable/Internet= about $85 Electric = average about $80/month (varies by season) I don't have a car (take public transit to work), I have no CC debt (I primarily use my credit card for reimbursed company expenses), don't pay for gym membership (inclusive in rent) and my phone bill is paid for by my company.

Member Payment Dependent Notes Series 525372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525372	$8,000	$8,000	7.88%	1.00%	June 11, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525372. Member loan 525372 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	USI	Debt-to-income ratio:	16.47%
Length of employment:	7 years	Location:	Lodi, CA

Home town:
Current & past employers:	USI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	59
Revolving Credit Balance:	$3,902.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What will this loan money be used for? Thanks.	To pay off another loan that just increased from 4.5% to 14.75% interest- balance $3,500. Will also pay off Citi Credit Card balance of $2,500. The rest of money will be used for paying off department store credit cards. Thank you.
Your "Other" category loan is 1 of 414 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.04.10 at 9:53 AM ET Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.04.10 at 9:53 AM ET	I will be using the money to pay off other loans with higher interest rates. I will be paying off Citi Card balance of $2,500, Kinecta Loan balance of $3,500, and department store credit card balances (Best Buy, RC Willey, Victorias Secret.
Hi, can you give details about the delinquency 5 yrs ago?	Forgive me but are you able to tell me who the lender was? I am not sure what this is. Thank you!

Member Payment Dependent Notes Series 525393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525393	$8,000	$8,000	10.38%	1.00%	June 10, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525393. Member loan 525393 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Tremor Media	Debt-to-income ratio:	2.02%
Length of employment:	1 year	Location:	New York, NY

Home town:
Current & past employers:	Tremor Media
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > This is a loan to consolidate 6 credit cards. Card 1 - Balance: $625.43 APR: 25.24% Card 2 - Balance: $1,239.35 APR: 20.99% Card 3 - Balance: $3,364 APR: 19.99% Card 4 - Balance: $858.88 APR: 19.74% Card 5 - Balance: $955.59 APR: 17.90% Card 6 - Balance: $514.11 APR: 13.24% Total: $7,557.36 I also have a balance on another card, but I use that card for day-to-day purchases and pay it off in full every month. I do intend on making pre-payments on this loan. Since Jan 2010, I have made the following total payments against all of these cards, paying the minimum on the lower interest cards and the bulk of the money on the higher interest cards: Jan: $1,094.98 Feb: $792.73 Mar: $1,327.77 Apr: $1,173.79 May: $1,208.31 I plan to continue to make similar payment amount each month until the loan is paid off in full. I do have assets in a 401(k) totaling $15,535.39 and in a stock trading account totaling $804.26 as of June 03, 2010.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,731.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for providing the detailed Loan Description! What actions have you taken, moving forward, to maintain your debt at a lower level?	Hi CriticalMiss, thanks for your question. Once these cards are paid in full, I plan on closing all but three of them: My Amex (which is the card I pay off in full every month and is not listed specifically in this loan request), my Discover card and one Visa card. In general, everything I buy these days, I pay for with cash. I've been carrying this balance for quite a long time and have since made the lifestyle changes to simply live within my own means! In fact, other than the Amex, which I pay in full every month, I haven't used any of these cards in many months. I don't even carry them in my wallet. Please don't hesitate if you have any other questions.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	Hi Member_631924, I work for a large, well-funded online video advertising company on the product management team as a senior solutions engineer. Before this, I worked for another online video software company for several years as a sales engineer. I left my last job because the company was acquired and I was not interested in working for the acquiring company. I did receive a grant of stock from the acquiring company which is currently being held in escrow until next summer. At today's market price, that stock is worth approximately $45,000, though, of course, that value could change dramatically by the time the stock leaves escrow. Before that, I have worked in various capacities at New York-based technology startups. Generally in venture funded environments. I have never been fired, laid off or unemployed for any length of time. I consider my employment and income to be very stable. Thanks for your question!

Member Payment Dependent Notes Series 525470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525470	$2,950	$2,950	7.51%	1.00%	June 11, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525470. Member loan 525470 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	City Bank Mortgage	Debt-to-income ratio:	1.51%
Length of employment:	2 years	Location:	Lubbock, TX

Home town:
Current & past employers:	City Bank Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Paying off 1 credit card 1800. pay off balance on dishwasher $300. and small down payment on newerused vehicle.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	34
Revolving Credit Balance:	$2,111.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	I step out of mortgage lending due to the market and tried a career change into insurance. I obtained my insurance license but had opportunity to go back into mortgage lending with a local bank. I have 25+ years of experience in the mortgage lending field. This company is where I plan to stay & retire.
How much is your mortgage payment? How much will your car payment be? How many children do you have?	My new refinanced mortgage is a term of 15 yrs at 4.0% Payment =$708 with all escrows included. My house is modest 75,000. I've recently put some new carpet, new paint, purchased a used washer & dryer set, installed a new dishwasher and did some interior painting on my house. I charged some of these items on my Citi account. I plan to purchase a used SUV of some type with payments of $200. or no more than $225. I have one grown son age 33.
What was the delinquency from 34 months ago for? how did it happen?	I'm not sure about the delinq. payment over 34 months. I can say that's it could be the mortgage late I think Chase Manhattan Mortgage reported 1 late on a property located in Austin, Texas. An individual was living in the house while he was assuming my FHA mortgage. He had always made payments but submitted a regular payment but forgot to increase to the newest amount and they put the mortgage payment in suspense until he remitted the remaining $15.00- They posted the payment mortgage late even though they had the 98% of the money on time. He always made the payment directly to Chase and they only contact someone if the payment is late. It took one phone call to get it resolve. I was handling the transaction from long distance since I moved back to my home town of Lubbock, Texas. Lubbock.

Member Payment Dependent Notes Series 525483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525483	$5,000	$5,000	11.86%	1.00%	June 14, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525483. Member loan 525483 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	SunAmerica	Debt-to-income ratio:	10.88%
Length of employment:	7 years	Location:	Newbury Park, CA

Home town:
Current & past employers:	SunAmerica
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Hi Everyone -- I am looking to borrow ~$10,000.00 to pay for my wedding expenses. The DJ runs $1,600.00, the photographer is going to coast us $6,500.00 and the flowers are going to run about $1,500.00. I have already paid for the venue which was ~$22,000.00 (I know...) but it's a once in a lifetime experience. I plan to purchase a house with my fiance within a couple of years so a clean payment history will definately get us there. My utilization is almost at 0% and I have one 30-day late mark because I forgot to switch the address when I moved which won't happen again since I moved all my bills to online payment. My rent is $450.00 per month since I live with my fiance and 2 other roommates (her sister and close friend). I have a car payment that runs $381.00 per month, insurance at $120.00 per month, utilities (water, gas, electric, cell) at $150 per month and no credit card bills =) I also have about $10,000.00 in cash (savings) but I do not want to spend it all in one place -- need a coshion which is why I am looking for this loan. Please feel free to ask me any questions. Thanks again for looking! Borrower added on 06/04/10 > Update... Reduced the requested amount from $10,000.00 to $5,000.00.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	16
Revolving Credit Balance:	$10.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I don't have a question but wanted to thank you for providing a full and complete description of your loan and financial situation. Congratulations on your upcoming marriage. Regards; Art	Thank you.
I am happy to help fund your loan. Thanks for the compete and detailed loan description. Wish all borrowers followed your lead.	Thank you. Yes, I feel that transparency is needed to make an educated decision before investing.

Member Payment Dependent Notes Series 525602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525602	$4,000	$4,000	14.35%	1.00%	June 15, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525602. Member loan 525602 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	BW Technologies By Honeywell	Debt-to-income ratio:	19.89%
Length of employment:	5 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	BW Technologies By Honeywell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > floor loan, thank you

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	69
Revolving Credit Balance:	$11,490.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's a "floor loan"?	Its just the name of the loan, i'm using this loan to pay off my floors. and i thought that would be a great name, easy to remember.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I don't have all the information in front of me at this moment. I'm currently at work, but once i get home i'll be more then happy to answer the question for you.
What is BW Technologies By Honeywell and what do you do there?	The website is gasmonitors.com and BW manufacutures gas detectors (safety devices). I am a electronics technician for BW, i repair the units and answer call to help customers repair the units.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I have a mortgage every month and have never been late, ive had some life changes in my life recently and I am now selling my home and plan to move into an apartment for a bit to get rid of my debt asap. and then move in to a home. i want to start from scratch. I'm excited.
What was your delinquency for?	i don't have a delinquency that I am aware off, i actually have good credit and hope it stays that way.

Member Payment Dependent Notes Series 525662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525662	$8,000	$8,000	13.23%	1.00%	June 14, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525662. Member loan 525662 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Mile High Banks	Debt-to-income ratio:	4.71%
Length of employment:	< 1 year	Location:	Longmont, CO

Home town:
Current & past employers:	Mile High Banks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > This loan will be used to pay off credit cards in order to secure a lower interest rate. Citi just recently hiked our rate up to 23.99% Credit report will show no late or missed payments and an auto loan that has been fully repaid. Borrower added on 06/05/10 > Previously employed by Allied Barton Security Services for 4 years as the Security Systems Associate. Borrower added on 06/05/10 > Left Allied Barton for my current job, with no gap in employment. Borrower added on 06/07/10 > Monthly Budget Listed Below Rent: $800 Utilities: $150 Internet/TV: $108 Gasoline: $250 Groceries/Household: $850 Car Insurance: $118 Credit Payments: $250 (Will be replaced with loan payment) Borrower added on 06/09/10 > Myself and my wife will be responsible for this loan. We could not apply for this loan together through this system. She is currently making $1500/month (gross income) and the above budget applies to both of us.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,818.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Citi Dividend Platinum Select Visa Card (Will be paid off w/ loan) Limit = $10,200 Balance = $7185.51 APR = 23.99% Min Payment = $137.07 (Usually pay at least $200) OrchardBank MasterCard (Will be paid off w/ loan) Limit = $950 Balance = $592.24 APR = 19.99% Min Payment = $21.00 Premier Members FCU Visa Limit = $500 Balance = $147.27 APR = 18%
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	Citi Dividend Platinum Select Visa Card (Will be paid off w/ loan) Limit = $10,200 Balance = $7185.51 APR = 23.99% Min Payment = $137.07 (Usually pay at least $200) OrchardBank MasterCard (Will be paid off w/ loan) Limit = $950 Balance = $592.24 APR = 19.99% Min Payment = $21.00 Premier Members FCU Visa Limit = $500 Balance = $147.27 APR = 18% I am a desktop support technician.
Is it practical for you to reduce your monthly gasoline expense?	The figure calculated into our budget is higher than what we actually use. We use this figure to allow room for increases in the price of gasoline and also extra travel we may do.

Member Payment Dependent Notes Series 525708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525708	$10,000	$10,000	16.45%	1.00%	June 15, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525708. Member loan 525708 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Clarks Companies N.A.	Debt-to-income ratio:	24.02%
Length of employment:	4 years	Location:	Glen Burnie, MD

Home town:
Current & past employers:	Clarks Companies N.A.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,062.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Bank of America Credit Card $3775 @ 27.99% *paid by loan* Citi Credit Card $4700@ 29.99% *paid by loan* Chase Credit Card $1620 @ 29.99% *paid by loan* USF FCU Credit Card $2000 @ 12.99% *wont be paid by loan* Discover $750 @ 18.99% *won't be paid by loan* Capital One $950 @14.99% *won't be paid by loan*
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $10,000 CC REFI category loan. My questions are: Number [1] Brief description your employer Clarks Companies? Number [2] Current position (Job/What you do) for employer? Number [3] Transunion Credit Report shows a $14,062 Revolving Credit Balance total debts (91.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of time question requires borrower answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read the Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 11:54 AM ET.	The Clarks Companies NA is a shoe company "Clarks Shoes" I am a store manager for a retail location. My wife also works for the company as a full-time sales associate in a seperate location. We do intend to pay off the loan early. I get quarterly and yearly bonuses which we intend to use to pay off the loan early. Our hope is to have it repaid in 2 years time.
what is Clarks Companies N.A. and what do you do there?	The Clarks Companies N.A. is a shoe company. I am a store manager at one of their retail locations.

Member Payment Dependent Notes Series 525709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525709	$3,200	$3,200	20.16%	1.00%	June 11, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525709. Member loan 525709 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	eas efficiant attic systems	Debt-to-income ratio:	11.53%
Length of employment:	< 1 year	Location:	kingwood , TX

Home town:
Current & past employers:	eas efficiant attic systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > i am purchasing a car Borrower added on 06/04/10 > about how long does this process take Borrower added on 06/04/10 > my job is pulling in alot of money and i am very reliable i am never late on a payment i pay my bills as soon as they are sent to me and i am very stable and i plan on using this money to buy a new car i need something smaller then what i have right now Borrower added on 06/07/10 > how come everytime i call yall it says yalls office is closed and i call during yalls business hours

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please contact Lending Club to verify your account and income in order to expedite the funding of your loan. Thanks!	we insulate houses with fiberglass insulation and celulose and we spray radiant berier on the decking of roofs inside the attic
what is eas efficiant attic systems and what do you do there?	we insulate houses with fiberglass insulation and celulose and we spray radiant berier on the decking of roofs inside the attic
Hi, Your credit history shows you have had 7 credit inquiries. Did any of those result in loans? thank you	i have a loan out for a car right now but i want to get into a smaller vehicle and i am paying for a computer at conns and i have had a previous loan and i paid that off and then i had another loan out there but i was running into trouble with the bank with them not taking my payments and so i traded my vehicle in to save my credit
Sorry, I hit the ""submit" button before adding my 2nd question. The record shows you have been employed at EAS for less than 1 year. Where did you work prior to your current job, what work did you do there and how long were you employed there? Thanks.	i worked for a company called treasures of marylands catering i hosted weddings and birthday partys lunch functions any type of party that had food are decorating i was there for a year and the reason i left was because i moved from lake charles la to kingwood tx i relocated and was looking for a job in tx and started this job at eas
Good Morning, In order to accelerate the funding of your loan, please contact lending club to verify your income and account as soon as possible. Thanks!	ok they called me two days ago do i still need to contact them

Member Payment Dependent Notes Series 525746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525746	$4,500	$4,500	11.86%	1.00%	June 10, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525746. Member loan 525746 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	V&I CONSTRUCION INC	Debt-to-income ratio:	4.74%
Length of employment:	2 years	Location:	GLENDALE, NY

Home town:
Current & past employers:	V&I CONSTRUCION INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > The loan is surprise for my wife .she is pregnat.Iwant organize"BABY SHOWER" and buy few things for our new baby

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,859.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 525819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525819	$6,000	$6,000	15.21%	1.00%	June 11, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525819. Member loan 525819 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,783 / month
Current employer:	Antelope Valley Hospital	Debt-to-income ratio:	15.77%
Length of employment:	2 years	Location:	Palmdale, CA

Home town:
Current & past employers:	Antelope Valley Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > This loan will be used to payoff 2 high interest credit cards (Best Buy 25% and HSBC Master Card 20%).

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	26
Revolving Credit Balance:	$3,686.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Best Buy: Payoff: $2900.00, Monthly Payment: $113.00 HSBC MC: Payoff: $2500.00, Monthly Payment: $100.00 The last $300.00 will be put towards my Sears card.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $6,000 CC REFI category loan. My questions are: Number [1] Current position (Job/What you do) for employer Antelope Valley Hospital? Number [2] Transunion Credit Report shows a $3,686 Revolving Credit Balance total debts (44.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] $6,000 loan; $3,686 Revolving Credit Balance; $2,314 is the extra cash that you will be receiving (less the loan's origination fee) that is consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question requires appropriate an answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A exchange and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 12:09 PM ET.	1. I am a Clinical Systems Analyst at the hospital. I am the administrator for all IT systems for the Emergency Department, Trauma Center, and the Performance Improvement Department. 2. Here is a break down my revolving credit balances Card Balance Monthly Payment Best Buy $2900.00 $113.00 HSBC MC $2500.00 $100.00 BMW Visa $4600.00 $100.00 Sears $1700.00 $150.00 3. This loan will be used to payoff the Best Buy and the HSBC MC cards. The remaining amount will go towards the Sears card. 4. I plan to payoff this loan within 2-3 years.

Member Payment Dependent Notes Series 525890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525890	$6,000	$6,000	11.49%	1.00%	June 11, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525890. Member loan 525890 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,800 / month
Current employer:	MedStar Health	Debt-to-income ratio:	6.31%
Length of employment:	4 years	Location:	Elkridge, MD

Home town:
Current & past employers:	MedStar Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 > This loan will be used for credit card debt consolidation. I have excellent credit, and a very stable position in the healthcare IT field. Borrower added on 06/05/10 > The following deferred interest accounts will be paid with the proceeds of this loan: Household Retail Services (Room Store) : $1,422 GE Credit (Sleepys'): $2,818 Goodyear Credit: ~$1,400 Balance will be put against Capital One Mastercard.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,150.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the title to my home is in my own name, and only my name. Estimate that I have about $60K in equity.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the title to my home is in my own name, and only my name. Home valuation = ~$260,000 Mortgage Balance = $198,000
What do you plan to use this loan for? If you were to provide a loan description, what would it say?	Credit card debt consolidation.
What is the purpose of the loan?	Payoff some credit cards.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I have the following deferred interest accounts that I want to payoff before payments begin: Household Retail Services (Room Store): $1,421.93 GE Credit (Sleepy's): $2,818.42 Goodyear Credit ~$1,400 (have been paying $100/mo on this one Balance will be put against Capital One Mastercard.

Member Payment Dependent Notes Series 525982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525982	$5,000	$5,000	7.88%	1.00%	June 10, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525982. Member loan 525982 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Genesee Intermediate School District	Debt-to-income ratio:	22.24%
Length of employment:	9 years	Location:	Flint, MI

Home town:
Current & past employers:	Genesee Intermediate School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > To whom it may concern: Three grad classes stand between me and a Masters in Counseling. Normally, I would take a Federal Student Loan, but I fall below half time summer and fall. This means tuition must be paid by other means. What makes me a good borrower? I pay my bills and I'm predictable. Nine years at the same job, seven in the same house. After eight years of driving the same car, I broke down last summer and bought a newer one. My monthly budget: Take home pay 2,800 Mortgage and utilites -1,300 Car and insurance -500 Phone -100 Grocery/Household -300 Entertainment -200 REMAINING 400 I am fully aware that out of this $400 dollar I will pay my LendingClub debt. In January when I finish my masters, my pay will increase. At that time, I plan to consolidate my student loans that will go into repayment. To offset upcoming payments, I will be renting out two rooms out of my six bedroom home. Each room should go for $400 for a total of $800 more income...plently to pay student loans and build a savings. Like many americans, I'm up-side down on my mortgage. Unlike many americans, I refuse to walk away. I still believe that credit means something. Our actions impact the neighbors, community, and beyond. If the market comes back around, I will consider selling. Until then, I will find a way. Thanks for your time, Heather

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,221.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It sounds like you have a viable plan. Being that having rentals is one of my businesses, I have a couple of comments. I suggest that you have a criminal background check on your potential renters. Keep in mind that your utilities will go up. One of my tenants has their utilities tied into my utilities, and I give them a utility-rebate each month that the total amount of utility bills I have to pay that month is 'low enough.' That keeps the bills down and the tenant happy. Just a thought. You may also want to see if either of the free tools at yodlee.com or mint.com might help you. I use Yodlee since it allows you to link in your Lending Club account to it and also has a lot of financially useful features. Good luck to you. ~ CriticalMiss	CriticalMiss, Thank you for the message. You are absolutely correct to think about background checks and utility increases. I appreciate your advice and will look into suggested sites. Luckily, I met with my first renter today. He was referred by a mutual friend who lived with him for several years before marrying. My renter will sign a contract Friday outlining rent, utilities, use of common areas, responsibilities (cleaning/garbage/snow removal), and actions if delinquent. Cheers, Heather

Member Payment Dependent Notes Series 526067

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526067	$4,000	$4,000	7.88%	1.00%	June 15, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526067. Member loan 526067 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	car quest distribution center	Debt-to-income ratio:	10.16%
Length of employment:	3 years	Location:	Moreno Valley, CA

Home town:
Current & past employers:	car quest distribution center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$920.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 526068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526068	$5,000	$5,000	13.23%	1.00%	June 11, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526068. Member loan 526068 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Southern California Edison	Debt-to-income ratio:	19.71%
Length of employment:	3 years	Location:	Covina, CA

Home town:
Current & past employers:	Southern California Edison
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,553.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you. and 1) yes I do hold the title to my house. 2)We just brought our house a few months ago. There are no equity to the house yet. That is why we need some extra help since our budget is a bit tight for home improvement. I'm planning to pay off the money loaned as soon as equity is build up. Thank you again of your interest in helping =)
1 - Inquiries in Last 6 Months: 3 -- Did these result in more debt? Thank you	Hi, the inquiries were for our attempt to get quote for home refinance. And NO, they did not result in more debt. Thank you.

Member Payment Dependent Notes Series 526149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526149	$6,000	$6,000	13.98%	1.00%	June 14, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526149. Member loan 526149 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Seagate Technology	Debt-to-income ratio:	7.73%
Length of employment:	4 years	Location:	Longmont, CO

Home town:
Current & past employers:	Seagate Technology
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	39
Revolving Credit Balance:	$3,507.00	Public Records On File:	1
Revolving Line Utilization:	46.10%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I want to pay off the following items: 1.) A higher interest credit card debt (21.5%) Balance approx 3,200. 2,) Settle a loan from a working colleague of approx 2,500 that I had to borrow for some medical expenses for my wife.
Can you please itemize the debt you are wanting to consolidate? Also, what is your public record from about 8 years ago?	Debts that I want to settle: 1.) Balance of approx 3,200 on a higher interest credit card. 2.) Personal loan of approx 2,500 from a working colleague Approx 8 yrs ago I went through chapter 7 bankruptcy due to a very unpleasant divorce.
Does your wife work and if so what is your total household income?	Type your answer here. My wife is unable to work due to health conditions.

Member Payment Dependent Notes Series 526161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526161	$10,000	$10,000	7.51%	1.00%	June 11, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526161. Member loan 526161 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	New England Truck Designs	Debt-to-income ratio:	3.54%
Length of employment:	3 years	Location:	Leominster, MA

Home town:
Current & past employers:	New England Truck Designs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > Pay off my daughter's student loan and credit card debt

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,503.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. My daughter's student loan for $5600.00. Credit cards for $4000.00
Hello. Could you tell me about your job and its likely stability over the next three years? If all you have to pay for your daughter is $10,000, that is a great deal. Your answer is appreciated. Wishing you well.	Type your answer here.My job is very stable. We always have plenty of work.
Hello. Let me try to ask this question a different way. What do you do at New England Truck Designs? Best regards.	Type your answer here.Custom build trucks. We build a lot of custom aluminum and stainless steel products for the larger trucks as well such as our own heavy duty deckplates, air/electrical boxes and rear light valances, we install hydraulic systems, and we sell and install snow plows and sanders.

Member Payment Dependent Notes Series 526180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526180	$7,600	$7,600	7.88%	1.00%	June 14, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526180. Member loan 526180 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	0.63%
Length of employment:	n/a	Location:	Stamford, CT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > Black Suzuki GSX R 750 Borrower added on 06/06/10 > I have never missed a payment, and everything I've financed in the passed has been payed off way ahead of schedule.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	56
Revolving Credit Balance:	$725.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Self Employed
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I am a home owner with no payments to be made. The title is in my parents name. I've been living here for about a year.
Hi, Can you please detail your employment info for me? I'm interested in funding your loan, but I need to know 1. who you work for? 2. what you do there? 3. how long you've been there? That will help me gauge how able to pay back this loan you will be. Thanks!	1. Comcast Networks 2. Sales Assistant 3. 1 Year.
If the title is in your parents name, then aren't your parents the homeowners?	Yes, but it asks if I rent or own. I don't pay rent so I selected own.
You have said you are self employed, and that you work for Comcast Networks. Please clarify?	I have not started working at Comcast Networks yet, I begin at the end of the summer. I have some money left over from my time spent in the U.S. Army and my parents offered to help me financially over the past few months while I finished college as a full time student.
Is this a serious request? First self employed, then working for Comcast Networks as sales assistant for 1 year, now you have not started your job. Where does the $4,000 monthly income come from? How long have you been riding?	It's a serious request. I have been riding for 4 years. I am self employed I do odd jobs for people in the city I live. I make about 4,000 monthly doing that and when my job at Comcast replaces my odd job work I will be making 4,000 a month still. I am not currently working at Comcast till the end of the summer because I was finishing college this semester, but I worked there as an intern last year and already was told I have the job starting in August. So I wrote I've been working there for 1 year. And, I did all of this while enlisted in the Army reserves. My responses were a lot easier to write than all of that, but hopefully I have cleared things up for good now.

Member Payment Dependent Notes Series 526182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526182	$4,975	$4,975	6.76%	1.00%	June 10, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526182. Member loan 526182 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Univ California, San Francisco	Debt-to-income ratio:	1.76%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Univ California, San Francisco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > I am starting residency in neurosurgery at the University of California, San Francisco, and would like this loan to help me pay for my moving costs, and tide me over until my salary checks start coming in August. Borrower added on 06/04/10 > I just graduated from Yale University medical and graduate schools with my MD and PhD degrees. Now, I'm starting my medical residency in neurosurgery at the University of California, San Francisco, and I will use this money to pay for my moving expenses and also tide me over until my salary checks begin in August. Thank you!

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,730.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 526193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526193	$8,500	$8,500	11.49%	1.00%	June 15, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526193. Member loan 526193 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,250 / month
Current employer:	TIB Bank	Debt-to-income ratio:	0.89%
Length of employment:	4 years	Location:	fort myers , FL

Home town:
Current & past employers:	TIB Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > 1. Who is your employer and what is your position/responsibilities? I work for a Bank. I have a clerical job. I have worked there almost 5 years. 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? I have a mortgage $770 per month (My Fiancee pays this) Car insurance $87 Phone bill $50/mo Electric $90-$150/mo I have 2 credit cards with small balances $25/month for both combined. 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Mortgage- Bank Of America $116,000.00, Interest is 5.00% Monthly payment is $770.00 principal in interest with taxes and insurance it's around $1,000. My Fiancee' pays principal, Interest, taxes, and insurance every month. 4. Explanations for any past delinquencies/public records (if any). No delinquencies EVER! 5. Can you list any investments and balances? Mutual fund Charles Schwab- unsure 401k $2,000 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? I am not, between the two of us we make around $70,000.00 Yearly. \ 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Savings $ 6,000 I will be paying through auto withdrawal I have no debt to speak of. And I have excellent past history of paying anything and everything on time. I welcome any questions and thanks in advance!

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$449.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	As for how I expect to be able to repay the loan. I have minimal monthly bills. Electric,Car insurance, Phone bill, and a credit card bill that is less that $25 a month. I have no debt to speak of, not even a car payment.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	We will be using these funds to remodel the kitchen. We have this money in savings but would rather not use it incase of an emergency. Total Household income is 70k a year. I fully intend on paying this loan off long before the 5 years that it's due. The only reason I chose the 60 months is becuase I would rather be safe and pay ahead of time instead of being stretched thin incase of an emergency( family illness out of town, hurricane, ect) If you check my credit history you will notice that I have excellent history of paying back any and all debt. Thanks!
What is it you plan on using the requested funds for?	kitchen cabinets, sink,and countertops.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do not hold the title. It's mortgaged. I owe 116k. My house is valued at 150k.

Member Payment Dependent Notes Series 526344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526344	$2,000	$2,000	15.58%	1.00%	June 10, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526344. Member loan 526344 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Car X Tire and Auto	Debt-to-income ratio:	9.67%
Length of employment:	< 1 year	Location:	CHAMPAIGN, IL

Home town:
Current & past employers:	Car X Tire and Auto
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,340.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Car X Tire and Auto and what do you do there? Where did you work prior to that?	Carx tire and auto is a facility in the midwest that is a automotive technician shop (ASE certified technicians). we range in services such as tires and mufflers, to brakes and suspension, even engine overhauls. I have my associates in automotive technology, as well as ASE certified in Brakes, and steering and suspension. prior to this, i worked temporarily at the college i attended as a shop assistant. I helped instructors accomplish any task at hand, such as repair broken "student learning vehicles" that were not repaired during the school semester. also Organize the shops inventory to achieve an organized workplace for the next school semester.
Inquiries in Last 6 Months: 5 -- Did these inquiries result in more debt? You've been with this company less than one year and your credit history is very short. Where were you employed prior to Car X Tire and Auto? Thank You	My credit history is very short because I am still rather young. I have approximately the same debt as i have had for a couple of years. interest rates from numerous credit cards are the main obstacle for achieving my goal of paying off my credit balances. I am just completing college, and have landed a job placement in my field of study. I have obtained my associates in automotive technology, and I am also now an ASE certified automotive technician. Prior to CarX Tire and Auto, I worked temporarily at the college I attended (Parkland College, IL) as a shop assistant (garage and classroom) for the instructors. Such tasks involved were usually checking inventory of diagnostic tools and equipment. repairing projects that students would not complete during the semester, and prepare classrooms for future assignments.

Member Payment Dependent Notes Series 526353

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526353	$6,000	$6,000	7.14%	1.00%	June 10, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526353. Member loan 526353 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	UPS	Debt-to-income ratio:	9.03%
Length of employment:	10+ years	Location:	Roseburg, OR

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,827.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I notice from your credit history that you have $6,827 in revolving credit. Can you tell us a little about this debt? I am concerned that your credit card debt may be getting away from you and will make it difficult for you to repay this loan. Your answer is appreciated. Wishing you well.	Unfortunately life has dealt us a few blows this year as a lot of people have dealt with. We are using this money to help pay off a couple of debts at a lower interest rate.
What is it you plan on using the requested funds for?	We are helping our son get a 2005 Honda Civic. He will be making the monthly payments to us until we can get him a loan next year to start building his own credit. We are also going to pay a few debts off as well. We are trying to help him realize how the financial world works without depleating all of our funds just fund his car and since he's under 18 he can't start his own loan. Thank you.
What kind of car are you looking to purchase?	We are helping our son get a 2005 Honda Civic. He will be making the monthly payments to us until we can get him a loan next year to start building his own credit. We are also going to pay a few debts off as well. We are trying to help him realize how the financial world works without depleating all of our funds just fund his car and since he's under 18 he can't start his own loan. Thank you.

Member Payment Dependent Notes Series 526367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526367	$5,500	$5,500	10.38%	1.00%	June 10, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526367. Member loan 526367 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	shear fx salon	Debt-to-income ratio:	14.92%
Length of employment:	4 years	Location:	SILVER SPRINGS, NY

Home town:
Current & past employers:	shear fx salon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > I am looking to purchase a piece of property for investment purposes.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,253.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your questions member 595101. My husband and I are both listed on the mortgage. As for your question about equity. I don't believe we have much equity in our home as we bought our home in April 2008. I'm currently unable to answer your question about home valuation, but I can tell you that our total balance on our mortgage is 62,173.15. My husband and I do not have any heloc loans. I hope I was able to answer your questions.
What experience do you have in real estate investment and/or property management?	I don't have any experience in the real estate investment. The purpose of this land purchase is to build our home in about 5 years. My husband and I intend on selling our home that we currently live in or renting it. My husband does have experience in property management. From 1998-2007 my husband was in charge of all of his father's rentals.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan. How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Thank you for your questions and I will answer them to the best of my ability. The purpose of this loan is to buy a piece of property to build our future home on. The property I'm looking at is 1.72 acres. My employer is Shear FX salon. My position is hairstylist. For the last 4 years I've rented a chair at the salon. I'm considered an independent contractor. My husband pays the mortgage. I pay a car payment of 315.60 a month, the phone bill which includes internet is around 77.00 a month and our groceries is around 100.00 a month. I have a capital one card that has a balance of 210.00 and the payment is 15.00 a month. I have a department store card (kohls) which has a balance of 96.01. I have not been delinquent on any of these accounts. I'm currently in good standing with everyone. My home is my only investment. My husband also works and we have a combined income of 4000.00. I also receive 216.00 a month in child support. I have a savings account with about 200.00 at this time. I do plan on having my loan automatically withdrawn from my checking account. If you have any more questions, I will be happy to answer them. Thank you for your time.
How much will the taxes and insurance cost monthly, on the property you want to purchase?	Taxes on the property are 870.00 a year, that includes village and school tax combined. We are unsure of what insurance is on the land. As of now its considered raw land, and its also considered residential property. I will call up my insurance company (Dryden) Monday to see what is required for coverage on this property.

Member Payment Dependent Notes Series 526437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526437	$8,000	$8,000	15.58%	1.00%	June 14, 2010	June 19, 2015	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526437. Member loan 526437 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,207 / month
Current employer:	Brown and Cullen Inc	Debt-to-income ratio:	22.73%
Length of employment:	4 years	Location:	GAINESVILLE, FL

Home town:
Current & past employers:	Brown and Cullen Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > I plan to use the funds to pay off my credit cards and reduce my monthly payments, so that I can pay my debt off faster. I got behind from work slow down and two car payments, but I have managed to sell my other car and my work is stable again with lots of work. I am actualy working about 45 hours a week, and the combination of the extra money and the consolidated debt will allow me to be able to pay off all my debts quicker. Borrower added on 06/09/10 > Please feel free to ask me any additional questions.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,446.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $8,000 Debt Concol category loan. My questions are: Number [1] Brief description your employer Brown and Cullen? Number [2] Current position (Job/What you do) for employer? Number [3] Transunion Credit Report shows a $5,446 Revolving Credit Balance total debts (82.50 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] $8,000 loan; $5,446 Revolving Credit Balance; $2,554 is the extra cash that you will be receiving (less the loan's origination fee) that is consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 6 months? 1 to 2-yrs? 2 to 3-yrs maximum? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an pproximate IN-YEARS answer. Your answer will help many lenders who read Q-A exchanges and myself to participate in helping to fund your requested loan.] Advance thanks for expected FIVE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 12:03 PM ET.	My employer is a Civil Engineering firm, and I am a CAD tech for them. There is a $360 loan fee, and I owe right at $7500 in revolving credit. Not sure why the Transunion report is a little light. Right now I am paying just over the minimum on all these debts, and that is about $380 per month. I plan on making extra payments so that I can cut one year off of the repayment and have the debt repaid within 4 years. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 526525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526525	$13,600	$13,600	16.32%	1.00%	June 14, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526525. Member loan 526525 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Merrill Lynch	Debt-to-income ratio:	8.69%
Length of employment:	5 years	Location:	West Palm Beach, FL

Home town:
Current & past employers:	Merrill Lynch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > This loan will be used to repay 2 credit cards, Home Depot & Lowes. These cards were used to fund home improvements and the effective promo period has ended and card rates are set to balloon to 26% as well as past balances are now to be charged accrued interest. Although I do have equity in my home, the rather large closing costs to refinance and my current mortgage rate at 6% mean that a cash out refinance is not a beneficial option. I have never missed a payment nor been 30 days late on a payment in the past 7 years.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,452.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	$9k Home Depot Card (was on 0% promo, goes to 26%) $4.4k Lowes Card (was on 0% promo, goes to 26%) (* Above to be paid off with loan) (Below not to be paid off) Credit Card debt outside (combined) ($6k), effective 10% $10k Student Loan, 7.75% $7.8k Auto Loan, 7% $154k Home loan, 6% ** The purpose of this loan is to pay off Home Depot & Lowes cards before accrued (12 months past) interest is charged and rate goes to 26%.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $13,200 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for employer Merrill-Lynch? Number [2] Transunion Credit Report shows a $18,462 Revolving Credit Balance total debts (92.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time that is allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide a approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 10:15 AM ET.	$283/monthly payments on all revolving debts, including those to be repaid HD/Lowes (which combined are $150 and growing). All revolving debt payments not to be refinanced via this loan are $133.55/month @ effective rate of 10% (credit cards).
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) Yes, the title is my name only, although held with the mortgage lender. 2) Based on online estimates (which vary greatly and are down significantly), I have 25+% equity. I have ruled out a cash out refinance due to the high closing costs and the fact that my current loan rate of 6% for 30 year fixed is not high enough to be advantaged for a refinance (due to high closing costs).

Member Payment Dependent Notes Series 526586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526586	$4,800	$4,800	10.75%	1.00%	June 10, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526586. Member loan 526586 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	DoD US Air Force	Debt-to-income ratio:	11.01%
Length of employment:	10+ years	Location:	Humarock, MA

Home town:
Current & past employers:	DoD US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > Funds will be used to pay down some high interest cards and purchase an engine. Good borrower - Do not really like to borrow and I repay what I borrow. My job is stable - work with Gov-Mil.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	37
Revolving Credit Balance:	$6,374.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	Debt consolidation.
What do you plan to use the loan for? If you were to provide a loan description, what would it say?	Debt consolidation.
Please be more descriptive about Loan Purpose and Description. Just how do you plan to use the funds?	Debt consolidation.
Please list the debt amounts and interest rates.	$2980 - 30% $1950 - 28%
I am a former USAF officer with 105 combat missions in Viet Namm. I would like to help with your loan. But answering the question with the same answer each time seems a little evasive to me. We need to know more than "Debt consolidation." You also said "Green Loan." I hope that you would not think it unreasonable for us to ask why you want us to lend you money, and what you plan to do with it. After all, essentially, the only thing we have to gauge whether or not you will repay us is your word, and the way you answer questions. So I will try one more time. Two questions: 1) please itemize the debt and monthly payments, min and actual for each debt you desire to consolidate. 2) What kind of Green project are you wanting to fund?	$2980 - 30% $1950 - 28% I plan to purchase a new engine.

Member Payment Dependent Notes Series 526647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526647	$4,000	$4,000	11.86%	1.00%	June 10, 2010	June 19, 2015	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526647. Member loan 526647 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,400 / month
Current employer:	Progressive Heating, Cooling, & Refriger	Debt-to-income ratio:	0.54%
Length of employment:	6 years	Location:	Grand Rapids, MI

Home town:
Current & past employers:	Progressive Heating, Cooling, & Refriger
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > I was approved for an auto loan from my bank, however they didn't like how many mile were on the Toyota Tacoma. They wanted me to find a different vehicle. I don't want another truck, this is my dream truck! I'm a good borrower because I have worked really hard to get my credit back to good. When I was young I messed everything up, but now I have fixed all of that mess. I own a home, I am married, and I have children. I am very dependable and responsible.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	63
Revolving Credit Balance:	$437.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Progressive Heating, Cooling, & Refrigeration?	I'm a foreman for commercial installations of HVAC equipment & systems. I manage the projects.
What is it you plan on using the requested funds for?	The loan will be for a vehicle.
I haven't shopped for a used car loan in a while. Are the interest rates really higher than 11.86%?	No. I got a much better rate than that. 6.5%. But there are not many Tacomas around under 10k. In fact, within 100 miles of my location, I found 3. I'm willing to pay more in interest to get the truck I want. My bank simply will not issue a loan for a vehicle with over 100k miles. Period. I asked for a personal loan from them at 10% interest, and was denied due to deliquencies 8 years ago. This was my last resort to get the truck I want.

Member Payment Dependent Notes Series 526667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526667	$7,200	$7,200	18.30%	1.00%	June 11, 2010	June 19, 2015	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526667. Member loan 526667 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	GS2 Engineering	Debt-to-income ratio:	12.43%
Length of employment:	5 years	Location:	Gaston, SC

Home town:
Current & past employers:	GS2 Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$221.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GS2 Engineering and what do you do there?	GS2 is a civil engineering and environmental firm, we conduct field and laboratory testing for residential and commercial construction throughout the state of South Carolina, with five branches. I am a project manager at GS2. I am finishing one of the biggest High Schools in the state in York County and I just started the New Lexington High which will be the largest High School in South Carolina 444,000 Sq ft.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $7,200 Medical Expenses category loan. My questions are: Number [1] Brief description your employer GS2 Engineering? Number [2] Current position (Job/What you do) for employer? Number [3] Transunion Credit Report shows a $221.00 Revolving Credit Balance total debts (44.20 pct credit usage). A $7,200 loan; a $221 Revolving Credit Balance; $6,979 is the extra cash that you will be receiving (less the loan's origination fee) that is either consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide a approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to decide to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.06.10 @ 6:37 AM ET.	[1] GS2 is a civil engineering and environmental firm in South Carolina. [2] My current postion is Project Manager, however i started as a Sr. Engineering Tech, then Construction Services Manager, then Senior Special Inspector. [3] The revolving credit is a Capital One Credit card, if I had the limit i needed to use it to pay the medical bills I would, however my limit is only 500.00 at the moment, and my medical bills are alot more than that. however I do plan on using some of the money to payoff and cancel Capital one. [4] I plan on paying back this loan as soon as possible, I'm hoping to get a reasonable amount back from my next tax return which I plan on dumping into this loan payment. I honestly am hoping in roughly three years to have the loan paid off.
What do you plan to use the loan for?	I had a back injury last November, even though I had insurance the (1) hospital visit, ended up being roughly 3500.00. Then I had to have a follow up MRI which was a second trip and ended up being roughly 2500.00. And any money left over I plan on paying off my capital one credit card (500.00 Limit) and cancelling it.
Good Morning, In order to accelerate the funding of your loan, please contact lending club to verify your income and account as soon as possible. Thanks!	Ok, thank you
Specifically, what are the loan proceeds to be used for?	I have two medical visits, which total roughly 6000.00.
Borrower, FYI: Loan application shows Credit Review completed. Credit Status "Approved" for promissory note issue and $ deposited into bank account after loan is funded. Lender 505570 USMC-RETIRED 06.08.2010 7:45 AM ET	thank you
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	[1] The title to my home is only in my name. [2] I currently don't have any positive or negative equity in my home.

Member Payment Dependent Notes Series 526671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526671	$6,000	$6,000	11.86%	1.00%	June 11, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526671. Member loan 526671 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	kaiser permanente	Debt-to-income ratio:	7.87%
Length of employment:	10+ years	Location:	grand terrace, CA

Home town:
Current & past employers:	kaiser permanente
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 > ELECTIVE MEDICAL SURGERY

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,057.00	Public Records On File:	1
Revolving Line Utilization:	58.20%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at kaiser permanente?	Type your answer here.Operations Manager
Hi. What type of Medical Surgery are you having and will it impede your ability to go to work? Will you be on disability while recovering from this surgery and how long does your doctor think you'll be in recovery for? The more details you give, the better chance you'll have investors willing to fund your loan request. Thanks!	Type your answer here.This is an elective procedure and I will be out of work for only a couple days. I do receive over 6 weeks paid time off a year just in vacation so this will not impact my monthly income.

Member Payment Dependent Notes Series 526701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526701	$6,000	$6,000	11.86%	1.00%	June 11, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526701. Member loan 526701 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	Razorfish	Debt-to-income ratio:	17.44%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Razorfish
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 > After 10 years with roommates, it's time for the dog and I to have our own place in Chicago. Half the funds will be used for the upfront costs needed to secure a new apartment lease (security deposit, first month's rent, dog deposit, building move-in fee, application fee). The other half will be used for the actual moving expenses, and some new furniture and appliances. As a Project Manager for a major digital advertising agency, part of my job is managing project scope and budgets. This certainly carries over to my personal life and finances, where I make sure to keep all my accounts current, and pay all my bills on time each month. I've been at the same company for nearly 4 years, and things are going very well... I'm not going anywhere. I think these factors reflect positively on my stability, and on being a great candidate for borrowing. Please let me know if there are any questions, and thanks in advance for your support. Oh, and the dog thanks you too!

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,494.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Razorfish and what do you do there?	Thanks for your questions CriticalMiss! I can certainly provide some answers. Razorfish is a digital advertising agency with offices in the US and across the world. We create digital experiences that help companies elevate their brands. As a Project Manager, it's my job to see the project through from beginning to end, and to make sure it gets completed and delivered. At the start I will scope the parameters, estimate the budget, create the timeline, and assess the project needs and risks. Then once it gets kicked off, I am the liaison between the internal team, the client, and any 3rd party vendors. I basically keep everything in check, work to keep the project on time and on budget, and address any issues that arise. The types of projects I manage include creative and technical website development, display ad (banner) creative, search engine optimization, paid search marketing, strategy, and analytics. You can learn more about the company at www.razorfish.com.
Can you detail the $18,000 credit balance on your credit report?	Sure, I can answer that question. The $18k is simply for 3 different credit cards. I will admit that it's a little high, but I don't think it's necessarily a bad thing to carry some balance as long as you are making your payments on time (and I always do). As you can see on my page, I don't have any delinquent accounts, nor have I had any over the last 2 years. Also, I have a good credit score, and LC gave me a pretty good loan grade of B5. I have some college loans that I am paying off as well, so I certainly understand what it means to have to budget to pay a loan off each month. I take this LC loan very seriously and will definitely pay the required amount on time each month. Hopefully this answers your question!
What will your monthly budget look like after the move assuming you get this loan app. funded? (By the way, its "for my dog and me," not "I.")	You got me RagtopMINI! I suppose I am guilty of the common confusion with subject and object pronouns in the English language. I don't think I can change it now, but thank you for letting me know. As for my monthly budget, I am going to simply consult my personal budget spreadsheet I created and give you the percentage breakdown: 18% to pay various credit, 8% to pay college loans, 6% to pay bills, 18% for necessities (groceries, dog food/supplies, lunch), 26% for rent. That leaves me 24% for the LC loan (more than enough), and any other miscellaneous things like clothes, entertainment, etc. I hope this clarifies it for you, and helps add to my credibility as a trustworthy borrower!

Member Payment Dependent Notes Series 526705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526705	$2,500	$2,500	13.61%	1.00%	June 10, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526705. Member loan 526705 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Auburn Dairy	Debt-to-income ratio:	8.89%
Length of employment:	4 years	Location:	Puyallup, WA

Home town:
Current & past employers:	Auburn Dairy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > i made some poor decisions now i need the money to pay it back. My job is a full time union job so i have a very stable job i have been laid off before but no chance of that happening again Borrower added on 06/06/10 > what makes me a good borrower is that i made a mistake and now im trying to fix the problem and i will make the payment when the payment is due i would feel so bad if i missed a payment. its like a credit card u know u need to make the payment or im going to be in BIG trouble. Borrower added on 06/06/10 > see i made a few mistakes and now im paying the price for them im on vacation in Florida right now and i can't go or do anything at the moment cause its the weekend and the banks are closed. which is not all that fun. Borrower added on 06/06/10 > long story short i have a credit card i used it to get a flight to Florida for the week then i made the mistake of booking for the wrong week then they said they would refund it they haven't posted it yet so now im waiting for them to post it so i can try to take care of it but its sunday and i bank thru chase thats who the card is through and they aren't helping much either.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$948.00	Public Records On File:	0
Revolving Line Utilization:	94.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Auburn Dairy?	I am the 4 6 8 0z machine operator there at Auburn Dairy we make yogurt coffee creamers sour cream organic Buttermilk
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	Money Tree inc. 575.00 16% Chase Credit Card 1150.00 12.95% 150.00 per month add more when i can pay it other than that those are my two that im trying to pay off right now. Thank you for your question and time

Member Payment Dependent Notes Series 526710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526710	$12,000	$12,000	7.51%	1.00%	June 14, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526710. Member loan 526710 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	ConocoPhillips	Debt-to-income ratio:	12.35%
Length of employment:	10+ years	Location:	SUGAR LAND, TX

Home town:
Current & past employers:	ConocoPhillips
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,323.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I will use the funds to payoff a Visa card that has a 14%rate.
1) What do you do for ConocoPhillips? Does it have anything to do with offshore drilling? More importantly, will any legislation that comes out as a result of BP/Transocean's screwup have any bearing on your job? 2) What debts (amounts and rates) are you consolidating?	I work in a refinery. The BP fiasco will not have any direct impact on my job.
What were the 4 inquiries from the last 6 months for? Were you shopping for other credit?	I used Lending Tree to shop for this loan, and I got four offers. I assume that is the four inquiries.

Member Payment Dependent Notes Series 526723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526723	$12,000	$12,000	13.98%	1.00%	June 14, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526723. Member loan 526723 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	Sprint	Debt-to-income ratio:	8.46%
Length of employment:	5 years	Location:	HYATTSVILLE, MD

Home town:
Current & past employers:	Sprint
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	35
Revolving Credit Balance:	$7,294.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	SECU = $3958 (monthly payment=$241) Discover = $^958 (monthly payment = $144.00)
Please give us details (amounts, monthly payments, APRs of debts you are looking to consolidate) Thanks and good luck!	SECU = $3958 (monthly payment=$241) Discover = $^958 (monthly payment = $144.00)
Thanks for your prompt response. The debts that you listed roughly amount to $5000. You are seeking $12,000. What will the extra $7,000 be used for? Thanks and good luck!	Discover is $7,000 and SECU is $4,000
What do you do at Sprint? How sure are you that you can handle a $410 monthly payment for five years? How much flexibility do you have in your current budget?	I am a store manager, and I have paid loan before with no problem , I have no rent, car payment, or mortagage.
What is your position at Sprint? What does $^958 mean? What are the APRs on the debts? If your credit card balance is less than the loan amount, what is the excess cash to be used for?	Store Manager Debt consolidation Discover = $7,0000 SECU = $4,000 sorry for the mixup
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	i have no motagage or rent payment

Member Payment Dependent Notes Series 526743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526743	$5,000	$5,000	13.61%	1.00%	June 15, 2010	June 20, 2015	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526743. Member loan 526743 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Cosco Fire Protection	Debt-to-income ratio:	9.84%
Length of employment:	10+ years	Location:	South Gate, CA

Home town:
Current & past employers:	Cosco Fire Protection
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > I need to do some repairs ASAP in a triplex that I own. I had some misfortune with a broken pipe and water damage. Two units I rent out and collect 1,400 in rent. This facilitates my efforts to pay back the loan as soon as possible. This is the reason why I need a home improvement loan. I own several credit cards with 0 balance that could help cover most of expenses but not all of them. I also do not want to have multiple cridet card payments. If I could borrow all money from one source It would help me a lot. I'm hoping that I do not need to use my credit cards. Thank you. Borrower added on 06/07/10 > I would also like to add that my impounded mortgage payment on the property is $1350 so it pays for itself. I just took ownership this year so I have not been able to reap the advantages of having positive cash flow and live in it with nothing out of my pocket.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$875.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Cosco Fire Protection and what do you do there?	Cosco Fire Protection is a company that installs, services, and sepairs sprinkler system and fire alarm system that are required by both building codes and fire departments. I work in the fire alarm division of the company and interact with general contractors and electrical contractors whenever they need pricing for any fire alarm needs. I design fire alarm systems and provide estimates.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title on the home is actually under my wife's and my my name as joint owners. I recently bought the home and we owe 180,000 but the home is worth 205,000.

Member Payment Dependent Notes Series 526746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526746	$6,925	$6,925	7.88%	1.00%	June 15, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526746. Member loan 526746 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,292 / month
Current employer:	Shannon Medical Center	Debt-to-income ratio:	12.06%
Length of employment:	3 years	Location:	San Angelo, TX

Home town:
Current & past employers:	Shannon Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > I have a very stable job in the healthcare field. This money is to consolidate the credit card debt that I acquired during my year-long internship- which was unpaid. I have an excellent credit score that I have maintained for many years, and have already included the monthly payments of this loan into my monthly budget.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,573.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	My monthly bills (rent/car/phone/tv/insurance/food) add up to 1665. I also try to save at least 50 per paycheck into savings. The only other loan I have is a FAFSA (school) loan that is 1500. I do not have to pay on this now because I am taking graduate classes and payments are deferred.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	CC1 860.48 APR19.8 CC2 1916.6 APR 19.99 CC3 4359.12 APR 10.65 I will be completely paying off the two with the highest interest rates (19.8 and 19.99), then pay off most of the third one (with the 10.65 APR).

Member Payment Dependent Notes Series 526905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526905	$5,000	$5,000	7.14%	1.00%	June 10, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526905. Member loan 526905 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	SPR Industries	Debt-to-income ratio:	10.03%
Length of employment:	3 years	Location:	Glenside, PA

Home town:
Current & past employers:	SPR Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,632.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please list the balance(s), interest rate(s), required monthly minimum payment(s), and your usual monthly payment(s) for the debt you will be paying off with this loan. Additionally please explain the recent credit inquiry and if this will result in additional debt. Thank you.	There are several credit card bills that I will be paying towards these bills. They all have different amounts and interest rates. The monthly payment also varies.
Hi. What are the sources of debt that you plan on consolidating with this loan? Thanks.	The sources of debt are credit card bills.
1. What is your position with your current employer and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize all debt balances and both minimum and actual payments ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	1) Position is assembler/solderer. I assemble printed circuit boards, solder on a printed circuit board, etc. Prior employer was with S. Dienstman Associates, Inc. and I was employed there for almost 21 years. My position was eliminated because the company down sized. 2) Income is from 1 wage earner. I am single. 3) Rent payment per month is $455.00. 4) No car payment...car is paid for. I have several credit card bills that I would like to pay off or reduce...I normally pay over the minimum or sometimes the minimum. 6) My health insurance is $182 per month, my phone bill is $33.00 per month, electric bill varies every month. 7) I am totally confident that I will pay back this loan back. I have always paid my bills on time and have excellent credit. I will make certain that this loan is paid as I always pay off anyone I owe.
What is your job?	I am an assembler/solderer.
How much is your monthly rent? How much is your car payment?	$455.00 is my monthly rent and I do not have a car payment. My car insurance per month is $183.42

Member Payment Dependent Notes Series 526945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526945	$10,000	$10,000	14.35%	1.00%	June 11, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526945. Member loan 526945 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	UNITED STATES POSTAL SERVICE	Debt-to-income ratio:	2.33%
Length of employment:	3 years	Location:	Akron, OH

Home town:
Current & past employers:	UNITED STATES POSTAL SERVICE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	67
Revolving Credit Balance:	$11,258.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $10,000 H I P category loan. My questions are: Number [1] Current position (Job/What you do) for employer U S Postal Service? Number [2] Transunion Credit Report shows a $11,258 Revolving Credit Balance total debts (44.10 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs?Or use the 2 to 3-yrs maximum time allowed? [The Length of time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.07.10 @ 8:25 AM ET.	To whom it may concern: (1) I am a Letter Carrier for the USPS. (2) My revolving debt is actually $8863.70 due to recent payments at the end of May and beginning of June. There is only one monthly payment required and I will be paying $243 a month (min is $31.60). (3) There was actually a 60 month option available with a lower payment, but I chose the 36 month with the higher payment because I would like to repay the loan off sooner than later. I like the fact that there is no prepayment penalty on the loan and at this point would like to repay the loan in less than one year.
Specifically, what are the loan proceeds to be used for?	Thank you for the FYI.
Borrower, This email contains NO questions: therefore NO answer is required. Email is F Y I only. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then a loans NEXT step is a required borrower Employment-Income Verification a/k/a "Credit Review". The employment verification is independent of an income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. They will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if yiu are self-employed or a small business owner, then IRS T4506 Request for Copy Income Tax Return. They will provide the Fax Machine telephone number and preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for loan's later $ deposit. Your "Approved" credit status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain California, Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Monday, 06.07.2010 at 9:39 AM ET.	Thank you for the FYI.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to this Q....	To whom it may concern: My total monthly expenses are $1056. I do not own a vehicle and am single with no children.
Second try: Specifically, what are the loan proceeds to be used for?	To whom it may concern: The loan proceeds are for home improvement, i.e. roof, flooring, paint, windows, etc...
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	To whom it may concern: My home is in my name. It is valued @ 100,000, and the balance owed is appox 56,500.

Member Payment Dependent Notes Series 526976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526976	$6,000	$6,000	11.49%	1.00%	June 15, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526976. Member loan 526976 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Temco Services	Debt-to-income ratio:	5.14%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Temco Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > I plan to use these funds to pay off my credit cards with high interest rates as well student loans. My credit score has been been good for a while now. I have not missed a payment in over 4 years and will not miss a payment for this loan. My monthly budget will allow to allocate $600 a month towards this debt as well as growing my savings account. I was offered an accounting managers role with a growing company and am working towards another position in the near future. I also do contractual work as a martial arts instructor.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	42
Revolving Credit Balance:	$3,920.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer: Temco Services 1 - What is your position? 2 - Where did you work prior since you've only been here less than one year? Job stability is a big plus when applying for a loan. Thank You	I was previously employed with General Motors Asset Management in their Finance Group. In this economy GM was doing horribly and was letting whole departments go (my father included) . My manager at the time jumped ship to a new company and offered me a position under him. This is why I have less than one year at my current position. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 526992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526992	$7,000	$7,000	7.88%	1.00%	June 11, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526992. Member loan 526992 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,806 / month
Current employer:	michigan pipe and valve	Debt-to-income ratio:	11.59%
Length of employment:	10+ years	Location:	sagianw, MI

Home town:
Current & past employers:	michigan pipe and valve
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,382.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Michigan has been hard hit by the recession. Although your job has been secure for years, can you tell us if it will remain secure over the next three years? Besides your mortgage do you have any other major debts? Your answers are appreciated. Wishing you well.	JOB SECURITY YES. NO OTHER MAJOR DEBTS.
What are your living expenses per month?	total living expenses, house,transportation,utilities,food and misc.$1500.00 monthly.also have another house that i own free and clear with a market value of 50k that i will be putting up for sale shortly. thank you for your interest

Member Payment Dependent Notes Series 526993

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526993	$5,600	$5,600	11.12%	1.00%	June 14, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526993. Member loan 526993 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	us army	Debt-to-income ratio:	19.85%
Length of employment:	10+ years	Location:	augusta, GA

Home town:
Current & past employers:	us army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,911.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What type of move are you making? Why isn't the Army picking up the tab for the move?	I recently went to school tdy and i had to ended my lease before leaving for 4 months because i had no way of paying rent and taking care of my child. Once i returned i need to relocate but everything is very high here in hawaii for whats availble and hotels are getting expensive. Here they require 1st month and security at time of signing of lease. Sometimes even last month, so thats about 4000 with just 1st and security. So I need a little help with cleaning myself out with hotels that are at min 120 a night

Member Payment Dependent Notes Series 526999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526999	$3,000	$3,000	15.95%	1.00%	June 15, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526999. Member loan 526999 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	11.02%
Length of employment:	n/a	Location:	Gilbert, AZ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > I just recently graduated from Arizona State University with an engineering degree in Construction Management. I got a contract with a general contractor in San Antonio, TX. I will be started at $50,000 base salary. This loan will go to covering the moving expenses from Phoenix Arizona to San Antonio, TX. I make my payments on time and assure you that this will be a safe investment. I appreciate your time and contribuions. Thank you

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,336.00	Public Records On File:	0
Revolving Line Utilization:	93.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the purposes of each of the 7 recent (within last 6 months) credit inquiries? I ask because this is a very unusually high number of inquiries.	The credit inquiries were from looking into a car loan for my girlfirend because she needed a co-signer. We have decided not to purchase the other vehicle at this time due to moving, so there are no new loans resulting from those inquiries.
Inquiries in Last 6 Months: 7 -- Did these inquiries result in more CC debt or loans? Thank You	The credit inquiries were from looking into a car loan for my girlfirend because she needed a co-signer. We have decided not to purchase the other vehicle at this time due to moving, so there are no new loans resulting from those inquiries.
You say you have a "contract" with a company in San Antonio. What does that mean? Are you an employee or just a hired gun for a short period of time?	I am a full time employee. The contract was the offer extended from the company to myself. It is a long term career. If needed I can provide a copy of the offer.
1 - When is this job to begin? 2 - Gross Income: $4,167 / month -- Is this based on the $50K from the job that has not started yet?	The job is to begin the first week of July. And yes the gross income is based on the job that has not yet started.

Member Payment Dependent Notes Series 527001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527001	$3,000	$3,000	7.14%	1.00%	June 11, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527001. Member loan 527001 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	sisley/ gap	Debt-to-income ratio:	23.40%
Length of employment:	5 years	Location:	stamford, CT

Home town:
Current & past employers:	sisley/ gap
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,110.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 527029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527029	$4,000	$4,000	11.86%	1.00%	June 10, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527029. Member loan 527029 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Access Group	Debt-to-income ratio:	19.99%
Length of employment:	2 years	Location:	Newark, DE

Home town:
Current & past employers:	Access Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > I plan on using the money to payoff my Citi card, which currently holds an interest rate of 29.99%. The interest rate increased not because of any fault on my end, but due to a business decision by Citi which affected many borrowers. I currently hold three jobs and I am in good standing in each one. I can still make the payments despite the high interest rate, however, I would much prefer to pay it off as soon as possible.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,447.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your total monthly mortgage payment?	$777.56
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1) Pay off a credit card which currently holds a 29.99% interest rate. 2) Access Group is my main employer and I am a software tester. 3) Mortgage ($777), Auto ($340), Auto insurance ($180), Gas/Elec ($175), Phone/Internet ($70), Food ($200), Gym (n/a), Childcare (n/a). 4) The credit card I'm looking on pay off is with Citibank. The balance now is about $5000. Interest rate is 29.99%. The min amount is about $170 with about $115 going to interest. My other credit cards have much more manageable rates (from 0% to 10%). 5) n/a. 6) n/a. 7) Yes. 8) None, I'm putting as much of my pay into paying down on my credit cards. I think I will prefer to pay manually at least initially. I would like to have a more hands on approach to what is coming into and out of my account.

Member Payment Dependent Notes Series 527037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527037	$7,800	$7,800	14.84%	1.00%	June 11, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527037. Member loan 527037 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Carnival Cruise Lines	Debt-to-income ratio:	5.54%
Length of employment:	2 years	Location:	Pompano Beach, FL

Home town:
Current & past employers:	Carnival Cruise Lines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > I was on a consolidated program but when i pay more its not distributed where i like. If i have a personal loan i should be able to pay it off in a couple of months.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	14
Revolving Credit Balance:	$2,000.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Carnival? What was your previous job and how long were you there?	I am a Cruise Vacation Specialist. I previously worked for Divers Direct in Marketing / Merchandising. I was there for 2 years before accepting a position at Carnival.
Revolving Credit Balance: $2,000.00 -- Why do you need $7800.00? Months Since Last Delinquency: 14 -- Explain this please. Have you submitted needed info to LC to verify income? Thank You	My credit report is not showing my correct revolving balance. I have 6 credit cards with a total balance of $7800. I am currently paying 6 different interest rates. I want to combine it with one interest rate to knock it out quicker. Being with care one and paying more than the monthlu isnt making a dent in my debt.
Please explain the delinq.	With many credit cards I wanted to have one monthly payment so I went to Care One Credit Consolidation. I was told when I joined that you only made payments to Care One and to stop making payments directly to the credit card companies. I found out that Bank Of America doesn't accept Consolidation programs or anything similar so they rejected the payment that was sent from care one. It was made they just rejected it. I wasn't aware of it until I checked my credit report the next month. I got it resolved. I made the late payment as well the next months payment and then some to make up for the miscommunication. Now I am just trying to get one interest rate and one easier payment.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. Carnival Cruise Line Vacation Specialist, I am interested to help other lenders to fund your $7,800 Debt Consol Consolidation category loan. My questions are: Number [1] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected answer that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 12:21 PM ET.	I do plan to pay this loan off early. Less than 1 year to pay it off.

Member Payment Dependent Notes Series 527052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527052	$3,000	$3,000	13.98%	1.00%	June 10, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527052. Member loan 527052 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Pike Nursery	Debt-to-income ratio:	12.67%
Length of employment:	7 years	Location:	Snellville, GA

Home town:
Current & past employers:	Pike Nursery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > Loan will be used for paying off credit card debt and lowering monthly interest rate.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,769.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you the sole wage earner in your family? If not, what is the total family monthly income? What is your position at Pike's?	I am the sole wage earner of my household and my current monthly income ends up somewhere in the area of $1,200.00. My position at Pike???s is sales associate and I have been working with them for the past 7 years.
Hello. Please list the balance(s), interest rate(s), required monthly minimum payment(s), and your usual monthly payment(s) for the debt you will be paying off with this loan. Thank you.	The only source of debt is from Capital One where I have a credit card totaling $1,725.00 of debt. The interest rate of this credit card is 23%, and the minimum monthly payment is $50.00. I usually pay them $100 a month. I asked for a loan equaling more than this amount due to the fact that I will soon be moving and could use some extra cash to cover some of the expenses involved. The interest rate given to me in the loan will also help lower my total cost of my current debt.
Thank you for your quick response. Will you also explain how you accrued this debt and what actions you have taken to avoid accruing additional debt beyond this loan? Thank you	I accrued this debt through adolescent spending behaviors. The credit card was intended for emergency use only situations. Though, the ease of use and false presumption of extra money led to the accumulation of a debt I couldn???t simply pay back at the months end. Through this experience I have grown more wise about credit and plan on being more conscience in the future about my spending habits.

Member Payment Dependent Notes Series 527076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527076	$5,000	$5,000	13.23%	1.00%	June 15, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527076. Member loan 527076 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Bartow County Board of Education	Debt-to-income ratio:	8.83%
Length of employment:	5 years	Location:	taylorsville, GA

Home town:
Current & past employers:	Bartow County Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > Funds will be used to purchase used car from owner. Have paid off all loans early. Monthly budget= 2000 Job stable. Borrower added on 06/10/10 > Will be used to purchase used car from owner. All loans have been paid off early. Budget = $2000 Job stable. Borrower added on 06/10/10 > Will be used to purchase used car from owner. All loans have been paid off early. Budget = $2000 Job stable. Borrower added on 06/10/10 > Will be used to purchase used car from owner. All loans have been paid off early. Budget = $2000 Job stable. Borrower added on 06/11/10 > Have $1000 down payment need $5000 more.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	10
Revolving Credit Balance:	$7,052.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes My name is on title of own home. 30000 equity at this time.
And how much is you home worth these days?	$220,00-$230,000
1 - Current Employer: Bartow County Board of Education -- What is your position here? 2 - Please explain the delinquency less than a year ago. 3 - Have you submitted needed info to verify income? Thanks	Teacher :-) I misplaced a statement. My wife pays bills. We caught it, fixed it and It had not happened till or sense then.
Type of vehicle? Current mileage? Thanks.	Chevy 04 less than 100K Kelly blue book amount higher than what I'm paying. Car in Excellent condition.

Member Payment Dependent Notes Series 527104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527104	$2,400	$2,400	16.32%	1.00%	June 10, 2010	June 20, 2015	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527104. Member loan 527104 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	Stenocall	Debt-to-income ratio:	10.44%
Length of employment:	3 years	Location:	Lubbock, TX

Home town:
Current & past employers:	Stenocall
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? If you were to provide a loan description, what would it say?	Debt Consolidation/Bill Help
Your "Other" category loan is 1 of 351 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.07.10 at 10:03 AM ET	I intend to use this loan to consolidate my debt and use the monthly payments to arrange payments easiest for me.

Member Payment Dependent Notes Series 527184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527184	$2,300	$2,300	13.23%	1.00%	June 10, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527184. Member loan 527184 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	United States Air Force	Debt-to-income ratio:	17.16%
Length of employment:	5 years	Location:	Browns Mills, NJ

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > The funds are going to be used to purchase a generator for my home back up and rv use. I am a good borrower because all of my bills have been paid on time and I have a very stable job being in the military with the United States Air Force and hold the rank of Staff Sergeant. My current income is 4400 a month and all of my bills total 1500 a month.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,331.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 527190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527190	$6,000	$6,000	15.58%	1.00%	June 14, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527190. Member loan 527190 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,486 / month
Current employer:	U S Senate	Debt-to-income ratio:	9.24%
Length of employment:	9 years	Location:	Bowie, MD

Home town:
Current & past employers:	U S Senate
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$312.00	Public Records On File:	1
Revolving Line Utilization:	44.60%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 527207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527207	$5,600	$5,600	15.21%	1.00%	June 14, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527207. Member loan 527207 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Computershare LLC	Debt-to-income ratio:	10.32%
Length of employment:	2 years	Location:	SHELTON, CT

Home town:
Current & past employers:	Computershare LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > This loan is to help me get an aptment and to pay a few personal bills. Doctor bills, car windsheild replacement ect. Borrower added on 06/08/10 > I am very responsible whern it comes to paying bills. I never pay my bills late. I have been in good standing with all recent accounts for the past serveral years.. Borrower added on 06/10/10 > I work for a large global company that creates and supports custom stock option software. The software offers the ability to trade live on the market. Computershare has offices in Connecticut, Australia, Canada, Massachusetts and New Jersey. Our clients are companies that purchase and utilize the software to track their employees stock options. My position is an application support specialist. My team has approximately 10 reps and we are trained on the products so that we can provide the best service possible to the clients. The company continues to upgrade and build new versions of the software. Its a product that is in high demand and the leadership behind the company I work for is extremely knowledgeable and aggressive and are dedicated to growing and striving to be the best in the industry.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	72
Revolving Credit Balance:	$568.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 527259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527259	$5,000	$5,000	10.38%	1.00%	June 15, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527259. Member loan 527259 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	crate and barell	Debt-to-income ratio:	17.75%
Length of employment:	6 years	Location:	WAYLAND, MA

Home town:
Current & past employers:	crate and barell
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,375.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	Type your answer here. pay credit cards and other bills.
Your "Other" category loan is 1 of 351 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.08.10 at 6:17 AM ET	Type your answer here. to pay credit cards and other bills.
What is the purpose of the loan? Thank you.	Type your answer here. to pay credit cards and other bills.
Little or no loan description = little or no funding. WHAT is this loan for?	Type your answer here. to pay credit cards and other bills.

Member Payment Dependent Notes Series 527291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527291	$5,600	$5,600	14.84%	1.00%	June 14, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527291. Member loan 527291 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Loyola Marymount University	Debt-to-income ratio:	4.32%
Length of employment:	7 years	Location:	West Covina, CA

Home town:
Current & past employers:	Loyola Marymount University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > I would like to purchase a travel trailer.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	21
Revolving Credit Balance:	$2,329.00	Public Records On File:	1
Revolving Line Utilization:	11.90%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.08.10 at 7:13 AM ET	I would like to purchase a travel trailer.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $5,600 Major Purchase category loan. My questions are: Number [1] Transunion Credit Report shows 1 unidentified payment delinquecy 21 months ago. What is the explanation for payment delinquency? [2] Transunion Credit Report shows 1 unidentified Public Record 69 months ago. What was Public Record? a-n-d What was final dispostion of Public Record? Number [3] Current position (Job/What you do) for employer Loyola Marymount College? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of Time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.08.10 @ 6:35 AM ET.	1. forgot to make payment. 2.Ex Husband's account: I co-signed, so I had to paid it off. 3. Project Manager 4. 18 mos. - 2 yrs.
Borrower, FYI: Loan application shows Income Verifiecation completed (check-marked). But Credit Status still shows "In Review" Credit Review is only one-half completed. Credit Status needs to be upgraded to "Approved" for promissory note to be issued and your loans net $ proceeds to be deposited into bank account after loan is funded. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Lender 505570 USMC-RETIRED 06.10.2010 11:35 AM ET	Thanks!

Member Payment Dependent Notes Series 527312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527312	$8,400	$8,400	14.84%	1.00%	June 11, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527312. Member loan 527312 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Wheelock Street Capital	Debt-to-income ratio:	8.28%
Length of employment:	3 years	Location:	Greenwich, CT

Home town:
Current & past employers:	Wheelock Street Capital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > This loan is being requested for debt consolidation purposes. Borrower added on 06/08/10 > Once fully funded I will pay my current debt with a goal of repaying this loan within 1.5 years.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	45
Revolving Credit Balance:	$5,476.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for loan's later $ deposit. Your "Approved" credit status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, the funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Tuesday 06.08.2010 at 53:51 AM ET.	Bank account has been verified
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Mastercard, Visa, JJill and a personal loan. I do not have any other debt.

Member Payment Dependent Notes Series 527379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527379	$7,200	$7,200	16.82%	1.00%	June 11, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527379. Member loan 527379 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	IBM	Debt-to-income ratio:	22.02%
Length of employment:	4 years	Location:	Cumming, GA

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Payoff higher interest credit card

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,182.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $7,200 CC REFI category loan. My questions are: Number [1] Current position (Job/What you do) for employer IBM? Number [2] Transunion Credit Report shows a $51,162 Revolving Credit Balance total debts (86.60 pct credit usage). Is any of this a HELOC? (Home Equity Line of Credit) If yes, What is $ amount? a-n-d APR percent? A-N-D What $ payments per month are now being paid on all RCB debts? (The total $ that is actually PAID per month; and NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? Less than 1 year? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use full 5-yrs maximum time allowed? [The Length of Time question requires an answer based on borrowers CURRENT intentions. Every borrower has an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN YEARS answer. Your answer will help many lenders who read the Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.08.10 @ 6:35 AM ET.	Thank you for your interest. Below are the responses to your questions. 1) Current Position - Associate Partner in IBM's consulting division. 2) None of the revolving credit is a HELOC. Currently I am paying approximately $3,000/month on RCB (above the minimum). 3) I have requested the 5 year payment to give myself options. It is my hope to pay off this loan in 3 years.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Cards to be paid off are: American Express - $5,000 (21% APR) Citgo - $2,000 (25% APR)
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do own my home with the title under both my name and my wife's name. There is a second mortgage on the home (not a HELOC). The approximate outstanding loans on the house are about $271k. The most recent comp estimates that I have received on the home are between $285k and $315k (based on information from a mortgage finance company).
How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	I have been with IBM for over 4 years and feel secure in my position. I have never been out of work in over 21 years and do not expect that I any trouble finding work if something were to happen. If something were to happen, I have 401k savings that would be able to bridge an employment gap to be able to continue to make payments.

Member Payment Dependent Notes Series 527432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527432	$7,000	$7,000	7.14%	1.00%	June 14, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527432. Member loan 527432 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Southern States	Debt-to-income ratio:	6.36%
Length of employment:	5 years	Location:	Joppa, MD

Home town:
Current & past employers:	Southern States
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$739.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I have a cattle operation that I need to move cattle around to sales and shows and my old trailer is on its last leg. This trailer is aluminum and should last me a long time for my operation
What is your position and job title with the Southern States?	I am store manager, But also do anything else that needs to be done. Spring is our busy time

Member Payment Dependent Notes Series 527442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527442	$8,000	$8,000	7.14%	1.00%	June 14, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527442. Member loan 527442 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	24 Hr. Fitness	Debt-to-income ratio:	9.07%
Length of employment:	9 years	Location:	Covina, CA

Home town:
Current & past employers:	24 Hr. Fitness
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,310.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.Please be more descriptive about Loan Purpose and Description. 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize all debt balances along with both minimum and actual payments ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	Type your answer here. 1. Single income; 2. mortgage 1276 month; 3. no car payment. Im paying approx $300.00 plus in credit card payments; I have 3 credit cards. This loan will enable me to pay off at least one of the cards and half of another. I am confident that I can pay this loan back before the 3 year contract term.
How much is your total monthly mortgage payment? car payment? car insurance?	Type your answer here.$1276 ; no car payment $84. month including home owners
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here.1. Citi Advantage : $6622 2. Chase southwest rapid rewards: 4,000 will pay off) 3. Bank of the West mastercard: 4,000 w3ill pay half off; 4. Care Credit ; $2,000 (will pay half off)

Member Payment Dependent Notes Series 527473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527473	$6,000	$6,000	13.98%	1.00%	June 14, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527473. Member loan 527473 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,680 / month
Current employer:	Merit Resources Inc.	Debt-to-income ratio:	18.61%
Length of employment:	1 year	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	Merit Resources Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,488.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. What other monthly payments do you have to make? Do you have a mortgage? If so, how much is owed on it? What is Merit Resources Inc. and what do you do there? How secure is your position? Thank you in advance.	Hi wixona13! The debts I would like to consolidate and obtain a lower APR for include: Visa Capital One Credit Card: $1025 balance with APR of 13.9% Visa Bank of America Credit Card: $427 balance with APR of 27.99% !! Visa Wells Fargo Credit Card: $4163 balance with APR of 16.74% I have a motorcycle being financed: $2865 balance with APR of 13.11% So this totals up to $8480. I plan to pay off my Cap1 and BoA credit cards, as well as pay off my motorcycle. This totals to $4317. I intend to close these accounts after paying them off. With the remaining $1683, I plan to pay part of my Wells Fargo Visa. As far as monthly expenses: $200/month to my parents for staying in their home. $360/month towards my car. $140/month in auto insurance. $250/month in school loans $90/month in cell phone bills Merit Resources Inc. runs rehabilitation and skilled nursing facilities throughout the country. I am a registered nurse for one of their facilities in Las Vegas, NV. My duty is to provide care and rehab nursing to clients in order for them to return to their level of functioning before their accident, surgery, or unfortunate medical condition such as a stroke. I like to think my position is secure. Registered nurses are in high demand, people get sick all the time, and when one patient is ready to leave the facility, I can be sure there is already someone waiting for the room. I would like to thank everyone for your help. If there are any other questions, I am more than happy to provide you with the answers.

Member Payment Dependent Notes Series 527513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527513	$3,300	$3,300	6.39%	1.00%	June 10, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527513. Member loan 527513 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Tower Automotive	Debt-to-income ratio:	12.79%
Length of employment:	10+ years	Location:	PANDORA, OH

Home town:
Current & past employers:	Tower Automotive
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,453.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Besides your mortgage do you have other major debts? Your answer is appreciated. Wishing you the best.	Besides my home mortgage I have a line of credit and auto loan.
Please be more descriptive about Loan Purpose and Description.	Wanting loan for a new small pontoon boat.

Member Payment Dependent Notes Series 527598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527598	$2,200	$2,200	13.23%	1.00%	June 14, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527598. Member loan 527598 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Chili's	Debt-to-income ratio:	4.80%
Length of employment:	< 1 year	Location:	Springfield, MO

Home town:
Current & past employers:	Chili's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > Buying online goods and reselling for a profit. I understand when good deals come along and I jump on them and sell them later to make a nice profit off of it. The usual saying goes "my loss is your gain." I like to take advantage of that. Such as when people are forced to sell a car part due to emergency bills or family emergency, they will sell at a way lower value than what it's worth in order to make quick money. I will buy these items and flip them around for profits later on. Borrower added on 06/09/10 > I'm going to verify my bank account as soon as the transaction appears on my statement. I need the funding ASAP! Please people, this is important to me and there is no doubt in my mind that I can repay this within a short period of time with no difficulty at all.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,781.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.08.10 at 7:13 AM ET	I buy and resell items on Ebay and other marketplaces around the web to make a profit. Things such as used car parts, stereo systems, wheels and tires, even video game items can be bought and resold for large profits, and that's what I plan to do. I can effectively double profits by purchasing in-game credits and then reselling at a higher price to other people who are unaware of the real value of them. So basically, I need a jump-start so I can get some starter items. I'm constantly scanning the markets to see values and the sale prices and I just know how to turn them around for a profit.

Member Payment Dependent Notes Series 527668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527668	$5,000	$5,000	17.93%	1.00%	June 10, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527668. Member loan 527668 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Barnes and Noble	Debt-to-income ratio:	4.50%
Length of employment:	3 years	Location:	West Chester, PA

Home town:
Current & past employers:	Barnes and Noble
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,533.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Citi credit card: $3461 (near limit) actual payment $150 wells Fargo credit card: $2059 (over limit) actual payment $100

Member Payment Dependent Notes Series 527764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527764	$2,250	$2,250	10.38%	1.00%	June 15, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527764. Member loan 527764 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	23.97%
Length of employment:	4 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	63
Revolving Credit Balance:	$3,038.00	Public Records On File:	1
Revolving Line Utilization:	37.30%	Months Since Last Record:	74
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The Chase Credit was used to fix the kitchen faucet filter. The item purchased was for the amount of $2500.00. APR that Chase Credit is charging me at 28.24%. I already made a payment to chase credit for $250.00. so the remain balance I owe is $2250.00 Labor was not included in this bill.
What do you do at Kaiser Permanente?	call center appointment clerk
Your kitchecn faucet filter cost $2500.00? What did the labor cost?	The original price was $4K but the I tried to get a discount and was able to lower the price to $2.5K. The labor cost was $420.00.

Member Payment Dependent Notes Series 527932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527932	$8,000	$8,000	7.14%	1.00%	June 14, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527932. Member loan 527932 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Village Investment Partners	Debt-to-income ratio:	14.04%
Length of employment:	9 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Village Investment Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > I have 2 credit cards with promotional rates that are expiring and I am tired of transferring balances between cards. I would like a loan to pay these off and not worry about my rate going up in a year. Thank you.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,806.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 527946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527946	$7,500	$7,500	10.75%	1.00%	June 14, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527946. Member loan 527946 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,621 / month
Current employer:	King's College	Debt-to-income ratio:	16.63%
Length of employment:	9 years	Location:	CARBONDALE, PA

Home town:
Current & past employers:	King's College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > This money will be used to pay off my student loans and credit cards. Borrower added on 06/10/10 > In one of my answers I did not mention my car payment which is automatically withdrawn from my bank account to the credit union that has the loan. The total amount withdrawn on the 16th of every month is $465 which goes towards my car loan and also into a savings account. Apologies for the oversight.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,255.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I will use this loan to payoff my student loans (approx. $3800), one credit card ($2400 @ 15.9%) and a line of credit used for a computer purchase ($980). I work for a college in Northeastern Pennsylvania providing technical support, primarily multimedia presentation support. I have been employed there for a little over nine years. My only other monthly expenses are car insurance ($105/mo.) and cell phone ($75/mo.). I'm single so I would be the only person using these funds and the sole wage earner associated with this loan. My monthly payment will be automatically withdrawn by LC.
What is the current interest rates and amount owed on the loan you wish to pay off?	The student loan($3800) interest rate is low (4.8%) but I want to pay it off. The credit cards ($2400, $990) are at or above 15.9%.
What is the current monthly payment on the student loan? You will be exchanging a 4.8% interest rate for a rate over double that.	I understand that. The current monthly payment is $65 but I'll be paying it off for a year longer than I will be paying on this loan.

Member Payment Dependent Notes Series 527949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527949	$3,000	$3,000	7.51%	1.00%	June 11, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527949. Member loan 527949 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Lodi Police Dept.	Debt-to-income ratio:	16.66%
Length of employment:	7 years	Location:	Lodi, NJ

Home town:
Current & past employers:	Lodi Police Dept.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	26
Revolving Credit Balance:	$8,049.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 527970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527970	$5,000	$5,000	7.88%	1.00%	June 14, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527970. Member loan 527970 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,667 / month
Current employer:	Electro Metrics	Debt-to-income ratio:	13.31%
Length of employment:	10+ years	Location:	Johnstown, NY

Home town:
Current & past employers:	Electro Metrics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > Hello Everyone. My wife and I will be married for 25 years next year and I want to take her to Europe. We have always wanted to go, and now is our chance now that our children are grown and starting lives of their own. We are both employed. My wife at her present job for 20 years as a nurse, and I at mine for 31 years as a electronics tech.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1981	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,451.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. When you say "own", does that mean that you have no mortgage or home equity line on your house? Your answer is appreciated. Wishing you both the best on your wedding anniversary and trip.	We have no mortgage payment because we inherited a home. We pay taxes on it and normal upkeep. We have no loans against the home

Member Payment Dependent Notes Series 528021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528021	$10,000	$10,000	7.51%	1.00%	June 14, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528021. Member loan 528021 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Nestle	Debt-to-income ratio:	1.12%
Length of employment:	4 years	Location:	Tallmadge, OH

Home town:
Current & past employers:	Nestle
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > Money to be used for new roof on house...Stable job, excellent credit. Borrower added on 06/10/10 > Two 2005 vehicles in household...both owned free and clear.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,293.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Are you able to pay off your credit cards in full each month? Besides your mortgage do you have any other major debts? Your answers are appreciated. Wishing you well.	We're paying down our credit cards, and expect to have them paid off by the end of the year. We have no other major debts. Both of our vehicles are owned free and clear.

Member Payment Dependent Notes Series 528036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528036	$7,000	$7,000	14.35%	1.00%	June 15, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528036. Member loan 528036 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Orchard Supply & Hardware	Debt-to-income ratio:	13.00%
Length of employment:	10+ years	Location:	San Francisco, CA

Home town:
Current & past employers:	Orchard Supply & Hardware
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,743.00	Public Records On File:	1
Revolving Line Utilization:	60.20%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello to all: Because of the downturn of the economy I have asked for this loan to get my finances back in balance. I currently have 3 credit cards that I wish to pay down, I could make the payments but at this time I wish to reduce my debt to income ratio so that I can improve my credit rating. All Three cards will be payed down with this loan if approved and I will be able to focus all my money on repaying this loan quickly (faster than 3 years). The current Balances are as follows 1.1,521.59 2.1,685.00 3.3,332.18 The first two are from one bank the third from a second bank. I could take the long road and pay them down over the long haul but I believe this could be a better option all around. Thank You for considering me for this loan.

Member Payment Dependent Notes Series 528050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528050	$5,000	$5,000	7.14%	1.00%	June 15, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528050. Member loan 528050 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	joseph venezia inc	Debt-to-income ratio:	7.78%
Length of employment:	5 years	Location:	NORRISTOWN, PA

Home town:
Current & past employers:	joseph venezia inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,048.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	vehicle purchase
What is joseph venezia inc and what do you do there? How do you feel about credit ratings? Is there any other household income that can be used to pay back this loan?	Joseph venezia inc is a towing/transport company. I oversee the day to day operations along with working in the field on a daily basis. My feeling on a credit score is 1 of my top priorities. With out a 700+, i dont see any chance of any lending company taking a chance for a loan. I pride myslef in keeping my score as high as possible...

Member Payment Dependent Notes Series 528051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528051	$4,200	$4,200	16.82%	1.00%	June 10, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528051. Member loan 528051 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	U.S. MINT	Debt-to-income ratio:	16.69%
Length of employment:	10+ years	Location:	Phila, PA

Home town:
Current & past employers:	U.S. MINT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	42
Revolving Credit Balance:	$29,522.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Yes I put 90,000 down on house...and total value is about 325,000.
You have a large revolving debt balance. How will this loan help with that?	Type your answer here. I'm going to be receiving a settlement check in Jan. from a lawsuit. I will be paying everyone off by then.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Type your answer here. My wife makes about 30,000. This loan will be used to help pay my cc.
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for funded loan's $ deposit. Your "Approved" Credit Status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, then funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. ****Participating lenders exclusively fund their selected borrower loans and nothing else. Home Office Credit Reviewers are O-N-L-Y persons who conduct a required borrower employment - income verification."Credit Review""*** This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Wednesday 06.09.2010 at 1:15 PM ET.	Type your answer here. Thank You
Position (Job/What you do_ for U S Mint? If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected the 60-months term maximum term repayment offering a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read the Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected BOTH answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 1:33 PM ET.	Type your answer here. Transportation Mgr.- I actually send money out to Banks -Ironic! I would say within 1-2yrs. more likley a yr.

Member Payment Dependent Notes Series 528222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528222	$8,000	$8,000	11.49%	1.00%	June 14, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528222. Member loan 528222 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	Hospital For Special Surgery	Debt-to-income ratio:	12.76%
Length of employment:	2 years	Location:	ENGLEWOOD, NJ

Home town:
Current & past employers:	Hospital For Special Surgery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > This loan is to help pay for the rest of my wedding expenses. I have a stable job. I'm a Registered Nurse and I always pay all my bills on time. Thank You. Borrower added on 06/09/10 > My monthly rent is 2,000 which my fiancee and I split. My other monthly expenses, $300 student loan, $500 on bills, utilities food. My car is fully paid off. My fiancee and are are going to be paying this off together. He has a stable job, he is a Police Officer in NJ for 2 years now. He makes 75,000 a year with out over time and will reach top pay in 2 years at over 100k a year. He has excellent credit score. I am a full time registered nurse. My salary last year was 92k. I always pay my bills on time and have never been late. If you have additional questions please feel free to ask.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,972.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 381 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.09.10 at 2:17 PM ET	I'm using this loan to help pay for my wedding. There was a death in the family, some of the money saved for my wedding had been used to fund the funeral costs. Now I'm short 8,000 to pay for the rest of my wedding costs.
How much debt does your finance bring into the marriage? Thank you.	His debt includes a student loan $13,000 ($120 a month)& a chase credit card $4,000 (which is mainly charged with wedding expenses) his car is paid off. He only has one credit card because he hates using credit cards. He can get $6,000 cash advance from his credit card but the interest rates are off the roof 29% apr, so we are trying to get funding from lending club for a lower apr.

Member Payment Dependent Notes Series 528223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528223	$2,800	$2,800	6.76%	1.00%	June 11, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528223. Member loan 528223 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,400 / month
Current employer:	St. Marys Hospital	Debt-to-income ratio:	12.80%
Length of employment:	1 year	Location:	Hesepria, CA

Home town:
Current & past employers:	St. Marys Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,685.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	I was in nursing school from Jan 2008 to Dec 2010
What is the major purchase you are planning?	I would like to buy a FUN car for the summer.

Member Payment Dependent Notes Series 528269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528269	$2,000	$2,000	14.72%	1.00%	June 11, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528269. Member loan 528269 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Fonality Inc.	Debt-to-income ratio:	6.81%
Length of employment:	2 years	Location:	Lakewood, CA

Home town:
Current & past employers:	Fonality Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > I'm currently going to school using the GI Bill which gives me $2,152 a month for school and living expenses. I also have a very stable tech support job at a growing software company called Fonality. I work part time there and earn about $1,450 a month, so all together I take in around $3,600 a month. I currently don't have much money saved up, which is why I need this loan. I just got out of a relationship and need this loan to cover my moving expenses. I will be looking for a small apartment, but I need this loan to help with first and last months rent as well as a security deposit.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,389.00	Public Records On File:	0
Revolving Line Utilization:	99.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much longer will you be enrolled in school and receiving GI benefits?	I will graduate in Fall of 2011 and I will be receiving the GI Bill unit then. I think my last month receiving the GI Bill will be December 2011. I'm majoring in Computer Science. When I graduate I'm hoping to have a job already lined up or possibly go full time at Fonality where I work now.

Member Payment Dependent Notes Series 528490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528490	$10,000	$10,000	10.38%	1.00%	June 14, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528490. Member loan 528490 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$25,000 / month
Current employer:	morgan stanley smith barney	Debt-to-income ratio:	0.90%
Length of employment:	9 years	Location:	atlanta, GA

Home town:
Current & past employers:	morgan stanley smith barney
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	35
Revolving Credit Balance:	$11,400.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the home is in my name. Home Valuation $729,000 Mortgage balance $636,000
Your position (job/role) at Morgan Stanley? And specifically, what type of improvements are you planning for your home? .	Financial Advisor, I have been in the business for 13 years. Two home improvements: I am replacing the roof and replacing the air conditioning system and the furnace.
Please verify if your income is really $25K/mo.	Yes, I can provide 2008 and 2009 tax returns. My 2008 income was $307,000. 2009 $312,000. Ytd through May 2010 $147,000
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1.The purpose of the loan is for home improvements. I am replacing the roof on my home and replacing the air coonditioning unit + the furnace. 2.employer is Morgan Stanley Smith Barney, Financial Advisor 3.monthly costs $7,500 4. mortgage on home $3,216/mo interest rate 4.7% Owe $636,000. 2nd home (condo) monthly payment is $3,200/mo owe $460,000. I have a contract on the condo and it is scheduled to close on June 30th 2010. So, after June 30th I will no longer be obligated to pay the $3,200 AMEX Card $10,000 balance $200/ min. payment. No car payments 6. Investment balances $35,000 retirement $10,000 in stock and $8,000 in savings. I am sole wage earner. wife collects unemployment $300/week. Yes, I will have the Lending Club Automatically withdraw my monthly payments. I have 2 years tax returns and recent pay information if needed.

Member Payment Dependent Notes Series 528511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528511	$8,000	$8,000	17.19%	1.00%	June 15, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528511. Member loan 528511 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Hubbard Supply Co.	Debt-to-income ratio:	8.68%
Length of employment:	4 years	Location:	BATTLE CREEK, MI

Home town:
Current & past employers:	Hubbard Supply Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > I would like to add that I'm very responsible and trustworthy.- NEVER been late on any payment and never will be! Unfortunately, I had to use my credit cards for part of my living expenses last year because of a 20% pay-cut while the economy was bad. Fortunately, my employer re-instated our 20% cut in January and has increased my income even further due to graduating w/ an accounting degree. I now have plenty of disposable income, but it's all going to large cc payments. One loan payment will help tremendously and I look forward to being debt and worry free!!! Borrower added on 06/12/10 > First, thank you to all the lenders who have already invested in my loan. For hopeful lenders or those who are skeptical on investing in my loan, please ask me any questions that may be useful for your decision. I need at least 80% (6,000) in order to accept any offer. This would be enough to pay off my credit card with the highest balance and the highest interest rate. The min payment on this credit card alone is $200 and I'm currently paying $400-$500 every month and it seems like these payments are taking the balance nowhere:( It is really discouraging. Paying off just this credit would help a ton and the loan payment will be much less than I'm already paying. Paying off all of my credit cards would be even better, but those balances aren't outrageous and still managable. Your help in funding would be a true blessing and relief. I'd also like to stress the fact that my credit is one of the most important things to me. I would never do anything to damage my credit.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,520.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I will pay off: PNC BANK (credit card), $5,700 owed, $200 payment Orchard Bank (credit card), 460 owed, $19 payment Capital One (credit card), $720 owed, $20 payment Best Buy (credit card), $63 owed, $10 payment Thank you.
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for funded loan's $ deposit. Your "Approved" Credit Status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, then funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. ****Participating lenders exclusively fund their selected borrower loans and nothing else. Home Office Credit Reviewers are O-N-L-Y persons who conduct a required borrower employment - income verification."Credit Review""*** This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Wednesday 06.09.2010 at 1:15 PM ET.	Thank-you for the valuable information.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debts but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $8K Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer HUbbard Supply Co? Number [2] Transunion Credit Report shows a $6,620 Revolving Credit Balance total debts (62.10 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; not the Credit Card minimum $ payments that are DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. All borrowers have an initial idea how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your loan.] Advance thanks for THREE answers that will help other lenders and myself to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.12.10 @ 11:32 AM ET.	Q1- Administrative assistant to operations manager / additional accounting duties Q2- I'm currently paying: $400 on PNC credit card (balance 5,700) / $40 on Orchard bank CC (balance 460) / $40 on Capital Once CC (balance 720) / $15 on Best Buy CC (balance $63). Totals = $495 in CC payments (I sometimes pay $100 more on the PNC CC). Q3- I intend to pay this loan off in 3-4 years, possibly sooner. I will make large lump sum payments with tax return $$ at the beginning of each year. The lower monthly payment is why I chose the 60 month plan. Thank you.
Just for your own information. My wife says that I preach too much, but here it goes: you're young and you seem to be responsible. You can really UP your credit score by paying off your credit cards and then carrying this one loan and making steady on time payments, you credit score should rally rise, but you probably already know this. Anyways, I'll be investing in you proudly. Thank You	Thank you very much. Those are my exact intentions!
NO questions. Usually I don't invest in "E" loans - default rate too high. But hopefully you've learned a lesson and will not rack up more CC debt once you pay them off....and wind up in worse debt than you are now. Obtaining and maintaining a high credit rating will benefit you when you purchase a home, and in many other ways, as you probably know. Good luck and "think thrifty".	Thank you for your input. After these credit cards are paid off, I'm locking them up and will not be using them anymore! I won't be closing them because it can have a negative effect on my credit score. I'm a smart individual w/ an accounting degree and look forward to my credit score increasing so I can eventually buy my first home with a good % rate. I can't express my appreciation enough to everyone who is helping fund my loan. Rest assured... This is a loan that will NOT be defaulted! Your all in excellent hands.

Member Payment Dependent Notes Series 528533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528533	$6,000	$6,000	7.14%	1.00%	June 14, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528533. Member loan 528533 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,917 / month
Current employer:	McGraw Hill	Debt-to-income ratio:	1.53%
Length of employment:	9 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	McGraw Hill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,289.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
OK, I'll ask. Why do you need $6K to move when you have no debt and make $155,000/yr?	Good question. I live in NYC, single dad with a 3 year old, and I've had to burn through a good chunk of savings on two relocations in the last 2 years. I've also spent a lot of income paying down old debt, hence the good credit rating. I would like to have a cushion of cash for moving and other unforeseen events.
Are you changing jobs during this move? Thank you.	Not necessarily, although I'm always generally looking for new job opportunities. This relocation is not tied to a specific job change, no.
Where will you be moving to? Will you be changing banks?	Moving to a different part of Brooklyn. Job and bank will not change.

Member Payment Dependent Notes Series 528573

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528573	$3,000	$3,000	14.84%	1.00%	June 11, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528573. Member loan 528573 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	RBS	Debt-to-income ratio:	21.83%
Length of employment:	4 years	Location:	Derby, CT

Home town:
Current & past employers:	RBS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > This loan will be used to payoff a high interest rate credit card and the last real credit card balance I have. I have been at my job for four years and recently received a promotion to supervisor of my group. I am a homeowner and never have been late on a loan payment ever. Thank you.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,569.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RBS and what do you do there?	Hello and thank you for the question. RBS is an investment bank. I am a cross product account analyst and also a supervisor for my group. I have been working there since 2006. Thank you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, I do own the title to my home. I purchased the home in august 2009. The house was appraised for 185,000. The balance of my mortgage to date is $161,000.00. No second mortgages or heloc loans. Thank you

Member Payment Dependent Notes Series 528656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528656	$4,000	$4,000	6.39%	1.00%	June 11, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528656. Member loan 528656 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Techentin Buckingham Architecture Inc.	Debt-to-income ratio:	1.29%
Length of employment:	2 years	Location:	Arcadia, CA

Home town:
Current & past employers:	Techentin Buckingham Architecture Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > this is to pay for the purchase of a scooter

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,071.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 528797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528797	$1,500	$1,500	14.35%	1.00%	June 11, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528797. Member loan 528797 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,060 / month
Current employer:	Hyannis Air Service Inc.	Debt-to-income ratio:	21.75%
Length of employment:	2 years	Location:	MILFORD, NY

Home town:
Current & past employers:	Hyannis Air Service Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > The purpose of this loan is to purchase a 1986 Honda CB450. It's a perfect beginner motorcycle at a value less than any bank would want to hold as collateral. Therefore this loan is unsecured. Looking into my credit history, you will find I have never missed a payment. All my outstanding debt was incurred during college and is being paid off with no missed payments. I have been employed as an airline captain at Hyannis Air Service Inc. (dba Cape Air) for two years which is a stable job. This summer I have an opportunity to acquire a motorcycle and a motorcycle license, which is why I need this loan. Thank you.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$982.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.10.10 at 8:29 AM ET	Thank you. I will add details regarding my major purchase this morning. Regards, Justin

Member Payment Dependent Notes Series 528809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528809	$3,200	$3,200	7.51%	1.00%	June 15, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528809. Member loan 528809 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	satellites unlimited	Debt-to-income ratio:	14.65%
Length of employment:	< 1 year	Location:	monroe, LA

Home town:
Current & past employers:	satellites unlimited
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,062.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 528842

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528842	$1,300	$1,300	13.61%	1.00%	June 11, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528842. Member loan 528842 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Norman Glavas Architects	Debt-to-income ratio:	1.07%
Length of employment:	5 years	Location:	astoria, NY

Home town:
Current & past employers:	Norman Glavas Architects
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$288.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? Loan description?	I would like to take an architecture software course that I need called Revit in order to improve my career oportunities.

Member Payment Dependent Notes Series 528899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528899	$2,500	$2,500	13.61%	1.00%	June 14, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528899. Member loan 528899 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Brownsville Multi Services BCAP	Debt-to-income ratio:	1.87%
Length of employment:	< 1 year	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Brownsville Multi Services BCAP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > I am in need of a loan due to some financial problems I am having as result to repairs done in my "RENTED" home. However, I am not comfortable with broadcasting the what and how of my financial problems. My Credit Report should speak for my credibility and if it does'nt I Thank You for the Consideration. I am capable of paying the loan back no later than Feb. 2011, once again Thank You.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,291.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You rent, what home are you improving?	It does not matter if I rent, its still my home and I want to improve it!
1 - Current Employer: Brownsville Multi Services BCAP -- You position here? 2 - Since you have been here less than a year, where did you work prior? Thanks	I am a Case Manager and prior to this position I worked as an Associate counselor in a Domestic Violence shelter for 4 years!

Member Payment Dependent Notes Series 528914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528914	$3,000	$3,000	11.49%	1.00%	June 14, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528914. Member loan 528914 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	After School Programs Inc.	Debt-to-income ratio:	5.38%
Length of employment:	< 1 year	Location:	TALLAHASSEE, FL

Home town:
Current & past employers:	After School Programs Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > waiting on debit to verify bank account. Borrower added on 06/09/10 > Please do not deduct payments automatically from my bank account on the 23rd of each month. I will make the payments ahead of time; within the first 10 days of each month. Thank you!

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	36
Revolving Credit Balance:	$9,172.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 381 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Thursday 06.10.10 at 8:23 AM ET	Well, my boyfriend is in his last year of college and the interest rates on private student loans are extremely high and are not FIXED. So, I decided to take out a personal loan with a fixed rate to help him with books as well as room and board for his last year. He's currently taking classes this Summer.
1 - Current Employer: After School Programs Inc. -- What is your position here? AND where did you work prior since you have been here less than 1 year?? 2 - Inquiries in Last 6 Months: 3 -- Did these inquiries result in adding more debt to your already RBC of $9172.00??? Thank You	I am currently an SES Coordinator and prior to this position, I was an assistant SES coordinator for the Boys and Girls club.
Seems like a lot of debt ($9000 ) on your monthly income. Are you paying this down or just making minimum payments? What is a SES coordinator? Are you in a permanent job or year to year?	No I don't make minimum payments and I'm not in debt. I pay my bills on time and over their amounts every month

Member Payment Dependent Notes Series 528985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528985	$4,000	$4,000	7.88%	1.00%	June 15, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528985. Member loan 528985 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	n/a	Debt-to-income ratio:	6.49%
Length of employment:	10+ years	Location:	collinsville, OK

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > I am self employed and my income varies. As such, I have found myself in a bit of a crunch and need $4000 to get me into next month. This loan will be paid inside of 45 days. I am waiting on 2 particular client's checks to arrive which are promised by the end of the month totaling a little over $19,000. I am also waiting on my first time home buyer credit to arrive in the amount of $8,000. With the recent purchase of a house and a couple unexpected expenses, I find myself with about $4000 in the bank and an equal amount of expenses due before the funds I am waiting on are scheduled to arrive. Thanks for your time jf

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,674.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 529021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529021	$7,000	$7,000	17.56%	1.00%	June 14, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529021. Member loan 529021 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	AOC	Debt-to-income ratio:	13.54%
Length of employment:	4 years	Location:	Accokeek, MD

Home town:
Current & past employers:	AOC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,401.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AOC and what do you do there?	Type your answer here. The AOC stand for The Artchitet of the Capitol its a Federal Govt Agency, I'm a Building Ser Coord that work with the USCP Police in handle the Senate building. Thank You
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $7,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer A O C? Number [2] Current position (Job/What you do) for employer? Number [3] Transunion Credit Report shows a $11,401 Revolving Credit Balance total debts (50.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.10.10 @ 8:38 AM ET.	Type your answer here. AOC stand for Architect of the Capitol, is a federal govt agency that support the United State Capitol Police that oversee the Sentate building, my position is Building Service Coord, I oversee the nightly function at the AOC. I do intend to pay the loan off early, right now requesting the payment option but look to pay off in 2 years. I pay double the balance of my credit card, my daughter was sick and had to use credit to pay what insuance didn't cover. She's better and I also work par time for the City of Alexandria as a Rec Leader that also give me extra income. Thank You
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Type your answer here. The loan request is to pay pay down credit card balance that was used to settle hospital bill that was not cover by insurance for my daughter. I would save money by paying credit balance with loan from Lending Club, and then use the extra money to pay off Lending Club faster than the requested time I have ask for. Thank You
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. No I'm a first time homeowner, I do have property worth 50,000 dollars in Washington DC. I have 20, 000 dollars in equity in my house after less than a year. My home is value at 360,000 the balance is now 340,000 ( rounded)

Member Payment Dependent Notes Series 529030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529030	$4,500	$4,500	15.21%	1.00%	June 15, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529030. Member loan 529030 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,899 / month
Current employer:	Marriott Employees Federal Credit Union	Debt-to-income ratio:	5.56%
Length of employment:	10+ years	Location:	Hyattsville, MD

Home town:
Current & past employers:	Marriott Employees Federal Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

I have been selling my handcrafted jewelry for a few years now and would like to expand the venues where I sell. Currently, I have a web site where I sell my items. I have also been selling my handcrafted jewelry at craft shows. The shows I have been attending have been juried craft shows which require application fees ranging from $250-$350 per show. Juried shows typically require applications and fees are received 3-6 months prior to the show. I plan to use the loan proceeds to enter several fall and holiday season shows. I also will use the loan to pay additional costs associated with attending a craft show (supplies, travel costs). Additionally, I will use these funds to purchase online advertising to promote my site and to purchase jewelry supplies.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	16
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Marriott Employees Federal Credit Union?	I am an IT Operations manager at the credit union.
Your Small Business category loan is 1 of 414 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i..e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how their loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? Etc.) Your listing provided nothing to attract a lenders interest and for them to possibly help to fund your loan. Small Business category loans always are the H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is highest of all loan categories. Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process exist the opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.10.10 at 8:31 AM ET	Hi USMC-Retired, I am glad you asked about my description. I had entered a description when I applied but it did not save the information I entered. I later found out from Lending Club that some of the information could be used to identify me so I had to make changes to the description and will have to add it later. In the meantime, I have included below the reason why I would like this loan and my plans for the proceeds. I have been selling my handcrafted jewelry for a few years now and would like to expand the venues where I sell. Currently, I have a web site where I sell my items. I have also been selling my handcrafted jewelry at craft shows. The shows I have been attending have been juried craft shows which require application fees ranging from $250-$350 per show. Juried shows typically require applications and fees are received 3-6 months prior to the show. I plan to use the loan proceeds to enter several fall and holiday season shows. I also will use the loan to pay additional costs associated with attending a craft show (supplies, travel costs). Additionally, I will use these funds to purchase online advertising to promote my site and to purchase jewelry supplies.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Hi Factoria_Funding, I am glad that you asked about my description.I attempted several times to load my description when I first set up the loan but the description would not save. I was told later by Lending Club that my description contained information that could possibly be used to identify me. See below for the description that I loaded. I have been selling my handcrafted jewelry for a few years now and would like to expand the venues where I sell. Currently, I have a web site where I sell my items. I have also been selling my handcrafted jewelry at craft shows. The shows I have been attending have been juried craft shows which require application fees ranging from $250-$350 per show. Juried shows typically require applications and fees are received 3-6 months prior to the show. I plan to use the loan proceeds to enter several fall and holiday season shows. I also will use the loan to pay additional costs associated with attending a craft show (supplies, travel costs). Additionally, I will use these funds to purchase online advertising to promote my site and to purchase jewelry supplies.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi Member_595101, I am the sole owner of my home. I have only one mortgage on my home (no second mortgages/no home equity lines of credit). My mortgage is $256K and the last appraisal I received valued my home at $297K.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you Factoria_Funding.
Me again. Thanks for reply. My late mother was a 25-year Marriott Corp restuarant employee. Marriott Profit Sharing plan was great to her. I'll be investing to help fund your loan. Lender 505570 USMC-RETIRED 06.102010 4:39 PM ET	Thank you USMC_Retired.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected the 60-months maximum term repayment that offers the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. All borrowers have an initial idea of how long they will continue to pay on their loan before the final payment occurs. Approximate in years answer is appreciated. Your answer will help many lenders who read Q-A's and myself to participate in combining to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.11.10 @ 4:47 PM ET.	Hi USMC-RETIRED, If I pay the loan off early it will probably be in year 3.
Months Since Last Delinquency: 16 1 - Why were you delinquent? Thank You	Hi OCR_675232, Thanks for asking. My mother had been ill then and I had been traveling back and forth home to care for her during her illness. During all the doctors visits and travel I was more focused on what was going on with her and getting her healthy and forgot about my payment. She has since recovered and is doing fine now.

Member Payment Dependent Notes Series 529075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529075	$2,500	$2,500	7.14%	1.00%	June 14, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529075. Member loan 529075 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$825 / month
Current employer:	Ric's Food Center	Debt-to-income ratio:	19.76%
Length of employment:	2 years	Location:	ROCKFORD, MI

Home town:
Current & past employers:	Ric's Food Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > I have great credit but want to make one payment instead of three. I am paying more than my monthly payment on my credit cards. I am in my second year of college with Baker College to get my degree in Human Resource Management. I have been with my employer since they opened 2 years and 4 months ago. I plan on continuing my employment with them at least until I am done with school in the spring of 2012. I fully plan to have my loan paid off before I am done with school. Thank you for investing in me and I promise not to let anyone down. It has been a very long time since I have had a late payment on anything!

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	39
Revolving Credit Balance:	$4,283.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 529157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529157	$3,000	$3,000	17.19%	1.00%	June 15, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529157. Member loan 529157 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$45,000 / month
Current employer:	regis hairstylist	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	anchorage, AK

Home town:
Current & past employers:	regis hairstylist
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	12
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed Loan Description. Please call Lending Club for the procedures to have your income verified and expedite their completion. If your monthly income is $45K and you have a Revolving Credit Balance of $0, why do you need to borrow $15K? Please explain the Delinquency on your Credit History 12 months ago. Thank you.	i was late 1 time for the mortgage payment. We need to do replace the carpet, paint interior and exterior. Redo the bathroom.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The house is not paid off yet. Balance of $135,000. Equity of $8656.00. House evaluation $235,000.00. Financed through Citifinancial.
Please provide a detailed breakdown of your monthly expenses. You didn't explain why you need to borrow $15K if your monthly Gross Income is $45K.	I make $45k yearly not monthly
What is regis hairstylist and what do you do there for your $45,000 / monthly income?	$45,000 yearly not monthly.
Can you clarify what you mean "Equity of 8656.00" - do you mean Equity Loan or HELOC balance?	HELOC balance

Member Payment Dependent Notes Series 529173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529173	$9,000	$9,000	6.76%	1.00%	June 14, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529173. Member loan 529173 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	American Radiology Services	Debt-to-income ratio:	2.61%
Length of employment:	4 years	Location:	Abingdon, MD

Home town:
Current & past employers:	American Radiology Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > We bought a timeshare about a week ago, and we would like to switch from the high 17% interest rate the resort gave us, to a lower interest rate/payment. Thanks!

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,787.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Besides your mortgage and this time share, what other major debts do you have? Do you usually pay off your credit card in full each month? Your answers are appreciated. Wishing you well.	I have a student loan that I am taking my time paying off because it's at 1.8% interest, my payment is $103.04. Yes, I pay my credit card off in full every month. I have no other debt. My income doesn't include my husband's, he also works full-time. I wasn't sure if I was supposed to include that or not! Thanks for your interest!
Hello. Thank you for your answer. Your husband's income is not relevant to your loan request as you alone are financially responsible. I will invest in you. Wishing you and your husband well.	Thank you!

Member Payment Dependent Notes Series 529189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529189	$3,000	$3,000	14.35%	1.00%	June 14, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529189. Member loan 529189 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Home Depot	Debt-to-income ratio:	16.61%
Length of employment:	< 1 year	Location:	powell, OH

Home town:
Current & past employers:	Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 529238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529238	$4,800	$4,800	21.27%	1.00%	June 15, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529238. Member loan 529238 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	upper township school district	Debt-to-income ratio:	23.04%
Length of employment:	10+ years	Location:	ocean city, NJ

Home town:
Current & past employers:	upper township school district
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	31	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	82
Revolving Credit Balance:	$30,121.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Before I fund your debt consolidation loan, I'd like to find out a bit more about your situation. 1) Please break down your debt (Credit report is showing $30k) by Type, APR, $ amount, and monthly payments. (for example CC1, 30% APR, $2000 balance, I pay $250 monthly - APR and balance are important). 2) You owe $30k, how is $4800 going to help? 3) What do you do for the upper township school district? Teacher, administrator, etc... 4) To see how this fits in your budget, please give me a breakdown of your monthly expenses, Rent, food, car payments, any childcare, etc. -LL	I am going to use this money for bills and credit card bills. I am a special education teacher and teach summer school yearly. However, I was just told after 15 years of teaching summer school that I was not doing it. I am finishing my 19th year with Upper Township. I am single and had a lot of personal issues happen. I ALWAYS pay may bills on time and I appreciate you funding my loan.
What is your profession and how long have you been doing it? Does your reported monthly income of 6.6K include your summer earnings? If not, how much are you making now?	I am a special education teacher. I will be finishing my 19th year next week.

Member Payment Dependent Notes Series 529290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529290	$2,500	$2,500	14.84%	1.00%	June 15, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529290. Member loan 529290 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$900 / month
Current employer:	n/a	Debt-to-income ratio:	9.33%
Length of employment:	n/a	Location:	Chimacum, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > Thank you for your consideration

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	16
Revolving Credit Balance:	$2,084.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Target Visa paid in full Wal-Mart paid in ful Zales remaining balance $143
What is your source of income?	My source of income is Social Security Disability. I was in a car accident in 1992
Gross Income: $900 / month This loan will cost you $86.47 monthly. 1 - What are your other monthly living expenses, rent, utilities, insurance, auto, gas, food, etc? Thank You	The one credit card is the type (since before the new laws) that seems to never get paid off. $1,500. balance. Rent $122 mo, utilities, pd for by Oly Cap, insurance $155 yr. no gas. food, a good diet costs less than a bad one. Fresh fruit and vegies, no beef, instead pork and chicken. This loan will cost me less per month than I am spending now.

Member Payment Dependent Notes Series 529297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529297	$6,000	$6,000	10.75%	1.00%	June 15, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529297. Member loan 529297 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,250 / month
Current employer:	Ulltium Consulting	Debt-to-income ratio:	21.74%
Length of employment:	6 years	Location:	Cutler Bay, FL

Home town:
Current & past employers:	Ulltium Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > I am looking to repay loans from 6 accounts at a lower rate Borrower added on 06/10/10 > in the 10 years of my credit history, i have never missed a single payment, and dont plan on missing any either! I take care of my grandmother so i live with her in a fully paid home and I dont not have any rent/mortgage, i own two vehicles that are also fully paid, so my expenses are broken down below, my job is very stable as i am an IT consultant, I have been doing consulting for 8 years, 6 of those years as a W-2 employee and have been with current employer for over 1 year, there was no gap in employment, i simply switched employer since i was getting a signifigantly better pay, I also co-own a restaurant and make an extra 6000$/yr so as far as financial stability there is no issue. Monthly net income: $ 3500 Monthly expenses: $ 1500 Housing: $ 0 Insurance: $ 200 Car expenses: $ 0 Utilities: $ 0 Phone, cable, internet: $ 200 Food, entertainment: $ 500 Clothing, household expenses $ 100 Credit cards and other loans: $ 500 Other expenses: $

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,177.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
No questions. I would just like to thank you for providing a loan description and budget. Best regards; Art	thank you
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1: i do not hold the title of my home in my own name, it is in my grandmothers name, and i am next of kin. 2: Home is fully paid, value is between 210,000 and 250,000
I am looking at the sketchy information that is provided to us as lenders (which may be out of date) and your revolving credit balance is shown as $22,177 with several open credit lines. And in your breakdown of expenses, you indicate that you are currently paying $500 a month for these loans and credit card obligations. Now, since you are only requesting a loan of $6000 I would like to know EXACTLY which debts you are planning to pay off and what you plan to do with the credit cards once you have them paid in full. I would also appreciate knowing what debts will remain OPEN since your loan amount leaves about $16,000 still outstanding. The information you provide will help me better understand your needs and financial plans. Thank you for your cooperation.	sorry for the delay as i tried to be as thourough as possible the following is taken from an excel spreadsheet copied from a credit report i pulled last month, please forgive the formatting, to sum it up 1 - the bank of america acct that shows 17,000 is not my account it belongs to my grandmother im only an authorized user, im 26.. no bank would give me that kind of money so rest assure it isnt mine, (and doing the math it doesnt look like it is added in the 22,000) i do put money towards it to help her out but it doesnt affect my ability to pay a loan, nor is it included in the 500$ i have in the buget to cover at least the minimums of all other accounts. 2. 500 is only enough for the minimums, depending if i make any purchases that month i change the amount i pay on my cards, but 500 covers the minimums of all accounts and buget accordingly. 3. The accounts im looking to pay off total EXACTLY 5357.77 as of last month (not including this months payments) and if you calculate the APR im paying anywhere from 20 to 30 % on these cards and the purpose of this loan is to eliminate these cards. 4. i chose 6000 because i wanted to make sure that the cards AND the lenderclub fee was covered (which ended up being 250$) and using a amortization calculator, it comes out to about 200$ which is what i currently pay between these 6 cards anyway, only now i can do so in 3 years time max AND might have a couple hundered bucks left over. I turn 26 this sunday (6/13) why not? so to break it down more... Capital One Personal 297.98 Capital One Business 175.99 AMEX Blue Personal 2447.25 Citibank Personal 1495.12 BestBuy 532.93 Express (clothing) - 408.50 Total - 5357.77 - paying just above 200 monthly in minimum which in credit card terms means pay forever Lending club - 6000 @ 200$/mo for 3 years done. The remaining accounts: AMEX Gold - 221 (paid in full each month) AMEX Business - 7642 - only account open with high balance at a 8% rate -- the rest are closed accounts -- BOA Student - 2478 BOA Platinum - 7881 Chase - 3062 Total - 21284 - around 4%apr - about 300$ minim here is the copy/paste from equifax report as of 05/07/2010 which is the last copy i have avaliable... Open Accounts Account Name Date Opened Balance Date Reported Past Due Account Status Credit Limit AMERICAN EXPRESS?? 08/2006?? $221?? ?? 04/2010?? PAYS AS AGREED AMERICAN EXPRESS?? 03/2007?? $7642 ?? 04/2010?? PAYS AS AGREED $2,500?? ?? BANK OF AMERICA?? 03/2000?? $17,230?? ?? 04/2010?? PAYS AS AGREED $21,000?? ?? CAPITAL ONE BANK USA?? 02/2005?? $307?? ?? 04/2010?? PAYS AS AGREED $550?? ?? CITIBANK SD, NA?? 03/2003?? $1,507?? ?? 04/2010?? PAYS AS AGREED $2,000?? ?? HSBC BEST BUY?? 06/2005?? $482?? ?? 04/2010?? PAYS AS AGREED $605?? ?? SEARS/CBSD?? 09/2004?? $0?? ?? 04/2010?? PAYS AS AGREED $300?? ?? WEBBANK/DFS?? 01/2006?? $0?? ?? 02/2010?? PAYS AS AGREED $2,500?? ?? WFN EXPRESS/STRUCTUR?? 02/2004?? $429?? ?? 04/2010?? PAYS AS AGREED $1,050?? ?? WFNNB/VICTORIA'S SEC?? 02/2007?? $0?? ?? 11/2009?? PAYS AS AGREED $810?? ?? ZALES/CBSD?? 01/2009?? $0?? ?? 04/2010?? PAYS AS AGREED $2,500?? ?? Closed Accounts Account Name Date Opened Balance Date Reported Past Due Account Status Credit Limit AMERICAN GENERAL FIN?? 06/2007?? $0?? ?? 03/2010?? PAYS AS AGREED $3,500?? ?? BANK OF AMERICA?? 06/2006?? $7,881?? ?? 04/2010?? PAYS AS AGREED $10,000?? ?? BANK OF AMERICA?? 09/2002?? $2,478?? ?? 04/2010?? PAYS AS AGREED $3,300?? ?? BANK OF AMERICA?? 12/2006?? $0?? ?? 01/2009?? PAYS AS AGREED $1,000?? ?? BANK OF AMERICA?? 08/2007?? $0?? ?? 01/2009?? PAYS AS AGREED $2,000?? ?? CAPITAL ONE BANK USA?? 04/2003?? $203?? ?? 04/2010?? PAYS AS AGREED $500?? ?? CHASE BANK USA, NA?? 03/2004?? $3,062?? ?? 04/2010?? PAYS AS AGREED $4,801?? ?? FIRST PREMIER?? 05/2003?? $0?? ?? 03/2004?? PAYS AS AGREED $250?? ?? HOME DESIGN/GEMB?? 09/2007?? $0?? ?? 04/2010?? PAYS AS AGREED $2,000?? ?? TARGET NATIONAL BANK?? 02/2007?? $0?? ?? 01/2010?? PAYS AS AGREED $200?? ?? there may be some info slightly off from what is shown on lending club as they seem to pull data from another credit bureau hope this helps
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1: i dont owe a mortgage, i live with my grandmother, house fully paid. 2: deed is under my grandmothers name, and i am the next of kin. 3. house is fully paid 4. house is worth between 210,000 to 250,000 5. 13 years
No questions,,,,,Just stay on top of your application and provide LC with needed info to verify income and APPROVE you, since you are still under review. It is easy to fall in a crack and not get approved. Thanks	Thanks, i was called yesterday and provided Lending Club with additional information, they also called my boss to verify employment

Member Payment Dependent Notes Series 529420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529420	$6,000	$6,000	7.88%	1.00%	June 15, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529420. Member loan 529420 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,300 / month
Current employer:	Big Y	Debt-to-income ratio:	14.67%
Length of employment:	10+ years	Location:	Holyoke, MA

Home town:
Current & past employers:	Big Y
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,927.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 529529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529529	$2,800	$2,800	20.16%	1.00%	June 15, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529529. Member loan 529529 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,700 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	19.82%
Length of employment:	3 years	Location:	Arlington, VA

Home town:
Current & past employers:	United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,462.00	Public Records On File:	0
Revolving Line Utilization:	97.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Marine, Rank a-n-d Pay Grade are? Purpose of move is? Lender 505570 USMC-RETIRED (MSgt Finance Chief) 06.11.2010 at 4:55 AM ET	Corporal (E-4 pay grade); The purpose of the move is my EAS move and immediate starting of the fall school semester at Hunter College in NYC. The loan is intended to help me secure an apartment before I make the official move because once I EAS I start classes the next day and lack a viable housing option near the school immediately, thus necessitating my pre-emptive rental.
When and where are you moving?	I'm moving on August 26th to NYC from Twentynine Palms, CA. This is my separation date from active duty and is also the start of the fall semester, so I'm attempting to secure the loan so I may secure a place to live prior to my move. To assuage payment worries though, my GI bill payments begin once I start school and I have a part time lined up as well, so the monthly payments will always be on time.
Have you provided Lending Club with your future address/email/phone/bank account information?	yes all the info provided to Lending club is my pending information once I move. If anything changes however I'll be sure to update it as soon as possible.

Member Payment Dependent Notes Series 529700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529700	$1,200	$1,200	14.35%	1.00%	June 15, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529700. Member loan 529700 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	emeritus at ridgewood gardens	Debt-to-income ratio:	21.45%
Length of employment:	3 years	Location:	roanoke, VA

Home town:
Current & past employers:	emeritus at ridgewood gardens
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$684.00	Public Records On File:	1
Revolving Line Utilization:	31.10%	Months Since Last Record:	112
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on your position at ridgewood gardens?	Type your answer here.i started as dining waitstaff.then they posted a postition for concierge. it is like a receptionist at the front desk. i answer the phones, keep an eye on residence on the floor near me. monitor the door for wandering residents, greet and monitor guests for the residents, keep nurse or management aware of any going ons with a guest or the residents. i love my job
What do you plan to use the loan for? Loan description?	Type your answer here.i need to pay off my state tax from 2009, also a couple of medical bills that were not covered my old health plan. the rest i was going to use to see my mom back home in western ny, she is going to be 86 july first. living with my sister cause she can no longer live on her own. want to see her before its too late.
Why weren't state taxes withheld from your pay?	Type your answer here.state taxes were withheld from my pay but not enough. i am having an extra amount taken out of my check for the virigina state taxes. i was able to pay half at the time

Member Payment Dependent Notes Series 530186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530186	$1,800	$1,800	6.76%	1.00%	June 15, 2010	June 26, 2013	June 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530186. Member loan 530186 was requested on June 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Kemper	Debt-to-income ratio:	9.37%
Length of employment:	8 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Kemper
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,435.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Prospectus Supplement (Sales Report) No. 4 dated June 15, 2010